   As filed with the Securities and Exchange Commission on October 24, 1997
                                           REGISTRATION STATEMENT NO. 333-33733
                                           POST-EFFECTIVE AMENDMENT NO. 1 TO
                                           REGISTRATION STATEMENT NO. 333-1682

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                 PRE-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                           CHEVY CHASE BANK, F.S.B.
            (Exact name of registrant as specified in its charter)

         UNITED STATES                                          52-0897004
  (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                         Identification Number)

                            8401 Connecticut Avenue
                         Chevy Chase, Maryland  20815
                                (301) 986-7000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                       --------------------------------

                            Stephen R. Halpin, Jr.
                         Executive Vice President and
                            Chief Financial Officer
                           Chevy Chase Bank, F.S.B.
                            8401 Connecticut Avenue
                         Chevy Chase, Maryland  20815
                                (301) 986-7000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       --------------------------------
                                   COPY TO:
                              Gary D. Roth, Esq.

                        Shaw Pittman Potts & Trowbridge
                                 1675 Broadway
                           New York, New York  10019
                                (212) 603-6800

                       --------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
    From time to time after this Registration Statement becomes effective.

                       --------------------------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.     [_]

                                -------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of each class of securities to be registered      Amount to be        Proposed         Proposed maximum         Amount of
                                                         registered     maximum offering    aggregate offering      registration
                                                                        price per unit (1)       price (1)            fee(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
               Asset Backed Securities                  $ 699,000,000        100%              $699,000,000         $ 211,818.18
===================================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) This registration statement was filed for $1,000,000 aggregate offering price of Asset Backed Securities on August 15, 1997. A filing fee of $303.03 was paid at that time. An additional $699,000,000 aggregate offering price of Asset Backed Securities are filed for by this Pre-Effective Amendment No. 1.

(3) In addition, $131,019,000 of unissued Asset Backed Securities, previously registered under Registration Statement No. 333-1682, are being carried forward. A registration fee was previously paid with respect to such amount.

      The Registrant hereby amends this Registrations Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

      In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectuses included herein are combined prospectuses which also relate to $131,019,000 of unissued Asset Backed Securities registered under Registration Statement No. 333-1682 and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                          DATED OCTOBER 24, 1997

                                                                      Version #1
                                                                      ----------
PROSPECTUS SUPPLEMENT
(To Prospectus Dated ___________, 1997)

                               $_______________

              [CHEVY CHASE][CAPITOL] HOME EQUITY LOAN TRUST 199_

           Home Equity Loan Asset-Backed Certificates, Series 199_-_

                           Chevy Chase Bank, F.S.B.
                          as Transferor and Servicer

          Each Home Equity Loan Asset-Backed Certificate, Series 199_ (collectively, the "Certificates") will represent an undivided interest in the [Chevy Chase][Capitol] Home Equity Trust 199_ (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among Chevy Chase Bank, F.S.B., as Transferor and as Servicer, and [_______________], as Trustee (the "Agreement"). The property of the Trust will include certain home equity revolving credit line loans (the "Mortgage Loans") secured primarily by second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties, the collections in respect of such Mortgage Loans, and certain other property relating to such Mortgage Loans, including the benefit of a [Letter of Credit] [Surety Bond] as described more fully herein. The Servicer will service the Mortgage Loans, and the Transferor initially will own the undivided interest in the Trust not represented by the Certificates.

          Interest at the [variable] rate described herein (the "Certificate Rate") will be distributed on the [__] day of each month, or, if such [____] day is not a business day, the next succeeding business day (each a "Distribution Date"), commencing in [_________]. Principal will be distributed on each Distribution Date commencing in [______], or, in certain limited circumstances, earlier, as more fully described herein.

          [The Certificates initially will be represented by physical certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Certificates ("Certificate Owners") will be represented by book-entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described herein.]

          There currently is no market for the Certificates offered hereby. ____________________ (the "Underwriter") intends to make a secondary market in the Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue.

          POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-12 HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR OR ANY AFFILIATE THEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Certificates will be purchased by the Underwriter from the Transferor and will be offered by the Underwriter from time to time to the public in negotiated prices or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Transferor from the sale of the Certificates are expected to be $_________, before deducting expenses payable by the Transferor, estimated to be $________ .

          The Certificates offered hereby are offered by the Underwriter, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter and certain further conditions. It is expected that delivery of the Certificates will be made in [book-entry form through the facilities of The Depository Trust Company] on or about _____________, 199_.


                           _________________________



                            _________________, 199_

          Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                           _________________________

          The Certificates offered hereby constitute part of a separate Series of Asset-Backed Certificates and are being offered by the Transferor from time to time pursuant to its Prospectus dated ______________, 1997. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               SUMMARY OF TERMS

          The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust....................  [Chevy Chase][Capitol] Home Equity Loan Trust (the
                           "Trust") will be formed pursuant to a pooling and servicing agreement to be dated as of _______________, 199_ (the "Agreement") among Chevy
                           Chase Bank, F.S.B. ("Chevy Chase"), as transferor, (the "Transferor"), as servicer (together with any successor in such capacity, the "Servicer"), and [ ], as trustee (the "Trustee"). The property of the Trust will include certain home equity loans (the "Mortgage Loans") originated by Chevy Chase in the ordinary course of its business, and secured primarily by second deeds of trust or mortgages (the "Mortgages") on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties"), the collections in respect of such Mortgage Loans, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure or otherwise, the benefits of the [Letter of Credit] [Surety Bond], rights under certain hazard insurance policies covering the Mortgaged Properties, and certain other property relating to the Mortgage Loans, as described more fully herein. The Trust property will include the principal balances (the "Loan Balances") of the Mortgage Loans upon their transfer to the Trust and any additions to such Loan Balances due to new draws by the borrowers ("Additional Balances") funded by Chevy Chase under the loan agreements (the "Loan Agreements") relating to the Mortgage Loans during the life of the Trust. See "THE MORTGAGE POOL" herein and "THE TRUST FUNDS" in the Prospectus.

Securities Offered.......  Each of the Trust's Home Equity Loan Asset-Backed
                           Certificates offered hereby (the "Certificates") represents an undivided interest in the Trust. Each Certificate represents the right to receive payments of interest at the [variable] rate described below (the "Certificate Rate"), payable monthly, and monthly payments of principal during the Amortization Period, as defined herein, funded from a percentage of the payments received with respect to the Mortgage Loans or, in certain circumstances, from draws on the [Letter of Credit] [Surety Bond]. The aggregate undivided interest (the "Investor Interest") in the Trust represented by the Certificates will initially
                           represent $            of principal (the initial
                           "Certificate Principal Balance"), which will decline as principal is paid to the Certificateholders during the Amortization Period, except as otherwise provided herein. The Transferor initially will hold the remaining undivided interest (the "Transferor Interest") in the Trust not represented by the Certificates. The Certificates will be issued pursuant to the Agreement. See "DESCRIPTION OF THE CERTIFICATES" herein and in the Prospectus.


The Mortgage Loans.......  The Mortgage Loans arise under Loan Agreements and are secured by deeds of trust or mortgages (which are primarily second deeds of trust or mortgages) on
                           residential properties located primarily in [       ]
                           that are primarily one-to four-family residential properties. As of ____________, 199_ (the "Cut-off
                           Date) the aggregate of the Loan Balances of the Mortgage Loans was $ (the "Cut-off Date Pool
                           Balance"), of which approximately     % of the
                           Mortgage Loans are secured by properties located in
                           [         ]. The remaining Mortgage Loans are
                           secured by properties located in            states,
                           with no single state accounting for more than     %
                           of the Cut-off Date Pool Balance. The combined loan-to-value ratio of a Mortgage Loan, computed at the maximum amount the borrower was permitted to draw down under the Loan Agreement (the "Credit Limit") and taking into account the amounts of any related senior mortgage loans (the "Combined Loan-to-Value Ratio"), based upon a valuation (as described under "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM") of the Mortgaged Property obtained by the Bank at the time of execution of the loan agreement governing such Home Equity Credit Line, generally did not exceed
                                 %, subject to exceptions deemed appropriate by
                           the Transferor. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans, as described under "THE MORTGAGE POOL," was
                           approximately       % as of the Cut-off Date. See
                           "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM -- Underwriting Procedures" herein.

                           Interest on each Mortgage Loan is payable monthly and computed on the average daily outstanding Loan Balance for each billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to minimum and maximum rates, as described herein under "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the [prime rate published in the "Money Rates" section of the Wall Street Journal on the ___ calendar day of each month (or, if no rate is published on the ___, then on the next succeeding calendar day on which a prime rate is
                           published)] and (ii) a margin, currently      %. See
                           "THE LOAN AGREEMENTS" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Applicability of Usury Laws" in the Prospectus. Principal amounts may be drawn down by the borrower under the Loan Agreement from time to time, subject to the borrower's Credit Limit. A borrower may repay principal at any time. The Cut-off Date Loan Balances of the Mortgage Loans ranged from $0.00
                           to $          and averaged $ . Credit Limits under
                           the Loan Agreement as of the Cut-off Date ranged from
                           approximately $         to $        and averaged
                           $ . Each Loan Agreement was originated in the period from _____ to __________, 199_, and, as of the Cut-
                           off Date, the weighted average loan utilization rate
                           was approximately    %. See "THE HOME CHEVY CHASE
                           EQUITY LENDING PROGRAM" and "THE MORTGAGE POOL" herein.

                           During the term of the Trust, all Additional Balances will be property of the Trust. The aggregate amount of the Loan Balances at any time (the "Pool Balance") will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments will usually differ on each day. Because the Transferor Interest represents the interest in the Trust not represented by the Certificates, the amount of the Transferor Interest will fluctuate from day to day as draws are made and principal is paid under the Mortgage Loans.

                           The aggregate undivided interest in the Loan Balances in the Trust evidenced by the Certificates will never exceed the Certificate Principal Balance regardless of the amount of the Pool Balance at any time.

Denominations............  The Certificates will be offered for purchase in denominations of [$1,000] and integral multiples thereof. The interest evidenced by a Certificate in the Certificateholders' undivided interest in the Trust (the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Initial Certificate Principal Balance.

Registration of
Certificates.............  [The Certificates will initially be represented by physical certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial ownership interest in the Certificates (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to Certificateholders shall refer to Certificate Owners, except as otherwise specified herein. See "DESCRIPTION OF THE CERTIFICATES --Registration of Certificates."]

Transferor and Servicer..  Chevy Chase Bank, F.S.B. ("Chevy Chase"), a federally chartered stock savings bank, with its principal executive offices located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000.

                           See "THE TRANSFEROR" herein and in the Prospectus.

Collections..............  All collections on the Mortgage Loans will be allocated by the Servicer in accordance with the Loan Agreements between amounts collected in respect of interest ("Interest Collections") and amounts collected in respect of principal ("Principal Collections"). All such amounts will then be allocated in accordance with the respective interests of the Certificateholders and the Transferor in such Interest Collections and Principal Collections. The Servicer will generally deposit net collections on the Mortgage Loans allocable to the Investor Interest and distributable to the Certificateholders in an account established for such purpose under the Agreement (the "Collection Account"). See "DESCRIPTION OF THE CERTIFICATES -- Payments on Mortgage Loans; Deposits to Collection Account" herein and "SERVICING OF LOANS -- Deposits to and Withdrawals from the Collection Account or the Certificate Account" in the Prospectus.

Interest.................  Interest will be distributed monthly on the ___ day of each month or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in ________, at the Certificate Rate for the related Interest Period (as defined below). The Certificate Rate for a Distribution Date will equal [the arithmetic mean of London Interbank offered quotations for one-month Eurodollar deposits ("LIBOR") determined as specified herein, as of the second London business day prior to the immediately preceding Distribution Date (or as of ___________, 199_, in the case of the first Distribution Date) plus _____ basis points, subject to a maximum rate described under "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates" herein] [___% per annum]. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the [actual number of days in the Interest Period and a 360-day year]. Interest payments will be funded from the portion of the Interest Collections collected during the immediately preceding calendar month (or, in the case of the initial Distribution Date, the period from __________, 199_ through the last day of the calendar month immediately preceding such Distribution Date) (the "Collection Period") allocable to the Investor Interest and, if necessary, from draws on the [Letter of Credit] [Surety Bond]. See "DESCRIPTION OF THE CERTIFICATES" herein and "RISK FACTORS -- Enhancement" in the Prospectus.

Revolving Period.........  In order to maintain the Certificate Principal
                           Balance at $___________ (except in certain limited circumstances) for a period of approximately ______________ months from the first day of the month in which the Certificates are issued or for such shorter period as may result from the occurrence of an Early Amortization Event, as described herein (the "Revolving Period"), Principal Collections allocable to the Investor Interest will be paid to the Transferor rather than the Certificateholders so that the Certificateholders maintain the same Investor Interest in the Trust. Unless earlier terminated by the occurrence of an Early Amortization Event, the Revolving Period will end on _________. See "DESCRIPTION OF THE CERTIFICATES" herein.

Principal Payments;
Amortization Period......  Unless an Early Amortization Event shall have earlier occurred, during the period beginning ____________ and ending when the Certificate Principal Balance has been reduced to zero or when the Trust otherwise terminates (the "Amortization Period"), Principal Collections allocated to the Investor Interest will no longer be paid to the Transferor but instead will be distributed monthly to the Certificateholders as provided herein on each Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences. See "DESCRIPTION OF THE CERTIFICATES -- Early Amortization Events" herein for a discussion of the events which might lead to the early commencement of the Amortization Period. During the Amortization Period, the amount of Principal Collections allocable to the Investor Interest (the "Principal Allocation") will equal the ratio of the Certificate Principal Balance to the Pool Balance, in each case as of the end of the last day of the Revolving Period (the "Investor Percentage" for such period) multiplied by the Principal Collections received during the related Collection Period.

                           Allocations based upon the Investor Percentage during the Amortization Period may result in distributions of principal with respect to any Collection Period to Certificate-holders in amounts that are greater relative to the declining balance of the Certificate Principal Balance than would be the case if no fixed Investor Percentage were used to determine the percentage of Principal Collections distributed in respect of the Investor Interest. See "DESCRIPTION OF THE CERTIFICATES -- Payments on Mortgage Loans; Deposits to Collection Account" herein.

[Letter of Credit]
 [Surety Bond]
  Issuer.................  ______________ (the "[Letter of Credit] [Surety Bond]
                           Issuer"). See "THE [LETTER OF CREDIT] [SURETY]

                           BOND ISSUER" herein.

[Letter of Credit]
 [Surety Bond]..........   On the Closing Date, the [Letter of Credit] [Surety
                           Bond] Issuer will issue a [letter of credit] [surety bond] (the "[Letter of Credit] [Surety Bond]") in favor of the Trustee on behalf of the Trust. In the event that, on any Distribution Date, available amounts on deposit in the Collection Account with respect to the preceding Collection Period are insufficient to provide for the payment of the amount required to be distributed to the Certificateholders and the Servicer on such Distribution Date, the Trustee will draw on the [Letter of Credit] [Surety
                           Bond], to the extent of the [Letter of Credit]
                           [Surety Bond] Amount for such Distribution Date, in an amount equal to such deficiency. On each Distribution Date, any amounts remaining in the Collection Account with respect to the preceding
                           Collection Period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond] Issuer. See
                           "DESCRIPTION OF THE CERTIFICATES -- The [Letter of
                           Credit] [Surety Bond]" and "--Distributions on the
                           Certificates" herein and "RISK FACTORS -- Limited
                           Protection Against Losses" and "ENHANCEMENT" in the
                           Prospectus.

[Letter of Credit]
 [Surety Bond]
  Amount.................  The amount available under the [Letter of Credit]
                           [Surety Bond] (the "[Letter of Credit] [Surety Bond] Amount") for the initial Distribution Date will be $__________. For each Distribution Date thereafter, the [Letter of Credit] [Surety Bond] Amount will equal the lesser of (i) ____% of the Pool Balance as of the first day of the preceding Collection Period (after giving effect to any amounts distributed with respect to principal of the Mortgage Loans on the Distribution Date occurring in such preceding Collection Period) and (ii) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding Collection Period, minus any amounts drawn under the [Letter of Credit] [Surety Bond] during such preceding Collection Period, plus any amounts paid to the [Letter of Credit] [Surety Bond] Issuer on the Distribution Date occurring in such preceding Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].

Record Date..............  The [last day of the month] preceding a Distribution
                           Date.

Servicing................  The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Servicer will deposit collections allocable to the Investor Interest into the Collection Account as described herein. On the _______ business day, but no later than the _______ calendar day, of each month (the "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid, as described herein, with respect to the related Collection Period to the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates" herein. The Servicer will receive a monthly servicing fee in the amount of ___% per annum (the "Servicing Fee Rate"), of the related Pool Balance and certain other amounts, as servicing compensation from the Trust. See "THE CHEVY CHASE HOME EQUITY LOAN PROGRAM-- Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Servicer. See "SERVICING OF LOANS -- Certain Matters Regarding the Servicer" and "THE TRUST AGREEMENTS -- Events of Default" and "--Rights Upon Events of Default" in the Prospectus.

Final Payment of
Principal;
Termination..............  The Trust will terminate on the Distribution Date following the earlier of (i) the reduction of the Certificate Principal Balance to zero and after which there is no unreimbursed Certificate Principal Balance Loss Deduction Amount and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. The Investor Interest will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to $____________ ([5]% of the initial Certificate Principal Balance). The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" herein and "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" and "THE TRUST AGREEMENTS -- Termination" in the Prospectus.

Trustee..................  [         ] (the "Trustee") will act as Trustee on
                           behalf of the Certificateholders.

Mandatory Retransfer
of Certain Mortgage
Loans and Private
Securities...............  The Transferor will make certain representations and warranties in the Agreement with respect to the Mortgage Loans in its capacity as Transferor. If the Transferor breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach, materially and adverse affects the interests of the Trust, the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust after the expiration of a specified period from the date on which the Transferor becomes aware or receives notices of such breach and will be reassigned to the Transferor. See "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans" herein.

Federal Tax
Considerations...........  [Special tax counsel to the Transferor is of the opinion that, under existing law, the Certificates are properly characterized as debt of the Transferor for federal income tax purposes. Under the Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as indebtedness of the Transferor for federal, state and local income and franchise tax purpose. See "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus for additional information concerning the applicable federal income tax laws.]

ERISA Considerations.....  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974; as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA CONSIDERATIONS" in the Prospectus.

Certificate Rating.......  It is a condition to the issuance of the Certificates that they be rated in the [ ] highest rating category by at least one nationally recognized statistical rating organization (the "Rating Agency"). See "RATING" herein and "RISK FACTORS -- Ratings Are Not Recommendations" in the Prospectus.

                                 RISK FACTORS

          Investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

          [Delinquent Mortgage Loans.  The Trust will include Mortgage Loans
which are    days or fewer delinquent.  As of the Cut-off Date, the aggregate
Loan Balance of such delinquent Mortgage Loan was $       .  [In addition, the
Mortgage Loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from Interest Collections allocated to the Investor Interest to cover the Liquidation Loss Amount for any Collection Period and the [Letter of Credit] [Surety Bond] Amount has been reduced to zero, the Certificate Principal Balance will be reduced which (unless otherwise later reimbursed) would result in a reduction in the aggregate amount of principal returned to the Certificateholders and in the amount of Interest Collections allocable to the Investor Interest and available to provide protection against defaults in subsequent Collection Periods.]

          Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including generally economic condition, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loans. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan.

          [Servicer's Ability to Change the Terms of the Loan Agreements. The Servicer may permit an increase in the Credit Limit under a Loan Agreement if the new Credit Limit under the Loan Agreement, plus the outstanding principal balance of any related senior loans, does not exceed (i) ___% (___% for a condominium, townhouse, duplex, or vacation condo/house), if the market value of the Mortgaged Property is $__________ or less, or ___% (___% for a condominium, townhouse, duplex, or vacation condo/house), and if the market value of the Mortgaged Property exceeds $_________, based upon an appraisal or the tax assessed value of the Mortgaged Property at the time the increase was requested. An increase in the Credit Limit under a Loan Agreement in accordance with the previous sentence may be made without the consent of the Trustee. Additional Balances arising under a Mortgage Loan as a result of an increase in the Credit Limit will be treated the same as Additional Balances arising under a Mortgage Loan for which there has been no increase in the Credit Limit. In addition to such changes, the Servicer may agree to other changes in the terms of a Loan Agreement, provided that such changes (i) do not materially adversely affect the interest of the Certificateholders, (ii) are consistent with prudent business practice, (iii) are also being applied to the comparable segment of home equity credit lines being held for the Servicer's own account, and (iv) do not change the terms of the Loan Agreement so as to change the terms for the amortization of principal. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Loan Agreements. The Servicer may also extend the period during which draws under the Loan Agreements may be made.]


          Legal Considerations. The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second deeds of trust or mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the

Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] is exhausted] the Trust and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

          In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Holders from appointing a successor Servicer.

          Book-Entry Securities. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical securities.

          Since transactions in the Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entitles that do not participate in the DTC, system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates.

          Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES-
- Registration of Certificates" herein.

          [Taxation. In the opinion of special tax counsel to the Transferor, the Certificates are properly characterized as debt of the Transferor for Federal income tax purposes. If the IRS were to contend successfully that the Certificates were not debt obligations of the Transferor for Federal income tax purposes, the arrangement among the Transferor and the Certificateholders might be classified for Federal income tax purposes as either a partnership or an association taxable as a corporation that owns the Mortgage Loans. See "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.]

          Certificate Rating Not a Recommendation. The rating of the Certificates will depend primarily on assessment by the Rating Agencies of the Mortgage Loans [and upon the claims-paying ability of the [Letter of Credit] [Surety Bond] provider]. [Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit] [Surety Bond] provider below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates.] The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments.



                  THE [LETTER OF CREDIT] [SURETY BOND] ISSUER

          The following information with respect to ____________ ("___________") has been furnished by ____________________.

                       [DESCRIPTION OF LC/SURETY ISSUER]

                  THE CHEVY CHASE HOME EQUITY LENDING PROGRAM

     Chevy Chase has originated variable-rate home equity revolving lines of credit since 1983. At ________ __, 199_, Chevy Chase had approximately $_____ million aggregate principal amount of outstanding home equity revolving credit line loans. All of such home equity revolving credit line loans are serviced by Chevy Chase.

UNDERWRITING PROCEDURES

     Prior to approving a home equity revolving credit line loan, the Home Equity Department of Chevy Chase undertakes a direct credit investigation of the applicant designed to assess the applicant's ability and willingness to repay the loan. This investigation includes the following procedures: (i) reviewing an independent credit bureau report; (ii) verifying the applicant's employment and income through a review of the applicant's most recent W-2 form or pay stub (or, in the case of self-employed individuals, a minimum of two years of tax returns) or telephone verification (coupled with a request for written confirmation) by the applicant's current employer; (iii) obtaining written verification of the balance of the first mortgage loan, if any; (iv) obtaining and reviewing a written title report to ensure that all liens (including property taxes), except for the first mortgage lien, if any, are paid off prior to or at the time of settlement of the loan; and (v) obtaining a current written appraisal of the property, including appropriate comparable property appraisal information. If an applicant has been employed by a current employer for less than two years, Chevy Chase also obtains verification of employment and income information from the applicant's other employers within the preceding two years.

     Beginning in January, 1996, applicants meeting either of the following criteria may be approved based on the stated income of the applicant, a no-inspection property analysis and a minimum credit score: (i) a requested line of credit of less than $20,000 or (ii) a combined loan-to-value ratio of 60% or less and a requested line of credit of $100,000 or less. The no-inspection property analysis is an appraisal product provided by the Chevy Chase Appraisal Department. This method of valuation renders a value based solely on information gathered through county records, the Multiple Listing Service (MLS) or internal Chevy Chase appraisal data, without a physical inspection of the property. The information obtained is provided in a report and includes the address of the property, a tax identification number, the assessed value of the property (per tax records), the date of the valuation and the estimated value.

     If, after completion of the credit investigation, Chevy Chase accepts the application, it assigns a maximum credit limit for a loan (the "Maximum Credit Limit") based on the prospective borrower's ability to pay and overall creditworthiness, the value of the mortgaged property and an acceptable combined loan-to-value ratio.

     Prior to January 1991, prospective borrowers generally were required to have an effective gross monthly income in excess of $1,000, with effective gross monthly income calculated by subtracting total monthly obligations from total verified gross income. Total monthly obligations generally included first mortgage debt (including escrow payments), other real estate obligations, automobile loans, alimony and child support obligations, and tuition and personal loans (excluding balances to be retired within four months), as well as other obligations that appeared on an independent credit bureau report. If the first mortgage loan contained an adjustable-rate feature, the projected monthly principal and interest payments on such loans were calculated at an annual percentage rate ("APR") of 15%. In addition, applicants were required to have a debt-service ratio not greater than 30%, with the debt-service ratio calculated by dividing the proposed monthly credit line payment by effective gross monthly income.

     In January 1991, Chevy Chase replaced the gross monthly income and debt-service ratio criteria with a debt-to-income ratio test. The debt-to-income ratio is derived by dividing the applicant's monthly payments on all existing obligations, including the proposed home equity loan payment, by the applicant's gross monthly income. If the applicant's debt-to-income ratio exceeds 40% but is less than 55%, the applicant must demonstrate a positive cash flow. Cash flow is determined by using a computer model that estimates future living expenses based on current personal and demographic information. Expenses used in the computation include federal, state and social security taxes as well as estimated living expenses and debt payments. Applicants with a debt-to-income ratio of 46% to 55% may be approved for a loan at a maximum combined loan-to-value ratio of 75%.

     Prospective borrowers also must have a consistent record of timely debt payment (defined generally as payment of debt obligations which have been received within 30 days of their due dates). Applicants with a past history of untimely credit payments may be eligible for a credit line provided they have no current past-due credit and have not had any delinquent payments within the two years preceding the application. In most cases, an application will be rejected if it shows more than one payment delinquent in excess of 30 days on the applicant's first mortgage account.

     In April 1995, Chevy Chase expanded its lending program to incorporate a credit matrix to evaluate the credit background of applicants. Under this program, borrowers with credit histories that do not meet standard underwriting criteria may be eligible for a variable-rate line with a combined maximum loan-to-value ratio of 65% to 75% which is determined based upon a detailed analysis of their credit history. Borrowers under such program may draw on their line of credit for the first five years during which no payment of principal is required. Thereafter, no draws are permitted and the loan will begin to amortize.

     The determination of an acceptable appraised value is a function of the residential property's quality, condition and appreciation history and prospective market conditions. Except as described in the following paragraphs, the combined loan-to-value ratio for loans secured by owner-occupied, single-family properties generally may not exceed 80%, although a maximum combined loan-to-value of 85% was used for loans originated from June 1988 through May 1990. In December 1990, Chevy Chase adopted a tiered combined loan-to-value system for properties with appraised values of greater than $400,000. Under the system, Chevy Chase assigns the following maximum combined loan-to-value ratios to the corresponding increments of a property's appraised value: up to $400,000 (80%), $401,000 to $800,000 (60%), $801,000 to $1,200,000 (40%), $1,200,000 to
$2,000,000 (20%) and over $2,000,000 (ineligible). If the first mortgage loan provides for negative amortization, the maximum combined loan-to-value ratio may not exceed 75%. Certain of the Mortgage Loans will be junior to mortgage loans that provide for negative amortization. The combined loan-to-value ratio for loans secured by condominiums may not exceed 70% (100% for the CreditLine 100 Program). Prior to April 1990, Chevy Chase extended loans secured by single-family rental properties at a maximum combined loan-to-value ratio of 70%. This program was reinstated in January 1994, with a maximum combined loan-to-value ratio of 80%. No Mortgage Loans are secured by investor properties (other than such single-family rental properties) or by commercial or vacation properties.

     In February 1994, Chevy Chase began offering loans secured by owner-occupied, single-family properties with a maximum combined loan-to-value ratio of 90%. Loans approved by Chevy Chase with a combined loan-to-value ratio greater than 80% also must be approved and insured by United Guaranty Residential Insurance Company of North Carolina ("United Guaranty"). United Guaranty provides 100% coverage against losses resulting from borrower default on each insured loan subject to a maximum limit of liability of 10% of the total loans approved in each policy year. (United Guaranty does not cover default which results from the failure of a borrower to pay any balloon payment.)

     In April 1995, Chevy Chase began offering loans secured by single-family, owner-occupied and rental properties with a maximum combined loan-to-value ratio of 100% ("CreditLine 100") with credit limits ranging from $7,500 to $25,000. Under this program, Chevy Chase utilizes a credit scoring model developed and validated by Fair, Isaac & Co. ("FICO"). An applicant must have a minimum FICO score of 700 and a debt-to-income ratio less than 41% to be considered for the CreditLine 100 program. Applicants with a FICO score of at least 650 and a debt-to-income ratio less than 36% are considered under the CreditLine 100 program only if approved by United Guaranty. Chevy Chase offers the CreditLine 100 program without mortgage insurance for purchase money second trusts, for lines secured by condominiums, lines where applicants have a first mortgage with an outstanding balance greater than $250,000 and lines where the applicant's debt-to-income ratio is greater than 35% and less than 40%.

     The minimum home equity revolving credit limit that Chevy Chase will establish is $7,500. Revolving home equity lines of $50,000 or less must be approved by Chevy Chase's home equity underwriting staff. Lines of more than $50,000, up to $200,000, must be approved by the Division Vice President or the Vice President of Production of the Home Equity Department. Lines in excess of $200,000 must be approved by the Transferor's Executive Loan Committee or two officers at the level of Senior Vice President or above.

     United Guaranty insures lines of credit up to $100,000. To meet United Guaranty's underwriting guidelines, an applicant must have a debt-to-income ratio of less than 38% and must have owned the property for at least 90 days. Condominiums or rental properties are not eligible properties under this program. United Guaranty requires that insured loans contain an interest rate cap of 18% and also requires that any existing first mortgage have a balance less than $300,000 and not allow for negative amortization.

     Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report is insured under the title agent's errors and omissions coverage for up to $50,000 for a period of one year from the date of settlement. Chevy Chase also generally obtains title insurance on the mortgaged property, if (i) the home equity revolving credit line will be secured by a first lien on the customer's real estate (unless Chevy Chase is paying off a first lien held by an institutional lender), (ii) the credit line will be subordinate to a first deed of trust held other than by an institutional lender, (iii) the credit line exceeds $200,000,
(iv) the title is held in trust, or (v) the mortgaged property is a rental property.

LOAN TERMS

     A borrower may access a home equity revolving line of credit by (i) writing a check, (ii) telephoning the Home Equity Department and requesting funds to be wire-transferred to a pre-authorized account, (iii) requesting a bank check at a Chevy Chase branch office or (iv) telephoning the Home Equity Department and requesting a cashier's check.

     Home equity loans bear interest at a variable rate and generally are subject to a maximum per annum interest rate of between 18% and 24%. The interest rate on all home equity loans originated before April 1995 adjusts quarterly and, beginning in April 1995, the interest rate on all new home equity loans adjusts monthly. The daily periodic rate is 1/365th (generally 1/366th in the case of leap years) of the APR, which is the sum of the Base Rate plus a margin (the "Margin") of from 1.0% to 5.0%. Interest is calculated at a rate applied to the daily balance of the account for each day of the billing cycle (the "Loan Rate"). A borrower is required to make a minimum payment for a Mortgage Loan each month in an amount equal to the amount of interest accrued during the related billing cycle plus any administrative charges and credit insurance charges and the amount, if any, by which the outstanding balance of such Mortgage Loan exceeds its Maximum Credit Limit. Except for principal amortization that may result from such monthly payments, there are no required payments of principal, except that the entire outstanding principal amount of most Mortgage Loans is due ten years or ten years and three months after the date of origination or 20 years after the later of the date of origination of the Mortgage Loan or the date of increase of the Maximum Credit Limit of such Mortgage Loan. Since 1991, the term to stated maturity of Mortgage Loans originated by Chevy Chase has been twenty years from the date of origination and Chevy Chase does not extend the maturity upon an increase of the Maximum Credit Limit. All payments are due 15 days after the 15th day of the month. The billing cycle runs from the 16th day of the month preceding the month in which the billing statement is mailed until the 15th day of the month in which the statement is mailed.

     The Base Rate for loans which have their interest rates adjusted quarterly is the rate of interest publicly announced from time to time as the "prime" or "base" rate of interest or any successor rate of interest charged by the index bank specified in the related loan agreement as in effect at the close of business on the last day of the last full calendar month of the immediately preceding quarter; the Base Rate for loans which have their interest rate adjusted monthly is the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the first Business Day of the calendar month. Some loan agreements provide that, if the index bank ceases to announce the Base Rate, Chevy Chase will designate a replacement method for calculating the interest rate on the loan that is comparable to the above-described method, upon notification to the borrower in accordance with such loan agreement. When a change in the Base Rate is published, a change in the Loan Rate will take effect on a specified date in the first month of the quarter following the date of the published change for loans which have their interest rates adjusted quarterly, or in the month following the date of the published change, for loans which have their interest rates adjusted monthly, and the new Loan Rate will apply to new loans and charges as well as to the existing Loan Balance.

     In order to promote its home equity lending program, Chevy Chase has offered promotional or introductory offers to prospective borrowers. Since April 1995, customers have been offered settlement without closing costs and a 4.9% introductory rate for the first six months after settlement. Beginning in April 1995, customers opening a loan with a combined loan-to-value greater than 80% but less than 90% are offered settlement without closing costs and a 5.9% introductory rate for the first six months after settlement. Customers approved under the Sub-Prime Lending Program are offered an introductory rate for the first six months after settlement equal to the prime rate published in the "Money Rates" section of The Wall Street Journal. Since November 1995, Chevy Chase has offered the option of an introductory rate or a transfer bonus. Customers selecting the transfer bonus offer will receive $100 for every $5,000 transferred to a new Chevy Chase Home Equity Line from another institution.

     The borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) or repay such amounts from time to time. Except for any amortization of principal that may occur during the amortization period of loans in the Sub-Prime Lending Program and as a result of the required monthly minimum payments, there are no required payments of principal until maturity.

     For home equity revolving credit line loans originated prior to November 7, 1990, Chevy Chase has the right, under each such loan, on prior notice of the amendment in accordance with federal and applicable state law, to change its terms. This includes the right to increase the monthly periodic rate or to change the Base Rate at any time. If Chevy Chase increases the minimum payment or the maximum rate of finance charge applied to any such loan, such changes may apply to both new and outstanding balances if the borrower consents to such changes in writing or uses the loan after the effective amendment date.

     Chevy Chase has the right to require the borrower to pay the entire balance due, plus all other accrued but unpaid charges, immediately, and to cancel the credit privileges under the related loan agreement under certain circumstances, which generally include the following: if the borrower commits fraud or makes a material misrepresentation in connection with the credit line; if the borrower fails to meet the repayment terms set forth in the loan agreement; if the borrower acts or fails to act in any way that adversely affects the mortgaged property or the security interest or any other interest that Chevy Chase has in the mortgaged property; if the borrower fails to maintain insurance on the mortgaged property as required by the deed of trust; if the borrower fails to maintain the mortgaged property and such failure adversely affects the value of the property; if a judgment is filed against the borrower which adversely affects the security interest of Chevy Chase in the mortgaged property; if the borrower does not have good and marketable title to the mortgaged property; or if the warranties and representations made by the borrower in connection with the credit line constitute fraud or misrepresentation under applicable state law. Chevy Chase also has the right to refuse to advance additional credit or to reduce a borrower's credit limit under certain circumstances, generally including the following: if the value of the mortgaged property declines significantly below its appraised value at the time the credit line was established; if there is a material change in the borrower's financial circumstances; if the borrower is in default of any material obligation under the loan agreement related to the credit line or the related deed of trust; if Chevy Chase is precluded by governmental action from imposing the APR provided for in the loan agreement; if the security interest of Chevy Chase in the mortgaged property is adversely affected by certain circumstances; if Chevy Chase is notified by a government agency that further advances to the borrower would constitute an unsafe and unsound practice; or if the interest rate charged on the credit line reaches the maximum interest rate permitted by law. All home equity accounts are subject to a monthly automated account review through Equifax Credit Information Systems. This review assists Chevy Chase in determining if there has been a material change in the borrower's financial circumstances. The Trust will not have the ability to amend the provisions of, or terminate, the Mortgage Loans.

     In the event of a default on a first mortgage that is senior to any Mortgage Loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may either take the action described above or may refrain from taking any action based upon reasonable commercial practice in the industry generally and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding Loan Balance for such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

SERVICING

     In its capacity as Servicer, Chevy Chase will be responsible for servicing the Mortgage Loans.

     Chevy Chase generates statements on home equity revolving credit line loans on the 15th day of each month (the "Cycle Date"). Payments are due 15 days after the Cycle Date. On the 16th day after the Cycle Date, Chevy Chase deems the borrower to be one day late. If payment has not been received within five days after the due date, a system-generated reminder notice is sent to the customer. If complete payment has not been received within 15 days after the due date, Chevy Chase charges a late fee equal to 10% of the total amount due (5% in the case of loans originated prior to July 1, 1986) or $25, whichever is greater, and sends a system-generated late fee notice to the customer. A second system-generated late notice, or a preprinted contact letter, is sent to the customer if payment has not been received within 30 days after the payment due date. If payment of the account becomes 45 days past due, and the borrower has not made arrangements to bring the loan current, Chevy Chase obtains an updated appraisal of the security property, verifies the status of any first trust loan and sends a breach letter to the customer requiring that the home equity loan and any such first trust loan be brought current to prevent acceleration of the loan balance.

     Chevy Chase follows practices customary in the savings industry in attempting to cure delinquencies and in pursuing remedies upon default. Generally, if the borrower does not cure the delinquency within 90 days, Chevy Chase initiates foreclosure action. If the loan is not reinstated or paid in full, an auction will be held to dispose of the property. If Chevy Chase believes the offer is inadequate in view of the security property's appraised value, Chevy Chase may decide to participate in the auction. If Chevy Chase is the successful bidder, Chevy Chase will take steps to liquidate the property.

     Servicing and collection policies may change over time in accordance with Chevy Chase's business judgment, applicable laws and regulations, industry practices and other items.

     The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of home equity revolving credit line loans. Chevy Chase believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The Mortgage Loans have been selected from these home equity loans based upon the eligibility criteria shown below in "THE MORTGAGE POOL." The data presented in the following tables are for illustrative purposes only and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.


                   MORTGAGE LOAN DELINQUENCY EXPERIENCE (1)
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                                            As of December 31,
                                                                    -----------------------------------
                                                                     199__     199__     199__    199__
                                                                    ------    ------    ------   ------
Number of Mortgage Loans Serviced...............................

Aggregate Loan Balances of Mortgage
 Loans Serviced.................................................

Loan Balance of Mortgage Loans 30-59 Days
 Past Due(2)....................................................

Loan Balance of Mortgage Loans 90 or More
 Days Past Due(2)...............................................

Total Delinquencies as a Percentage of Aggregate
 Loan Balances of Mortgage Loans Serviced.......................

____________________
(1) All amounts are as of period end. Delinquency figures do not include past due amounts of $50.00 or less.
(2)  Contractually past due.

                         MORTGAGE LOAN LOSS EXPERIENCE
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                                                     TWELVE MONTHS ENDED
                                                                                          DECEMBER 31,
                                                                             ------------------------------------------
                                                                             199__        199__       199__       199__
                                                                             -----        -----       -----       -----
Average Principal Balance of Mortgage Loans Serviced...................

Gross Charge Offs(1)...................................................

Recoveries on Loans Previously Charged Off(1)..........................

Net Charge Offs(1).....................................................

Gross Charge Offs(1) as a Percentage of Average
 Principal Balance.....................................................

Net Charge Offs(1) as Percentage of Average Principal
 Balance...............................................................

____________________
(1) The term "charge off" refers to an actual liquidated loss incurred on a mortgaged property. A charge offs recognized when a property is sold and the loss actually is incurred by Chevy Chase.

(2)  Annualized.



SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Mortgage Loans will be paid to it from Interest Collections at the time such collections are received or from amounts drawn on the [Letter of Credit] [Surety Bond] and will be equal to ___% per annum, (the "Servicing Fee Rate") of the Pool Balance. The Investor Percentage of such servicing fee (the "Investor Servicing Fee") will be paid as described under "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates -- Distribution of Interest Collections and Draw Amounts" herein. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

          [The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.] In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds.

                               THE MORTGAGE POOL

          The Trust will be formed in accordance with the laws of the State of New York pursuant to the Agreement. The Transferor will transfer the Mortgage Loans to the Trust, without recourse, in exchange for the Certificates and a certificate initially to be held by it representing the Transferor's interest in the Trust (the "Transferor Certificate"). The property of the Trust will consist of the Mortgage Loans, all proceeds of the Mortgage Loans, all monies on deposit in the Collection Account and the Distribution Account, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure, the benefits of the [Letter of Credit] [Surety Bond], and the proceeds on any insurance policies covering the Mortgage Loans or Mortgaged Properties or any obligors on the Mortgages. [Pursuant to the Agreement, the Transferor will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, in order to avoid the occurrence of an Early Amortization Event resulting from a decline in the Transferor's Interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the Trust (subject to certain limitations and conditions) from time to time. See "DESCRIPTION OF THE CERTIFICATES -- Transfers of Eligible Additional Mortgage Loans to the Trust" herein.] In addition, the Transferor may, subject to certain limitations and conditions specified in the Agreement, cause the retransfer from the Trust to it of certain Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES -- Optional Retransfers of Mortgage Loans to the Transferor" herein.

          The Mortgage Loans to be transferred to the Trust (collectively, the "Pool") are evidenced by loan agreements (each, a "Loan Agreement") secured by credit line deeds of trust or mortgages (which are primarily second deeds of trust or mortgages on Mortgaged Properties, approximately ___% of which are located in ________ and approximately ___% of which are located in other states, with no single state accounting for more than ___% of the Cut-off Date Pool Balance (the "Mortgage Loans"). [Because the Mortgage Loans include the loans generated under substantially all the Loan Agreements and because the Loan Balances will include all amounts payable by borrowers under such Loan Agreements, some of the Mortgage Loans will be generated under recently solicited, unseasoned Loan Agreements [and the Pool will include delinquent Mortgage Loans and may include obligations of borrowers who are or are about to become bankrupt or insolvent]]. Many of the Mortgage Loans are less than the Credit Limit under the corresponding Loan Agreement. Additional Balances on such Mortgage Loans will be property of the Trust and will increase the Pool Balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the nature of the Loan Agreements and the Mortgage Loans.

          Each Mortgage Loan included in the Pool was generated under a Loan Agreement that, as of the Cut-off Date, was an Eligible Loan. An "Eligible Loan" is defined in the Agreement as any home equity credit line that:
[selection criteria of Loans to be added]. Each Mortgage Loan was originated between ________ and the Cut-off Date in the ordinary course of Chevy Chase's home equity revolving credit line loan program. Substantially all of the Mortgaged Properties were one- to four-family residential properties. As of the Cut-off Date, the weighted average loan utilization rate was approximately ___%.

          Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:

                          CUT-OFF DATE LOAN BALANCES

Range of                                                               Number of Home      Aggregate      % of Pool
Cut-Off Date                                                           Equity              Loan           by Aggregate
Loan Balances                                                          Credit Lines        Balances       Loan Balances
-------------                                                          ------------        --------       -------------
$                         to $................................                             $              %
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................         ____________        ________       _____________
            Total.............................................                             $                          %
                                                                                                          =============

                            CUT-OFF DATE LOAN RATES

Range of                                                               Number of Home      Aggregate      % of Pool
Cut-Off Date                                                           Equity              Loan           by Aggregate
Loan Balances                                                          Credit Lines        Balances       Loan Balances
-------------                                                          ------------        --------       -------------
$                         to $................................                             $              %
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................         ____________        ________       _____________
            Total.............................................                             $                          %
                                                                                                          =============

          CUT-OFF DATE MARGIN RANGES -- PRIME INDEXED MORTGAGE LOANS


                                                                       Number of Home    Aggregate     % of Pool
                                                                       Equity            Loan          by Aggregate
Margin                                                                 Credit Lines      Balances      Loan Balances
------                                                                 ------------      --------      -------------
       %......................................................                           $                       %
       %......................................................
                                                                       ------------      --------      -------------
        Total.................................................                           $                       %
                                                                                                       =============

                        CREDIT LIMIT UTILIZATION RATES

Range of                                                               Number of Home    Aggregate     % of Pool
Credit Limit                                                           Equity            Loan          by Aggregate
Utilization Rates                                                      Credit Lines      Balances      Loan Balances
-----------------                                                      ------------      --------      -------------
 0.00% to 5.00%...............................................                           $                         %
 5.01% to 10.00%..............................................
10.01% to 15.00%..............................................
15.01% to 20.00%..............................................
20.01% to 25.00%..............................................
25.01% to 30.00%..............................................
30.01% to 35.00%..............................................
35.01% to 40.00%..............................................
40.01% to 45.00%..............................................
45.01% to 50.00%..............................................
50.01% to 55.00%..............................................
55.01% to 60.00%..............................................
60.01% to 65.00%..............................................
65.01% to 70.00%..............................................
70.01% to 75.00%..............................................
75.01% to 80.00%..............................................
80.01% to 85.00%..............................................
85.01% to 90.00%..............................................
90.01% to 95.00%..............................................
95.01% to 100.00%.............................................
                                                                       ------------      --------      -------------
                                                                                                                   %
   Total.....................................................                           $              =============


                         COMBINED LOAN-TO-VALUE RATIOS/1/


Range of                                                               Number of Home    Aggregate     % of Pool
Combined Loan-to-                                                      Equity            Loan          by Aggregate
Value Ratios                                                           Credit Lines      Balances      Loan Balances
------------                                                           ------------      --------      -------------
 0.00% to 5.00%...............................................                           $                         %
 5.01% to 10.00%..............................................
10.01% to 15.00%..............................................
15.01% to 20.00%..............................................
20.01% to 25.00%..............................................
25.01% to 30.00%..............................................
30.01% to 35.00%..............................................
35.01% to 40.00%..............................................
40.01% to 45.00%..............................................
45.01% to 50.00%..............................................
50.01% to 55.00%..............................................
55.01% to 60.00%..............................................
60.01% to 65.00%..............................................
65.01% to 70.00%..............................................
70.01% to 75.00%..............................................
75.01% to 80.00%..............................................
80.01% to 85.00%..............................................
85.01% and above..............................................         ------------      --------      -------------


    Total.....................................................                           $                          %
                                                                                                       =============


                      MORTGAGE LOAN INTEREST RATE FLOORS

                                                                       Number of Home    Aggregate     % of Pool
Interest                                                               Equity            Loan          by Aggregate
Rate Floors                                                            Credit Lines      Balances      Loan Balances
-----------                                                            ------------      --------      -------------
None..........................................................
    %.........................................................
    %.........................................................
                                                                       ------------      --------      -------------
    Total.....................................................                           $                          %
                                                                                                       =============

--------------------------
/1/    The information in this table is as of the Cut-Off Date.

                     MORTGAGE LOAN INTEREST RATE CEILINGS

                                                                        Number of Home    Aggregate     % of Pool
Interest                                                                Equity            Loan          by Aggregate
Rate Ceilings                                                           Credit Lines      Balances      Loan Balances
-------------                                                           ------------      --------      -------------
     %.......................................................
     %.......................................................
None.........................................................
                                                                        ------------      --------      -------------
     Total...................................................                             $                          %
                                                                                                        =============

                        PROPERTY USE OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Property Use                                                            Credit Lines      Balances      Loan Balances
------------                                                            ------------      --------      -------------
Owner Occupied.............................................
Non-Owner Occupied.........................................
Unknown....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                         %
                                                                                                        ============

                        LIEN PRIORITY OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Lien Priority                                                           Credit Lines      Balances      Loan Balances
-------------                                                           ------------      --------      -------------
First Mortgage.............................................
Second Mortgage............................................
Third Mortgage.............................................
Unknown....................................................
    Total                                                               ------------      --------      -------------
                                                                                          $                         %
                                                                                                        ============

                  GEOGRAPHICAL DISTRIBUTION OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
State                                                                   Credit Lines      Balances      Loan Balances
-----                                                                   ------------      --------      -------------
_______....................................................
_______....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

                        PROPERTY TYPE OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Number of Units                                                         Credit Lines      Balances      Loan Balances
---------------                                                         ------------      --------      -------------
Single Family Detached.....................................
Single Family Attached.....................................
2-4 Family.................................................
Condominium................................................
Cooperative................................................
Unknown....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                         %
                                                                                                        ============

                      ORIGINATION YEAR OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Origination Year                                                        Credit Lines      Balances      Loan Balances
----------------                                                        ------------      --------      -------------
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

                      DAYS DELINQUENT AS OF CUT-OFF DATE

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Days Delinquent                                                         Credit Lines      Balances      Loan Balances
---------------                                                         ------------      --------      -------------
30-59......................................................
60-89......................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

     No assurance can be given that the values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant or have not declined. For information concerning possible declines in value of the Mortgaged Properties, see "RISK FACTORS -- Property Values May Be Insufficient" in the Prospectus.


                    MATURITY AND PREPAYMENT CONSIDERATIONS


          The Agreement provides that the Certificateholders will not receive payments of principal until the Distribution Date on _____________ (i.e., the first Distribution Date after the first Collection Period following the end of the Revolving Period) or, if earlier, the Distribution Date in the month after the first Collection Period of an Early Amortization Event. During the Amortization Period, Certificateholders will be entitled to receive on each Distribution Date the Investor Percentage described herein of the Principal Collections received in the preceding Collection Period until the Certificate Principal Balance is reduced to zero. Allocations of Principal Collections based on the Investor Percentage (which is fixed for the Amortization Period to equal the percentage derived from dividing the Certificate Principal Balance by the Pool Balance, in each case at the end of the Revolving Period) may result in distributions of principal to the Certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining Certificate Principal Balance bears to the Pool Balance. [The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the

Agreement, including the conditions described herein, to remove Mortgage Loans from the Trust at any time during the life of the Trust (including the Amortization Period), so long as the Pool Balance after such removal is not less than the Pool Balance at the Closing Date. The Transferor may also, under certain circumstances, add Eligible Additional Mortgage Loans to the Trust. Such removals and additions may affect the rate at which principal is distributed to Certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- Transfers of Eligible Additional Mortgage Loans to the Trust" and "--Optional Retransfers of Mortgage Loans to the Transferor."]

          All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the life of the Certificates.

          The rate of prepayment on the Mortgage Loans cannot be predicted.
Home equity credit lines such as the Mortgage Loans have been originated in significant volume only during the past ten years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans will amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than, those of traditional fully-amortizing first mortgages. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in ___________, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the Loan Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is obligated to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS -- 'Due-on-Sale' Clauses in Mortgage Loans" in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the Mortgage Loans is different than the rate anticipated by such investor at the time such Certificates were purchased.

          Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire principal outstanding balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers. Because the Mortgage Loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

          No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES -- Weighted Average Life of the Certificates" in the Prospectus.


                        DESCRIPTION OF THE CERTIFICATES

          The Certificates will be issued pursuant to the Agreement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

          The Certificates will be issued in denominations of [$1,000] and integral multiples thereof and will evidence specified undivided interests in the Trust. [Definitive] Certificates[, if issued,] will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          The outstanding principal amount of the Certificates ("Certificate Principal Balance") will be equal to the initial principal amount of the Certificates, minus the amount of principal payments paid to the Certificateholders, and minus the amount of Certificate Principal Balance Loss Deduction Amounts, if any, which have not been reimbursed as provided herein. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal during the Amortization Period funded from Interest Collections and Principal Collections, respectively, allocated to the investor interest and draws on the [Letter of Credit] [Surety Bond].

          The Transferor initially will own the interest (the "Transferor Interest") not represented by the Certificates. The Transferor Interest will represent an undivided interest in the Trust, including the right to receive certain percentages (the "Transferor Percentage") of Interest Collections and Principal Collections. The initial amount of the Transferor Interest was determined on the basis of, among other factors, the size required to absorb reductions in the aggregate amount of Loan Balances in the Trust without causing an Early Amortization Event, which would result in the early commencement of the Amortization Period. There can be no assurance that the Transferor Interest will be sufficient for such purpose. [While the Transferor is obligated (subject to certain conditions and limitations) to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, there can be no assurance that sufficient Eligible Additional Mortgage Loans will be available.]

          During the Revolving Period, the Certificate Principal Balance will remain constant except in certain limited circumstances. See "--Distributions on the Certificates" below. The Pool Balance, however, will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers under the Loan Agreements, Mortgage Loans are retransferred to the Transferor or Eligible Additional Mortgage Loans are transferred to the Trust. Consequently, the amount of the Transferor Interest will fluctuate each day to reflect the changes in the Pool Balance. During the Amortization Period, the Certificate Principal Balance will decline as the Investor Percentage of Principal Collections is distributed to the Certificateholders. As a result, during the Amortization Period, the Transferor Interest may increase each month to reflect the reductions in the Certificate Principal Balance but may change each day to reflect the variations in the Pool Balance.


ASSIGNMENT OF MORTGAGE LOANS

          At the time of issuance of the Certificates, the Transferor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan conveyed by it to the Trust, including all principal (including Net Liquidation Proceeds) and interest received on or with respect to each such Mortgage Loan on or after the Cutoff Date. The Trustee, concurrently with such transfer, will deliver the Certificates and the Transferor Interest to the Transferor. Each Mortgage Loan assigned to the Trust will be identified in a schedule appearing as an exhibit to the Agreement.

          The Transferor will deliver the files containing, among other things, the Loan Agreement, the Mortgage Note and the Mortgage relating to each Mortgage Loan (the "Mortgage Files") to the Trustee (or a custodian on its behalf) on the Closing Date. The Trustee (or a custodian on its behalf) will review each Mortgage

File within ________ days of receipt thereof. If any such document is found not to have been executed or received or to be unrelated to the Mortgage Loan or to have not been recorded as required by the Agreement, the Trustee (or custodian on its behalf) will notify the Transferor, which shall have a period of ___ days after such notice to correct or cure such defect. If the defect cannot be cured within the ____ day period, the Transferor will be obligated to accept the retransfer of such Mortgage Loan from the Trust. Upon such retransfer, the Loan Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest by the same amount. If the deduction would cause the Transferor Interest to become less than zero, the Transferor will be obligated to make a deposit in the Collection Account in the amount ("Retransfer Deposit Amount") by which the Transferor Interest is less than zero. Notwithstanding the foregoing, however, no such retransfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Transferor to accept a retransfer of a defective Mortgage Loan and, if applicable, pay the Retransfer Deposit Amount, is the sole remedy regarding any defects in the Mortgage Files available to the Trustee or the Certificateholders.

          The Transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan including combined Loan-to-Value Ratio and minimum Loan Rate. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trust, the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer in the related Mortgage Loan, the Transferor will have a period of ___ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the ___ day period, the Transferor will be obligated to accept a retransfer of the Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the preceding paragraph for the retransfer of a Mortgage Loan respecting which there is a defect in the Mortgage File will apply to the retransfer of a Mortgage Loan that is required to be retransferred because of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

          Any Mortgage Loan required to be retransferred to the Transferor as described in the preceding two paragraphs is referred to as a "Defective Mortgage Loan."

          The Transferor may, but is not obligated to, retransfer a Defective Mortgage Loan to the Trust within ___ days of the transfer of such Defective Mortgage Loan to the Transferor if all defects in respect of such Defective Mortgage Loan have been cured and such Defective Mortgage Loan satisfies the applicable representations and warranties in the Agreement at the time of such retransfer to the Trust.

[TRANSFERS OF ELIGIBLE ADDITIONAL MORTGAGE LOANS TO THE TRUST

          If, for each of five consecutive business days during the Revolving Period, the Transferor Interest for each such date is less than [10%] of the Pool Balance, then not later than the first business day of the calendar month beginning at least ten business days after such fifth business day thereafter the Transferor will be obligated to transfer to the Trust Eligible Additional Mortgage Loans (but only to the extent available in the Transferor's portfolio), which may be generated under home equity credit lines in any billing cycle, so that, after giving effect to such transfer, the Transferor Interest will equal at least [10%] of the Pool Balance on such date. An Eligible Additional Mortgage Loan is a home equity loan that was originated under a Loan Agreement that, as of the date of notice by the Transferor to the Trustee, the Servicer and the [Letter of Credit] [Surety Bond] Issuer of its transfer to the Trust (the "Notice Date"), was an Eligible Loan and that, as of the Notice Date, complies with the representations and warranties described under "Assignment of Mortgage Loans" above. The Transferor must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the
Trust:  (i) the Pool Balance, after giving effect to such transfer, will not
exceed $        ; (ii) the Mortgage Files for such Eligible Additional Mortgage
Loans shall have been delivered to the Trustee (or a custodian on its behalf); and (iii) the Transferor shall have given notice of the proposed transfer to the Rating Agency and the Rating Agency has not notified the Transferor in writing prior to the transfer date that such transfer will result in a reduction or withdrawal of its then-current rating for the Certificates.

          In addition, the Transferor may, at its election, transfer Eligible Additional Mortgage Loans subject to satisfaction of the conditions described above.]

[OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

          Subject to the conditions specified in the Agreement, the Transferor may, at its option, require the retransfer of one or more Mortgage Loans (which may have been generated under a Loan Agreement in any billing cycle) from the Trust to it on the last day of any Collection Period. The Pool Balance after giving effect to such retransfer must not be less than the Pool Balance on the Closing Date. The Transferor will be required to satisfy the following conditions, among others: (i) the Transferor shall reasonably believe that such retransfer will not cause an Early Amortization Event to occur; (ii) as of the fifth business day prior to the proposed transfer, not more than 10% (based on Loan Balances) of the Mortgage Loans (after giving effect to the proposed transfer) are delinquent more than 30 days and the weighted average delinquency of all of the Mortgage Loans (before and after giving effect to the proposed transfer) is not more than 60 days; (iii) the Transferor shall have represented that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer were used to select the Mortgage Loans to be removed; (iv) the Transferor shall have received evidence satisfactory to it that the reassignment will not, as of the date thereof, prevent the transfer of the Mortgage Loans (including any Additional Balances) to the Trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that such reassignment will, as of the date thereof, prevent such transfer from being recognized as a sale for regulatory purposes; and (v) each Rating Agency shall have been notified of the proposed retransfer and prior to the date of retransfer has not notified the Transferor in writing that such retransfer would result in a reduction or withdrawal of its then-current rating of the Certificates.]

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

          The Servicer will follow such collection procedures with respect to the Mortgage Loans as it follows from time to time with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. See "SERVICING OF LOANS -- Collection Procedures; Escrow Accounts" in the Prospectus.

          The Servicer will establish and maintain a separate account in the name of the Trustee for the benefit of the Certificateholders and the [Letter of Credit] [Surety Bond] Issuer (the "Collection Account"). See "SERVICING OF LOANS -- Deposits to and Withdrawals from the Collection Account" in the Prospectus. [The Collection Account will be established initially with the trust department of the Trustee.] Funds in the Collection Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date. Eligible Investments consist of certain investments acceptable to each Rating Agency for a structured transaction having the rating initially assigned to the Certificates. All net income and gain realized from any such investment will be paid to the Servicer.

          Investor Percentage and Transferor Percentage. Pursuant to the Agreement, the Servicer will allocate between the Investor Interest and the Transferor Interest all amounts (including any Net Liquidation Proceeds) collected under the Mortgage Loans on account of interest ("Interest Collections"), all amounts (including Net Liquidation Proceeds) collected under the Mortgage Loans on account of principal ("Principal Collections") and the amount of the unrecovered Loan Balance of any Defaulted Mortgage Loan at the end of the Collection Period in which such Defaulted Mortgage Loan became a Defaulted Mortgage Loan (the "Liquidation Loss Amount"). A "Defaulted Mortgage Loan" is a Mortgage Loan that has been written off as uncollectible by the Servicer. The Collection Period for a Distribution Date is the calendar month preceding such Distribution Date or, in the case of the first Distribution Date, the period from the Cut-off Date through the last day of the calendar month preceding the month in which such Distribution Date occurs. The Servicer will make each allocation by reference to the Investor Percentage and the Transferor Percentage applicable in each case during a Collection Period.

          For convenience, this Prospectus Supplement refers to the Investor Percentage with respect to Interest Collections, Principal Collections and Liquidation Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each Collection Period, and will vary primarily as a result of changes in the Pool Balance.

          The Investor Percentage will be calculated as follows:

          Interest Collections and Liquidation Loss Amounts. When used with respect to Interest Collections and Liquidation Loss Amounts at any time, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the immediately preceding Collection Period (or, in the case of the first Collection Period, as of the Closing Date).

          Principal Collections during the Revolving Period. When used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the immediately preceding Collection Period (or in the case of the first Collection Period, as of the Closing Date).

          Principal Collections during the Amortization Period. When used with respect to Principal Collections during the Amortization Period, "Investor Percentage" means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the Pool Balance, in each case as of the end of the Revolving Period.

          The Transferor Percentage will, in all cases, be equal to 100% minus the applicable Investor Percentage.

          As a result of the calculations described above, Interest Collections in each Collection Period will be allocated to the Certificateholders based on the relationship of the Certificate Principal Balance to the Pool Balance (which may fluctuate from month to month). As described above, the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month during the Revolving Period, because the Certificate Principal Balance as
a percentage of the Pool Balance will fluctuate from month to month.   During
the Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest will be determined by reference to a fixed percentage which will be equal to the Investor Percentage with respect to Principal Collections on the last day of the Revolving Period.

          Deposits in the Collection Account and Payments to the Transferor. On and after the Closing Date, the Servicer will, subject to the following paragraph, deposit on a daily basis [within two business] days following receipt thereof (i) during each Collection Period in the Revolving Period, the Investor Percentage of Interest Collections and (ii) during each Collection Period in the Amortization Period, the Investor Percentage of all Interest Collections and Principal Collections. The Servicer will pay to the Transferor within two business days of its receipt thereof (i) during each Collection Period in the Revolving Period, the Transferor Percentage of all Interest Collections and, if the Transferor Interest (after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the Trust on such day) is equal to or greater than zero, the Transferor Percentage of all Principal Collections and the Investor Percentage of all Principal Collections and (ii) during each Collection Period in the Amortization Period, the Transferor Percentage of Interest Collections and, if the Transferor Interest (after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the Trust on such day) is greater than zero, the Transferor Percentage of all Principal Collections.

          The Trustee will establish and maintain a separate account (the "Distribution Account"). On the business day preceding each Distribution Date the Servicer will transfer amounts in the Collection Account for distribution to Certificateholders to the Distribution Account.

          The Trustee will deposit in the Distribution Account any amounts drawn on the [Letter of Credit] [Surety Bond] as described below.

          Any Principal Collections not paid to the Transferor because of the limitations described above ("Unallocated Principal Collections"), will be deposited and retained in the Collection Account for payment to the Transferor, during the Revolving Period, if and when the Transferor Interest is greater than zero and, during the Amortization Period, to the Certificateholders.


DISTRIBUTIONS ON THE CERTIFICATES

          Beginning with the Distribution Date occurring in ______________, distributions on the Certificates will be made by the Trustee out of amounts on deposit in the Distribution Account on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the [day prior to each Distribution Date] (the "Record Date"), except as provided in "Registration of Certificates" below. The term "Distribution Date" means the ___ day of each month (or if such ___ day is not a business day the next succeeding business day). Distributions will be made by check mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $________, by wire transfer or otherwise) to the address of the person entitled thereof [(which, in the case of Book-Entry Certificates, will be DTC or its nominee)] as it appears on the Certificate Register in amounts calculated as described herein on the _____ business day (but no later than the _____ calendar day) of the month in which the related Distribution Date occurs (the "Determination Date"). However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution.

          Distributions of Interest Collections and Required Amounts. On each Distribution Date, the Trustee, on behalf of the Trust, shall pay the following amounts in the following order of priority to the following persons from the Investor Interest of all Interest Collections collected during the related Collection Period, together with the Required Amount, if any, drawn on the [Letter of Credit] [Surety Bond] for such Distribution Date.

          [(i) to the Certificateholders, interest at the Certificate Rate for the Interest Period preceding such Distribution Date on the Certificate Principal Balance outstanding immediately prior to such Distribution Date;

          (ii) to the Certificateholders, any interest on the Certificates accrued in accordance with clause (i) that has not been previously distributed to Certificateholders plus, to the extent legally permissible, interest thereon at the Certificate Rate applicable from time to time (an "Unpaid Interest Shortfall");

          (iii) to the Servicer, the Investor Servicing Fee for the related Interest Period and all accrued and unpaid Investor Servicing Fees for previous Interest Periods;

          (iv) if such Distribution Date is in the Revolving Period, to the Transferor, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding Collection Period; provided that the Transferor Interest (after giving effect to any transfers of Additional Balances and Eligible Additional Mortgage Loans on such date and to the distribution of such Liquidation Loans Amount) is equal to or greater than zero;

          (v) if such Distribution Date is in the Amortization Period, to the Certificateholders, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding Collection Period;

          (vi) to the Certificateholders, the aggregate of the amounts allocable pursuant to clause (v) that were not previously distributed pursuant to such clause (each such undistributed amount being referred to herein as a "Certificate Principal Balance Loss Deduction Amount"); and

          (vii) to the Certificateholders, accrued and unpaid interest on each unreimbursed Certificate Principal Balance Loss Deduction Amount (such interest being calculated at the Certificate Rate for each Interest Period during which such unreimbursed amount was outstanding.]

          Any amounts remaining in the Collection Account collected during or with respect to the preceding Collection Period, after all other distributions have been made, will be distributed to the [Letter of Credit] [Surety Bond] Issuer.

          A Certificate Principal Balance Loss Deduction Amount represents a loss of principal in respect of Defaulted Mortgage Loans allocable to the Investor Interest and will arise when the Investor Percentage of Interest Collections and the Required Amount are not sufficient to cover such loss, in accordance with the priority of distributions described above. As described under "General" above, any Certificate Principal Balance Loss Deduction Amounts which have not been reimbursed, as provided herein, will reduce the Certificate Principal Balance.

          The Required Amount for each distribution Date will be the lesser of
(i) the [Letter of Credit] [Surety Bond] Amount and (ii) the amount, if any, by which (a) the full amount distributable on such Distribution Date pursuant to clauses (i) through (vii) above exceeds (b) the Investor Percentage of the Interest Collections for the related Collection Period. The Required Amount will be drawn on the [Letter of Credit] [Surety Bond].

          Distributions of Principal. On each Distribution Date after the first Collection Period in the Amortization Period, the Trustee will distribute to the Certificateholders the Investor Percentage of Principal Collections received in the preceding Collection Period. In addition, the Trustee will distribute to Certificateholders on any Distribution Date during the Amortization Period any Retransfer Deposit Amount (or draw on the [Letter of Credit] [Surety Bond] in respect thereof) received in the preceding Collection Period and any Unallocated Principal Collections then on deposit in the Distribution Account. The aggregate distributions of principal to the Certificateholders will not exceed the Initial Certificate Principal Balance.

          [Calculation of Certificate Rate. With respect to the initial Distribution Date, the Certificate Rate will equal __%. Thereafter, on each Distribution Date, the Certificate Rate will be equal to LIBOR as of the second London Business Day (as defined below) prior to the immediately preceding Distribution Date plus ________ basis points. However, if the Certificate Rate calculated as described in the preceding sentence for any such Distribution Date is greater than the weighted average of the Net Loan Rates for the Mortgage Loans for the preceding Collection Period, the Certificate Rate for any such Distribution Date will be equal to the weighted average of the Net Loan Rates. The Net Loan Rate for a Mortgage Loan is its Loan Rate less the Servicing Fee Rate. Interest payable on any Distribution Date will accrue on the Certificates from the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day preceding such Distribution Date (an "Interest Period"). All calculations of interest accrued on the Certificates will be made on the basis of [the actual number of days in an Interest Period and a year assumed to consist of 360 days.]

          The term "Certificate Principal Balance" means (i) the original principal amount of the Certificates less (ii) all amounts previously distributed to Certificateholders under "-Distributions of Principal" above, less (iii) the aggregate of all unreimbursed Certificate Principal Balance Loss Deduction Amounts.

          Calculation of LIBOR. "LIBOR" with respect to any Distribution Date will be determined by the Trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month

(the "Index Maturity") commencing on the second London Business Day (as defined below) prior to the previous Distribution Date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London time, on such date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such distribution Date will be determined at approximately 11:00 A.M., London time, on such determination date on the basis of the rate at which deposits in the United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Distribution Date will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such determination date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Trustee are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

          [For purposes of calculating LIBOR, a "London Business Day" will be any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.)]


THE [LETTER OF CREDIT] [SURETY BOND]

          On the Closing Date, the [Letter of Credit] [Surety Bond] Issuer will issue the [Letter of Credit] [Surety Bond] in favor of the Trustee on behalf of the Trust to support payments on the Certificates. On each Determination Date, the Servicer will determine the amounts required to be drawn on the [Letter of Credit] [Surety Bond], up to the [Letter of Credit] [Surety Bond] Amount, on the related Distribution Date. On each Distribution Date, any amounts remaining in the Collection Account with respect to the preceding Collection Period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond] Issuer. See "Distributions on Certificates" above.

          The amount available under the [Letter of Credit] [Surety Bond] (the "Letter of Credit] [Surety Bond] Amount") for the initial Distribution Date will be $_________. For each Distribution Date thereafter, the [Letter of Credit] [Surety Bond] Amount will equal the lesser of (i) ___% of the Pool Balance as of the first day of the preceding Collection Period (after giving effect to any amounts distributed with respect to principal of the Mortgage Loans on the Distribution Date occurring in such preceding Collection Period) and (ii) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding Collection Period, minus any amounts drawn under the [Letter of Credit] [Surety Bond] during such preceding Collection Period, plus any amounts paid to the [Letter of Credit] [Surety Bond] Issuer on the Distribution Date occurring in such preceding Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].


EARLY AMORTIZATION EVENTS

          As described above, the Revolving Period will continue until the close of business on the last day of __________ unless an Early Amortization Event occurs prior thereto. The term "Early Amortization Event" refers to any of the following events:

          [(a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement within five business days after such payment or deposit is required to be made, (ii) to record assignments when required or (iii) to observe or perform in any material respect any other covenants or agreements of the Servicer or the Transferor set forth in the Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders and which, in the case of clause (iii), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders or the [Letter of Credit] [Surety Bond Issuer] for such period;

          (b) any representation or warranty made by the Transferor in the Agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has accepted retransfer of the related Mortgage Loan or all such Mortgage Loans, if applicable, during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions of the Agreement;

          (c) the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

          (d) if the Transferor fails to transfer to the Trust Eligible Additional Mortgage Loans by the time it is required to do so;

          (e) an Event of Default under the Agreement (as described in the Prospectus under "THE TRUST AGREEMENTS -- Events of Default") occurs;

          (f) the occurrence of certain events of insolvency, receivership or conservatorship relating to the Transferor;

          (g)  the [Letter of Credit] [Surety Bond] Amount is less the      % of
the Certificate Principal Balance; or

          (h) if the average of the Investor Percentage of Interest Collections for any three consecutive Collection Periods is less than the amounts to be distributed to Certificateholders as set forth in subsections (i) through (vii) under "Distributions on the Certificates -- Distributions of Interest Collections and Required Amounts" above for the three Distribution Dates relating to such Collection Periods.]

          [In the case of any event described in clauses (a), (b) or (e), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in such clauses, either the Trustee or holders of Certificates evidencing Percentage Interests aggregating more than 51% or the [Letter of Credit] [Surety Bond] Issuer (but only if the [Letter of Credit] [Surety Bond] is outstanding or the [Letter of Credit] [Surety Bond] Issuer has not been fully reimbursed for all amounts paid to the Trust by the [Letter of Credit] [Surety Bond] Issuer), by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (f) (g) or (h), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or the [Letter of Credit] [Surety Bond] Issuer immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution

Date following the month in which the Early Amortization Event occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than ____________, the date on which the Amortization Period is scheduled to commence, Certificateholders will begin receiving distributions of principal earlier than they would otherwise have been the case under the Agreement, which may shorten the final maturity of the Certificates.]

OPTIONAL TERMINATION

          The Transferor may effect a retransfer of the Certificateholders' interest in each Mortgage Loan, and all property acquired in respect of any Mortgage Loan, remaining in the Trust for an amount equal to the sum of the Certificate Principal Balance plus accrued and unpaid interest thereon at the applicable Certificate Rate through the day preceding the final Distribution Date if the Certificate Principal Balance immediately prior to the final Distribution Date is less than or equal to [5%] of the original Certificate Principal Balance. The purchase price will be distributed to the Certificateholders in lieu of the amount that would otherwise be distributed if such option were not exercised, which will be applied as provided in the Agreement.

[REGISTRATION OF CERTIFICATES

          The Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilities the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

          Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede, as nominee of DTC, and Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants.

          While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

          Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer

Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificates Owners.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

          Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Servicer or the Trustee is unable to locate a qualified successor, (ii) the Servicer, at its sole option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, DTC, at the direction of Certificate Owners owing Certificates evidencing Percentage Interests aggregating at least 51%, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon the issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. If Definitive Certificates are issued, the Record Date may be changed to the last day of the month immediately preceding the related Distribution Date.

          DTC has advised the Servicer and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Certificates are credited. DTC has advised the Servicer that DTC will take such action with respect to any Percentage Interests of the Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.]

                                THE TRANSFEROR

     The Transferor is a federally chartered stock savings bank. The Transferor's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Transferor's telephone number is (301) 986-7000.
The Transferor is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

     At _________, 199_, the Transferor had consolidated assets of approximately $____ billion, deposits of approximately $___ billion, and stockholders' equity of approximately $_____ million. As a savings bank chartered under the laws of the United States, the Transferor is subject to certain minimum regulatory capital requirements imposed under the Financial Institution Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At ________, 199_, the Transferor's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were _____%, ______%, _______% and ________%, respectively. As of such date, the Transferor's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The OTS has the discretion to treat a "well-capitalized" institution as an

"adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

     Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts, like the Bank, to convert their charters to national or state bank charters and the House Banking Committee approved a version of such legislation on June 20, 1997 which is currently under consideration by the House Commerce Committee. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the bill approved by the House Banking Committee contains grandfather provisions that address many of these issues, the Bank cannot determine at this time whether, or in what form, such legislation may eventually be enacted and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank or the Real Estate Investment Trust.


                                USE OF PROCEEDS

          The net proceeds to be received from the sale of the Certificates will be applied by the Transferor for general corporate purposes.


                        LEGAL INVESTMENT CONSIDERATIONS

          Although, as a condition to their issuance, the Certificates will be rated in the [highest] rating category of the Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because most of the Mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.


                                 UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, dated ______________, (the "Underwriting Agreement"), between the Transferor and ____________________ (the "Underwriter"), the Transferor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Transferor, all of the Certificates.

          The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

          The distribution of the Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

          The Underwriting Agreement provides that the Transferor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


                                 LEGAL MATTERS

          Certain legal matters with respect to the Certificates will be passed upon by Shaw, Pittman, Potts & Trowbridge, New York, New York.


                                    RATING

          It is a condition to issuance that the Certificates be rated not lower than _________ by Standard & Poor's Corporation and ________________ by Moody's Investors Service Inc.

          A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

--------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON. THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH
SECURITIES IN ANY STATE OR JURISDICTION IN WHICH,
OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT THE INFORMATION CONTAINED HEREIN OR
THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

               TABLE OF CONTENTS
                  [Version 1]

                                             Page
                                             ----
             Prospectus Supplement
Summary of Terms                              S-4
Risk Factors                                 S-12
The [Letter of Credit] [Surety Bond] Issuer  S-13
The Chevy Chase Home Equity Lending Program  S-14
The Mortgage Pool                            S-21
Maturity and Prepayment Considerations       S-27
Description of the Certificates              S-28
The Transferor                               S-38
Use of Proceeds                              S-39
Legal Investment Considerations              S-39
Underwriting                                 S-39
Legal Matters                                S-40
Rating                                       S-40

                   Prospectus
Prospectus Supplement                           3
Reports to Holders                              3
Available Information                           3
Incorporation of Certain Documents
  by Reference                                  4
Summary of Terms                                5
Risk Factors                                   16
Description of the Securities                  20
The Trust Funds                                24
Enhancement                                    31
Servicing of Loans                             31
The Agreements                                 38
Certain Legal Aspects of the Loans             47
The Transferor                                 57
Use of Proceeds                                57
Federal Income Tax Considerations              57
State Tax Considerations                       79
ERISA Considerations                           79
Legal Investment                               80
Plan of Distribution                           80
Legal Matters                                  81
Glossary of Terms                              82

--------------------------------------------------

--------------------------------------------------

              $

              CHEVY CHASE BANK, F.S.B
              Transferor and Servicer

              ASSET BACKED CERTIFICATES,
              Series 199_-__

              PROSPECTUS SUPPLEMENT

              _____ __, 199_

--------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                          DATED OCTOBER 24, 1997

                                                                      Version #2
                                                                      ----------
PROSPECTUS SUPPLEMENT
(To Prospectus Dated _________, 1997)

                                $_____________

              [CHEVY CHASE][CAPITOL] HOME EQUITY LOAN TRUST 199 -
         $_________ Home Equity Loan Asset-Backed Notes, Series 199 -
       $______ Home Equity Loan Asset-Backed Certificates, Series 199 -


          The [Chevy Chase][Capitol] Home Equity Loan Trust 199 - (the "Trust") will be formed pursuant to a trust agreement to be dated as of __________, 199_ (the "Trust Agreement") and entered into by Chevy Chase Bank, F.S.B. (the "Transferor") and _______________________, as owner trustee (the "Owner Trustee"). The Trust will issue $_____________ aggregate principal amount of Home Equity Loan Asset-Backed Notes, Series 199 - (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of _________, 199_ (the "Indenture"), between the Trust and _________, as indenture trustee (the "Indenture Trustee"). The Trust will also issue $_____________ aggregate principal amount of Home Equity Loan Asset-Backed Certificates, Series 199 - (the "Certificates" and, together with the Notes, the "Securities").

          The Trust will consist of certain [adjustable rate] [fixed rate] home equity revolving credit line loans (the "Mortgage Loans") secured primarily by second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties, the collections in respect of such Mortgage Loans, and certain other property relating to such Mortgage Loans, including the benefit of a [Letter of Credit] [Surety Bond] as described more fully herein.

          Distributions of principal and interest on the Notes will be made on the ________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing in ______________, 199_ to the extent described herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to LIBOR (as defined herein) plus ___% per annum] [___% per annum] thereafter.

          The Certificates will represent fractional undivided interests in the Trust. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to LIBOR plus ___% per annum] [___% per annum] thereafter.

          Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.

          There is currently no market for the Securities offered hereby. __________________ (the "Underwriter") intends to make a secondary market in the Securities but is under no obligation to do so. There can be no assurance that such a market will develop or if it does develop that it will continue.

          POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-13 HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

                            ----------------------

THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. THE SECURITIES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Securities offered hereby will be purchased by the Underwriter from the Transferor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Transferor from the sale of the Notes are expected to be $_______ and from the sale of the Certificates are expected to be $_________ before deducting expenses payable by the Transferor estimated to be $_________.

          The Securities are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of the Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about ____________, 199_. [The Notes will be offered in Europe and the United States of America.]


                           _________________________



                            _________________, 199_

          Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as Underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                           _________________________

          Each Series of Securities offered hereby constitute part of a separate Series of Asset-Backed Securities being offered by Chevy Chase Bank, F.S.B. from time to time pursuant to its Prospectus dated ________ ___, 1997. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               SUMMARY OF TERMS


          The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the "GLOSSARY OF TERMS" in the Prospectus for the definitions of certain capitalized terms.

Trust...................   [Chevy Chase][Capitol] Home Equity Loan Trust 199_
                           (the "Trust" or the "Issuer"), a Delaware business trust established pursuant to the Trust Agreement (as defined herein), dated as of __________, 199_ (the
                           "Cut-off Date"). The property of the Trust will include: a pool of [adjustable] [fixed] rate home equity loan revolving credit line loans (the
                           "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Loan
                           Agreements") and secured primarily by second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the
                           "Mortgaged Properties"); the collections in respect of the Mortgage Loans received on and after the Cut-off Date; the Mortgages on the properties securing the Mortgage Loans, including property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; [a surety bond or letter of credit]; rights under certain hazard insurance policies covering the Mortgaged Properties;
                           and certain other property, as described more fully herein.

                           The Trust will include the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "Cut-off Date Principal Balance") plus any additions thereto as a result of new advances made pursuant to the applicable Loan Agreement (the "Additional Balances") during the life of the Trust. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Loan (other than a Liquidated Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Loan after the final recovery of related Liquidation Proceeds will be zero.

Securities Offered......   $______ Home Equity Loan Asset-Backed Notes, Series
                           199 - (the "Notes"); and $_____ Home Equity Loan
                           Asset-Backed Certificates, Series 199- (the
                           "Certificates" and, together with the Notes, the "Securities"). Each Security represents the right to receive payments of interest at the variable rate described below, payable monthly, and payments of principal at such time and to the extent provided below.

Transferor and Servicer.   Chevy Chase Bank, F.S.B. ("Chevy Chase"), a federally
                           chartered stock savings bank, with its principal executive offices located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000. See "THE TRANSFEROR" herein and in the Prospectus.


Indenture...............   The Notes will be issued pursuant to an indenture
                           dated as of ___________, 199_ (the "Indenture") between the Trust and ________________ in its capacity as indenture trustee (the "Indenture
                           Trustee"). The Indenture Trustee will allocate distributions of principal and interest to holders of the Notes (the "Noteholders") in accordance with the Indenture.

Trust Agreement.........   Pursuant to a trust agreement dated as of
                           ________________ , 199_ (the "Trust Agreement"),
                           among the Transferor, ___________ and
                           ________________ in its capacity as owner trustee
                           (the "Owner Trustee"), the Trust will issue the Certificates in an initial aggregate amount of $____________. The Certificates will represent fractional undivided interests in the Trust.

The Mortgage Loans......   The Mortgage Loans arise under Loan Agreements and
                           are secured by deeds of trust or mortgages (which are primarily second deeds of trust or mortgages) on residential properties located primarily in [ ] that are primarily one- to four-family residential properties. As of ___________, 199_ (the "Cut-off
                           Date"), the aggregate of the Loan Balances of the Mortgage Loans was $ (the "Cut-off Date Pool
                           Balance"), of which approximately % of the Mortgage
                           Loans are secured by properties located in [ ]. The remaining Mortgage Loans are secured by properties located in states, with no single state accounting for more than % of the Cut-off Date Pool Balance. The combined loan-to-value ratio of a Mortgage Loan, computed at the maximum amount the borrower was permitted to draw down under the Loan Agreement (the
                           "Credit Limit") and taking into account the amounts of any related senior mortgage loans (the "Combined
                           Loan-to-Value Ratio"), based upon a valuation (as described under "THE CHEVY CHASE HOME EQUITY LENDING
                           PROGRAM") of the Mortgaged Property obtained by the Bank at the time of execution of the loan agreement governing such Home Equity Credit Line, generally did not exceed %, subject to exceptions deemed appropriate by the Transferor. The weighted average
                           Combined Loan-to-Value Ratio of the Mortgage Loans, as described under "THE MORTGAGE POOL," was approximately % as of the Cut-off Date. See "THE
                           CHEVY CHASE HOME EQUITY LENDING

                           PROGRAM" and "THE MORTGAGE POOL" herein.

                           Interest on each Mortgage Loan is payable monthly and computed on the average daily outstanding Loan Balance for each billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to minimum and maximum rates, as described herein under "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM," and further subject to applicable usury limitations) to the sum of (i) the [prime rate published in the "Money Rates" section of the Wall Street Journal on the ___ calendar day of each month (or, if no rate is published on the ____, then on the next succeeding calendar day on which a prime rate is published)] and
                           (ii) a margin, currently %. See "THE MORTGAGE POOL" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS -- Applicability of Usury Laws" in the Prospectus. Principal amounts may be drawn down by the borrower under the Loan Agreement from time to time, subject to the borrower's Credit Limit. A borrower may repay principal at any time. The Cut-off Date Loan Balances of the Mortgage Loans ranged from $0.00 to $ and averaged $ . Credit Limits under the Loan Agreements as of the Cut-off Date ranged from approximately $ to $ and averaged $ . Each Loan was originated in the period from ______ to ___________, 199 , and, was of the Cut-off Date, the weighted average loan utilization rate was approximately %. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM" and "THE MORTGAGE POOL" herein.

Collections.............   All collections on the Mortgage Loans will be
                           allocated by the Servicer in accordance with the Loan
                           Agreements between amounts collected in respect of interest ("Interest Collections") and amounts collected in respect of principal ("Principal
                           Collections" and collectively with Interest
                           Collections, the "Collections"). The Servicer will generally deposit Collections distributable to the Holders in an account established for such purpose under the Sale and Servicing Agreement (the
                           "Collection Account"). See "DESCRIPTION OF THE
                           SECURITIES -- Payments on Mortgage Loans; Deposits to
                           Collection Account" herein and "SERVICING OF LOANS --
                           Deposits to and Withdrawals from the Collection
                           Account or the Certificate Account" in the Prospectus.

Description of
 the Securities

  A.  Distributions.....   On each Distribution Date, collections on the
                           Mortgage Loans will be applied in the following order of priority:

                             (i) to the Servicer, the Servicing Fee;

                             (ii) as payment for the accrued interest due and
                                  any overdue accrued interest (with interest thereon) on the respective Security Balance of the Notes and the Certificates;

                            (iii) as principal on the Securities, the excess of
                                  Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificate, pro rata, based on their respective Principal Balances;

                             (iv) as principal on the Securities, as payment for
                                  any Liquidation Loss Amounts on the Mortgage
                                  Loans;

                              (v) as payment for the premium on the [Letter of
                                  Credit] [Surety Bond];

                             (vi) to reimburse prior draws made on the [Letter
                                  of Credit] [Surety Bond]; and

                            (vii) any remaining amounts to the Transferor.

                         As to any Distribution Date, "Collection Period" is the
                           calendar month preceding the month of such Distribution Date.

                         "Liquidation Loss Amount" means with respect to any
                           Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.

B. Note Rate............   Interest will accrue on the unpaid Principal Balance
                           of the Notes at the per annum rate (the "Note Rate") equal to ____% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding
                           Distribution Date to but excluding such current
                           Distribution Date (each, an "Interest Actual Period") at [a floating rate equal to LIBOR (as defined herein) plus ____% [___%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

C. Pass-Through Rate....   Interest will accrue on the unpaid Principal Balance
                           of the Certificates at the per annum rate (the "Pass-
                           Through Rate") equal to ____% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus ____%
                           [____%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual
                           Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

D. Distribution Date....   The ___ day of each month or, if such day is not a
                           Business Day, the next succeeding Business Day, commencing in _________, 199__. A "Business Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New
                           York [and_______] are authorized or obligated by law, regulations or executive order to be closed.

E. Record Date..........   The last day preceding a Distribution Date or, if the
                           Securities are no longer Book-Entry Securities, the last day of the month preceding a Distribution Date.

F. Final Scheduled
Distribution Dates......   With respect to the Certificates,___________. To the
                           extent not previously paid, the Principal Balance of the Notes will be due on the Distribution Date in ___________, 199___. Failure to pay the full principal balance of Notes on or before the applicable Final Scheduled Distribution Dates constitutes an Event of Default under the Indenture.


G. Forms and Registration. The Securities will initially be delivered in book-
                           entry form ("Book-Entry Notes"). Holders of such Notes may elect to hold their interests through The Depository Trust Company ("DTC"), [in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("Cedel") or the Euroclear System ("Euroclear"), in Europe]. Transfers within DTC [, Cedel or Euroclear, as the case may be,] will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are Book-Entry Notes, such Notes will be evidenced by one or more securities registered in the name of Cede & Co. ("Cede"), as the nominee of DTC [or one of the relevant depositories (collectively, the "European Depositaries")]. Cross-market transfers between persons holding directly or indirectly through DTC[, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other,] will be effected in DTC through Citibank N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The Notes will initially be registered in the name of Cede. The interests of such Holders will be represented by book entries on the records of DTC and participating members thereof. No Holder of a Note will be entitled to receive a definitive note representing such person's interest, except in the event that Notes in fully registered, certificated form ("Definitive Notes") are issued under the limited circumstances described in "DESCRIPTION OF THE SECURITIES -Definitive Certificates" in the Prospectus. All references in this Prospectus Supplement to Notes reflect the rights of Holders of such Notes only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC. See "RISK FACTORS - Book-Entry Securities."

H. Denominations........   The Securities will be issued in the minimum
                           denominations of $1,000 and integral multiples of $1,000 in excess thereof.

[Letter of Credit]
[Surety of Bond]
Issuer..................   ---------------- (the "[Letter of Credit] [Surety
                           Bond] Issuer"). See "THE [LETTER OF CREDIT] [SURETY
                           BOND] ISSUER" herein.

[Letter of Credit]
[Surety Bond]...........   On the Closing Date, the [Letter of Credit] [Surety
                           Bond] Issuer will issue a [letter of credit] [surety bond] (the "[Letter of Credit] [Surety Bond]") in favor of the Owner Trustee on behalf of the Trust. In the event that, on any Distribution Date, available amounts on deposit in the Collection Account with respect to the preceding Collection Period are insufficient to provide for the payment of the amount required to be distributed to the Holders and the Servicer on such Distribution Date, the Owner Trustee will draw on the [Letter of Credit] [Surety Bond], to the extent of the [Letter of Credit] [Surety Bond]
                           Amount for such Distribution Date, in an amount equal to such deficiency. See "DESCRIPTION OF THE
                           SECURITIES --Distributions" herein and "ENHANCEMENT" in the Prospectus.

[Letter of Credit]
[Surety Bond]
Amount..................   The amount available under the [Letter of Credit]
                           [Surety Bond] (the "[Letter of Credit] [Surety Bond]
                           Amount") for the initial Distribution Date will be $
                           . For each Distribution Date thereafter, the [Letter of Credit] [Surety Bond] Amount will equal the lesser of (i) % of the Pool Balance as of the first day of the preceding Collection Period (after giving effect to any amounts distributed with respect to principal of the Mortgage Loans on the Distribution Date occurring in such preceding Collection Period) and
                           (ii) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding Collection Period, minus any amounts drawn under the [Letter of Credit]
                           [Surety Bond] during such preceding Collection
                           Period, plus any amounts paid to the [Letter of Credit] [Surety

                           Bond] Issuer on the Distribution Date occurring in such preceding Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].] See "RISK FACTORS--Limited Protection Against Losses" and "ENHANCEMENT" in the Prospectus.

Servicing...............   The Servicer will be responsible for servicing,
                           managing and making collections on the Mortgage
                           Loans. On the __________ business day, but no later than __________ calendar day, of each month (the
                           "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid, as described herein, with respect to the related Collection Period to the Holders. See
                           "DESCRIPTION OF THE SECURITIES - Distributions" herein. The Servicer will receive a monthly servicing fee in the amount of _____% per annum (the "Servicing
                           Fee Rate"), of the Pool Balance and certain other amounts, as servicing compensation from the Trust.
                           See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM -
                           Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Servicer. See "SERVICING OF
                           LOANS--Certain Matters Regarding the Servicer" and
                           "THE AGREEMENTS -- Events of Default" and "--Rights
                           Upon Events of Default" in the Prospectus.

[Final Payment of Principal;
Termination.............   The Trust will terminate on the Distribution Date
                           following the earlier of (i) ______________________
                           and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. The Mortgage
                           Loans will be subject to optional repurchase by the Servicer on any Distribution Date after the Principal
                           Balance is reduced to an amount less than or equal to $ ([5]% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan
                           Rates through the day preceding the final
                           Distribution Date. See "DESCRIPTION OF THE
                           SECURITIES - Optional Termination" herein and
                           "DESCRIPTION OF THE SECURITIES - Optional
                           Termination" and "THE AGREEMENTS - Termination" in the Prospectus.]

Certain Federal Income Tax
Consequences............   In the opinion of Federal Tax Counsel (as defined
                           herein), for federal income tax purposes, the Notes will be characterized as indebtedness, and the Trust should be characterized as an owner trust and will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each
                           Holder of a Security, by the acceptance of a Security, will agree to treat the Notes as indebtedness and the Trust as an owner trust for federal, state and local income and franchise tax purpose. See "FEDERAL INCOME
                           TAX CONSIDERATIONS" and "STATE TAX CONSIDERATIONS" in the Prospectus.

Legal Investment........   Institutions whose investment activities are subject
                           to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Securities. See
                           "LEGAL INVESTMENT CONSIDERATIONS" herein.

ERISA...................   Generally, plans that are subject to the requirements
                           of ERISA and the Code are permitted to purchase instruments like the Notes that are debt under applicable state law and have no "substantial equity features" without reference to the prohibited transaction requirements of ERISA. In the opinion of Federal Tax Counsel, the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust will hold plan assets by reason of a Plan's investment in the Notes. Accordingly, any Plan fiduciary considering whether to purchase the Notes on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions.

                         Under current law the purchase and holding of the
                           Certificates by or on behalf of any employee benefit plan (a "Plan") subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may result in a "prohibited transaction" within the meaning of ERISA and the Code or other violation of the fiduciary responsibility provisions of ERISA and
                           Section 4975 of the Code. [Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in
                           Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Owner Trustee and the Transferor receive the opinion of counsel reasonably satisfactory to the Owner Trustee and the Transferor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" for ERISA purposes and will not be a prohibited transaction under ERISA or Section 4975 of the Code.] See "ERISA CONSIDERATIONS" in the Prospectus.

Rating..................   It is a condition to the issuance of the Notes that
                           they be rated in the highest and that the Certificates be rated in the [ ] highest, rating category by at least two nationally recognized statistical rating organizations (each a "Rating
                           Agency"). A security rating is not a recommendation to buy, sell or hold securities. See "RATING" herein and "RISK FACTORS -- Ratings Are Not Recommendations" in the Prospectus.

                                 RISK FACTORS


     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

     [Delinquent Mortgage Loans.  The Trust will include Mortgage Loans which
are    days or fewer delinquent.  As of the Cut-off Date, the aggregate Loan
Balance of such delinquent Mortgage Loan was $_____. [In addition, the Mortgage Loans in all likelihood include obligations of borrowers who are or are about to become [bankrupt or insolvent.] If there are not sufficient funds from Interest Collections allocated to the Investor Interest to cover the Liquidation Loss Amount for any Collection Period and the [Letter of Credit] [Surety Bond] Amount has been reduced to zero, the aggregate amount of principal returned to the Securityholders would be reduced.]

     Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including generally economic condition, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loans. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan.

     [Servicer's Ability to Change the Terms of the Loan Agreements. The Servicer may permit an increase in the Credit Limit under a Loan Agreement if the new Credit Limit under the Loan Agreement, plus the outstanding principal balance of any related senior loans, does not exceed (i) ____% (___% for a condominium, townhouse, duplex, or vacation condo/house), if the market value of the Mortgaged Property is $_________ or less, or ___% (___% for a condominium, townhouse, duplex, or vacation condo/house), and if the market value of the Mortgaged Property exceeds $_______, based upon an appraisal or the tax assessed value of the Mortgaged Property at the time the increase was requested. An increase in the Credit Limit under a Loan Agreement in accordance with the previous sentence may be made without the consent of the Trustee. Additional Balances arising under a Mortgage Loan as a result of an increase in the Credit Limit will be treated the same as Additional Balances arising under a Mortgage Loan for which there has been no increase in the Credit Limit. In addition to such changes, the Servicer may agree to other changes in the terms of a Loan Agreement, provided that such changes (i) do not materially adversely affect the interest of the Certificateholders, (ii) are consistent with prudent business practice, (iii) are also being applied to the comparable segment of home equity credit lines being held for the Servicer's own account, and (iv) do not change the terms of the Loan Agreement so as to change the terms for the amortization of principal. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Loan Agreements. The Servicer may also extend the period during which draws under the Loan Agreements may be made.]

     Legal Considerations. The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second deeds of trust or mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of

Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] is exhausted] the Trust and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

     In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Holders from appointing a successor Servicer.

     Book-Entry Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Since transactions in the Securities can be effected only through DTC, [CEDEL, Euroclear,] participating organizations, indirect participants and certain banks, the ability of a Security Owner to pledge a Security to persons or entitles that do not participate in the DTC, CEDEL or Euroclear] system or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

     Security Owners may experience some delay in their receipt of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" herein.

     Security Rating Not a Recommendation. The rating of the Securities will depend primarily on assessment by the Rating Agencies of the Mortgage Loans [and upon the claims-paying ability of the [Letter of Credit] [Surety Bond] provider]. [Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit] [Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities.] The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of the United States withholding tax with respect to non-U.S. persons.


                                   THE TRUST

GENERAL

     The Issuer, [Chevy Chase][Capitol] Home Equity Loan Trust 199__, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to the business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The property of the Trust will consist of: (i) each of the Mortgage Loans;
(ii) collections on the Mortgage Loans received on and after the Cut-off Date;
(iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account

(excluding net earnings thereon); and (v) the [Letter of Credit] [Surety Bond].

     The Trust's principal offices are in __________________, Delaware, in care
of__________________________, as Owner Trustee, at [                       ].


                 THE [LETTER OF CREDIT] [SURETY BOND] ISSUER]

          The following information with respect to ____________ ("___________") has been furnished by ____________________.

                       [DESCRIPTION OF LC/SURETY ISSUER]



                  THE CHEVY CHASE HOME EQUITY LENDING PROGRAM

     Chevy Chase has originated variable-rate home equity revolving lines of credit since 1983. At _________ __, 199_, Chevy Chase had approximately $_____ million aggregate principal amount of outstanding home equity revolving credit line loans. All of such home equity revolving credit line loans are serviced by Chevy Chase.

UNDERWRITING PROCEDURES

     Prior to approving a home equity revolving credit line loan, the Home Equity Department of Chevy Chase undertakes a direct credit investigation of the applicant designed to assess the applicant's ability and willingness to repay the loan. This investigation includes the following procedures: (i) reviewing an independent credit bureau report; (ii) verifying the applicant's employment and income through a review of the applicant's most recent W-2 form or pay stub (or, in the case of self-employed individuals, a minimum of two years of tax returns) or telephone verification (coupled with a request for written confirmation) by the applicant's current employer; (iii) obtaining written verification of the balance of the first mortgage loan, if any; (iv) obtaining and reviewing a written title report to ensure that all liens (including property taxes), except for the first mortgage lien, if any, are paid off prior to or at the time of settlement of the loan; and (v) obtaining a current written appraisal of the property, including appropriate comparable property appraisal information. If an applicant has been employed by a current employer for less than two years, Chevy Chase also obtains verification of employment and income information from the applicant's other employers within the preceding two years.

     Beginning in January, 1996, applicants meeting either of the following criteria may be approved based on the stated income of the applicant, a no-inspection property analysis and a minimum credit score: (i) a requested line of credit of less than $20,000 or (ii) a combined loan-to-value ratio of 60% or less and a requested line of credit of $100,000 or less. The no-inspection property analysis is an appraisal product provided by the Chevy Chase Appraisal Department. This method of valuation renders a value based solely on information gathered through county records, the Multiple Listing Service (MLS) or internal Chevy Chase appraisal data, without a physical inspection of the property. The information obtained is provided in a report and includes the address of the property, a tax identification number, the assessed value of the property (per tax records), the date of the valuation and the estimated value.

     If, after completion of the credit investigation, Chevy Chase accepts the application, it assigns a maximum credit limit for a loan (the "Maximum Credit Limit") based on the prospective borrower's ability to pay and overall creditworthiness, the value of the mortgaged property and an acceptable combined loan-to-value ratio.

     Prior to January 1991, prospective borrowers generally were required to have an effective gross monthly income in excess of $1,000, with effective gross monthly income calculated by subtracting total monthly obligations from total verified gross income. Total monthly obligations generally included first mortgage debt (including escrow payments), other real estate obligations, automobile loans, alimony and child support obligations, and tuition and personal loans (excluding balances to be retired within four months), as well as other obligations that appeared on an independent credit bureau report. If the first mortgage loan contained an adjustable-rate feature, the projected monthly principal and interest payments on such loans were calculated at an annual percentage rate ("APR") of 15%. In addition, applicants were required to have a debt-service ratio not greater than 30%, with the debt-service ratio calculated by dividing the proposed monthly credit line payment by effective gross monthly income.

     In January 1991, Chevy Chase replaced the gross monthly income and debt-service ratio criteria with a debt-to-income ratio test. The debt-to-income ratio is derived by dividing the applicant's monthly payments on all existing obligations, including the proposed home equity loan payment, by the applicant's gross monthly income. If the applicant's debt-to-income ratio exceeds 40% but is less than 55%, the applicant must demonstrate a positive cash flow. Cash flow is determined by using a computer model that estimates future living expenses based on current personal and demographic information. Expenses used in the computation include federal, state and social security taxes as well as estimated living expenses and debt payments. Applicants with a debt-to-income ratio of 46% to 55% may be approved for a loan at a maximum combined loan-to-value ratio of 75%.

     Prospective borrowers also must have a consistent record of timely debt payment (defined generally as payment of debt obligations which have been received within 30 days of their due dates). Applicants with a past history of untimely credit payments may be eligible for a credit line provided they have no current past-due credit and have not had any delinquent payments within the two years preceding the application. In most cases, an application will be rejected if it shows more than one payment delinquent in excess of 30 days on the applicant's first mortgage account.

     In April 1995, Chevy Chase expanded its lending program to incorporate a credit matrix to evaluate the credit background of applicants. Under this program, borrowers with credit histories that do not meet standard underwriting criteria may be eligible for a variable-rate line with a combined maximum loan-to-value ratio of 65% to 75% which is determined based upon a detailed analysis of their credit history. Borrowers under such program may draw on their line of credit for the first five years during which no payment of principal is required. Thereafter, no draws are permitted and the loan will begin to amortize.

     The determination of an acceptable appraised value is a function of the residential property's quality, condition and appreciation history and prospective market conditions. Except as described in the following paragraphs, the combined loan-to-value ratio for loans secured by owner-occupied, single-family properties generally may not exceed 80%, although a maximum combined loan-to-value of 85% was used for loans originated from June 1988 through May 1990. In December 1990, Chevy Chase adopted a tiered combined loan-to-value system for properties with appraised values of greater than $400,000. Under the system, Chevy Chase assigns the following maximum combined loan-to-value ratios to the corresponding increments of a property's appraised value: up to $400,000 (80%), $401,000 to $800,000 (60%), $801,000 to $1,200,000 (40%), $1,200,000 to
$2,000,000 (20%) and over $2,000,000 (ineligible). If the first mortgage loan provides for negative amortization, the maximum combined loan-to-value ratio may not exceed 75%. Certain of the Mortgage Loans will be junior to mortgage loans that provide for negative amortization. The combined loan-to-value ratio for loans secured by condominiums may not exceed 70% (100% for the CreditLine 100 Program). Prior to April 1990, Chevy Chase extended loans secured by single-family rental properties at a maximum combined loan-to-value ration of 70%.
This program was reinstated in January 1994, with a maximum combined loan-to-value ratio of 80%. No Mortgage Loans are secured by investor properties (other than such single-family rental properties) or by commercial or vacation properties.

     In February 1994, Chevy Chase began offering loans secured by owner-occupied, single-family properties with a maximum combined loan-to-value ratio of 90%. Loans approved by Chevy Chase with a combined loan-to-value ratio greater than 80% also must be approved and insured by United Guaranty Residential Insurance Company of North Carolina ("United Guaranty"). United Guaranty provides 100% coverage against losses resulting from borrower default on each insured loan subject to a maximum limit of liability of 10% of the total loans approved in each policy year. (United Guaranty does not cover default which results from the failure of a borrower to pay any balloon payment.)

     In April 1995, Chevy Chase began offering loans secured by single-family, owner-occupied and rental properties with a maximum combined loan-to-value ratio of 100% ("CreditLine 100") with credit limits ranging from $7,500 to $25,000. Under this program, Chevy Chase utilizes a credit scoring model developed and validated by Fair, Isaac & Co. ("FICO"). An applicant must have a minimum FICO score of 700 and a debt-to-income ratio less than 41% to be considered for the CreditLine 100 program. Applicants with a FICO score of at least 650 and a debt-to-income ratio less than 36% are considered under the CreditLine 100 program only if approved by United Guaranty. Chevy Chase offers the CreditLine 100 program without mortgage insurance for purchase money second trusts, for lines secured by condominiums, lines where applicants have a first mortgage with an outstanding balance greater than $250,000 and lines where the applicant's debt-to-income ratio is greater than 35% and less than 40%.

     The minimum home equity revolving credit limit that Chevy Chase will establish is $7,500. Revolving home equity lines of $50,000 or less must be approved by Chevy Chase's home equity underwriting staff. Lines of more than $50,000, up to $200,000, must be approved by the Division Vice President or the Vice President of Production of the Home Equity Department. Lines in excess of $200,000 must be approved by the Transferor's Executive Loan Committee or two officers at the level of Senior Vice President or above.

     United Guaranty insures lines of credit up to $100,000. To meet United Guaranty's underwriting guidelines, an applicant must have a debt-to-income ratio of less than 38% and must have owned the property for at least 90 days. Condominiums or rental properties are not eligible properties under this program. United Guaranty requires that insured loans contain an interest rate cap of 18% and also requires that any existing first mortgage have a balance less than $300,000 and not allow for negative amortization.

     Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report is insured under the title agent's errors and omissions coverage for up to $50,000 for a period of one year from the date of settlement. Chevy Chase also generally obtains title insurance on the mortgaged property, if (i) the home equity revolving credit line will be secured by a first lien on the customer's real estate (unless Chevy Chase is paying off a first lien held by an institutional lender), (ii) the credit line will be subordinate to a first deed of trust held other than by an institutional lender, (iii) the credit line exceeds $200,000,
(iv) the title is held in trust, or (v) the mortgaged property is a rental property.

LOAN TERMS

     A borrower may access a home equity revolving line of credit by (i) writing a check, (ii) telephoning the Home Equity Department and requesting funds to be wire-transferred to a pre-authorized account, (iii) requesting a bank check at a Chevy Chase branch office or (iv) telephoning the Home Equity Department and requesting a cashier's check.

     Home equity loans bear interest at a variable rate and generally are subject to a maximum per annum interest rate of between 18% and 24%. The interest rate on all home equity loans originated before April 1995 adjusts quarterly and, beginning in April 1995, the interest rate on all new home equity loans adjusts monthly. The daily periodic rate is 1/365th (generally 1/366th in the case of leap years) of the APR, which is the sum of the Base Rate plus a margin (the "Margin") of from 1.0% to 5.0%. Interest is calculated at a rate applied to the daily balance of the account for each day of the billing cycle (the "Loan Rate"). A borrower is required to make a minimum payment for a Mortgage Loan each month in an amount equal to the amount of interest accrued during the related billing cycle plus any administrative charges and credit insurance charges and the amount, if any, by which the outstanding balance of such Mortgage Loan exceeds its Maximum Credit Limit. Except for principal amortization that may result from such monthly payments, there are no required payments of principal, except that the entire outstanding principal amount of most Mortgage Loans is due ten years or ten years and three months after the date of origination or 20 years after the later of the date of origination of the Mortgage Loan or the date of increase of the Maximum Credit Limit of such Mortgage Loan. Since 1991, the term to stated maturity of Mortgage Loans originated by Chevy Chase has been twenty years from the date of origination and Chevy Chase does not extend the maturity upon an increase of the Maximum Credit Limited. All payments are due 15 days after the 15th day of the month. The billing cycle runs from the 16th day of the month preceding the month in which the billing statement is mailed until the 15th day of the month in which the statement is mailed.

     The Base Rate for loans which have their interest rates adjusted quarterly is the rate of interest publicly announced from time to time as the "prime" or "base" rate of interest or any successor rate of interest charged by the index bank specified in the related loan agreement as in effect at the close of business on the last day of the last full calendar month of the immediately preceding quarter; the Base Rate for loans which have their interest rate adjusted monthly is the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the first Business Day of the calendar month. Some loan agreements provide that, if the index bank ceases to announce the Base Rate, Chevy Chase will designate a replacement method for calculating the interest rate on the loan that is comparable to the above-described method, upon notification to the borrower in accordance with such loan agreement. When a change in the Base Rate is published, a change in the Loan Rate will take effect on a specified date in the first month of the quarter following the date of the published change for loans which have their interest rates adjusted quarterly, or in the month following the date of the published change, for loans which have their interest rates adjusted monthly, and the new Loan Rate will apply to new loans and charges as well as to the existing Loan Balance.

     In order to promote its home equity lending program, Chevy Chase has offered promotional or introductory offers to prospective borrowers. Since April 1995, customers have been offered settlement without closing costs and a 4.9% introductory rate for the first six months after settlement. Beginning in April 1995, customers opening a loan with a combined loan-to-value greater than 80% but less than 90% are offered settlement without closing costs and a 5.9% introductory rate for the first six months after settlement. Customers approved under the Sub-Prime Lending Program are offered an introductory rate for the first six months after settlement equal to the prime rate published in the "Money Rates" section of The Wall Street Journal. Since November 1995, Chevy Chase has offered the option of an introductory rate or a transfer bonus. Customers selecting the transfer bonus offer will receive $100 for every $5,000 transferred to a new Chevy Chase Home Equity Line from another institution.

     The borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) or repay such amounts from time to time. Except for any amortization of principal that may occur during the amortization period of loans in the Sub-prime Lending Program and as a result of the required monthly minimum payments, there are no required payments of principal until maturity.

     For home equity revolving credit line loans originated prior to November 7, 1990, Chevy Chase has the right, under each such loan, on prior notice of the amendment in accordance with federal and applicable state law, to change its terms. This includes the right to increase the monthly periodic rate or to change the Base Rate at any time. If Chevy Chase increases the minimum payment or the maximum rate of finance charge applied to any such loan, such changes may apply to both new and outstanding balances if the borrower consents to such changes in writing or uses the loan after the effective amendment date.

     Chevy Chase has the right to require the borrower to pay the entire balance due, plus all other accrued but unpaid charges, immediately, and to cancel the credit privileges under the related loan agreement under certain circumstances, which generally include the following: if the borrower commits fraud or makes a material misrepresentation in connection with the credit line; if the borrower fails to meet the repayment terms set forth in the loan agreement; if the borrower acts or fails to act in any way that adversely affects the mortgaged property or the security interest or any other interest that Chevy Chase has in the mortgaged property; if the borrower fails to maintain insurance on the mortgaged property as required by the deed of trust; if the borrower fails to maintain the mortgaged property and such failure adversely affects the value of the property; if a judgment is filed against the borrower which adversely affects the security interest of Chevy Chase in the mortgaged property; if the borrower does not have good and marketable title to the mortgaged property; or if the warranties and representations made by the borrower in connection with the credit line constitute fraud or misrepresentation under applicable state law. Chevy Chase also has the right to refuse to advance additional credit or to reduce a borrower's credit limit under certain circumstances, generally including the following: if the value of the mortgaged property declines significantly below its appraised value at the time the credit line was established; if there is a material change in the borrower's financial circumstances; if the borrower is in default of any material obligation under the loan agreement related to the credit line or the related deed of trust; if Chevy Chase is precluded by governmental action from imposing the APR provided for in the loan agreement; if the security interest of Chevy Chase in the mortgaged property is adversely affected by certain circumstances; if Chevy Chase is notified by a government agency that further advances to the borrower would constitute an unsafe and unsound practice; or if the interest rate charged on the credit line reaches the maximum interest rate permitted by law. All home equity accounts are subject to a monthly automated account review through Equifax Credit Information Systems. This review assists Chevy Chase in determining if there has been a material change in the borrower's financial circumstances. The Trust will not have the ability to amend the provisions of, or terminate, the Mortgage Loans.

     In the event of a default on a first mortgage that is senior to any Mortgage Loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may either take the action described above or may refrain from taking any action based upon reasonable commercial practice in the industry generally and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding Loan Balance for such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "-- Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

SERVICING

     In its capacity as Servicer, Chevy Chase will be responsible for servicing the Mortgage Loans.

     Chevy Chase generates statements on home equity revolving credit line loans on the 15th day of each month (the "Cycle Date"). Payments are due 15 days after the Cycle Date. On the 16th day after the Cycle Date, Chevy Chase deems The borrower to be one day late. If payment has not been received within five days after the due date, a system-generated reminder notice is sent to the customer. If complete payment has not been received within 15 days after the due date, Chevy Chase charges a late fee equal to 10% of the total amount due (5% in the case of loans originated prior to July 1, 1986) or $25, whichever is greater, and sends a system-generated late fee notice to the customer. A second system-generated late notice, or a preprinted contact letter, is sent to the customer if payment has not been received within 30 days after the payment due date. If payment of the account becomes 45 days past due, and the borrower has not made arrangements to bring the loan current, Chevy Chase obtains an updated appraisal of the security property, verifies the status of any first trust loan and sends a breach letter to the customer requiring that the home equity loan and any such first trust loan be brought current to prevent acceleration of the loan balance.

     Chevy Chase follows practices customary in the savings industry in attempting to cure delinquencies and in pursuing remedies upon default. Generally, if the borrower does not cure the delinquency within 90 days, Chevy Chase initiates foreclosure action. If the loan is not reinstated or paid in full, an auction will be held to dispose of the property. If Chevy Chase believes the offer is inadequate in view of the security property's appraised value,

Chevy Chase may decide to participate in the auction. If Chevy Chase is the successful bidder, Chevy Chase will take steps to liquidate the property.

     Servicing and collection policies may change over time in accordance with Chevy Chase's business judgment, applicable laws and regulations, industry practices and other items.

     The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of home equity revolving credit line loans. Chevy Chase believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The Mortgage Loans have been selected from these home equity loans based upon the eligibility criteria shown below in "THE MORTGAGE POOL." The data presented in the following tables are for illustrative purposes only and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.


                   Mortgage Loan Delinquency Experience (1)
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                              As of December 31,
                                                     --------------------------------
                                                      199_     199_     199_     199_
                                                     -----    -----    -----    -----
Number of Mortgage Loans Serviced..................

Aggregate Loan Balances of Mortgage
 Loans Serviced....................................

Loan Balance of Mortgage Loans 30-59 Days
 Past Due(2).......................................

Loan Balance of Mortgage Loans 90 or More
 Days Past Due(2)..................................

Total Delinquencies as a Percentage of Aggregate
 Loan Balances of Mortgage Loans Serviced..........

____________________
(1) All amounts are as of period end. Delinquency figures do not include past due amounts of $50.00 or less.
(2)  Contractually past due.

                         MORTGAGE LOAN LOSS EXPERIENCE
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                                              TWELVE MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                       ---------------------------------
                                                                        199_      199_     199_     199_
                                                                       -----     -----    -----    -----
Average Principal Balance of Mortgage Loans Serviced................

Gross Charge Offs(1)................................................

Recoveries on Loans Previously Charged Off(1).......................

Net Charge Offs(1)..................................................

Gross Charge Offs(1) as a Percentage of Average
 Principal Balance..................................................

Net Charge Offs(1) as Percentage of Average Principal
 Balance............................................................

____________________
(1) The term "charge off" refers to an actual liquidated loss incurred on a mortgaged property. A charge offs recognized when a property is sold and the loss actually is incurred by Chevy Chase.

(2)  Annualized.


                               THE MORTGAGE POOL

          The Trust will be formed in accordance with the laws of the State of Delaware pursuant to the Trust Agreement. The Transferor will transfer the Mortgage Loans to the Trust, without recourse, in exchange for the Certificates and a certificate initially to be held by it representing the Transferor's interest in the Trust (the "Transferor Certificate"). The property of the Trust will consist of the Mortgage Loans, all proceeds of the Mortgage Loans, all monies on deposit in the Collection Account and the Distribution Account, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure, the benefits of the [Letter of Credit] [Surety Bond], and the proceeds on any insurance policies covering the Mortgage Loans or Mortgaged Properties or any obligors on the Mortgages. [Pursuant to the Agreement, the Transferor will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, in order to avoid the occurrence of an Early Amortization Event resulting from a decline in the Transferor's Interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the Trust (subject to certain limitations and conditions) from time to time. See "DESCRIPTION OF THE CERTIFICATES --Transfers of Eligible Additional Mortgage Loans to the Trust" herein.] In addition, the Transferor may, subject to certain limitations and conditions specified in the Agreement, cause the retransfer from the Trust to it of certain Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES -- Optional Retransfers of Mortgage Loans to the Transferor" herein.

          The Mortgage Loans to be transferred to the Trust (collectively, the "Pool") are evidenced by loan agreements (each, a "Loan Agreement") secured by credit line deeds of trust or mortgages (which are primarily second deeds of trust or mortgages on Mortgaged Properties, approximately ___% of which are located in ________ and approximately ___% of which are located in other states, with no single state accounting for more than ___% of the Cut-off Date Pool Balance (the "Mortgage Loans"). Because the Mortgage Loans include the loans generated under substantially all the Loan Agreements and because the Loan Balances will include all amounts payable by borrowers under such Loan Agreements, some of the Mortgage Loans will be generated under recently solicited, unseasoned Loans [and the Pool will include delinquent Mortgage Loans and may include obligations of borrowers who are or are about to become bankrupt or insolvent]. Many of the Mortgage Loans are less than the Credit Limit under the corresponding Loan Agreement. Additional Balances on such Mortgage Loans will be property of the Trust and will increase the Pool Balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the nature of the Loan Agreements and the Mortgage Loans.

          Each Mortgage Loan included in the Pool was generated under a Loan Agreement that, as of the Cut-off Date, was an Eligible Loan. An "Eligible Loan" is defined in the Agreement as any home equity credit line that:
[selection criteria of Loans to be added]. Each Mortgage Loan was originated between ________. Substantially all of the Mortgaged Properties were one- to four-family residential properties. As of the Cut-off Date, the weighted average loan utilization rate was approximately ___%.

          Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:

                             LOAN POOL STATISTICS

                          CUT-OFF DATE LOAN BALANCES


Range of                                                                Number of Home    Aggregate     % of Pool
Cut-Off Date                                                            Equity            Loan          by Aggregate
Loan Balances                                                           Credit Lines      Balances      Loan Balances
-------------                                                           ------------      --------      -------------
$                         to $...............................                             $                       %
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
$                         to $...............................
                                                                         ------------      --------      -------------
    Total....................................................                              $                          %
                                                                                                         =============

                            CUT-OFF DATE LOAN RATES

Range of                                                               Number of Home      Aggregate      % of Pool
Cut-Off Date                                                           Equity              Loan           by Aggregate
Loan Balances                                                          Credit Lines        Balances       Loan Balances
-------------                                                          ------------        --------       -------------
$                         to $................................                             $              %
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................
$                         to $................................         ____________        ________       _____________
            Total.............................................                             $                          %
                                                                                                          =============

          CUT-OFF DATE MARGIN RANGES -- PRIME INDEXED MORTGAGE LOANS


                                                                       Number of Home    Aggregate     % of Pool
                                                                       Equity            Loan          by Aggregate
Margin                                                                 Credit Lines      Balances      Loan Balances
------                                                                 ------------      --------      -------------
       %......................................................                           $                       %
       %......................................................
                                                                       ------------      --------      -------------
        Total.................................................                           $                       %
                                                                                                       =============

                        CREDIT LIMIT UTILIZATION RATES

Range of                                                               Number of Home    Aggregate     % of Pool
Credit Limit                                                           Equity            Loan          by Aggregate
Utilization Rates                                                      Credit Lines      Balances      Loan Balances
-----------------                                                      ------------      --------      -------------
 0.00% to 5.00%...............................................                           $                         %
 5.01% to 10.00%..............................................
10.01% to 15.00%..............................................
15.01% to 20.00%..............................................
20.01% to 25.00%..............................................
25.01% to 30.00%..............................................
30.01% to 35.00%..............................................
35.01% to 40.00%..............................................
40.01% to 45.00%..............................................
45.01% to 50.00%..............................................
50.01% to 55.00%..............................................
55.01% to 60.00%..............................................
60.01% to 65.00%..............................................
65.01% to 70.00%..............................................
70.01% to 75.00%..............................................
75.01% to 80.00%..............................................
80.01% to 85.00%..............................................
85.01% to 90.00%..............................................
90.01% to 95.00%..............................................
95.01% to 100.00%.............................................
                                                                       ------------      --------      -------------
    Total.....................................................                           $                         %
                                                                                                       =============

                       COMBINED LOAN-TO-VALUE RATIOS/1/


Range of                                                               Number of Home    Aggregate     % of Pool
Combined Loan-to-                                                      Equity            Loan          by Aggregate
Value Ratios                                                           Credit Lines      Balances      Loan Balances
------------                                                           ------------      --------      -------------
 0.00% to 5.00%...............................................                           $                         %
 5.01% to 10.00%..............................................
10.01% to 15.00%..............................................
15.01% to 20.00%..............................................
20.01% to 25.00%..............................................
25.01% to 30.00%..............................................
30.01% to 35.00%..............................................
35.01% to 40.00%..............................................
40.01% to 45.00%..............................................
45.01% to 50.00%..............................................
50.01% to 55.00%..............................................
55.01% to 60.00%..............................................
60.01% to 65.00%..............................................
65.01% to 70.00%..............................................
70.01% to 75.00%..............................................
75.01% to 80.00%..............................................
80.01% to 85.00%..............................................
85.01% and above..............................................
                                                                       ------------      --------      -------------
                                                                                                                     %
    Total.....................................................                           $             =============

                      MORTGAGE LOAN INTEREST RATE FLOORS

                                                                       Number of Home    Aggregate     % of Pool
Interest                                                               Equity            Loan          by Aggregate
Rate Floors                                                            Credit Lines      Balances      Loan Balances
-----------                                                            ------------      --------      -------------
None..........................................................
       %......................................................
       %......................................................
                                                                       ------------      --------      -------------
        Total.................................................                           $                           %
                                                                                                       =============

--------------------------
/1/    The information in this table is as of the Cut-Off Date.

                      MORTGAGE LOAN INTEREST RATE FLOORS

                                                                        Number of Home    Aggregate     % of Pool
Interest                                                                Equity            Loan          by Aggregate
Rate Ceilings                                                           Credit Lines      Balances      Loan Balances
-------------                                                           ------------      --------      -------------
     %.......................................................
     %.......................................................
None.........................................................
                                                                        ------------      --------      -------------
     Total...................................................                             $                          %
                                                                                                        =============

                        PROPERTY USE OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Property Use                                                            Credit Lines      Balances      Loan Balances
------------                                                            ------------      --------      -------------
Owner Occupied.............................................
Non-Owner Occupied.........................................
Unknown....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                         %
                                                                                                        ============

                        LIEN PRIORITY OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Lien Priority                                                           Credit Lines      Balances      Loan Balances
-------------                                                           ------------      --------      -------------
First Mortgage.............................................
Second Mortgage............................................
Third Mortgage.............................................
Unknown....................................................
    Total                                                               ------------      --------      -------------
                                                                                          $                         %
                                                                                                        ============

                  GEOGRAPHICAL DISTRIBUTION OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
State                                                                   Credit Lines      Balances      Loan Balances
-----                                                                   ------------      --------      -------------
_______....................................................
_______....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

                        PROPERTY TYPE OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Number of Units                                                         Credit Lines      Balances      Loan Balances
---------------                                                         ------------      --------      -------------
Single Family Detached.....................................
Single Family Attached.....................................
2-4 Family.................................................
Condominium................................................
Cooperative................................................
Unknown....................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                         %
                                                                                                        ============

                      ORIGINATION YEAR OF MORTGAGE LOANS

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Origination Year                                                        Credit Lines      Balances      Loan Balances
----------------                                                        ------------      --------      -------------
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
 ...........................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

                      DAYS DELINQUENT AS OF CUT-OFF DATE

                                                                        Number of Home    Aggregate     % of Pool
                                                                        Equity            Loan          by Aggregate
Days Delinquent                                                         Credit Lines      Balances      Loan Balances
---------------                                                         ------------      --------      -------------
30-59......................................................
60-89......................................................
                                                                        ------------      --------      -------------
    Total..................................................                               $                        %
                                                                                                        ===========

     No assurance can be given that the values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant or have not declined. For information concerning possible declines in value of the Mortgaged Properties, see "RISK FACTORS -- Property Values May Be Insufficient" -- in the Prospectus.


                DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

     The Servicer will establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Sale and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the [fifth] Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of [Baa3], (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.

     Eligible Investments are specified in the Sale and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Securities.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Loan Agreements.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds will be zero.

HAZARD INSURANCE

     The Sale and Servicing Agreement provides that the Servicer is required to maintain or to cause the related Obligor to maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Loan Agreements generally require borrowers to maintain certain hazard insurance, the Servicer will not monitor the maintenance of such insurance.

     The Sale and Servicing Agreement requires the Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or
(b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Sale and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Sale Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities for similar loans, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the Transferor. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, other than the first Collection Period, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to __% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Registrar and any paying agent. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Notes will be issued pursuant to the Indenture dated as of _____, 199_, between the Trust and _____, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of _____, 199_, between the Transferor, and _____, as Owner Trustee. The following summaries describe certain provisions of the Securities, Indenture and Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used herein, "Agreement" means either the Trust Agreement or the Indenture, as the context requires.

BOOK-ENTRY SECURITIES

     The Securities will be book-entry Securities (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") may elect to hold their Securities through the Depository Trust Company ("DTC") in the United States[, or CEDEL or Euroclear (in Europe) if they are participants of such systems,] or indirectly through organizations which are
participants in such systems.   The Book-Entry Securities will be issued in one
or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. [CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary or Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").] Investors may hold such beneficial interests in the Book-Entry Securities in minimum denominations representing Security Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry Securities (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Holder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Holders as that term is used in the Agreement. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant [and on the records of CEDEL or Euroclear, as appropriate).]

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interests.

     Security Owners will not receive or be entitled to receive Securities representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     [Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to affect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.]

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     [CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty

Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.]

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. [Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.] Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided by the Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book Entry Securities of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. [CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.] DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Security Principal Balance of the Book-Entry Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Holders under the Agreement.

     [Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.]

DISTRIBUTIONS

     On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

             (i)    to the Servicer, the Servicing Fee;

             (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the respective Security Balance of the Notes and the Certificates;

             (iii) as principal on the Securities, the excess of Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Balances;

             (iv) as principal on the Securities, as payment for any Liquidation Loss Amounts on the Mortgage Loans;

             (v) as payment for the premium for the [Letter of Credit] [Surety Bond];

             (vi) to reimburse prior draws made on the [Letter of Credit] [Surety Bond]; and

             (vii)  any remaining amounts to the Transferor.

     As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated

Mortgage Loan after giving effect to the Net Liquidation Proceeds received in connection therewith.

INTEREST

     Note Rate. Interest will accrue on the unpaid Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter, interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

     Pass-Through Rate. Interest will accrue on the unpaid Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360. A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.]

OPTIONAL TERMINATION

     The Trust will terminate on the Distribution Date following the earlier of
(i) ______________ and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. The Mortgage Loans will be subject to optional purchase by the Servicer on any Distribution Date after the Principal Balance is
reduced to an amount less than or equal to $     ([5]% of the initial Principal
Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.


                    MATURITY AND PREPAYMENT CONSIDERATIONS

     On each Distribution Date, collections on the Mortgage Loans remaining after the payment of the Servicing Fee and accrued interest on the Notes and the Certificates will be distributed as principal of the Securities, to the extent of the excess, if any, of Principal Collections over the Additional Balances created during the related Collection Period. As a result, the rate and timing of distributions of principal of the Securities will depend on the interaction of the rate of Principal Collections and the rate at which Additional Balances are created.

          All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the life of the Notes and the Certificates.

          The rate of prepayment on the Mortgage Loans cannot be predicted.
Home equity credit lines such as the Mortgage Loans have been originated in significant volume only during the past ten years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans will amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in ___________, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the Loan Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is obligated to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- 'Due-on-Sale' Clauses in Mortgage Loans" in the Prospectus.

     The yield to an investor who purchases the Securities in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the Mortgage Loans is different than the rate anticipated by such investor at the time such Securities were purchased.

          Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire principal outstanding balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers. Because the Mortgage Loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

          The rate and timing of creation of Additional Balances will be affected by similar factors such as seasonal purchasing habits of the borrowers and the remaining amount of credit available under the borrowers' Loan Agreement.

          No assurance can be given as to the level of prepayments or the creation of Additional Balances that will be experienced by the Trust. It can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree and that a portion of the borrowers will not create any Additional Balances.


                                 THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

REPORTS TO NOTEHOLDERS

     The Indenture Trustee will mail to each Noteholder, at such Noteholder's address listed on the Note Register maintained with the Indenture Trustee, a report setting forth certain amounts relating to the Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for thirty days or more in the payment of any principal of or interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 60 days after notice thereof is given to the Trust by the Indenture Trustee by the Holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Transferor or the Trust Fund. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or the Holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority in principal amount of the Notes then outstanding. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes. No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the Holders of a majority in principal amount of the Notes. In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

ANNUAL COMPLIANCE STATEMENT

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

     With the consent of the Holders of a majority of the outstanding Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Transferor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

VOTING RIGHTS

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE TRANSFEROR

     Neither the Transferor, the Indenture Trustee nor any director, officer or employee of the Transferor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Transferor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

                              THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

REPORTS TO HOLDERS

     Concurrently with each distribution to the Holders of the Certificates, the Servicer will forward to the Owner Trustee for mailing to each Holder a statement setting forth, among other things, the following items:

               (i) the amount of interest included in such distribution and the related Certificate Rate;

              (ii) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

             (iii) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

              (iv) the amount, if any, of principal included in such distribution;

               (v) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

              (vi) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

             (vii)    the Servicing Fee for such Distribution Date;

            (viii) the Pool Balance as of the end of the preceding Collection Period;

              (ix) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period; and

               (x) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure.

     In the case of information furnished pursuant to clauses (i), (iv) and (v) above, the amounts will be expressed as a dollar amount per Security with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (i), (iv) and (vi) above aggregated for such calendar year.

AMENDMENT

     The Trust Agreement may be amended by the Transferor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Transferor and the Owner Trustee with the consent of the Holders of Notes evidencing at least a majority in principal amount of then outstanding Notes and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

INSOLVENCY EVENT

     "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the Trust, the Owner Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Holders (including the Transferor) of the Trust and the delivery to the Owner Trustee by each Holder (including the Transferor) of a certificate certifying that the Holder reasonably believes that the Trust is insolvent.

LIABILITY OF THE TRANSFEROR

     Under the Trust Agreement, the Transferor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

VOTING INTERESTS

     As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Transferor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE TRANSFEROR

     Neither the Transferor, the Owner Trustee nor any director, officer or employee of the Transferor or the Owner Trustee will be under any liability to the Trust or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Transferor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                           ADMINISTRATION AGREEMENT

     The ____________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                             THE INDENTURE TRUSTEE

     [ ] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [ ], Attention: Corporate Trust Department.

                               THE OWNER TRUSTEE

     [ ] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [ ], Attention: Corporate Trust Administration.

                                THE TRANSFEROR

     The Transferor is a federally chartered stock savings bank. The Transferor's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Transferor's telephone number is (301) 986-7000.
The Transferor is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

     At _________, 199_, the Transferor had consolidated assets of approximately $____ billion, deposits of approximately $___ billion, and stockholders' equity of approximately $_____ million. As a savings bank chartered under the laws of the United States, the Transferor is subject to certain minimum regulatory capital requirements imposed under the Financial Institution Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At ________, 199_, the Transferor's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were _____%, ______%, _______% and ________%, respectively. As of such date, the Transferor's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

     Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts, like the Bank, to convert their charters to national or state bank charters and the House Banking Committee approved a version of such legislation on June 20, 1997 which is currently under consideration by the House Commerce Committee. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the bill approved by the House Banking Committee contains grandfather provisions that address many of these issues, the Bank cannot determine at this time whether, or in what form, such legislation may eventually be enacted and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank or the Real Estate Investment Trust.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Transferor for general corporate purposes.


                        LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the securities will constitute legal investments for them. The Transferor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Transferor has agreed to sell to _____________ (the "Underwriter"), and the Underwriter has agreed to purchase from the Transferor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased. Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Transferor are expected to be $_____________________ from the sale of the Notes and $________________ from the sale of the Certificates, before deducting expenses payable by the Transferor estimated to be $___________________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Transferor in the form of underwriting discounts, concessions or commissions.

     The Underwriting Agreement provides that the Transferor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities will be passed upon by Shaw, Pittman, Potts & Trowbridge, New York, New York.

                                    RATING

     It is a condition to issuance that each Class of the Notes be rated not lower than _____ by [ ] and _____ by [ ]. It is a condition to issuance that the Certificates be rated at least "_____" by [ ] and "___" by [ ]. A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the Mortgage Loans to which they are entitled. The ratings take into consideration the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently or similar ratings on different securities.

--------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON. THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH
SECURITIES IN ANY STATE OR JURISDICTION IN WHICH,
OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT THE INFORMATION CONTAINED HEREIN OR
THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

                TABLE OF CONTENTS
                    [VERSION 2]
--------------------------------------------------

                                              PAGE
                                              ----
               PROSPECTUS SUPPLEMENT
Summary of Terms..............................S-4
Risk Factors..................................S-13
The Trust.....................................S-14
The [Letter of Credit] [Surety Bond] Issuer...S-15
The Chevy Chase Home Equity Lending Program...S-15
The Mortgage Pool.............................S-21
Description of the Sale and Servicing
  Agreement...................................S-28
Description of the Securities.................S-30
Maturity and Prepayment Considerations........S-35
The Indenture.................................S-36
The Trust Agreement...........................S-39
Administration Agreement......................S-41
The Indenture Trustee.........................S-41
The Owner Trustee.............................S-41
The Transferor................................S-41
Use of Proceeds...............................S-42
Legal Investment Considerations...............S-42
Underwriting..................................S-43
Legal Matters.................................S-43
Rating........................................S-43

                  PROSPECTUS
Prospectus Supplement.........................   3
Reports to Holders............................   3
Available Information.........................   3
Incorporation of Certain Documents
  by Reference................................   4
Summary of Terms..............................   5
Risk Factors..................................  16
Description of the Securities.................  20
The Trust Funds...............................  24
Enhancement...................................  31
Servicing of Loans............................  31
The Agreements................................  38
Certain Legal Aspects of the Loans............  47
The Transferor................................  57
Use of Proceeds...............................  57
Federal Income Tax Considerations.............  57
State Tax Considerations......................  79
ERISA Considerations..........................  79
Legal Investment..............................  80
Plan of Distribution..........................  80
Legal Matters.................................  81
Glossary of Terms.............................  82

--------------------------------------------------

--------------------------------------------------

                         $

              CHEVY CHASE BANK, F.S.B
              Transferor and Servicer

                 ASSET BACKED NOTES
             ASSET BACKED CERTIFICATES,
                   Series 199_-__

               PROSPECTUS SUPPLEMENT

               ---------------------

                   _____ __, 199_

--------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION
DATED OCTOBER 24, 1997
PROSPECTUS SUPPLEMENT
                                                                      Version #3
(To Prospectus Dated           , 1997)

                                  $__________

                      CHEVY CHASE HOME LOAN TRUST 199_-_

         ____% HOME LOAN ASSET-BACKED CERTIFICATES, SERIES 199_-_
                           CHEVY CHASE BANK, F.S.B.
                            AS SELLER AND SERVICER

                                 ------------

  The ____% Home Loan Asset-Backed Certificates, Series 199_-_ (the "Certificates") will evidence in the aggregate an undivided ownership interest in the Chevy Chase Home Loan Trust 199_-_ (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") between Chevy Chase Bank, F.S.B. ("Chevy Chase"), as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and ________________________ ___________, as trustee (the "Trustee"). The Certificates will be issued in a single class having an aggregate initial principal balance of $__________, and will represent the right to receive payments of interest at a pass-through rate of ____% per annum (the "Pass-Through Rate"), and principal as described herein. The Seller will be entitled to amounts remaining, if any, after distributions in respect of the Certificates as described herein. Principal and interest will be distributed on the Certificates to the extent described herein on the __th day of each month or, if such __th day is not a Business Day (as defined herein), on the next succeeding Business Day (each, a "Distribution Date"), commencing in _______ 199_. The Final Distribution Date with respect to the Certificates will be the Distribution Date in ______ 20__.

                                                  (Continued on following page)

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES, BUT HAVE NO OBLIGATION TO DO SO. THE INTERESTS OF THE OWNERS OF THE CERTIFICATES WILL BE REPRESENTED BY BOOK ENTRIES ON THE RECORDS OF THE DEPOSITORY TRUST COMPANY ("DTC") AND PARTICIPATING MEMBERS THEREOF.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-14 HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT EVIDENCE A SAVINGS ACCOUNT OR DEPOSIT OR OTHER OBLIGATION OF, OR INTEREST IN, AND ARE NOT GUARANTEED BY, CHEVY CHASE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE LOANS (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                 ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================
                                                   UNDERWRITING
                                      PRICE TO     DISCOUNT AND   PROCEEDS TO
                                     PUBLIC (1)    COMMISSIONS     SELLER (2)
-------------------------------------------------------------------------------
Per Certificate                               %             %               %
-------------------------------------------------------------------------------
Total (2)                          $               $             $
===============================================================================

(1) Plus accrued interest, if any, from _________ __, 199_.

(2) Before deducting expenses payable by the Seller, estimated to be $       .

                                 ------------

  The Certificates are offered by the several Underwriters when, as and if issued by the Seller, delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on or about _________ __, 199_, against payment in immediately available funds.

                                 ------------

The date of this Prospectus Supplement is _________ __, 199_.

(Continued from preceding page)

  The property of the Trust will consist primarily of certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"). Most of the Loans are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). The Trust also will include collections in respect of the Loans received on and after _________ __, 199_ (the "Cut-off Date"), the Policy and certain other property as described more fully herein. The Reserve Fund (as defined herein) will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer.

  Full and complete payment of the Insured Amount (as defined herein) on each Distribution Date and of the unpaid Certificate Principal Balance on the Final Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by ___________ _________________________________________ (the "Certificate Insurer").


  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Replacement Certificates (as defined herein) are issued, unaudited monthly and annual reports containing information concerning the Loans will be sent to the Trustee and to Cede & Co., as registered holder of the Certificates and the nominee of DTC. See "THE AGREEMENTS--Reports to Holders" and "--Book Entry Securities" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer or the Certificate Insurer intends to send any of its financial reports to Certificateholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

                     PROSPECTUS SUPPLEMENT SUMMARY OF TERMS

  The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Principal Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

ISSUER..........................  Chevy Chase Home Loan Trust 199_-_ (the
                                   "Trust"), to be formed pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of _________ __, 199_, between Chevy Chase, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), and the Trustee.

SELLER AND SERVICER.............  Chevy Chase Bank, F.S.B. ("Chevy Chase"), a
                                   federally chartered stock savings bank, with its principal executive offices located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of
                                   (301) 986- 7000. See "THE SELLER" herein and
                                   "THE TRANSFEROR" in the Prospectus.

CERTIFICATE INSURER.............  _____________________________________. See
                                   "THE CERTIFICATE INSURER" herein.

TRUSTEE.........................  ______________________________, a ________
                                   ___________________, _______________________
                                   _________________________. The Trustee's
                                   principal corporate trust office is located at _________________________________________
                                   _______________. See "FURTHER PROVISIONS OF
                                   THE POOLING AND SERVICING AGREEMENT--The
                                   Trustee and Paying Agent" herein.


THE CERTIFICATES................  The certificates will consist of a single class of certificates entitled ____% Home
                                   Loan Asset-Backed Certificates, Series 199_-
                                   _ (the "Certificates"). Each Certificate will represent an undivided ownership interest in the Trust. The Certificates will be issued in an aggregate original principal balance of $__________ (the "Initial Certificate Principal Balance"). The Seller will be entitled to amounts, if any, remaining after distributions in respect of the Certificates as described herein.

                                  The Certificates will be available for
                                   purchase in book-entry form only in
                                   denominations of $1,000 and integral
                                   multiples thereof, except that one
                                   Certificate may be issued in a different denomination. Persons acquiring beneficial interests in the Certificates ("Certificate Owners") will hold their interests through DTC. See "RISK FACTORS--Book-Entry Registration; Effect on Liquidity" herein.

TRUST FUND......................  The property of the Trust (the "Trust Fund")
                                   will consist of (i) certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"), most of which are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") located primarily in ________, ________, _______,
                                   _______, ______________, __________ and
                                   ____________, (ii) collections in respect of the Loans received on and after the Cut-off Date, (iii) the Policy, (iv) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties, (v) the proceeds of the foregoing and (vi) certain other property as described more fully herein. On the Closing Date, the Loans will have an aggregate unpaid principal balance as of _________ __, 199_ (the "Cut-off Date")
                                   of approximately $__________ after giving effect to all payments of principal thereon received prior to the Cut-off Date (the "Original Pool Balance"). The Reserve Fund will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer. See "THE LOAN POOL" herein and "THE TRUST FUNDS" in the Prospectus.

TERMS OF THE CERTIFICATES.......  The principal terms of the Certificates are as follows:


  A. PASS-THROUGH RATE..........  ____% per annum, calculated on the basis of a
                                   360-day year consisting of twelve 30 day months (the "Pass-Through Rate").

  B. DISTRIBUTION DATE..........  The __th day of each month (or if such __th day is not a Business Day, the next
                                   succeeding Business Day), commencing ________ __, 199_. A "Business Day" is a day other than a Saturday, Sunday or other day on which banking institutions in the states of _________, ________ or ________ (or such other state in which the Corporate Trust
                                   Office of the Trustee or the main business office of the paying agent under the Agreement is located) are required or authorized by law to be closed.

  C. RECORD DATE................  The day prior to each Distribution Date if the Certificates are book-entry
                                   certificates, and the last day of the month preceding the month of the related Distribution Date if the Certificates are issued in definitive form.

  D. FINAL DISTRIBUTION DATE....  The Distribution Date occurring in ______ 20__
                                   (the "Final Distribution Date").

  E. INTEREST...................  Interest on the Certificates will accrue at the Pass-Through Rate from and including
                                   _________ __, 199_ (in the case of the first
                                   Distribution Date) or from and including the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date (each, an "Interest Period"). On each Distribution Date, to the extent of funds available therefor, the Trustee will distribute the Interest Distributable Amount on a pro rata basis to the holders of the Certificates (the "Certificateholders") of record as of the related Record Date. The "Interest Distributable Amount" for any Distribution Date means the sum of (i) interest accrued during the related Interest Period at the Pass-Through Rate on the Certificate Principal Balance immediately preceding such Distribution Date and (ii) the Certificateholders' Interest Carryover
                                   Shortfall. "Certificateholders' Interest
                                   Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Interest Distributable Amount for the preceding Distribution Date over the amount of interest actually distributed to Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including the preceding Distribution Date to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. See "THE CERTIFICATES--Interest" herein.

                                  The "Certificate Principal Balance" initially
                                   will equal the Initial Certificate Principal
                                   Balance and thereafter will equal the
                                   Initial Certificate Principal Balance
                                   reduced by all principal distributions on the Certificates.

  F. PRINCIPAL..................  On each Distribution Date, to the extent of
                                   Monthly Allocable Principal, the Trustee will distribute the Principal Distributable Amount on a pro rata basis to the Certificateholders of record as of the related Record Date. The "Principal Distributable Amount" for any Distribution Date means an amount equal to the lesser of
                                   (a) the sum of (i) the Principal Collections for such Distribution Date, (ii) any Liquidation Loss Amount for the related Monthly Collection Period and (iii) any portion of the Principal Distributable Amount for any prior Distribution Date that was not previously distributed and (b) the outstanding Certificate Principal Balance of the Certificates; provided, however, that on the Final Distribution Date, the Principal Distributable Amount will equal the Certificate Principal Balance; and provided further, however, that in no event will the aggregate amount distributed to Certificateholders in respect of principal exceed the Initial Certificate Principal Balance. See "THE CERTIFICATES--Principal" herein.

                                  "Monthly Allocable Principal" means, with
                                   respect to each Distribution Date, an amount equal to the sum of (i) the Principal Collections (as defined below) deposited in the Principal Distribution Account for such Distribution Date, (ii) any Excess Interest to the extent deposited in the Principal Distribution Account to pay the Liquidation Loss Amount for such Distribution Date,
                                   (iii) any Reserve Fund Principal Transfer
                                   Amount (as defined herein) drawn from the Reserve Fund for such Distribution Date and
                                   (iv) any Principal Deficiency Draw Amount
                                   (as defined herein) made under the Policy for such Distribution Date.

                                  The "Monthly Collection Period" for any
                                   Distribution Date is the calendar month
                                   preceding such Distribution Date.

DISTRIBUTIONS...................  The amount on deposit in the Interest
                                   Distribution Account for each Monthly
                                   Collection Period, to the extent available, will be applied on the related Distribution Date in the following order of priority: (i) to payment of the Servicing Fee for the related Monthly Collection Period (to the extent not retained by the Servicer from Interest Collections) and all accrued and unpaid Servicing Fees for prior Monthly Collection Periods; (ii) to payment of the Trustee's Fee for the related Monthly Collection Period and all accrued and unpaid Trustee's Fees for prior Monthly Collection Periods; (iii) to the Certificates, an amount equal to the Interest Distributable Amount for such Distribution Date; (iv) to the payment of the monthly premium for the Policy; (v) to the Principal Distribution Account, to be distributed to the Certificateholders as principal, an amount equal to the Liquidation Loss Amount for such Distribution Date; (vi) to payment of all prior unreimbursed draws made on the Policy, together with accrued interest thereon, and any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (vii) to the Reserve Fund in an amount sufficient to satisfy the Specified Reserve Fund Requirement and
                                   (viii) to the Seller, any remaining amounts.
                                   Interest Collections remaining after
                                   allocations of the amounts described in
                                   clauses (i), (ii), (iii) and (iv) above are referred to herein as "Excess Interest."

                                  "Liquidation Loss Amount" means, with respect
                                   to any Liquidated Loan, the unrecovered
                                   principal balance thereof at the end of the Monthly Collection Period in which such Loan became a Liquidated Loan, after giving effect to the application of the principal portion of Net Liquidation Proceeds in connection therewith.

                                  Monthly Allocable Principal for the related
                                   Monthly Collection Period will be applied on the related Distribution

                                   Date to the extent of available funds as follows: (i) to the Certificates, in an amount up to the Principal Distributable Amount for such Distribution Date and (ii) to the Seller, any remaining amounts.


THE LOANS.......................  The Loans will consist primarily of (i)
                                   closed-end home equity loans originated by Chevy Chase or a subsidiary of Chevy Chase and debt consolidation loans originated by Chevy Chase or acquired by Chevy Chase in the ordinary course of its business from licensed mortgage companies, most of which are secured by second or third deeds of trust or mortgages on primarily one- to four-family residential properties
                                   ("Residential Properties"), (ii)
                                   conventional home improvement installment sales contracts or installment loan agreements acquired by Chevy Chase in the ordinary course of its business from Chevy Chase-approved home improvement contractors, which are either unsecured or secured by first, second or third deeds of trust or mortgages on Residential Properties and
                                   (iii) conventional installment loan
                                   agreements for the purpose of financing home improvements originated by Chevy Chase in the ordinary course of its business, most of which are secured by second or third deeds of trust or mortgages on Residential Properties. All of the Loans are required to have been underwritten to Chevy Chase's underwriting standards. See "THE CHEVY CHASE HOME LOAN AND HOME EQUITY LOAN PROGRAMS-- Loan Programs" and "--Underwriting Procedures" herein.

                                  As of the Cut-off Date, the Loans had an
                                   unpaid aggregate principal balance of
                                   approximately $__________, a minimum
                                   outstanding principal balance of $_____, a maximum outstanding principal balance of $______, a remaining term to maturity of no less than __ months and no greater than ___ months, a weighted average remaining term to maturity of ___ months, a number of months since the date of origination of no less than __ months and no greater than ___ months, a weighted average number of months since the date of origination of __ months, a specified per annum interest rate (the "Loan Rate") of no less than ____% and no greater than _____% and a weighted average Loan Rate of _____%. Approximately ____%, ____%,
                                   ____%, ____%, ___%, ___% and ___% of the
                                   Loans based upon the Original Pool Balance had Obligors with billing addresses in ________, ________, _______, _______, _____
                                   ________, __________ and ____________,
                                   respectively. Approximately ___% of the
                                   Loans based upon the Original Pool Balance were unsecured. All of the Loans are fixed rate, simple interest loans which generally provide for equal monthly payments, except for __ Loans, representing approximately $_________ in Cut-off Date principal balance, which provide for balloon payments at maturity. None of the Loans are insured by the Federal Housing Administration or guaranteed by the Veterans Administration. See "THE LOAN POOL" herein.

COLLECTIONS.....................  All collections on the Loans will be allocated as to principal and interest in accordance with the terms of the applicable fixed-rate home equity loan agreement, sales contract or installment loan agreement. To the extent described herein, the Servicer will deposit Interest Collections and Principal Collections on the Loans in an account established for such purpose under the Agreement (the "Collection Account") as described herein. See "THE CERTIFICATES-- Establishment of Accounts" and "-- Collections" herein.

                                  "Interest Collections" for any Distribution
                                   Date will consist of (i) interest
                                   collections received from or on behalf of borrowers on the Loans (each, an "Obligor") during the related Monthly Collection Period (less the Servicing Fee and, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed, such interest collections allocable to pay any such unreimbursed Servicer Advance),
                                   (ii) the interest portion of Net Liquidation
                                   Proceeds and Insurance Proceeds received during the related Monthly Collection Period, (iii) Recoveries received during the related Monthly Collection Period, (iv) the interest portion of the Repurchase Deposit Amount received in respect of the related Monthly Collection Period and (v) investment earnings (net of losses) on amounts on deposit in the Collection Account for the related Monthly Collection Period.

                                  "Principal Collections" for any Distribution
                                   Date will consist of (i) principal
                                   collections received from Obligors on the Loans during the related Monthly Collection Period (less, with respect to any Loan for which a Servicer Advance has been made and not reimbursed from Interest Collections on such Loan or otherwise, principal collections allocable to pay any unreimbursed Servicer Advance), (ii) the principal portion of the Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period and (iii) the principal portion of the Repurchase Deposit Amount and the Substitution Adjustment Amount for any repurchased or substituted Loans received in respect of the related Monthly Collection Period.

                                  "Net Liquidation Proceeds" means, with
                                   respect to any Liquidated Loan, Liquidation
                                   Proceeds reduced by related expenses
                                   (including, without limitation, Servicer
                                   Advances,
                                   the cost of recordation of assignments and any amount advanced in respect of the repayment of a senior mortgage). "Liquidation Proceeds" means proceeds (excluding any amounts drawn from the Reserve Fund or on the Policy) received in connection with the liquidation of a Liquidated Loan.

                                  "Insurance Proceeds" means, with respect to
                                   any Loan and a Monthly Collection Period, proceeds paid to the Seller or the Servicer pursuant to any insurance policy with respect to such Loan, reduced by related expenses, which proceeds (x) are not Liquidation Proceeds and (y) are not applied or expected to be applied to the restoration or repair of the related Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

                                  "Liquidated Loan" means, with respect to any
                                   Determination Date, a Loan (i) with respect to which the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Monthly Collection Period or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

                                  "Recoveries" means, with respect to any
                                   Liquidated Loan and a Monthly Collection
                                   Period, any amount that was previously
                                   recognized as a loss but subsequently has been collected with respect to such Loan from whatever source (other than from withdrawals from the Reserve Fund or from draws on the Policy) in a Monthly Collection Period following the Monthly Collection Period during which such Loan became a Liquidated Loan, reduced by related expenses incurred by the Servicer in connection with the liquidation of such Loan or the related Mortgaged Property (including, without limitation, any Servicer Advances, costs of recording assignments and any amount advanced in respect of the repayment of a senior mortgage).

THE RESERVE FUND................  On the Closing Date, the Seller will make an initial deposit of an amount to be agreed upon by the Seller and the Certificate Insurer as set forth in the Agreement in an account (the "Reserve Fund") which will be established with the Trustee. The amount initially deposited in the Reserve Fund by the Seller, which may consist of a portion of the proceeds of the sale of the Certificates, is referred to herein as the "Initial Reserve Fund Deposit." The Reserve Fund is not an asset of the Trust Fund but will be maintained by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. On each Distribution Date the Trustee will be required to transfer from the Interest Distribution Account to the Reserve Fund, to the extent Interest Collections are available therefor after making payments having a higher priority as described herein, any additional amount necessary such that the amount on deposit therein is equal to the Specified Reserve Fund Requirement as described under "THE CERTIFICATES--Distributions" herein.
                                   Amounts, if any, on deposit in the Reserve
                                   Fund will be available on each Distribution
                                   Date to fund payment of the Interest
                                   Distributable Amount and the Principal
                                   Distributable Amount for such Distribution
                                   Date. On the Business Day preceding each
                                   Distribution Date (each, a "Deposit Date") the Trustee will (i) first, withdraw from the Reserve Fund and deposit in the Interest Distribution Account an amount (the "Reserve Fund Interest Transfer Amount") equal to the lesser of (a) the excess of (1) the Interest Distributable Amount for such Distribution Date over (2) the amount on deposit in the Interest Distribution Account on such date before giving effect to any such transfer from the Reserve Fund and (b) the amount on deposit in the Reserve Fund and (ii) then, withdraw from the Reserve Fund and deposit in the Principal Distribution Account an amount (the "Reserve Fund Principal Transfer Amount") equal to the lesser of (x) the excess of (1) the Principal Distributable Amount for such Distribution Date over (2) the amount on deposit in the Principal Distribution Account before giving effect to such transfer from the Reserve Fund and (y) the amount remaining in the Reserve Fund after giving effect to any withdrawals therefrom pursuant to clause (i).

                                  The aggregate amount required to be on
                                   deposit at any time in the Reserve Fund (the
                                   "Specified Reserve Fund Requirement") will be determined in accordance with the Agreement and the Insurance Agreement. The Specified Reserve Fund Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Agreement and the Insurance Agreement.

                                  The provisions relating to the Reserve Fund
                                   may be amended in any respect by the Seller, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Reserve Fund or release such funds for the benefit of persons other than Certificateholders. Under any such amendments, amounts that are no longer required to be deposited in the Reserve Fund will be distributed to the Seller. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Fund or the depletion thereof, the Certificate Insurer will be obligated under the Policy to fund on each Distribution Date the full amount otherwise required to be paid on such Distribution Date. See "THE CERTIFICATES-- The Reserve Fund" herein.

THE POLICY......................  On or before the Closing Date, the Seller will cause a financial guaranty insurance policy (the "Policy") to be issued by the Certificate Insurer pursuant to the provisions of the Agreement and an Insurance and Indemnity Agreement (the "Insurance Agreement") among the Seller, the Servicer, the Certificate Insurer and the Trustee. Pursuant to the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee (i) the Interest Distributable Amount for each Distribution Date and (ii) the Principal Distributable Amount for each Distribution Date and, on the Final Distribution Date, the payment to the Certificateholders of the outstanding Certificate Principal Balance of the Certificates (collectively, the "Insured Payments"). A draw will be made on the Policy equal to, with respect to each Distribution Date, (i) the amount, if any, by which the Interest Distributable Amount exceeds all amounts on deposit in the Interest Distribution Account (including the Reserve Fund Interest Transfer Amount, if any) for such Distribution Date (such
                                   amount, the "Interest Deficiency Draw
                                   Amount") plus (ii) the amount, if any, by which the Principal Distributable Amount (or, in the case of the Final Distribution Date, the outstanding Certificate Principal Balance of the Certificates) exceeds all amounts on deposit in the Principal Distribution Account (including the Reserve Fund Principal Transfer Amount, if any) for such Distribution Date (such amount, the "Principal Deficiency Draw Amount"). The amount of any such draw will be deposited in the Collection Account and allocated to the Interest Distribution Account or the Principal Distribution Account, as applicable, on the Deposit Date following such draw.

                                  To the extent that Excess Interest is
                                   unavailable or amounts in the Reserve Fund are exhausted or otherwise unfunded or unavailable, in the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "THE POLICY" herein.

TERMINATION OF THE TRUST;
 OPTIONAL TERMINATION........... The Trust will terminate on the Distribution
                                   Date following the earliest of (i) the
                                   Distribution Date on which the

                                   Certificate Principal Balance has been
                                   reduced to zero and all amounts owing to the Certificate Insurer have been paid, (ii) the final payment or other liquidation of the last Loan and the disposition of any amounts received or property acquired upon liquidation of any remaining Loans and (iii) the Final Distribution Date.

                                  The Loans will be subject to optional
                                   repurchase by the Seller on any Distribution
                                   Date on or after the date on which the Pool
                                   Balance is reduced to an amount less than or equal to $_________ (5% of the Original Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the outstanding Pool Balance, plus accrued interest thereon at the weighted average of the Loan Rates less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate, through the day preceding the Distribution Date on which the Loans are repurchased. See "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Optional Termination; Retirement of the Certificates" herein.

SERVICING FEE...................  The Servicer will receive a fee on each
                                   Distribution Date (the "Servicing Fee")
                                   equal to one-twelfth of the product of _____% and the Pool Balance as of the opening of business on the first day of the related Monthly Collection Period. In addition, the Servicer may retain out of collections on the Loans any late fees, prepayment fees, rebates, and other administrative fees and expenses collected during such month. See "THE CERTIFICATES--Servicing Fee and Trustee's Fees" herein.

MANDATORY REPURCHASE OR
 SUBSTITUTION OF LOANS..........  The Seller or, in certain circumstances, the
                                   Servicer is required to repurchase (in the case of the Seller) or purchase (in the case of the Servicer) each Loan as to which there exists (A) a material breach of a representation or warranty made by the Seller in the Agreement, (B) a material defect in the related loan documentation or
                                   (C) a change in certain terms of the related
                                   Loan unless such change was permitted as described under "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Collection and Other Servicing Procedures" herein (each Loan described in (A) through (C) above, a "Defective Loan"), or, at the option of the Seller, to substitute new Loans for such Loans, provided such substitution occurs before ____________ _, ____. See "THE
                                   CERTIFICATES--Assignment of Loans" herein.

FEDERAL INCOME TAX
 CONSIDERATIONS.................  The Trust should be characterized as a grantor trust for federal income tax
                                   purposes, but failing that, it will be
                                   characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association). See "FEDERAL INCOME TAX CONSIDERATIONS" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. No representation is made regarding qualification of the Certificates under
                                   Section 856 or 7701(a)(19)(c) of the Code.
                                   Prospective investors should consult their own tax advisors regarding the federal, state, local, and other tax consequences of the ownership and disposition of the Certificates.

WITHHOLDING ON FOREIGN
 CERTIFICATEHOLDERS.............  PAYMENTS OF INTEREST (AND ACCRUED ORIGINAL
                                   ISSUE DISCOUNT) MADE TO A NON-U.S. INVESTOR
                                   GENERALLY WILL BE SUBJECT TO A 30% U.S.
                                   FEDERAL WITHHOLDING TAX. SEE "FEDERAL INCOME
                                   TAX CONSIDERATIONS" HEREIN.


ERISA CONSIDERATIONS............  No Certificates may be purchased for, or on behalf of, any employee benefit plan or
                                   other retirement arrangement which is
                                   subject to Title I of the Employee
                                   Retirement Income Security Act of 1974, as
                                   amended, and/or Section 4975 of the Internal
                                   Revenue Code of 1986, as amended, or any
                                   entity whose underlying assets include plan
                                   assets by reason of such plan or account
                                   investing in such entity (including
                                   insurance company separate or general
                                   accounts and collective investment funds).
                                   By its acceptance of a Certificate, each
                                   Certificateholder will be deemed to have
                                   represented and warranted that it is not
                                   subject to the foregoing limitations. See
                                   "ERISA CONSIDERATIONS" herein and in the
                                   Prospectus.
LEGAL INVESTMENT
 CONSIDERATIONS.................  The Certificates will not constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, certain institutions may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

RATING..........................  It is a condition to the issuance of the
                                   Certificates that they be rated in the
                                   highest rating category by at least one
                                   nationally recognized statistical rating organization (the "Rating Agency"). The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the creditworthiness of the underlying Loans and the claims paying ability of the Certificate Insurer and in part on the funds on deposit in the Reserve Fund. There can be no assurance that the rating assigned to the Certificates on the Closing Date will not be reduced, suspended or withdrawn by a Rating Agency in the future. See "RISK FACTORS--Ratings Are Not Recommendations" in the Prospectus.

                                 RISK FACTORS

  Prospective investors should consider, in addition to the factors described under "RISK FACTORS" in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Certificates.

NATURE OF SECURITY

  Approximately ___% of the Loans based on the Original Pool Balance are unsecured, and the remainder of the Loans are secured by first, second or third deeds of trust or mortgages. In general, loans secured by second or third mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. See "CERTAIN LEGAL ASPECTS OF THE LOANS-- Junior Mortgages; Rights of Senior Mortgages" in the Prospectus. The Home Improvement Contracts and Debt Consolidation Loans were underwritten based primarily upon the related Obligor's ability to repay such Loan and not on the value of the collateral, if any. The Home Equity Loans were underwritten based upon both the related Obligor's ability to repay such Loan and the value of the related collateral. In the event of a borrower default, the Servicer will make a determination as to whether to foreclose on a particular Mortgaged Property based on the likely recovery of Net Liquidation Proceeds. As a result of the Seller's underwriting standards, there may not be any additional value in the Mortgaged Property. In addition, the Servicer will not advance any delinquent payments of principal or interest in respect of the Loans. Due to the foregoing, in the event of a Certificate Insurer Default (as defined herein), Certificateholders will most likely have to rely primarily on payments from the Obligors for repayment of the Certificates.

  Although the Agreement requires the Seller to deliver to the Trustee, with respect to each Loan, within 180 days after the Closing Date, assignments of mortgages in recordable form or, in certain circumstances, blanket assignments, such assignments will not be required to be submitted for recordation unless (a) the Servicer determines in its reasonable judgment that such recordation is necessary to foreclose on a Mortgaged Property relating to a Liquidated Loan and that foreclosing on such Mortgaged Property will maximize the receipt of Net Liquidation Proceeds with respect to such Liquidated Loan, in which case the Agreement requires the Trustee to record all or any portion of such assignments as and when directed by the Servicer; or (b) the Seller is less than adequately capitalized as determined pursuant to the regulations of the Office of Thrift Supervision, in which case the Agreement requires the Trustee to record all or any portion of such assignments if, as and when directed by the Certificate Insurer. Unless and until such assignments are recorded, the Trustee may not have a perfected lien on the related Mortgaged Properties and the lack of recording may affect the Trustee's ability to realize on such Mortgaged Properties. See "RISK FACTORS-- Status of Junior Liens; Property Values May Be Insufficient" in the Prospectus.

YIELD AND PREPAYMENT RISKS

  The weighted average life of the Certificates will be affected by the rate of principal payments (including prepayments) of the Loans. All of the Loans may be prepaid in whole or in part at any time without penalty. The prepayment experience on the Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Loans contain due-on-sale provisions; the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, the permissibility of enforcement is in doubt, or such enforcement would be uneconomic. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller or purchases by the Servicer as a result of certain breaches of representations and warranties made by the Seller in the Agreement or certain changes in the terms of the related Loan, payments of Substitution Adjustment Amounts, or the exercise by the Seller of its optional repurchase of all of the outstanding Loans in the Loan Pool (as defined herein) pursuant to the Agreement.

  As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, the Certificates. None of the Seller, the Servicer, the Trustee, the Certificate Insurer or the Underwriters make any representation as to the weighted average life of, or yield to maturity on, the Certificates.

GEOGRAPHIC CONCENTRATION

  As of the Cut-off Date, Obligors with respect to ____%, ____%, ____%, ____%, ___%, ___% and ___% of the Loans (based on the Original Pool Balance of the Loans and billing addresses of the Obligors thereon as of the Cut-off Date) were located in ________, _______, _______, _________, ______________,
__________ and ____________, respectively. Adverse economic conditions in
________, ________, _______, _______, ______________, __________ or ____________
may affect the delinquency, loan loss and foreclosure experience of the Trust with respect to the Loans. No predictions, however, can be made regarding future economic conditions in ________, ________, _______, _______, __________,
____________, or ____________ or any other jurisdictions where the Obligors reside. See "THE LOAN POOL" herein.

BOOK-ENTRY REGISTRATION; EFFECT ON LIQUIDITY

  Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical securities.

  Since transactions in the Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in DTC, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates.

  Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its participating organizations which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein.

WITHHOLDING ON FOREIGN CERTIFICATEHOLDERS

  PAYMENTS OF INTEREST (AND ACCRUED ORIGINAL ISSUED DISCOUNT) MADE TO A NON-U.S. INVESTOR GENERALLY WILL BE SUBJECT TO A 30% U.S. FEDERAL WITHHOLDING TAX. SEE "FEDERAL INCOME TAX CONSIDERATIONS" HEREIN.

RATING OF CERTIFICATES; POSSIBILITY OF WITHDRAWAL OR DOWNGRADING

  The rating of the Certificates will depend primarily on assessment by the Rating Agency of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agency of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in effect for any given period of time or the ratings will not be lowered or withdrawn by the Rating Agency. In general, the ratings address credit risk and do not address the likelihood of prepayments.

INSOLVENCY-RELATED MATTERS

  Perfection of Security Interest. The Seller intends that the transfer of all of the Seller's right, title and interest in the Loans to the Trust be treated as a sale by the Seller to the Trust and, accordingly, that such Loans will not be included in the assets of the Seller in the event of the appointment of a receiver or conservator for the Seller and will not be available to the creditors of the Seller. In the event of an insolvency of the Seller, however, it is possible that a receiver or a conservator for, or a creditor of, the Seller may argue that the transaction between the Seller and the Trust was a pledge of each such Loan in connection with a borrowing by the Seller, rather than a sale. If the transfer by the Seller to the Trust of the Loans is deemed to be a grant to the Trust of a security interest in the Loans, the Trust should have an enforceable first priority perfected security interest in the Loans (except with respect to any provisions of the Loans which purport to encumber assets as collateral for such Loans and any rights to enforcement with respect to such assets). If a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator may have priority over the Trust's right, title and interest in the Loans. For so long as the Seller is the Servicer, cash collections on the Loans may be held by the Seller and commingled with its funds until transferred to the Collection Account within two Business Days of receipt thereof, and in an insolvency proceeding or receivership or conservatorship of the Seller, the Trust may not have a perfected interest in such commingled collections.

  Intervention of FDIC. To the extent that the Seller's transfer of the Loans to the Trust is deemed to constitute the creation of a security interest in the Loans in favor of the Trust, and to the extent such security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver or conservator for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the related Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller, as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as receiver or conservator for the Seller, also has the power under FDIA to repudiate contracts, including the Seller's obligations under the Agreement to repurchase Defective Loans. In addition, in the case of an Event of Default relating to the receivership or conservatorship of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.

  Effect of Insolvency. If a receiver or conservator were appointed for the Seller, pursuant to the Agreement, the Trustee would sell the Loans (unless otherwise instructed by 51% of the Certificateholders and any person designated by the Seller to the Trustee prior to the time such receiver or conservator was appointed), thereby causing early termination of the Trust. Unless a Certificate Insurer Default (as defined herein) has occurred, the Certificate Insurer will have the right to so instruct the Trustee on behalf of the Certificateholders and such person designated by the Seller. Certificateholders will suffer a loss if a Certificate Insurer Default (as defined herein) has previously occurred and the net proceeds of such sale are insufficient to pay the Certificateholders in full. If an event occurs involving either the insolvency of the Seller or the appointment of a receiver or conservator for the Seller, the receiver or conservator may have the power to prevent the early sale, liquidation or disposition of the Loans. A receiver or conservator also may have the power to cause the early sale of the Loans and the early retirement of the Certificates.

                                  THE SELLER

  The Seller is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at _______, 199_, the Seller had consolidated assets of approximately $___ billion, deposits of approximately $___ billion and stockholders' equity of approximately $_____ million. As a savings bank chartered under the laws of the United States, the Seller is subject to certain minimum regulatory capital requirements imposed under FIRREA. At ____ __, 199_, the Seller's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were ____%, ____%, ____% and _____%, respectively. As of such date, the Seller's capital ratios exceeded the requirements under FIRREA as well as the standards established for

"well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts like the Seller to convert their charters to national or state bank charters, and the House Banking Committee approved a version of such legislation on June 20, 1997 which is currently under consideration by the House Commerce Committee. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Seller and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the bill approved by the House Banking Committee contains grandfather provisions that address many of these issues, the Seller cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Seller or the Real Estate Investment
Trust.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be paid to the Seller and the Seller will use such proceeds for its general corporate purposes.

            THE CHEVY CHASE HOME LOAN AND HOME EQUITY LOAN PROGRAMS

LOAN PROGRAMS

  Home Improvement Loan Department. The Debt Consolidation Loans and Home Improvement Contracts are originated or acquired by Chevy Chase through its Home Improvement Loan Department. Chevy Chase operates three loan programs within its Home Improvement Loan Department: Indirect Home Improvement Loans, Indirect Debt Consolidation Loans, and Direct Home Improvement Loans (collectively, "Home Loans"). Chevy Chase began originating and acquiring Home Loans in 1988.

  "Indirect Home Improvement Loans" are installment sales contracts and installment loan agreements originated by home improvement contractors and assigned to Chevy Chase. These contractors have been approved by Chevy Chase based on a review assessing their financial condition, industry reputation and trade references. Indirect Home Improvement Loans are either unsecured or secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties.

  "Indirect Debt Consolidation Loans" are closed-end home equity loans purchased by Chevy Chase which were originated by licensed mortgage companies. These mortgage companies have been approved by Chevy Chase based on a review assessing their industry reputation, financial condition and trade references. Indirect Debt Consolidation Loans are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties.

  "Direct Home Improvement Loans" are installment loan agreements originated by Chevy Chase which are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Direct Home Improvement Loans are originated in connection with the construction of in-ground swimming pools or other home improvements.

  Home Equity Lending Division. The Home Equity Loans are closed-end home equity loans ("Closed-end Home Equity Loans") originated by Chevy Chase or a subsidiary of Chevy Chase or acquired by Chevy Chase through its Home Equity Lending Division. Closed-end Home Equity Loans are secured by deeds of trust or mortgages, which generally are subordinate to other mortgages on the same residential properties. Chevy Chase has originated variable-rate home equity lines since 1983 and has originated fixed rate home equity loans since 1994. In general, customers can apply for a home equity loan by mail, phone or by visiting a Chevy Chase branch office.

UNDERWRITING PROCEDURES

  Each Loan was acquired or originated by Chevy Chase after a review in accordance with its established underwriting procedures.

  The underwriting procedures of Chevy Chase are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, Chevy Chase considers the borrower's ratio of debt to income and evaluates the borrower's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The borrower's equity in the collateral is of secondary importance in Chevy Chase's analysis. For Home Loans secured by mortgaged properties and for Closed-end Home Equity Loans, Chevy Chase's guidelines provide for financing up to 125% of the value of the mortgaged property. Generally, for each Home Loan, the value of the related mortgaged property is determined by Chevy Chase based on the purchase price and value of such mortgaged property as represented by the borrower if the Home Loan is originated within two years of such purchase or, if the Home Loan is originated after two years of such purchase, based on such purchase price and value, recent tax assessments and other relevant factors. Generally, most Closed-end Home Equity Loans and all Home Loans and Closed-end Home Equity Loans for amounts greater than $25,000 require appraisals performed by licensed appraisers to determine the value of the related Mortgaged Properties. Chevy Chase's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. Chevy Chase conducts quality audits to ensure compliance with its established policies and procedures.

FUNDING REQUIREMENTS

  Indirect Home Improvement Loans. Prior to funding an Indirect Home Improvement Loan, Chevy Chase requires the borrower to sign a certificate of completion that indicates that the project has been completed to the borrower's satisfaction. Chevy Chase then contacts each borrower by phone in order to review the terms and conditions of the loan and to reconfirm that all work was completed according to the terms of the contractor's agreement with the borrower. Following receipt of the certificate of completion and telephone validation, Chevy Chase funds the loan. Funds are disbursed to the related home improvement contractor by cashier's check. For certain large Indirect Home Improvement Loans, Chevy Chase may offer staged funding in which portions of the contract amount are payable as the work is completed. Checks for staged funding are issued to both the contractor and the customer.

  Chevy Chase offers borrowers the option to extend the contractual period between the funding date for an Indirect Home Improvement Loan and the first scheduled due date (the "Deferral Period") to 90 days for all Indirect Home Improvement Loans and 180 days for Indirect Home Improvement Loans with original principal balances of $5,000 or greater. Interest will accrue on the original principal balance of such Indirect Home Improvement Loan during the Deferral Period regardless of its length. The Indirect Home Improvement Loan will be considered current unless the borrower fails to make the first scheduled payment on its contractual due date. Scheduled payments will commence on the first contractual due date of the Indirect Home Improvement Loan and continue each month thereafter.

  Indirect Debt Consolidation Loans. Prior to funding an Indirect Debt Consolidation Loan Chevy Chase verifies that the consolidated debts have been paid off by reconciling copies of the pay-off checks from the mortgage company to the respective creditors against those debts listed on the borrower's credit bureau report, the original loan application and the HUD-1A settlement statement. Chevy Chase reconfirms that the borrower's resulting ratio of debt to income is within its guidelines. Funds are disbursed to the related mortgage company by cashier's check.

  Direct Home Improvement Loans. Direct Home Improvement Loans are funded with two-party checks payable to both the borrower and the home improvement contractor. Funds are disbursed to the home improvement contractors and direct loan borrowers by cashier's check. Checks are issued in incremental amounts representing completion of various stages of the construction. The borrower endorses the checks as these construction stages are completed.

  Closed-end Home Equity Loans. Closed-end Home Equity Loans are closed by Chevy Chase employees or by approved title agents. Funds are disbursed after confirmation that the mortgage or deed of trust has been recorded and that all underwriting contingencies have been met. Closed-end Home Equity Loans are funded by wire transfer or by bank check.

DOCUMENTATION

  Chevy Chase requires the following documents in each Home Loan file (as applicable):
    .Original application;
    .Original rescission notice and/or right to cancel;
    .Original installment sales contract or installment loan agreement; .Original deed of trust/mortgage;
    .Real Estate Settlement Procedures Act documents;
    .Original certificate of completion;
    .Copy of contractor's work order; and
    .Proof of income documentation.

  In addition to the applicable documents required in a Home Loan file, Chevy Chase also requires an appraisal or other determination of value and title report or property and judgment report for each Closed-end Home Equity Loan.

  All Closed-end Home Equity Loan files are reviewed for completeness by the HE Quality Control Section within the Home Equity Lending Division. Documentation is reviewed and recording information is confirmed prior to funding.

  All Home Loan files are reviewed for credit quality, documentation and completeness by the Funding/Compliance Section within the Home Improvement Loan Department. In addition to this internal review by the Funding/Compliance Section, the Front-End Quality Control area of the Consumer Loan Servicing Department verifies all contracts for accuracy and compliance prior to the booking process.

PERFECTION OF SECURITY INTEREST

  Each secured Home Loan contract and each Closed-end Home Equity Loan agreement contains, or is accompanied by a security agreement, deed of trust or mortgage containing, a clause granting Chevy Chase a security interest in the property being improved, which generally is the borrower's primary residence. This security interest must be perfected by recordation of the lien in the land records office of the jurisdiction in which the property is located.

HOMEOWNER'S INSURANCE AND TITLE REQUIREMENTS

  Chevy Chase requires that borrowers under a secured Home Loan contract or Closed-end Home Equity Loan agreement insure the related mortgaged property against fire and theft with a physical damage policy naming Chevy Chase as a loss payee. Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report generally is insured under the title agent's errors and omissions coverage for up to $15,000 for a period of one year from the date of settlement. If the Home Loan exceeds $60,000, Chevy Chase generally requires title insurance on the mortgaged property. Chevy Chase generally will permit subordination of its lien at the request of a borrower insofar as this action does not result in any additional risk to Chevy Chase. Most lien subordination requests result from a borrower's interest in refinancing a first mortgage in order to obtain a lower interest rate on that mortgage.

  Chevy Chase requires full title binder and insurance on Closed-end Home Equity Loans under the following scenarios: (a) when the related mortgage is in a first lien position; (b) when the related lien is subordinate to a non-institutional first trust; (c) when the amount of the Closed-end Home Equity Loan exceeds $200,000; (d) when the title to the related mortgaged property is held in trust; or (e) when the related mortgaged property is a rental property.

LOAN SERVICING

  Home Loans. The Home Loans currently are serviced by the Chevy Chase Consumer Loan Servicing Department in Tysons Corner, Virginia. The Consumer Loan Servicing Department performs the following non-collections oriented functions: (i) front-end quality control of the loan packages, (ii) validation and discounting of the loan packages, (iii) data input into the loan servicing system, (iv) validation of system data, (v) filing and control of all documentation and collateral, (vi) account maintenance, (vii) balancing,
(viii) payoffs and (ix) release of collateral.

  All Home Loan borrowers are issued coupon books which are mailed to them within ten working days of booking the Home Loan using the Florida Software loan servicing system and, after any delinquency, the On-Line Collections software. The borrower may mail payments directly to the Chevy Chase lockbox facility, the address of which is printed on the coupon book, or may take payments to any Chevy Chase branch location. Chevy Chase believes that more than 90% of all payment transactions are processed through the lockbox facility. Chevy Chase transfered servicing of the Home Loan portfolio to its Home Equity Loan Servicing Center in Bethesda, Maryland. All of the servicing functions for the Home Loans (including loan review, front end quality control, validation, data input, filing of documentation, account maintenance, balancing, payoff processing, release preparation, and subordination processing) are handled by the Home Equity Loan Servicing Center.

  All Closed-end Home Equity Loans are serviced by Chevy Chase's Home Equity Loan Servicing Center in Bethesda, Maryland. The Home Equity Loan Servicing Center performs the same servicing functions and uses the same collections software systems as the Consumer Loan Servicing Department.

COLLECTION PROCESS

  All Home Loan and Closed-end Home Equity Loan collections and recovery functions are performed from the related servicing facility.

  A loan is considered past due when the borrower fails to make a contractual payment by its due date. A system-generated delinquency notice is mailed to the borrower on the 10th day of delinquency. This notice indicates the amount of the payment and the date on which it was due. Chevy Chase uses an automated collections system which prioritizes a collector's daily queue of past due accounts. The typical collections process is as follows:

  Between the 10th and 19th day of delinquency, a collector will initiate contact with the delinquent borrower and attempt to collect the past due payment. Between the 20th and 29th day of delinquency, a more experienced collector will contact the borrower and attempt to resolve the problem. On the 30th day of delinquency and thereafter, a unit manager assumes the responsibility for collecting the account. By the 45th day of delinquency, Chevy Chase sends a demand letter which notifies the delinquent borrower that acceleration of the terms of the loan may result if all past due payments are not received by Chevy Chase within ten days. By the 70th day of delinquency, Chevy Chase determines whether to refer the loan to a collections attorney who will initiate legal action. The attorney will serve process to the borrower and proceed with those remedies available to Chevy Chase under the terms of the note and applicable laws. Chevy Chase generally charges off Home Loans between the 90th and 120th day of delinquency.

  When a Closed-end Home Equity Loan reaches 45 days past due, the acceleration letter also includes notification that Chevy Chase may foreclose on the mortgaged property if the account is not brought current. Chevy Chase obtains an updated appraisal (or broker price opinion) of the mortgaged property and verifies the status of any senior mortgage(s). The acceleration letter indicates that the Closed-end Home Equity Loan and any related senior mortgage(s) must be brought current to prevent acceleration of the balance.

  Generally, Chevy Chase initiates foreclosure if the Closed-end Home Equity Loan is not reinstated or paid in full by the time the account reaches 90 days past due. In some instances Chevy Chase may elect not to foreclose because of the relative strength of the equity position.

  In the event of a default on a first mortgage that is senior to any Home Loan or Closed-end Home Equity Loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may take either of the foregoing actions or may refrain from taking any action based upon reasonable commercial practice in the industry and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding principal balance for such Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans. As of the Cut-off Date, there have been no losses on Chevy Chase's home equity fixed rate portfolio. The Loans have been selected from Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans based upon the selection criteria shown below in "THE LOAN POOL."

                           DELINQUENCY EXPERIENCE(1)
        CHEVY CHASE HOME LOAN AND CLOSED-END HOME EQUITY LOAN PORTFOLIO

                                  AS OF DECEMBER 31,
                         ---------------------------------------      AS OF
                            199_          199_          199_       _____, 199_
                         -----------  ------------  ------------  -------------
Number of Loans
 Serviced............... $            $             $             $
Aggregate Principal
 Balance of Loans
 Serviced...............
Principal Balance of
 Loans
 30-59 Days Past
 Due(2).................
Principal Balance of
 Loans
 60-89 Days Past
 Due(2).................
Principal Balance of
 Loans
 90 or More Days Past
 Due(2).................
Total Delinquencies (30
 days or more past due)
 as a Percentage of
 Aggregate Principal
 Balances of Loans
 Serviced...............         %            %              %               %

--------
(1) Delinquency figures do not include past due amounts of $50.00 or less.
(2) Contractually past due.

                             LOAN LOSS EXPERIENCE
        CHEVY CHASE HOME LOAN AND CLOSED-END HOME EQUITY LOAN PORTFOLIO

                           TWELVE MONTHS ENDED DECEMBER 31,       ___ MONTHS
                         --------------------------------------      ENDED
                            199_         199_          199_      ____ __, 199_
                         -----------  -----------  ------------  -------------
Average Principal
 Balance of Loans(1).... $            $            $             $
Gross Charge Offs.......
Recoveries on Loans
 Previously Charged
 Off(2).................
                         -----------  -----------  ------------  ------------
Net Charge Offs.........
                         ===========  ===========  ============  ============
Gross Charge Offs as a
 Percentage of Average
 Principal Balance......            %            %             %             %(3)
Net Charge Offs as a
 Percentage of Average
 Principal Balance......            %            %             %             %(3)

--------
(1) Equals the arithmetic average of the preceding applicable month-end principal balances.
(2) Includes current recoveries on receivables previously charged off.
(3) Annualized.

  The above delinquency and loan loss experience represents Chevy Chase's recent experience and has been provided for illustrative purposes only. Chevy Chase's delinquency, foreclosure and net loss percentages may be affected by the rapid growth in the size and relative lack of seasoning of the portfolio. In addition, Chevy Chase can neither quantify the impact of property value declines, if any, on the Loans nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Loans could be higher than those heretofore experienced in the mortgage lending industry in general. Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Loans and no assurance can be given that the delinquency and loss experience presented in the tables will be indicative of such experience on the Loans.

                                 THE LOAN POOL

  The Trust Fund will consist of (i) _____ Loans (collectively, the "Loan Pool"), (ii) collections in respect of the Loans received on and after the Cut-off Date, (iii) the Policy, (iv) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties, (v) the proceeds of the foregoing and (vi) certain other property relating to the Loans. The Reserve Fund will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer. On the Closing Date the Loans will have an aggregate unpaid principal balance as of ___________, 199_ (the "Cut-off Date") of approximately $__________, after giving effect to all payments of principal thereon received prior to the Cut-off Date (the "Original Pool Balance").

  The Loans were originated or acquired by Chevy Chase in the ordinary course of its business. The Loans were selected from Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans based on several criteria, including the following: (i) as of the Cut-off Date each Loan had ______ or more payments remaining; (ii) each Loan had an outstanding principal balance as of the Cut-off Date equal to or greater than $_____; (iii) as of the Cut-off Date, no Loan was delinquent more than __ days; and (iv) with respect to each Loan (x) at least ___ scheduled payment had been made or (y) such Loan was originated within __ days of the Business Day preceding the Cut-off Date.

  All of the Loans are fixed-rate simple interest Loans as to which interest accrues on the simple interest method (that is, the interest portion of each monthly payment is equal to the interest accrued on the outstanding principal balance of the related Loan for the number of days from the date the most recent prior payment was made on such Loan to the date of payment, and the balance, if any, of such monthly payment is applied to principal).

  The Obligors under the Loans have billing addresses in __ states [and the District of Columbia]. As of the Cut-off Date, approximately ____% of the Loans, based upon the Original Pool Balance, had Obligors with billing addresses in ____________________________, approximately ____% had Obligors with billing addresses in _____________________, approximately ____% had Obligors with billing addresses in the State of _______, approximately ____% had Obligors with billing addresses in the State of _______, approximately ___% had Obligors with billing addresses in the State of ______________, approximately ___% had Obligors with billing addresses in the State of ___ ______ and approximately ___% had Obligors with billing addresses in the State of ____________. No other jurisdiction accounts for more than ___% of the Loans, based upon the Original Pool Balance.

  As of the Cut-off Date, the Loans had a minimum outstanding principal balance of $_____, a maximum outstanding principal balance of $______, an average balance of $______, a remaining term to maturity of no less than __ months and no greater than ___ months, a weighted average remaining term to maturity of ___ months, a number of months since the date of origination of no less than _ months and no greater than ___ months, a weighted average number of months since the date of origination of _ months, a Loan Rate of no less than ____% and no greater than _____% and a weighted average Loan Rate of _____%.

  Set forth below is a description of certain characteristics of the Loans as of the Cut-off Date. All such information is approximate. Prior to the Closing Date, Loans may be removed from the pool of Loans described below and other Loans may be substituted therefor. In addition, Loans may be prepaid at any time. As a result, certain characteristics of the Loans may vary from those set forth below. The columns may not add to 100% due to rounding.

                              LOAN POOL STATISTICS
                        CUT-OFF DATE PRINCIPAL BALANCES

CUT-OFF DATE PRINCIPAL                      AGGREGATE CUT-OFF    % OF ORIGINAL
BALANCES                  NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
----------------------    --------------- ---------------------- -------------
$ 1,500.00 to
 $4,999.99...............                      $                          %
$ 5,000.00 to
 $9,999.99...............                                                 %
$10,000.00 to
 $14,999.99..............                                                 %
$15,000.00 to
 $19,999.99..............                                                 %
$20,000.00 to
 $24,999.99..............                                                 %
$25,000.00 to
 $29,999.99..............                                                 %
$30,000.00 to
 $34,999.99..............                                                 %
$35,000.00 to
 $39,999.99..............                                                 %
$40,000.00 to
 $44,999.99..............                                                 %
$45,000.00 to
 $49,999.99..............                                                 %
$50,000.00 to
 $54,999.99..............                                                 %
$55,000.00 to
 $59,999.99..............                                                 %
$60,000.00 to
 $64,999.99..............                                                 %
$65,000.00 to
 $69,999.99..............                                                 %
$70,000.00 to
 $74,999.99..............                                                 %
$75,000.00 to
 $79,999.99..............                                                 %
$80,000.00 to
 $84,999.99..............                                                 %
$85,000.00 to
 $89,999.99..............                                                 %
$90,000.00 to
 $94,999.99..............                                                 %
$95,000.00 to
 $99,999.99..............                                                 %
                               -----           ------------          -----
  Total..................                      $                          %
                               =====           ============          =====

                            CUT-OFF DATE LOAN RATES
RANGE OF CUT-                               AGGREGATE CUT-OFF    % OF ORIGINAL
OFF DATE LOAN RATES       NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
-------------------       --------------- ---------------------- -------------
7.000% to 7.999%.........                      $                          %
8.000% to 8.999%.........                                                 %
9.000% to 9.999%.........                                                 %
10.000% to 10.999%.......                                                 %
11.000% to 11.999%.......                                                 %
12.000% to 12.999%.......                                                 %
13.000% to 13.999%.......                                                 %
14.000% to 14.999%.......                                                 %
15.000% to 15.999%.......                                                 %
16.000% to 16.999%.......                                                 %
17.000% to 17.999%.......                                                 %
                               -----           ------------          -----
  Total..................                      $                          %
                               =====           ============          =====

                   GEOGRAPHICAL DISTRIBUTION OF LOANS(1)

                                                                       % OF
                                    NUMBER  AGGREGATE CUT-OFF DATE   ORIGINAL
STATE                              OF LOANS   PRINCIPAL BALANCE    POOL BALANCE
-----                              -------- ---------------------- ------------
                                                 $                         %
                                                                           %
                                                                           %
                                                                           %
                                                                           %
                                                                           %
Other.............................               $                         %
                                    -----        -----------          -----
  Total...........................               $                         %
                                    =====        ===========          =====

--------

(1) By billing address

                  CUT-OFF DATE REMAINING TERM TO MATURITY

                                                                       % OF
                                    NUMBER  AGGREGATE CUT-OFF DATE   ORIGINAL
RANGE OF REMAINING TERMS BY MONTH  OF LOANS   PRINCIPAL BALANCE    POOL BALANCE
---------------------------------  -------- ---------------------- ------------
0 to 12 Months....................               $
13 to 24 Months...................                                         %
25 to 36 Months...................                                         %
37 to 48 Months...................                                         %
49 to 60 Months...................                                         %
61 to 72 Months...................                                         %
73 to 84 Months...................                                         %
85 to 96 Months...................                                         %
97 to 108 Months..................                                         %
109 to 120 Months.................                                         %
121 to 132 Months.................                                         %
133 to 144 Months.................                                         %
145 to 156 Months.................                                         %
157 to 168 Months.................                                         %
169 to 180 Months.................                                         %
181 to 192 Months.................                                         %
193 to 204 Months.................                                         %
205 to 216 Months.................                                         %
217 to 228 Months.................                                         %
229 to 240 Months.................                                         %
                                    -----        -----------          -----
  Total...........................               $                         %
                                    =====        ===========          =====

                           ORIGINATION YEAR OF LOANS

                                              AGGREGATE CUT-OFF    % OF ORIGINAL
ORIGINATION YEAR            NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
----------------            --------------- ---------------------- -------------
198_.......................                      $                          %
199_.......................                                                 %
199_.......................                                                 %
199_.......................                                                 %
199_.......................                                                 %
199_.......................                                                 %
199_.......................                                                 %
                                 -----           -----------           -----
  Total....................                      $                          %
                                 =====           ===========           =====

                               SECURITY FOR LOANS

                                              AGGREGATE CUT-OFF    % OF ORIGINAL
SECURITY STATUS             NUMBER OF LOANS DATE PRINCIPAL BALANCE POOL BALANCE
---------------             --------------- ---------------------- -------------
Secured....................                      $                          %
Unsecured..................                                                 %
                                 -----           -----------           -----
  Total....................                      $                          %
                                 =====           ===========           =====

                            THE CERTIFICATE INSURER

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Certificates will be affected by the rate of principal payments (including prepayments) of the Loans. All of the Loans may be prepaid in whole or in part at any time without penalty. The prepayment experience on the Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Loans contain due-on-sale provisions, and the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, permissibility of enforcement is in doubt, or such performance would be uneconomical. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller or purchases by the Servicer as a result of certain breaches of the representations and warranties made by the Seller in the Agreement or certain changes in the terms of the related Loans, payments of Substitution Adjustment Amounts or the exercise by the Seller of its optional repurchase of all of the outstanding Loans in the Loan Pool pursuant to the Agreement. No assurance can be given as to the level of prepayments that will be experienced by the Trust. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

  As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, the Certificates. None of the Seller, the Servicer, the Trustee, the Certificate Insurer or the Underwriters make any representation as to the weighted average life of, or yield to maturity on, the Certificates.

PAID-AHEAD LOANS

  If, in addition to making the regularly scheduled payment, the obligor under a Loan (the "Obligor") makes one or more additional scheduled payments in any Monthly Collection Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Monthly Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Loan in such Monthly Collection Period, and unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Loan (a "Paid-Ahead Loan") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Loan, as reduced by the application of the additional scheduled payments made in the Monthly Collection Period in which such Loan became a Paid-Ahead Loan. The Obligor would not be considered delinquent during the Paid-Ahead Period.

  When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Loan. Depending on the principal balance and Loan Rate of the related Loan, and on the number of payments that were paid-ahead, there may be extended periods of time during which Paid-Ahead Loans that are current are not amortizing. During such periods, no distributions of Principal Collections with respect to such Loans will be made.

  Paid-Ahead Loans will affect the weighted average life of the Certificates. The lack of Principal Collections from Paid-Ahead Loans during the related Paid-Ahead Period will have the effect of decreasing the amount of principal that otherwise would have been available to be distributed to Certificateholders, thereby extending the weighted average life of the Certificates. However, the distribution of the paid ahead amount on the Distribution Date following the Monthly Collection Period in which such amount was received may shorten the weighted average life of the Certificates. In addition, during the Paid-Ahead Period there will not be any interest paid with respect to such Loans, thereby reducing the amount of Interest Collections that otherwise would be available for distribution on the Certificates.

  As of the Cut-off Date, approximately ___% of the Loans (based upon the Original Pool Balance) were Paid-Ahead Loans for which the next payment is due on or after __________, 199_. Chevy Chase's portfolio of Home Loans and Closed-end Home Equity Loans historically has included loans which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Loans which may become Paid-Ahead Loans or the number or the principal amount of the scheduled payments which may be paid ahead.

DEFERRAL LOANS

  As of the Cut-off Date, less than ___% of the Loans (based upon the Original Pool Balance) are Loans for which the related Obligors have elected to extend the contractual period between the funding date for such Loans and the first scheduled due date for such Loans (each, a "Deferral Loan") that are currently in the Deferral Period. None of the Home Equity Loans are Deferral Loans. As of the Cut-off Date, no Deferral Loan had an initial scheduled due date after ___________, 199_. During the Deferral Period, no payments will be made on the related Deferral Loan and such Deferral Loan will be considered current. When the Obligor begins to make its required payments following the Deferral Period, the payments so made may be insufficient to cover the interest that has accrued since the date of origination. Notwithstanding such deficiency, the Obligor's Loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Loan. Depending on the principal balance and the Loan Rate of the related Loan and on the number of payments deferred, there will be a period of time during which Loans that are current are not amortizing. The lack of Principal Collections from Deferral Loans during the related Deferral Period will have the effect of decreasing the amount of principal that otherwise would have been available to be distributed to Certificateholders, thereby extending the weighted average life of the Certificates. In addition, during the Deferral Period there will not be any interest paid with respect to such Loans, thereby reducing the amount of Interest Collections that otherwise would be available for distribution on the Certificates.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of loans). Prepayments on loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR model assumes that the outstanding principal balance of a pool of loans prepays at a specified constant annual rate. The Certificates were priced using a prepayment assumption of 18% CPR.

  As used in the following table "0% CPR" assumes that none of the Loans are prepaid before maturity, "15% CPR" assumes the Loans will prepay at a CPR of 15%, and so forth.

  There is no assurance, however, that prepayment of the Loans will conform to any level of the CPR, and no representation is made that the Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of loans comparable to the Loans is influenced by a variety of factors, as described above. In addition, in the case of any Loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such Loans, such Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such Loans. Conversely, if prevailing interest rates rise above the interest rates on such Loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following table were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Original Pool Balance is ___________; (iii) the Loans will, as of the Cut-off Date, be grouped into twelve pools having the the additional characteristics set forth below under "Assumed Loan Characteristics;" (iv) the Initial Certificate Principal Balance is ___________ and the Certificates have a Pass-Through Rate of _______; (v) no interest shortfalls will arise in connection with prepayments in full of the Loans; (vi) the Certificates are issued on ____________ __, 199_ and (vii) scheduled principal and interest is timely received on a monthly basis with no deferral or paid-ahead periods. No representation is made that the Loans will not experience delinquencies or losses.

                       ASSUMED LOAN CHARACTERISTICS

                                                                     WEIGHTED
                                                         WEIGHTED    AVERAGE
                                                         AVERAGE  REMAINING TERM
                                       CUT-OFF DATE POOL   LOAN    TO MATURITY
POOL                                   PRINCIPAL BALANCE   RATE      (MONTHS)
----                                   ----------------- -------- --------------
1. ................................... $                       %
2. ...................................                         %
3. ...................................                         %
4. ...................................                         %
5. ...................................                         %
6. ...................................                         %
7. ...................................                         %
8. ...................................                         %
9. ...................................                         %
10. ..................................                         %
11. ..................................                         %
12. ..................................                         %

  Based on the foregoing assumptions, the following table indicates (i) the percentages of the Initial Certificate Principal Balance that would be outstanding after each of the dates shown at various constant percentages of CPR and (ii) the corresponding projected weighted average life, first principal payment date and last principal payment date of the Certificates at the indicated percentages of the CPR.

                                                                 CPR
                      ------------------------------------------------------------------------------------------
         DATE                14%                16%                18%              20%               22%
         ----         ------------------ ------------------ ----------------- ---------------- -----------------
  Closing Date               100%               100%               100%             100%              100%
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
                                %                  %                  %                %                 %
  To Maturity:
   First Prin Pay:
   Last Prin Pay:
    Weighted Average
     Life (years)(1):

  To Call:
   First Prin Pay:
   Last Prin Pay:
    Weighted Average
     Life (years)(1):

--------
(1) The "Weighted Average Life" of a Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance to the stated Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the Initial Certificate Principal Balance of such Certificate.

  It is not likely that the Loans will prepay at any constant percentage of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                               THE CERTIFICATES
  The following information supplements the information contained under "DESCRIPTION OF THE SECURITIES" in the accompanying Prospectus. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

  The _____% Home Loan Asset-Backed Certificates will consist of a single class of Certificates, which will evidence in the aggregate an undivided ownership interest in the Trust to be formed pursuant to the Agreement. The property of the Trust will consist primarily of certain closed-end home equity loans (the "Home Equity Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans") and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"; collectively with the Home Equity Loans and the Debt Consolidation Loans, the "Loans"). Most of the Loans are secured by second or third deeds of trust or mortgages (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). The Trust also will include collections in respect of the Loans received on and after _________ 1, 199_ (the "Cut-off Date"), the Policy and certain other property as described more fully herein. The Reserve Fund (as defined herein) will not be an asset of the Trust Fund but will be maintained for the benefit of the Certificateholders and the Certificate Insurer.

  Each Certificate will represent the right to receive payments of interest at the Pass-Through Rate, and principal as described herein. The Seller will be entitled to amounts remaining, if any, after distributions in respect of the Certificates as described herein. Principal and interest will be payable on the Certificates monthly on the __th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), beginning with the _______ 199_ Distribution Date, in each case calculated as described herein. The Certificate Principal Balance will be due and payable on the Distribution Date in ___ 201_ (the "Final Distribution Date"). "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the states of _________, ________ or ________ (or such other state in which the Corporate Trust Office of the Trustee or the main office of the Paying Agent under the Agreement is located) are required or authorized by law to be closed.

  The Certificates will have an aggregate original principal balance of $__________ (the "Initial Certificate Principal Balance"). Following the Closing Date, the "Certificate Principal Balance" will equal the Initial Certificate Principal Balance minus the aggregate amount of distributions allocable to principal previously distributed to Certificateholders. See "DESCRIPTION OF THE SECURITIES" in the Prospectus.

  The Certificates initially will be represented by a single Certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The Certificates will be available for purchase in book-entry form only in denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a different denomination. Persons acquiring beneficial interests in the Certificates will hold their interests through DTC. Unless and until Replacement Certificates are issued under the limited circumstances described under "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. See "RISK FACTORS--Book-Entry Registration; Effect on Liquidity" herein.

  Distributions on the Certificates will be made by the Trustee by check or, if so instructed by a holder of Certificates representing at least $5,000,000, by wire transfer, except that with respect to Certificates registered on a Record Date in the name of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by DTC. Notwithstanding the foregoing, the final distribution on the Certificates will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of Certificates at the office or agency maintained for that purpose by the Trustee in the City of ________,
_________.

  Distributions will be made on each Distribution Date to the holders of record as reflected in the certificate register maintained by the Trustee on the day prior to such Distribution Date if the Certificates are book-entry certificates, and on the last day of the month preceding the month of the related Distribution Date, if the Certificates are issued in definitive form, except that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency appointed by the Trustee for that purpose (each such day, a "Record Date").

INTEREST

  Interest on the Certificates will accrue at the pass-through rate of ____% per annum (the "Pass-Through Rate") from and including ____________, 199_ (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date (each, an "Interest Period"). On each Distribution Date, to the extent of funds available therefor, the Trustee will distribute the Interest Distributable Amount on a pro rata basis to the Certificateholders of record as of the Record Date. The "Interest Distributable Amount" for any Distribution Date means the sum of (i) interest accrued during the related Interest Period at the Pass-Through Rate on the Certificate Principal Balance immediately preceding such Distribution Date and
(ii) the Certificateholders' Interest Carryover Shortfall. "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Interest Distributable Amount for the preceding Distribution Date over the amount of interest actually distributed to Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including the preceding Distribution Date to but excluding the current Distribution Date. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

PRINCIPAL

  On each Distribution Date, to the extent of Monthly Allocable Principal, the Trustee will distribute the Principal Distributable Amount on a pro rata basis to the Certificateholders of record as of the related Record Date. The "Principal Distributable Amount" for any Distribution Date means an amount equal to the lesser of (a) the sum of (i) the Principal Collections for such Distribution Date, (ii) any Liquidation Loss Amount for the related Monthly Collection Period and (iii) any portion of the Principal Distributable Amount for any prior Distribution Date that was not previously distributed and (b) the outstanding Certificate Principal Balance of the Certificates; provided, however, that on the Final Distribution Date, the Principal Distributable Amount will equal the Certificate Principal Balance; and provided further, however, that in no event will the aggregate amount distributed to Certificateholders in respect of principal exceed the Initial Certificate Principal Balance.

  "Monthly Allocable Principal" means, with respect to each Distribution Date, an amount equal to the sum of (i) the Principal Collections deposited in the Principal Distribution Account for such Distribution Date, (ii) any Excess Interest to the extent deposited in the Principal Distribution Account to pay the Liquidation Loss Amount for such Distribution Date, (iii) any Reserve Fund Principal Transfer Amount drawn from the Reserve Fund for such Distribution Date and (iv) any Principal Deficiency Draw Amount made under the Policy for such Distribution Date.

  The "Monthly Collection Period" is, for any Distribution Date, the calendar month preceding such Distribution Date.

ASSIGNMENT OF LOANS

  At the time of issuance of the Certificates, the Seller will assign to the Trustee all of its right, title and interest in and to the Loans, including all payments of interest and principal, from whatever source derived, which are received thereon on or after the Cut-off Date, together with the other assets included or to be included in the Trust Fund, whether now owned or hereafter acquired. Each Loan will be identified in a schedule delivered to the Trustee on the Closing Date.

  The Agreement requires the Seller to deliver to the Trustee on the Closing Date, with respect to each Loan, the documentation specified in the Agreement relating to such Loans (each, a "Loan File"), including: (i) the originally executed promissory note or installment sales contract or installment loan agreement, as applicable, a copy of such originally executed note, contract or agreement, or a "lost-note affidavit," and any intervening endorsements and/or assignments evidencing a complete chain of title from the originator to the Seller and, in the case of any promissory note, an endorsement thereof by the Seller in blank without recourse with a facsimile signature as provided in the Agreement, (ii) with respect to each Loan secured by a Mortgaged Property, either (a) the original Mortgage with evidence of recording thereon, (b) a copy of such Mortgage certified as a true copy by an officer of the Seller, if the original has been submitted for recording but has not, as of the Closing Date, been returned, or (c) a copy of such Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office, and (iii) originals of all assumption and modification agreements, if any, or a copy certified as a true copy by an officer of the Seller if the original has been transmitted for recording until such time as the original is returned by the public recording office. In addition, within 180 days following the Closing Date, the Agreement requires the Seller to deliver to the Trustee as part of each Loan File with respect to each Loan secured by a

Mortgaged Property an assignment in recordable form or, under certain circumstances a blanket assignment in recordable form, for the benefit of the Trustee. An assignment of a Mortgage will not be required to be submitted for recordation unless (x) the Servicer determines in its reasonable judgment that such recordation is necessary to foreclose on a Mortgaged Property related to a Liquidated Loan and that foreclosing on such Mortgaged Property will maximize the receipt of Net Liquidation Proceeds with respect to such Liquidated Loan, in which case the Agreement requires the Trustee to record all or any portion of such assignments as and when directed by the Servicer, or (y) the Seller is less than adequately capitalized as determined pursuant to the regulations of the Office of Thrift Supervision, in which case the Agreement requires the Trustee to record all or any portion of such assignments, if, as and when directed by the Certificate Insurer. The Trustee will complete its review of the Loan Files within 30 days following the date such documents are required to be delivered. If any document required to be included in any Loan File does not bear the required signatures, has not been received when required to be delivered or is unrelated to the applicable Loan and such defect is not cured as provided in the Agreement following receipt of notification thereof to the Seller from the Trustee, the Seller will be required either to repurchase the affected Loan or to replace the affected Loan in the manner set forth below.

  On the Closing Date, the Seller will make certain representations and warranties as to the completeness of the Loan Files and the accuracy in all material respects of certain information furnished to the Trustee with respect to each Loan, including the unpaid principal balance of such Loan as of the Cut-off Date and the Loan Rate of each such Loan. In addition, the Seller will represent and warrant that, as of the Cut-off Date, no Loan was 30 or more days contractually delinquent. In the event there is a breach of any representation or warranty made by the Seller in the Agreement as to a Loan that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer in such Loan, the Seller will be required either to
(i) repurchase the related Loan from the Trust or (ii) provided such substitution occurs before ___________, 199_, substitute an Eligible Substitute Loan therefor, in each case in the manner described below.

  Any Loan required to be repurchased from the Trust by the Seller pursuant to the Agreement as a result of a defect, omission or breach of a representation or warranty (each, a "Defective Loan") will be repurchased in exchange for the deposit by the Seller of an amount equal to such Loan's unpaid principal balance as of the end of the Monthly Collection Period immediately preceding the date of repurchase, plus accrued and unpaid interest thereon at the Loan Rate less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate through the end of the Monthly Collection Period in which the repurchase occurs (the "Repurchase Deposit Amount"). The interest portion of the Repurchase Deposit Amount will be deposited into the Interest Distribution Account and the principal portion of the Repurchase Deposit Amount will be deposited into the Principal Distribution Account, in each case on the Business Day preceding the Determination Date following expiration of the related cure period.

  As to any Eligible Substitute Loan, the Seller will deposit into the Principal Distribution Account the amount, if any, by which the unpaid principal balance of such Eligible Substitute Loan at the end of the Monthly Collection Period in which the events giving rise to the related substitution occurred is less than the unpaid principal balance of the related Loan being removed from the Trust at the end of such Monthly Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Loan and deposit any such Substitution Adjustment Amount into the Principal Distribution Account on the Business Day preceding the Determination Date in the month following such Monthly Collection Period. Upon substitution, each Eligible Substitute Loan will be subject to the terms of the Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Loans in the Trust. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Agreement, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of the repurchased Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Defective Loan will be the sole remedy against the Seller available to Certificateholders or the Trustee.

  An "Eligible Substitute Loan" is a Loan that, as of the substitution date,
(i) has an outstanding unpaid principal balance of not less than __% of the unpaid principal balance of the Defective Loan as of the substitution date;
(ii) has a Loan Rate not less than the current Loan Rate of such Defective Loan and not more than 100 basis points in excess thereof; (iii) has a remaining term to maturity not later than nor more than six months earlier than the remaining term to maturity of such Defective Loan; (iv) if applicable, is secured by a Mortgage in a lien position not junior to the lien position of the Mortgage of such Defective Loan; (v) complies with each representation and warranty made by the Seller regarding the Loans as though such representation and warranty were made as of the substitution date; and
(vi) complies with any other requirements of the Rating Agencies set forth in the Agreement.

  Pursuant to the Agreement, the Servicer will service and administer the Loans, as more fully set forth under "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Collection and Other Servicing Procedures" herein.

  None of the Loans are, and none of the Eligible Substitute Loans will be, insured by the Federal Housing Administration or guaranteed by the Veterans Administration or any other governmental agency or instrumentality.

SERVICING FEE AND TRUSTEE'S FEES

  The Servicer will receive a fee on each Distribution Date (the "Servicing Fee") equal to one-twelfth of the product of ____% and the Pool Balance as of the opening of business on the first day of the related Monthly Collection Period. In addition, the Servicer may retain out of collections on the Loans any late fees, prepayment fees, rebates, and other administrative fees and expenses collected during such month.

  The Servicer also will be entitled to immediate reimbursement for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties as a Servicer Advance. See "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Servicer Advances." Such right of reimbursement will be prior to the rights of the Certificateholders to receive any distributions of interest or principal. The Servicer will not be required to advance delinquent payments of principal or interest.

  On each Distribution Date under the Agreement the Trustee is entitled to a fee for its services during the prior Monthly Collection Period equal to an amount agreed on by the Trustee and the Seller (the "Trustee's Fee"), payable out of Interest Collections.

ESTABLISHMENT OF ACCOUNTS

  The Agreement requires the Servicer to establish and maintain a separate account (the "Collection Account") for the benefit of the Certificateholders and the Certificate Insurer. The Agreement requires the Collection Account to be maintained as an Eligible Account. The Servicer will maintain within the Collection Account administrative subaccounts for (i) the distribution of principal of the Certificates (such subaccount, the "Principal Distribution Account"), (ii) the distribution of interest on the Certificates (such subaccount, the "Interest Distribution Account") and (iii) the payment of the Servicing Fee to the Servicer, the Trustee's Fee to the Trustee and amounts owed to the Certificate Insurer (such subaccount, the "Expense Distribution Account").

  The Agreement also requires the Servicer to establish and maintain a separate trust account outside of the Trust (the "Reserve Fund") for the benefit of the Certificateholders and the Certificate Insurer. The Agreement requires the Reserve Fund to be maintained as an Eligible Account.

  Amounts deposited in the Collection Account and Reserve Fund will be invested in Permitted Investments maturing no later than one Business Day prior to the Distribution Date or on such other date as may be approved by the Rating Agencies and the Certificate Insurer.

  An "Eligible Account" is an account that is (i) maintained with a depository institution which has a short term certificate of deposit rating at the time of any deposit therein in the highest short-term debt rating category by the Rating Agencies, (ii) maintained with a depository institution whose accounts are fully insured by either SAIF or BIF with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with the Trustee in its corporate trust department or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Trustee, and acceptable to the Certificate Insurer.

  "Permitted Investments" are specified in the Agreement and are limited to investments which meet the criteria of the Certificate Insurer, and are acceptable to the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates. The definition of Permitted Investments may be amended from time to time by the Trustee, the Seller and the Servicer with the consent of the Certificate Insurer but without the approval of the Certificateholders so long as such investments continue to meet the criteria of the Rating Agencies.

COLLECTIONS

  All collections on the Loans will be allocated as to principal and interest in accordance with the terms of the applicable fixed-rate home equity loan agreement, sales contract or installment loan agreement. The Servicer will be required to remit collections (other than amounts representing the Servicing Fee and reimbursements of Servicer Advances) to the Collection Account within two Business Days of receipt thereof. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

  On the third Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver a certificate (the "Servicer's Certificate") to the Trustee and the Certificate Insurer specifying, among other things, the amount of Interest Collections and Principal Collections on the Loans, the amounts to be deposited into and/or withdrawn from the Collection Account and the subaccounts therein and the Reserve Fund on the Deposit Date and the amount of any required claims to be made under the Policy.

  "Interest Collections" for any Distribution Date will consist of (i) interest collections received from or on behalf of Obligors during the related Monthly Collection Period (less the Servicing Fee and, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed, such interest collections allocable to pay any such unreimbursed Servicer Advance), (ii) the interest portion of Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period, (iii) Recoveries received during the related Monthly Collection Period, (iv) the interest portion of the Repurchase Deposit Amount received in respect of the related Monthly Collection Period, and (v) investment earnings (net of losses) on amounts on deposit in the Collection Account for the related Monthly Collection Period.

  "Principal Collections" for any Distribution Date will consist of (i) principal collections received from Obligors on the Loans during the related Monthly Collection Period (less, with respect to any Loan for which a Servicer Advance has been made and not previously reimbursed from Interest Collections on such Loan or otherwise, principal collections allocable to pay any unreimbursed Servicer Advance), (ii) the principal portion of the Net Liquidation Proceeds and Insurance Proceeds received during the related Monthly Collection Period and (iii) the principal portion of the Repurchase Deposit Amount and the Substitution Adjustment Amount for any purchased or substituted Loans received in respect of the related Monthly Collection Period.

  "Net Liquidation Proceeds" means, with respect to any Liquidated Loan, Liquidation Proceeds reduced by related expenses (including, without limitation, Servicer Advances, the cost of recordation of assignments and any amount advanced in respect of the repayment of a senior mortgage). "Liquidation Proceeds" means proceeds (excluding any amounts drawn from the Reserve Fund or on the Policy) received in connection with the liquidation of a Liquidated Loan.

  "Insurance Proceeds" means, with respect to any Loan and a Monthly Collection Period, proceeds paid to the Seller or the Servicer pursuant to any insurance policy with respect to such Loan, reduced by related expenses, which proceeds (x) are not Liquidation Proceeds, and (y) are not applied or expected to be applied to the restoration or repair of the related Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

  "Liquidated Loan" means, with respect to any Determination Date, a Loan (i) with respect to which the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Monthly Collection Period or
(ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

  "Recoveries" means, with respect to any Liquidated Loan and a Monthly Collection Period, any amount that was previously recognized as a loss but subsequently has been collected with respect to such Loan from whatever source (other than from withdrawals from the Reserve Fund or from draws on the Policy) in a Monthly Collection Period following the Monthly Collection Period during which such Loan became a Liquidated Loan, reduced by related expenses incurred by the Servicer in connection with the liquidation of such Loan or the related Mortgaged Property (including, without limitation, any Servicer Advances, costs of recording assignments and any amount advanced in respect of the repayment of a senior mortgage).

DISTRIBUTIONS

  Beginning with the first Distribution Date and ending on the first to occur of the date when the Certificate Principal Balance has been reduced to zero or the date when the Trust otherwise terminates, the Trustee, based on the written instructions of the Servicer, will make the distributions described below.

  Interest Collections. The amount on deposit in the Interest Distribution Account for the related Monthly Collection Period will be distributed, to the extent available, on each Distribution Date in the following order of priority:

    (i) to the Servicer, an amount equal to the Servicing Fee for the related Monthly Collection Period (to the extent not retained by the Servicer from Interest Collections) and all accrued and unpaid Servicing Fees for prior Monthly Collection Periods;

    (ii) to the Trustee, an amount equal to the Trustee's Fee for the related Monthly Collection Period and all accrued and unpaid Trustee's Fees for prior Monthly Collection Periods;

    (iii) to the Certificates, an amount equal to the Interest Distributable Amount for such Distribution Date;

    (iv) to the Certificate Insurer, an amount equal to the monthly premium for the Policy;

    (v) to the Principal Distribution Account, to be distributed to the Certificateholders as principal, an amount equal to the Liquidation Loss Amount for such Distribution Date;

    (vi) to the Certificate Insurer, an amount equal to all prior unreimbursed draws made on the Policy, together with accrued interest thereon, and any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

    (vii) to the Reserve Fund, the amount required to meet the Specified Reserve Fund Requirement;

    (viii) to the Seller, any remaining amounts.

  Any amounts released to the Seller pursuant to clause (viii) shall not be property of the Trust Fund thereafter, and the Seller shall have no obligation to return such amounts to the Trust in the event insufficient funds are available on any Distribution Date to distribute to Certificateholders the Interest Distributable Amount or Principal Distributable Amount.

  Interest Collections remaining after allocation of the amounts described in clauses (i), (ii), (iii) and (iv) above are referred to herein as "Excess Interest."

  "Liquidation Loss Amount" means, with respect to any Liquidated Loan, the unrecovered principal balance thereof at the end of the related Monthly Collection Period in which such Loan became a Liquidated Loan, after giving effect to the application of the principal portion of Net Liquidation Proceeds in connection therewith.

  Principal Collections. Monthly Allocable Principal for the related Monthly Collection Period will be distributed on each Distribution Date as follows:
(i) on a pro rata basis to the Certificateholders of record as of the related Record Date, in an amount up to the Principal Distributable Amount for such Distribution Date and (ii) to the Seller, any remaining amounts. See "THE CERTIFICATES--Principal" herein.

THE RESERVE FUND

  Amounts held from time to time in the Reserve Fund will be held for the benefit of Certificateholders and the Certificate Insurer. On each Distribution Date, Excess Interest will be deposited in the Reserve Fund as described under "--Distributions" above, until the amount in the Reserve Fund reaches the Specified Reserve Fund Requirement.

  The Agreement requires funds in the Reserve Fund to be invested in Permitted Investments. Investment income on amounts in the Reserve Fund will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

  The establishment of the Reserve Fund described above is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest on the Loans due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Fund could be depleted and, in the event of a Certificate Insurer Default, shortfalls on the Certificates could result. The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Fund Requirement at any time after the date of issuance of the Certificates will be affected by the delinquency, default and prepayment experience of the Loans and, therefore, cannot be accurately predicted.

  The Specified Reserve Fund Requirement will be determined in accordance with the Agreement and the Insurance Agreement. The Specified Reserve Fund Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Agreement and the Insurance Agreement.

  The provisions relating to the Reserve Fund may be amended in any respect by the Seller, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Reserve Fund or release such funds for the benefit of persons other than Certificateholders. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Fund or the depletion thereof, the Certificate Insurer will be obligated on each Distribution Date to fund the full amount otherwise required to be paid on such Distribution Date under the Policy.

  On the Business Day preceding each Distribution Date (each, a "Deposit Date"), to the extent necessary to satisfy any Interest Deficiency and/or Principal Deficiency, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit the amounts described below in the following manner and order of priority into the indicated accounts:

    (i) an amount (the "Reserve Fund Interest Transfer Amount") equal to the lesser of (x) the excess of (A) the Interest Distributable Amount for such Distribution Date over (B) the amount on deposit in the Interest Distribution Account on such date before giving effect to any such transfer from the Reserve Fund (such excess, an "Interest Deficiency") and (y) the amount on deposit in the Reserve Fund on such Deposit Date, shall be deposited in the Interest Distribution Account; and

    (ii) an amount (the "Reserve Fund Principal Transfer Amount") equal to the lesser of (x) the excess of (A) the Principal Distributable Amount for such Distribution Date over (B) the amount on deposit in the Principal Distribution Account on such date before giving effect to any such transfer from the Reserve Fund (such excess, the "Principal Deficiency") and (y) the amount remaining in the Reserve Fund after giving effect to any withdrawals therefrom pursuant to clause (i), shall be deposited in the Principal Distribution Account.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholders and the Certificate Insurer a statement setting forth:

    (i) the amount being distributed to Certificateholders;

    (ii) the amount of interest included in such distribution and the portion thereof attributable to Interest Collections;

    (iii) the amount, if any, of any Certificateholders' Interest Carryover Shortfall included in such distribution (and the amount of interest thereon);

    (iv) the amount, if any, of the remaining Certificateholders' Interest Carryover Shortfall after giving effect to such distribution;

    (v) the amount, if any, of principal included in such distribution and the portion thereof attributable to Principal Collections;

    (vi) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

    (vii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

    (viii) the Servicing Fee for such Distribution Date;

    (ix) the Certificate Principal Balance after giving effect to such distribution and the Pool Balance at the end of the related Monthly Collection Period;

    (x) the number and aggregate principal balance of the Loans which are delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the related Monthly Collection Period;

    (xi) the aggregate Liquidation Loss Amount for any Loans that became Liquidated Loans in the related Monthly Collection Period;

    (xii) the Specified Reserve Fund Requirement and the aggregate amount on deposit in the Reserve Fund on the Distribution Date after giving effect to any deposits to and withdrawals therefrom on such Distribution Date;

    (xiii) the amount of any draws on the Policy; and

    (xiv) the amount of any Reserve Fund Transfers.

  In the case of information furnished pursuant to clauses (i), (ii), (iii),
(iv) and (v) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

  Within 90 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (ii) and (v) above aggregated for such calendar year.

  Unless and until Replacement Certificates are issued, it is anticipated that the only Certificateholder entitled to receive the foregoing monthly and annual reports will be CEDE & Co., as nominee of DTC. Certificate Owners may request copies of such reports from DTC's direct or indirect participating organizations in accordance with the rules, regulations and procedures creating and affecting DTC. See "CERTAIN INFORMATION REGARDING THE CERTIFICATES" herein.

                                  THE POLICY

  On or before the Closing Date, the Seller will cause a financial guaranty insurance policy (the "Policy") to be issued by the Certificate Insurer pursuant to the provisions of the Agreement and an Insurance and Indemnity Agreement (the "Insurance Agreement") among the Seller, the Servicer, the Certificate Insurer and the Trustee. The Policy will unconditionally and irrevocably guarantee (i) the Interest Distributable Amount for each Distribution Date and (ii) the Principal Distributable Amount for each Distribution Date and, on the Final Distribution Date, payment to the Certificateholders of the outstanding Certificate Principal Balance of the Certificates (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date) (collectively, the "Insured Payments"). A draw will be made on the Policy with respect to each Distribution Date equal to (i) the amount by which the Interest Distributable Amount exceeds all amounts on deposit in the Interest Distribution Account (including the Reserve Fund Interest Transfer Amount, if any) for such Distribution Date (the "Interest Deficiency Draw Amount") plus (ii) the amount by which the Principal Distributable Amount (or in the case of the Final Distribution Date, the outstanding Certificate Principal Balance of the Certificates) exceeds all amounts on deposit in the Principal Distribution Account (including the Reserve Fund Principal Transfer Amount, if any) for such Distribution Date (such amount, the "Principal Deficiency Draw Amount"). The amount of any such draw will be deposited in the Collection Account and paid to Certificateholders as a distribution of interest or in reduction of the Certificate Principal Balance, as applicable.

  To the extent Excess Interest is unavailable or amounts in the Reserve Fund are exhausted or otherwise unfunded or unavailable, in the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

  If the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies, the Seller may, but it is not obligated to, either (i) replace the Policy with a financial guaranty insurance policy issued by another certificate insurer, provided that the ratings on the claims paying ability of such replacement certificate insurer are higher than those of the certificate insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies confirm that the ratings of the Certificates will be increased from their then current levels (after giving effect to such reduction) as a result of such action.

  Payment of claims under the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) __________ _____________ time, on the second Business Day following Receipt of such notice for payment, and (b) __________, _____________ time, on the Business Day immediately preceding the relevant Distribution Date.

  The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Certificate Insurer, prior to _________, _____________ time, on a Business Day; delivery either on a day that is not a Business Day or after _________, _____________ time, shall be deemed to be Receipt on the next succeeding Business Day.

  If a payment representing principal and/or interest on the Certificates is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and, as a result of such a Preference Event, a Certificateholder is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), the Certificate Insurer will pay an amount equal to such Avoided Payment, upon receipt by the Certificate Insurer from the Trustee of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Certificateholder is required to return any such payment or portion thereof during the term of the Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under such Avoided Payment to the extent of any payments made by the Certificate Insurer under the Policy and (z) a notice for payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly, unless a Certificateholder or the Trustee on behalf of the Certificateholder has made a payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case the Certificate Insurer will pay the Certificateholder or the Trustee on behalf of the Certificateholder, as the case may be, subject to the delivery of (a) the items referred to in clauses
(x), (y) and (z) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

  Notwithstanding the foregoing, in no event shall the Certificate Insurer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Certificates, prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

  The Certificate Insurer shall make payments due in respect of Avoided Payments prior to _________, _____________ time, on the second Business Day following the Certificate Insurer's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

  Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in ____________________, ________ and the States of ________ or _________ are authorized or obligated by law or executive order to be closed.

  "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any Person.

  The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller or Servicer. The Policy by its terms may not be canceled or revoked. The Policy is governed by the laws of the State of ________.

  If the Servicer's Certificate on any Determination Date reflects that, after giving effect to the deposit of the Reserve Fund Interest Transfer Amount, if any, to the Interest Distribution Account, there still will be an Interest Deficiency on the related Distribution Date, the Trustee shall, based on such Servicer's Certificate, make a draw on the Policy on the Business Day following such Determination Date in an amount equal to the Interest Deficiency Draw Amount. The amount of any such draw will be deposited in the Collection Account when received from the Certificate Insurer to be allocated to the Interest Distribution Account for distribution to the Certificateholders on the related Distribution Date as a payment of interest.

  If the Servicer's Certificate on any Determination Date reflects that, after giving effect to the deposit of the Reserve Fund Principal Transfer Amount, if any, to the Principal Distribution Account, there still will be a Principal Deficiency on the related Distribution Date, the Trustee shall, based on such Servicer's Certificate, make a draw on the Policy on the Business Day following such Determination Date in an amount equal to the Principal Deficiency Draw Amount. The amount of any such draw will be deposited in the Collection Account when received from the Certificate Insurer to be allocated to the Principal Distribution Account for distribution to the Certificateholders on the related Distribution Date as a payment of principal.

  The Policy will unconditionally guarantee the payment of the outstanding Certificate Principal Balance on the Final Distribution Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).

  Pursuant to the terms of the Agreement, the Certificate Insurer will be entitled to exercise all rights of the Certificateholders, without the consent of such Certificateholders, and the Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Agreement, have, among others, the following rights: (i) the right to require the Seller to repurchase Loans for breach of a representation and warranty or defect in documentation and (ii) the right to direct the Trustee to investigate certain matters. So long as no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or
(iii) any amendment to the Agreement, which consent will not be unreasonably withheld in the circumstances described below under the heading "FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT--Amendment of Agreement."

           FURTHER PROVISIONS OF THE POOLING AND SERVICING AGREEMENT

  The following summary describes certain terms of the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. This summary of certain provisions does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Agreement. The following supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Agreement set forth in the Prospectus, to which description reference is hereby made.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement, will follow such collection procedures that it customarily follows in the servicing of closed-end home equity loans and conventional home improvement contracts that are comparable to the Loans. Consistent with this requirement, the Servicer, in its discretion, may waive any late payment charge in respect of a late Loan payment.

  The Agreement requires the Servicer, consistent with its customary servicing procedures, to act with respect to the Loans in such a manner as to maximize the receipt of principal and interest on such Loans and Net Liquidation Proceeds with respect to Liquidated Loans. The Agreement provides that the Servicer shall not modify or amend any Loan (or waive any term of any Loan other than waiving a late payment fee in connection with a late payment on a
Loan), other than to evidence an assumption (as discussed below) unless: (a) the Loan is in default or default is imminent, (b) the amendment or modification of the Loan would not cause the Loan to be considered to be "exchanged" for the modified loan under section 1001 of the Internal Revenue Code (which excludes from deemed exchanges, among others, modifications and amendments that (i) do not change the yield on a debt instrument by more than 25 basis points, (ii) do not extend the maturity of a debt instrument by more than the greater of 5 years or 50 percent of the original weighted average life of the debt instrument and (iii) do not relate to the timing or amount of any payment due under the debt instrument and do not (with limited exceptions)
(A) substantially increase or decrease the likelihood of payment, (B) release, substitute, add or otherwise alter the collateral for a non-recourse debt instrument, or (C) change the obligor of a recourse debt instrument) or (c) the modification or amendment would not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes. Notwithstanding the foregoing, the Servicer may not extend or modify a Loan such that the stated final maturity date of such Loan would extend beyond the last day of the Monthly Collection Period preceding the Final Distribution Date.

  The Agreement also requires the Servicer to dispose of any property acquired upon the foreclosure, acceptance of a deed-in-lieu of foreclosure or other conversion of the Loan as soon as possible consistent with commercially reasonable practices (except that, if more than one year has elapsed since acquisition of the property, the Servicer will not be required to maximize the proceeds therefor). Further, Insurance Proceeds received by the Seller or the Servicer with respect to a Loan will be applied to reduce the unpaid principal balance of such Loan.

  The Agreement requires the Servicer to enforce any due-on-sale clause with respect to a Loan, unless (a) such enforcement is prohibited by law, (b) there exists substantial doubt regarding the enforceability of such clause or (c) in the light of the costs of enforcement and the principal balance of the loan it would be uneconomic to enforce such clause. If the Servicer is prevented from enforcing such due-on-sale clause under applicable law, the Servicer will enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In connection with any such assumption, the Loan Rate borne by the related Mortgage Loan may not be altered, except to the extent described above.

CONSENT TO SENIOR LIENS

     The Servicer may consent to the placement of a lien on any Mortgaged Property senior to that of the related Loan, provided that such action is consistent with reasonable commercial practice.

REALIZATION UPON LIQUIDATED LOANS

     If the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding if such acquisition in the reasonable opinion of the Servicer is not commercially reasonable. In the event that title to any Mortgaged Property securing a Loan is acquired by foreclosure or by deed in lieu of foreclosure, Net Liquidation Proceeds with respect to such Loan will be held by the Trustee for the benefit of the Certificateholders. Such Mortgaged Property will be disposed of by or on behalf of the Trustee. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan will be considered for most purposes to be an outstanding Loan held in the Trust until such time as the Mortgaged Property is sold and such Loan is liquidated or the Loan otherwise becomes a Liquidated Loan.

SERVICER ADVANCES

     The Servicer shall advance its own funds to pay for any related expenses of foreclosure and disposition of any Liquidated Loan or related Mortgaged Property (a "Servicer Advance") to the extent that the Servicer, consistent with its customary servicing practices, reasonably believes that such Servicer Advance will be recoverable and will maximize the receipt of principal and interest on such Loan (including Liquidation Proceeds with respect to such Loan). The Servicer shall be entitled to reimbursement for an amount equal to such Servicer Advance out of payments made by the Obligor on the Loan and the proceeds of disposition of the Liquidated Loan or related Mortgaged Property.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that on or before December 31, 199_ of each year beginning December 31, 199_, a firm of independent public accountants will furnish a statement to the Trustee and the Certificate Insurer to the effect that such firm has examined, for the preceding 12 months ended September 30, certain documents and records related to the servicing of the Loans under the Agreement and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of noncompliance with the provisions of the Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report. The Agreement also will provide for delivery (on or before December 31 of each year beginning December 31, 199_) to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding 12 months.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

     The Agreement will provide that, except in connection with a permitted transfer of servicing, the Servicer may not resign from its obligations and duties thereunder unless its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliates. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Agreement will provide that the Servicer will not be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. The Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  The Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders and Certificate Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Certificateholders or the Trust will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

  Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, or any corporation that executes an agreement of assumption to perform every obligation of the Servicer hereunder, will be the successor of the Servicer under the Agreement and will be required to execute and deliver to the Trustee and the Certificate Insurer an agreement in form reasonably satisfactory to the Trustee and the Certificate Insurer which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Agreement.

  The Agreement will require the Seller to transfer any payments it receives with respect to a Loan to the Servicer within two Business Days following receipt thereof.

EVENTS OF DEFAULT

  "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to deposit into the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or by notice to the Servicer, the Trustee and the Certificate Insurer by the Certificateholders evidencing not less than 51% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Insurance Agreement or the Agreement which breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by holders of the Certificates evidencing not less than 51% of the Certificate Principal Balance of the Certificates, respectively; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENTS OF DEFAULT

  So long as an Event of Default remains unremedied, either the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) or the Trustee or holders of Certificates evidencing not less than

51% of the Certificate Principal Balance, in each case with the consent of the Certificate Insurer (if no Certificate Insurer Default has occurred and is continuing), may terminate all of the rights and obligations of the Servicer under the Agreement. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unable or unwilling so to act, the Certificate Insurer may appoint the successor Servicer. If a Certificate Insurer Default shall have occurred and is continuing or the Certificate Insurer fails to make such appointment within the period specified in the Agreement, the Trustee may appoint or petition a court of competent jurisdiction to appoint, a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee, the Certificate Insurer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation specified for a successor Servicer under the Agreement.

  A "Certificate Insurer Default" occurs upon (i) the Certificate Insurer's failure to make a payment required under the Policy in accordance with its terms or (ii) the insolvency of the Certificate Insurer.

  No Certificateholder will have any right under the Agreement to institute any proceeding in its name with respect to the Agreement unless such holder previously has given to the Trustee and the Certificate Insurer written notice of default and unless holders of Certificates evidencing not less than 25% of the Certificate Principal Balance with the consent of the Certificate Insurer have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates or the Certificate Insurer covered by the Agreement, unless such Certificateholders or the Certificate Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

WAIVER OF PAST DEFAULTS

  The Certificate Insurer may, on behalf of all holders of Certificates, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences. No such waiver will impair the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT OF AGREEMENT

  The Agreement may be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Certificate Insurer (which consent may not be unreasonably withheld) without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (iii) to maintain the status of the Trust as a grantor trust for federal income tax purposes, (iv) to add or delete any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of the Agreement, (v) to add or amend any provision as required by the Rating Agencies in order to maintain or improve the rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Seller nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add any other provisions with respect to matters or questions arising thereunder; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder (and provided that any such amendment will be deemed not to affect materially and adversely the Certificateholders if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in a downgrading or withdrawal of the rating of the Certificates, and provided further that any such amendment will be deemed not to materially and adversely affect the Certificate Insurer if each Rating Agency has confirmed that such amendment would not result in a reduction below investment grade of the Certificates without regard to the Policy); provided that no amendment shall be made unless such amendment will not, as evidenced by an opinion of counsel, materially increase the likelihood of the Trust failing to be a grantor trust for federal income tax purposes.

     The Agreement also may be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Certificate Insurer and the holders of Certificates evidencing not less than 51% of the Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of the Certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, collection of payments of Loans or distributions that are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Certificateholders. In connection with any amendment of the Agreement, an opinion of counsel must be obtained that such amendment will not adversely affect the federal income tax characterization of the Trust or the Certificates.

OPTIONAL TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust will terminate on the Distribution Date following the earliest of the Distribution Date on which the Certificate Principal Balance has been reduced to zero and all amounts owing to the Certificate Insurer have been paid,
(ii) the final payment or other liquidation of the last Loan and the disposition of any amounts received or property acquired upon liquidation of any remaining Loans and (iii) and the Final Distribution Date.

     The Loans will be subject to optional repurchase by the Seller on any Distribution Date on or after the Pool Balance is reduced to an amount less than or equal to $_________ (5% of the Original Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the outstanding Pool Balance, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates less, for so long as Chevy Chase is the Servicer, the Servicing Fee Rate, through the day preceding the Distribution Date on which the Loans are repurchased. In no event, however, will the Trust created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

THE TRUSTEE AND PAYING AGENT

     The Trustee. ____________________________________________________________
_____________________ will serve as Trustee under the Agreement. The Trustee may have normal banking relationships with the Seller and the Servicer or their affiliates, or both. The Corporate Trust Office of the Trustee is located at
_________________________________________________.

     The Trustee may resign at any time. The Seller or the Certificate Insurer also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In any such event, the Seller will be obligated to appoint a successor Trustee with the consent of the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See "The AGREEMENTS--The Trustee"; "-- Duties of the Trustee"; and "--Resignation of the Trustee" in the Prospectus.

     The Paying Agent. The Paying Agent initially will be the Trustee together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

                CERTAIN INFORMATION REGARDING THE CERTIFICATES

  Certificateholders may hold their Certificates through DTC if they are participants of such system, or indirectly through organizations that are participants in such system.

  CEDE & Co., as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Replacement Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to CEDE & Co., as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules. The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

  To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, CEDE & Co. The deposit of Certificates with DTC and their registration in the name of CEDE & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor CEDE & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns CEDE & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants is the responsibility of DTC, and disbursement of such payments to Certificate Owners is the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Replacement Certificates are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Replacement Certificates will be delivered to Certificateholders.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

     Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Replacement Certificates"), only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners having Certificates evidencing not less than 51% of the Certificate Principal Balance together advise the Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Seller and the Trustee that, unless and until Replacement Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC may take actions, at the direction of the applicable Participants, with respect to some Certificates that conflict with actions taken with respect to other Certificates.

                       FEDERAL INCOME TAX CONSIDERATIONS

     PROSPECTIVE INVESTORS AND CERTIFICATEHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     The characterization of the Trust for federal income tax purposes is not certain. It is structured as a "grantor trust" and will likely be so treated. Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (the "IRS") as inconsistent with the rules for qualification as a grantor trust. In light of this uncertainty, upon the issuance of the Certificates, Shaw Pittman Potts & Trowbridge, special tax counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with the Agreement (and certain other documents) and based on certain representations of the Seller, for federal income tax purposes, the

Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association). Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the Trust should be a grantor trust. In light of special counsel's opinion, however, the Trust intends for tax reporting purposes to characterize the Trust as a grantor trust.

  For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, investors should see "FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a Grantor Trust" in the Prospectus. It is likely that the "stripped bond" rules described therein will apply. Under the Taxpayer Relief Act of 1997, Section 1272(a)(6) of the Code will apply to the Certificates for taxable years beginning after August 5, 1997 (except possibly for Certificates purchased exactly at par). No representation is made that the Certificates will be qualifying assets under Section 856 or 7701(a)(19)(c) of the Code.



                           STATE TAX CONSIDERATIONS

  Potential investors and Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors and Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  No Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA CONSIDERATIONS" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, certain institutions may not be legally authorized to invest in the Certificates.

  The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them. The Seller makes no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated _________ __, 19__ (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of the Certificates:

                                                                   PRINCIPAL
                                                                     AMOUNT
                                                                 --------------
                       ......................................... $
                                           ..................... $



  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates if any are purchased.

  The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus to certain dealers at such price less a concession of 0.210% of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of 0.125% of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Seller that they intend to act as market makers for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

  The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. However, neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates.

                                 LEGAL MATTERS

  Certain federal income tax and other matters will be passed upon for the Seller by Shaw Pittman Potts & Trowbridge. Certain legal matters relating to the Certificates will be passed upon for the Seller by Shaw, Pittman, Potts & Trowbridge, a partnership including professional corporations, and for the Underwriters by Shaw Pittman Potts & Trowbridge. George M. Rogers, Jr., whose professional corporation is a member of Shaw, Pittman, Potts & Trowbridge, is a director of the Seller and a trustee of the parent of the Seller.

                                    EXPERTS






                                    RATING

  It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Loans and the claims paying ability of the Certificate Insurer and in part on the funds on deposit in the Reserve Fund. There can be no assurance that the rating assigned to the Certificates on the Closing Date will not be reduced, suspended or withdrawn by a Rating Agency in the future.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                  PAGE
----                                                             ---------------
0% CPR..........................................................            S-29
15% CPR.........................................................            S-29
Agreement.......................................................        S-1, S-3
Avoided Payment.................................................            S-40
BIF.............................................................            S-17
Business Day.................................................... S-4, S-32, S-41
Certificate Insurer.............................................             S-2
Certificate Insurer Default.....................................            S-45
Certificate Owners..............................................             S-3
Certificate Principal Balance...................................             S-5
Certificateholders..............................................             S-5
Certificateholders' Interest Carryover Shortfall................       S-5, S-33
Certificates....................................................        S-1, S-3
Chevy Chase.....................................................        S-1, S-3
Closed-end Home Equity Loans....................................            S-17
Collection Account..............................................       S-8, S-35
Commission......................................................             S-2
CPR.............................................................            S-29
Cut-off Date....................................................       S-2, S-22
Debt Consolidation Loans........................................       S-2, S-31
Defective Loan..................................................      S-12, S-34
Deferral Loan...................................................            S-29
Deferral Period.................................................            S-18
Deposit Date....................................................      S-10, S-38
Determination Date..............................................            S-36
Direct Home Improvement Loans...................................            S-17
Distribution Date...............................................       S-1, S-32
DTC.............................................................       S-2, S-32
DTC Participants................................................            S-47
Eligible Account................................................            S-36
Eligible Substitute Loan........................................            S-35
Events of Default...............................................            S-44
Excess Interest.................................................       S-6, S-38
Exchange Act....................................................             S-2
Expense Distribution Account....................................            S-35
FDIA............................................................            S-16
FDIC............................................................            S-16
Final Distribution Date.........................................            S-32
Final Order.....................................................            S-40
FIRREA..........................................................            S-16
Home Equity Loans...............................................       S-4, S-31
Home Improvement Contracts......................................       S-4, S-31
Home Loans......................................................            S-17
Indirect Debt Consolidation Loans...............................            S-17
Indirect Home Improvement Loans.................................            S-17
Indirect Participants...........................................            S-47
Initial Certificate Principal Balance...........................       S-3, S-32
Initial Reserve Fund Deposit....................................             S-9

TERM                                                                     PAGE
----                                                                  ----------
Insolvency Proceeding................................................       S-41
Insurance Agreement.................................................. S-11, S-40
Insurance Proceeds...................................................  S-9, S-37
Insured Payments..................................................... S-11, S-40
Interest Collections.................................................  S-8, S-36
Interest Deficiency..................................................       S-38
Interest Deficiency Draw Amount...................................... S-11, S-40
Interest Distributable Amount........................................  S-5, S-32
Interest Distribution Account........................................       S-35
Interest Period......................................................  S-5, S-32
Liquidated Loan......................................................  S-9, S-37
Liquidation Loss Amount..............................................  S-6, S-38
Liquidation Proceeds.................................................  S-9, S-36
Loan File............................................................       S-33
Loan Pool............................................................       S-22
Loan Rate............................................................        S-7
Loans................................................................   S-2, S-4
Monthly Allocable Principal..........................................  S-6, S-33
Monthly Collection Period............................................  S-6, S-33
Mortgaged Properties.................................................   S-2, S-4
Mortgages............................................................        S-4
Net Liquidation Proceeds.............................................  S-8, S-36
Obligor..............................................................  S-8, S-28
Original Pool Balance................................................  S-4, S-22
OTS..................................................................       S-16
Paid-Ahead Loan......................................................       S-28
Paid-Ahead Period....................................................       S-28
Pass-Through Rate....................................................  S-1, S-32
Paying Agent.........................................................       S-46
Permitted Investments................................................       S-36
Policy............................................................... S-11, S-40
Preference Event.....................................................       S-40
Principal Collections................................................  S-8, S-36
Principal Deficiency.................................................       S-39
Principal Deficiency Draw Amount..................................... S-11, S-40
Principal Distributable Amount.......................................  S-5, S-33
Principal Distribution Account.......................................       S-35
Prospectus...........................................................        S-2
Rating Agency........................................................       S-13
Real Estate Investment Trust.........................................       S-17
Receipt..............................................................       S-40
Received.............................................................       S-40
Record Date..........................................................       S-32
Recoveries...........................................................  S-9, S-37
Replacement Certificates.............................................       S-48
Repurchase Deposit Amount............................................       S-34
Reserve Fund.........................................................  S-9, S-35
Reserve Fund Interest Transfer Amount................................ S-10, S-38
Reserve Fund Principal Transfer Amount............................... S-11, S-39
Residential Properties...............................................        S-7

TERM                                                                     PAGE
----                                                                  ----------
SAIF.................................................................       S-16
Seller...............................................................   S-1, S-3
Servicer.............................................................   S-1, S-3
Servicer Advance.....................................................       S-43
Servicer's Certificate...............................................       S-36
Servicing Fee........................................................ S-12, S-35
SMMEA................................................................ S-13, S-49
Specified Reserve Fund Requirement...................................       S-10
Substitution Adjustment Amount.......................................       S-34
Trust................................................................   S-1, S-3
Trust Fund...........................................................        S-4
Trustee..............................................................        S-1
Trustee's Fee........................................................       S-35
Underwriters.........................................................       S-50
Underwriting Agreement...............................................       S-50
Weighted Average Life................................................       S-31

--------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON. THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH
SECURITIES IN ANY STATE OR JURISDICTION IN WHICH,
OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT THE INFORMATION CONTAINED HEREIN OR
THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

               TABLE OF CONTENTS
                  [Version 3]

                                                           Page
                                                           ----
             Prospectus Supplement
Prospectus Supplement Summary of Terms                      S-3
Risk Factors                                               S-14
The Seller                                                 S-16
The Chevy Chase Home Loan and Home Equity Loan Programs    S-17
Use of Proceeds                                            S-17
The Loan Pool                                              S-22
The Certificate Issurer                                    S-27
Maturity and Prepayment Considerations                     S-28
The Certificates                                           S-31
The Policy                                                 S-40
Further Provisions of the Pooling and Servicing Agreement  S-42
Certain Information Regarding the Certificates             S-47
Federal Income Tax Considerations                          S-48
State Tax Considerations                                   S-49
Erisa Considerations                                       S-49
Legal Investment Considerations                            S-49
Underwriting                                               S-50
Legal Matters                                              S-50
Experts                                                    S-51
Rating                                                     S-51

                   Prospectus
Prospectus Supplement                                         3
Reports to Holders                                            3
Available Information                                         3
Incorporation of Certain Documents
  by Reference                                                4
Summary of Terms                                              5
Risk Factors                                                 16
Description of the Securities                                20
The Trust Funds                                              24
Enhancement                                                  31
Servicing of Loans                                           31
The Agreements                                               38
Certain Legal Aspects of the Loans                           47
The Transferor                                               58
Use of Proceeds                                              58
Federal Income Tax Considerations                            58
State Tax Considerations                                     79
ERISA Considerations                                         79
Legal Investment                                             80
Plan of Distribution                                         81
Legal Matters                                                81
Glossary of Terms                                            82

----------------------------------------------------------------

----------------------------------------------------------------

              $

              CHEVY CHASE BANK, F.S.B
              Transferor and Servicer

              HOME LOAN ASSET-BACKED
              CERTIFICATES, Series 199_-__

              PROSPECTUS SUPPLEMENT

              _____ __, 199_

--------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                      Version #4



               SUBJECT TO COMPLETION DATED OCTOBER 24, 1997

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, 1997

                                   $________

              CAPITOL REVOLVING HOME EQUITY LOAN TRUST 199_-_
         CAPITOL REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 199_-_

                           CHEVY CHASE BANK, F.S.B.,
                          AS TRANSFEROR AND SERVICER

                                    -------

The Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates"), will represent undivided interests in a trust fund (the "Trust Fund") consisting primarily of a pool of certain revolving credit line home equity loans made or to be made in the future (the "Mortgage Loans") secured by first, second or third deeds of trust or mortgages on one- to four-family residential properties. The Mortgage Loans were originated or acquired by Chevy Chase Bank, F.S.B. ("Chevy Chase" or the "Transferor"), which will serve as servicer of the Mortgage Loans.

The aggregate undivided interest in the Trust Fund represented by the Certificates will initially be equal to $_______ which as of _______ __, 199_ (the "Initial Cut-off Date") is approximately __% of the sum of the Cut-off Date Trust Balances (as defined herein) of the Initial Mortgage Loans and the Pre-Funded Amount (each as defined herein). The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $_____, which as of the Initial Cut-off Date is approximately _% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount.

On the Closing Date, $_____ (the "Pre-Funded Amount") will be deposited in the Pre-Funding Account (as defined herein). The Pre-Funded Amount may be used by the Trust to acquire additional Mortgage Loans consisting of the __-_ Mortgage Loans and __-_ Mortgage Loans (each as defined herein) to the extent available, and other Mortgage Loans on or before ______ __, ____ (the "Subsequent Mortgage Loans").

Distributions of principal and interest on the Certificates will be made on the __ day of each month or, if such date is not a Business Day then on the next succeeding Business Day (a "Distribution Date"), commencing ________ __, 199_.

On each Distribution Date, holders of the Certificates (the "Certificateholders") will be entitled to receive, from and to the limited extent of funds available in the Certificate Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by the Transferor or any affiliate thereof. However, on or before the issuance of the Certificates, the Transferor will obtain from _____________________________ (the "Certificate Insurer") a financial guaranty insurance policy relating to the Certificates (the "Certificate Insurance Policy"), in favor of the Trustee (as defined herein). The Certificate Insurance Policy will protect holders of Certificates against certain shortfalls in amounts to be distributed at the times and to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Certificate Insurance Policy" herein.

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES, BUT HAVE NO OBLIGATION TO DO SO. THE INTERESTS OF THE OWNERS OF THE CERTIFICATES WILL BE REPRESENTED BY BOOK ENTRIES ON THE RECORDS OF THE DEPOSITORY TRUST COMPANY AND PARTICIPATING MEMBERS THEREOF. POTENTIAL INVESTORS SHOULD CONSIDER, IN ADDITION TO THESE FACTORS, THE OTHER INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE [S-18] HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

                                    -------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT EVIDENCE A SAVINGS ACCOUNT OR DEPOSIT OR OTHER OBLIGATION OF, OR INTEREST IN, AND ARE NOT GUARANTEED BY, CHEVY CHASE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                              UNDERWRITING
                                              DISCOUNTS AND        PROCEEDS TO
                       PRICE TO PUBLIC(1)    COMMISSIONS(2)       TRANSFEROR(2)
-------------------------------------------------------------------------------
Per Share............            %                   %                   %
-------------------------------------------------------------------------------
Total................      $                   $                   $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from _______, ____.

(2) Before deducting expenses payable by the Transferor, estimated to be $____.

                                    -------

  The Certificates are offered by the Underwriters when, as and if issued by the Transferor, deliverable to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and Euroclear on or about ________ __, 199_, against payment in immediately available funds.

                             ________________.

The date of this Prospectus Supplement is ________, 199_

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Replacement Certificates (as defined herein) are issued, the Trustee will provide to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, monthly and annual reports concerning the Certificates pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "--Evidence as to Compliance" herein and "THE AGREEMENTS--Reports to Holders" and "--Book Entry Securities" in the accompanying Prospectus (the "Prospectus"). Such reports may be made available by DTC and its participants to owners of the Certificates upon request in accordance with the rules, regulations and procedures creating and affecting DTC. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust does not intend to provide to any holder of the Certificates any financial information that has been examined and reported upon, with an opinion expressed by, an independent public accountant. The Transferor has determined that its financial statements are not material to the offering made hereby and does not intend to send any of its financial reports to Certificateholders. The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required by the Securities Exchange Act of 1934, as amended, and the rules, regulations or orders of the Commission thereunder.

                             AVAILABLE INFORMATION

  The Transferor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement, which forms a part of the Registration Statement, contains summaries of the material terms of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  The Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transferor intends to cause the Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus Supplement and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement at any time does not imply that information herein is correct as of any time subsequent to its date.

                     PROSPECTUS SUPPLEMENT SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index of Principal Terms" herein and the "Glossary of Terms" in the Prospectus for the location of definitions of certain capitalized terms.


Securities Offered..........  Capitol Revolving Home Equity Loan Trust 199_-_
                              (the "Trust") will issue the Capitol Revolving Home Equity Loan Asset Backed Certificates, Se-ries 199_-_ (the "Certificates"), pursuant to a Pooling and Servicing Agreement to be dated as of _______ __, 199_ (the "Pooling and Servicing Agreement") by and between Chevy Chase Bank, F.S.B. ("Chevy Chase"), as transferor and servicer (the "Transferor" and "Servicer," re-spectively, as the case may be), and _________
                              _____________________________________________
                              _________________________, as trustee and custo-
                              dial agent (the "Trustee" and "Custodial Agent," respectively, as the case may be). As of the Closing Date (as defined herein), the aggregate undivided interest in the Trust represented by the Certificates will equal $___________ (the "Original Certificate Principal Balance" and the "Original Invested Amount"), which represents ap-proximately __% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount. Following the Closing Date, the "Invested Amount" with respect to any day will be an amount equal to the Original In-vested Amount minus the sum of (i) the amount of Principal Collections (as defined herein) previ-ously distributed to Certificateholders including Principal Collections distributed in payment of any Basis Risk Payment (as defined herein) (in-cluding interest accrued thereon), (ii) any amounts distributed as principal to Certificateholders at the end of the Pre-Funding Period from funds on deposit in the Pre-Funding Account, (iii) an amount equal to the product of the Certificateholders' Floating Allocation Per-centage and the Liquidation Loss Amounts (each as defined herein) and (iv) the amount of any Prin-cipal Collections previously distributed to the Transferor in reduction of the Overcollateralization Amount (as defined herein). The Transferor will own the remaining undivided interest in the Trust, which is equal to the Pool Balance (as defined herein) minus the Invested Amount (the "Transferor Interest"). The principal balance of the outstanding Certificates (the "Certificate Principal Balance") on any day is equal to the Original Certificate Principal Bal-ance minus the aggregate of amounts actually dis-tributed as principal to the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES--Distribu-tions on the Certificates" herein and "DESCRIP-TION OF THE SECURITIES" in the Prospectus.

Trust Fund..................  The assets of the Trust (the "Trust Fund") will consist primarily of a pool (the "Pool") of cer-tain revolving credit line home equity loans made or to be made in the future and conveyed to the Trust on the Closing Date (the "Initial Mortgage Loans") and may consist of __-_ Mortgage Loans and __-_ Mortgage Loans (each as defined herein), provided such loans are pur-chased by Chevy Chase from Trust 199_ and Trust 199_ (each as defined herein), or such other re-volving credit line home equity loans to be transferred to the Trust on or before the ______ __, 199_ Distribution Date (the "Subsequent Mortgage Loans") (the Subsequent Mortgage Loans and the Initial Mortgage Loans and any substitu-tions for any such loans, collectively the "Mort-gage Loans") originated or acquired by Chevy Chase in the ordinary course of its lending busi-ness and secured by first, second or third deeds of trust or mortgages on one- to four-family res-idential properties (the "Mortgaged Properties") located in ________, ________ and ____________
                              ____________; the Trust's interest in property that secured a Mortgage Loan which has been ac-quired by foreclosure or deed in lieu of foreclo-sure; the Certificate Account; the funds on de-posit in the Pre-Funding Account and the Capital-ized Interest Account (each as defined herein); the Certificate Insurance Policy; the Trust's in-terest in rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully herein.

                              The property conveyed to the Custodial Agent for the benefit of the Trust will include certain of the unpaid principal balances of certain of the Mortgage Loans as of the close of business on _____ __, 199_ (the "Initial Cut-off Date") in the case of the Initial Mortgage Loans, and on the first day of the month in which each Subse-quent Mortgage Loan and any Eligible Substitute Mortgage Loan (as defined herein) is conveyed to the Trust (in each case, the "Cut-off Date" and the "Cut-off Date Trust Balances") and, with re-spect to each Mortgage Loan (other than the __-_ Mortgage Loans and __-_ Mortgage Loans), any ad-ditions thereto as a result of advances made af-ter the Cut-off Date pursuant to the applicable loan agreements (the "Loan Agreements") which ev-idence the Mortgage Loans during the life of the Trust (the "Additional Balances"). The Additional Balances will be funded by Chevy Chase, pursuant to the Loan Agreements. The obligation to fund any Additional Balances pursuant to the Loan Agreements will not be transferred to the Trust. Certain balances outstanding on ________ _, 199_, ________ _, 199_, _________ _, 199_ and _________
                              _, 199_ with respect to certain of the Mortgage Loans (the "Common Mortgage Loans") were sold by the Transferor to Capitol Home Equity Loan Trust 199_-_ ("Trust 199_"), Capitol Home Equity Loan Trust 199_-_ ("Trust 199_"), Capitol Home Equity Loan Trust 199_-_ ("Trust 199_") and Capitol Home Equity Loan Trust 199_-_ ("Trust 199_") and Capitol Home Equity Loan Trust 199_-_ ("Trust 199_" and together with the Trust 199_, Trust 199_ and Trust 199_, the "Prior Trusts"), respectively. The Trust Fund will not include any interest in any portion of the outstanding balance of a Common Mortgage Loan transferred to a Prior Trust and not subsequently transferred to the Trust (the "Sold Balances").

                              The "Trust Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan, which shall have a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Com-mon Mortgage Loan, any such principal collections applied to reduce the Sold Balances) in accor-dance with the related Loan Agreement prior to such day; provided, however, that if such Mort-gage Loan is a Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan shall exclude the Sold Balance thereof. "Pool Balance" shall mean on any day an amount equal to the sum of the aggregate of all Trust Balances on such day plus the amount on deposit in the Pre-Funding Account as of such day (excluding any net invest-ment earnings thereon). On the Closing Date the Trust will include _____ Common Mortgage Loans having $____________ in aggregate Cut-off Date Trust Balances which represent approximately ____% of all of the Cut-off Date Trust Balances transferred and assigned to the Trust.

Transferor and Servicer.....  Chevy Chase, a federally chartered stock savings bank, will transfer and assign the Trust Balances of the Mortgage Loans to the Trust in exchange for the Certificates and the Transferor Interest and will serve as Servicer of the Mortgage Loans. The principal executive offices of Chevy Chase are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the telephone number of Chevy Chase is (301) 986-7000. See "THE TRANS-FEROR" herein and in the Prospectus.

Trustee.....................  The Trustee is _________________________________
                              _______________________________________________
                              _______________________________. The Trustee's
                              principal corporate trust office is located at
                              ________________________________________________.

Certificate Insurer.........
                              The Certificate Insurer is _____________________ _________. See "DESCRIPTION OF CERTIFICATE INSUR-ER" herein.

Collections.................  All collections on the Mortgage Loans will be al-
                              located as to principal and interest in accor-dance with the Loan Agreements. The Trust's share of an amount allocated to interest on any Mort-gage Loan (the "Trust Interest") shall equal the product of (a) the amount allocated to interest multiplied by (b) (x) the amount of interest ac-crued at the Loan Rate on the Trust Balance dur-ing the related Interest Period (as defined here-in) divided by (y) the amount of interest accrued at the Loan Rate on the Loan Balance during such Interest Period. "Interest Period" means the monthly period during which interest accrues on the Mortgage Loans. "Loan Balance" as to any Mortgage Loan and day, means the unpaid principal balance of such Mortgage Loan upon which interest accrued for such day was calculated. Collections of principal received from a borrower on any Com-mon Mortgage Loans for any day during any Collec-tion Period will be applied first to reduce the balance thereof transferred to Trust 199_, if any (indluding any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, second to reduce the balance thereof trans-ferred to Trust 199_, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, third to reduce the balance thereof transferred to Trust 199_, if any, to zero and fourth to reduce the balance thereof transferred to Trust 199_, if any, to zero before any such collections are ap-plied in reduction of the Trust Balance of such Common Mortgage Loan (other than _-_ Mortgage Loans and _-_ Mortgage Loans). "Principal Col-lections" for any Distribution Date, shall equal
                              (i) the Trust's share of principal collections received from borrowers under the Mortgage Loans in the related Collection Period (as defined herein) after the application of the allocations described in the preceding sentence, (ii) the principal portion of the Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Retransfer Deposit Amount (as defined herein) and the Substitution Adjustment Amount (as defined herein) of a re-transferred Mortgage Loan. As of the Initial Cut-off Date, the aggregate amount of the balances of Common Mortgage Loans owned by Trust 199_ is $____________, the aggregate amount of the bal-ances of Common Mortgage Loans owned by Trust 199_ is $____________, the aggregate amount of the balances of Common Mortgage Loans owned by Trust 199_ is $____________ and the aggregate amount of the balances of Common Mortgage Loans owned by Trust 199_ is $____________.

                              "Liquidation Proceeds" are proceeds (including Insurance Proceeds but excluding any amounts drawn on the Certificate Insurance Policy) re-ceived in connection with the liquidation of Liq-uidated Mortgage Loans (as defined herein). "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds reduced by related expenses (including any amount advanced in re-spect of the repayment of a senior mortgage or other Servicer Advance (as defined herein)). "In-surance Proceeds" are proceeds paid to the Servicer pursuant to any insurance policy cover-ing a Mortgage Loan, reduced by related expenses. The Trust's share of Net Liquidation Proceeds ("Net Trust Liquidation Proceeds") with respect to any Liquidated Mortgage Loan will be equal to the sum of (i) the Trust's pro rata share of Net Liquidation Proceeds not to exceed Trust Interest with respect to the period from the last day on which interest was paid in full on such Liqui-dated Mortgage Loan to the day on which such Liq-uidated Mortgage Loan became a Liquidated Mort-gage Loan and (ii) the Trust's pro rata share of the amount remaining after the payment of such Trust Interest and the interest payable to the owners of Sold Balances. "Trust Insurance Pro-ceeds" means as to any Mortgage Loan and Collec-tion Period, the Trust's share of Insurance Pro-ceeds, which share is equal to the product of (i) the Trust Percentage (as defined herein) and (ii) Insurance Proceeds received during such Collec-tion Period which (x) are not Liquidation Pro-ceeds, (y) are not applied or expected to be ap-plied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the normal servicing procedures of the Servicer and (z) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan.

                              With respect to any Distribution Date, the aggre-gate amount of Trust Interest collected in the related Collection Period allocable to the Cer-tificates ("Certificate Interest Collections") will equal the aggregate amount of Daily Certifi-cate Interest Collections for the related Collec-tion Period. With respect to any day, "Daily Cer-tificate Interest Collections" shall equal the product of (i) the aggregate amount of Trust In-terest collected on such day and (ii) the Certificateholders' Floating Allocation Percent-age on such day.

                              With respect to any day, the "Certificateholders' Floating Allocation Percentage" will be the per-centage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance as of the end of such day. The "Certificateholders' Fixed Allocation Percentage" (calculated for any day) will equal the greater of (x) __% and (y) the percentage equivalent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day (but not more than 100%). The Certificateholders' Fixed Alloca-tion Percentage initially will be __%.

                              On each Distribution Date, the Certificate Inter-est Collections, together with withdrawals, if any, from the Capitalized Interest Account, and any net investment earnings received on the amounts on deposit in the Pre-Funding Account for such Distribution Date will be applied to the ex-tent available in the following order of priori-ty: (i) as payment of the Servicing Fee; (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Cer-tificates (other than any Basis Risk Payment (as defined herein) or accrued interest thereon);
                              (iii) as payment for the premium for the Certifi-cate Insurance Policy; (iv) to pay Certificateholders the product of the Certificateholders' Floating Allocation Percent-age and the Liquidation Loss Amount (as defined herein) for such Distribution Date; (v) as pay-ment for any Liquidation Loss Amount allocable to the Certificateholders for a previous Distribu-tion Date that was not previously (a) funded by Certificate Interest Collections, (b) reflected in a reduction in the Overcollateralization Amount or (c) funded by draws on the Certificate Insurance Policy; (vi) to reimburse prior draws made on the Certificate Insurance Policy together with accrued interest thereon; (vii) to pay prin-cipal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (each as defined herein) (the aggregate of amounts, if any, paid pursuant to this clause
                              (vii) being referred to herein as the "Acceler-ated Principal Distribution Amount"); (viii) to pay any other amounts owed to the Certificate In-surer pursuant to the Insurance Agreement (as de-fined herein); (ix) as payment to Certificateholders of any Basis Risk Payment (and any accrued interest thereon) from any prior Dis-tribution Date that has not previously been paid and (x) to the Transferor. Certificate Interest Collections re-maining after payment of the amounts described in clauses (i), (ii) and (iii) above, shall be re-ferred to herein as the "Certificateholders' Ex-cess Interest."

                              Any interest accruing on the Basis Risk Payment shall accrue at the related Certificate Rate for such period.

                              Certificateholders' Excess Interest may be insuf-ficient to cover the Certificateholders' Floating Allocation Percentage of Liquidation Loss Amounts. If as a result of such insufficiency the Certificate Principal Balance exceeds the In-vested Amount, a draw in an amount equal to such difference will be made on the Certificate Insur-ance Policy in accordance with the terms of the Certificate Insurance Policy and the proceeds of such draw paid to the Certificateholders. Payment of such amounts will reduce the Certificate Prin-cipal Balance but not the Invested Amount.

                              The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day.

                              Payments to Certificateholders pursuant to clauses (ii) and (ix) above will be interest pay-ments on the Certificates. Although payments of the Accelerated Principal Distribution Amount to Certificateholders pursuant to clause (vii) above will reduce the Certificate Principal Balance, such payments will not reduce the Invested Amount. Payments to Certificateholders pursuant to clauses (vii) and (ix) above are not guaran-teed by the Certificate Insurance Policy.

                              The "Required Overcollateralization Amount" is equal to an amount which is the greater of (a)
                              $         ; provided, however that on any date on
                              which Certificateholders' Excess Interest equals or exceeds _% of the Certificate Principal Bal-ance (based on a six month rolling average) and equals or exceeds ___% of the Certificate Prin-cipal Balance (based on a three month rolling av-erage), the amount in this clause (a) shall be
                              the lesser of (x) $          and (y) _% of the
                              Certificate Principal Balance and (b) the Basic Overcollateralization Amount.

                              "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan be-came a Liquidated Mortgage Loan, after giving ef-fect to the principal portion of Net Trust Liqui-dation Proceeds in connection therewith.

                              Principal Collections (after giving effect to any Basis Risk Payment to be paid therefrom) will be allocated to the Certificateholders in accordance with the Certificateholders' Fixed Allocation Percentage, but a lesser amount of Principal Col-lections may be distributed to

                              Certificateholders during the Managed Amortiza-tion Period, as described below.

                              Payments of principal to the Certificateholders over the term of the Trust will not exceed the Original Certificate Principal Balance.

                              To the extent described herein, the Servicer will deposit collections of principal and interest on the Mortgage Loans in an account established for such purpose under the Pooling and Servicing Agreement (the "Certificate Account"). See "DE-SCRIPTION OF THE CERTIFICATES--Payments on the Mortgage Loans; Deposits to Certificate Account" herein.

Pre-Funding Account.........  On the Closing Date, an aggregate cash amount of
                              approximately $           (the "Pre-Funded
                              Amount") will be deposited into an account estab-lished with the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such amount will be funded from the sale of the Certificates. From the Closing Date until the earliest to occur of
                              (i) the Distribution Date on which the aggregate amount on deposit in the Pre-Funding Account is equal to or less than $100,000, (ii) the com-mencement of the Rapid Amortization Period or
                              (iii) _________, 199_ (the "Pre-Funding Peri-od"), the Trustee shall purchase, on behalf of the Trust, the Subsequent Mortgage Loans. As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the Cut-off Date Trust Balances of the Subse-quent Mortgage Loans acquired by the Trust, and the amount on deposit in the Pre-Funding Account will decrease by such amount. In the event there are any funds remaining in the Pre-Funding Ac-count at the end of the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earn-ings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

                              [It is intended that the Subsequent Mortgage
                              Loans will consist primarily of balances of re-volving credit line home equity loans originated by Chevy Chase and transferred to Trust 199_ (the "_-_ Mortgage Loans") and Trust 199_ (the "_-_ Mortgage Loans"), provided such loans are pur-chased by Chevy Chase from Trust 199_ and Trust 199_. The _-_ Mortgage Loans and _-_ Mortgage Loans have terms that are, and were originated in a manner that is, substantially similar to the Initial Mortgage Loans.] Only those _-_ Mortgage Loans and _-_ Mortgage Loans that meet the eli-gibility criteria requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer will be transferred to the Trust. In the event that the _-_ Mortgage Loans and _-_ Mortgage Loans are not available for purchase during the Pre-Funding Period, the Transferor will use its best efforts to transfer to the Trust revolving credit line home equity loans that meet the eligibility requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer during the Pre-Funding Period. See "RISK FACTORS" herein and in the Prospectus.

Capitalized Interest
Account.....................  On the Closing Date, there will be deposited
                              $           in an account (the "Capitalized In-
                              terest Account") in the name of the Trustee on behalf of the Trust which will be used by the Trustee during the Pre-Funding Period to cover certain shortfalls in interest as described here-in. Amounts in excess of the amount necessary to cover such shortfalls (the "Overfunded Interest Amount") are required to be paid directly to the Transferor on each Distribution Date during the Pre-Funding Period.

                              The "Capitalized Interest Requirement" is an amount that may be withdrawn by the Trustee from the Capitalized Interest Account on any Distribu-tion Date during the Pre-Funding Period to be de-posited into the Certificate Account. This amount shall be the excess, if any, of (a) the sum of
                              (i) the amount of interest accruing at the Cer-tificate Rate during the related Accrual Period (as defined herein) on ___ of the amount on de-posit in the Pre-Funding Account (excluding any net investment earnings thereon) and (ii) the product of (x) the Premium Rate (as defined here-in) divided by twelve and (y) ___ of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the close of business on the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) over (b) the amount of any net investment income earned on such amounts on deposit in the Pre-Funding Account.

                              The "Premium Rate" is the per annum rate on which the premium payable to the Certificate Insurer is calculated, as set forth in the Insurance Agree-ment.

Interest....................  Interest on the Certificates will be distributed monthly on the ___ day of each month or, if such date is not a Business Day, then the next suc-ceeding Business Day (each, a "Distribution Date"), commencing on ___________, 199_, at the Certificate Rate for the related Accrual Period. The "Certificate Rate" for an Accrual Period will generally equal the sum of (a) the London Interbank Offered Rate for United States dollar deposits for one month ("LIBOR") quoted on the Telerate Page 3750 on the second LIBOR Business Day prior to the first day of such Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Accrual
                              Period) and (b)     %, subject to a rate cap
                              equal to the Weighted Average Loan Rate (as de-fined herein). In addition, if the Certificate Rate would have exceeded the rate cap described above, then the Certificateholders will be enti-tled to receive such difference (the "Basis Risk Payment") from the following sources and in the following order of priority: (i) from Certificateholders' Excess Interest to the extent available as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certif-icates" and (ii) from Principal Collections only to the extent that the Overcollateralization Amount exceeds the Basic Overcollateralization Amount. The Basis Risk Payment will bear interest if it is not paid on the Distribution Date on which it is due, but neither the Basis Risk Payment nor interest accrued thereon will be covered by the Certifi-cate Insurance Policy. Interest on the Certifi-cates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certifi-cates (the "Closing Date")) through the day pre-ceding such Distribution Date (each such period, an "Accrual Period") on the basis of the actual number of days in the Accrual Period and a 360-day year.

                              Interest payments on the Certificates will be funded from Certificate Interest Collections, the Capitalized Interest Requirement, earnings re-ceived on amounts on deposit in the Pre-Funding Account, draws on the Certificate Insurance Pol-icy and Principal Collections to the extent of any Basis Risk Payment as described herein. See "DESCRIPTION OF THE CERTIFICATES" herein.

                              As to any Distribution Date, the "Collection Pe-riod" is the calendar month preceding such Dis-tribution Date.

Principal Payments from
Principal Collections.......  For the period beginning on the first Distribu-
                              tion Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Dis-tribution Date in ________ 200_ (the "Managed Am-ortization Period"), the amount of Principal Col-lections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are avail-able therefor from Principal Collections (after payment of any Basis Risk Payment from Principal Collections on such Distribution Date to the ex-tent that the Overcollateralization Amount ex-ceeds the Basic Overcollateralization Amount (as defined herein)), the Scheduled Principal Collec-tions Distribution Amount for such Distribution Date. On any Distribution Date with respect to the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Pay-ment. With respect to any Distribution Date, the "Alternative Principal Payment" is equal to the greater of (x) 1% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of the aggregate amount of Principal Collections for the related Collection Period (after giving effect to any Basis Risk Payment on such Distri-bution Date) less the aggregate of principal amounts drawn down each day ("Draws") under the Loan Agreements during the related Collection Pe-riod for the Mortgage Loans (other than Draws re-lating to the __-_ Mortgage Loans and __-_ Mort-gage Loans if such loans are transferred to the Trust). On any Distribution Date on which the Overcollateralization Amount exceeds the Required Overcollateralization Amount (after giving effect to all distributions to Certificateholders on such date), Principal Collections remaining after distribution to Certificateholders of any Basis Risk Payment and the Scheduled Principal Collec-tions Distribu-tion Amount shall be paid to the Transferor in reduction of the Overcollateralization Amount up to the extent of such excess. With respect to any Distribution Date, the "Maximum Principal Pay-ment" will equal the product of the Certificateholders' Fixed Allocation Percentage and the aggregate amount of Principal Collections for such Distribution Date (after giving effect to any Basis Risk Payment on such Distribution
                              Date).

                              In the event any funds remain in the Pre-Funding Account at the end of the Pre-Funding Period (ex-cluding any net investment earnings thereon) af-ter giving effect to the purchase of any Subse-quent Mortgage Loans on such day, the Certificateholders' Fixed Allocation Percentage of such funds shall be distributed to the Certificateholders in respect of principal on the Certificates.

                              Beginning with the first Distribution Date relat-ing to the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortiza-tion Period; Rapid Amortization Events" herein.

                              On the Distribution Date in      (the "Stated Ma-
                              turity Date"), Certificateholders will be enti-tled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance, which to the extent funds are not other-wise available therefor, a draw for such amount on the Certificate Insurance Policy will be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Certificate Insurance Policy" herein.

                              Distributions of Principal Collections (after giving effect to any Basis Risk Payment) based upon the Certificateholders' Fixed Allocation Percentage may result in distributions of princi-pal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Certificateholders' Floating Allocation Percentage were used to de-termine the percentage of Principal Collections distributed in respect of the Certificate Princi-pal Balance. The aggregate distributions of prin-cipal to Certificateholders will not exceed the Original Certificate Principal Balance.
Certificate Insurance
Policy......................  On or before the Closing Date, the Certificate
                              Insurance Policy will be issued by the Certifi-cate Insurer pursuant to the provisions of the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement (the "Insurance Agree-ment"), among the Transferor, the Servicer, the Certificate Insurer and the Trustee. The Certifi-cate Insurance Policy will unconditionally and irrevocably guarantee principal and interest pay-ments on the Certificates at the times and in the amounts described below. On each Distribution Date, a draw will be made on the Certificate In-surance Policy equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Cer-tificate Principal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts dis-tributable and allocable to principal on the Cer-tificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) for such Distribu-tion Date. Neither payments of Accelerated Prin-cipal Distribution Amounts nor Basis Risk Pay-ments (including interest accrued thereon) will be covered by the Certificate Insurance Policy.

                              In addition, the Certificate Insurance Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Matu-rity Date (after giving effect to all other amounts distributed and allocable to principal) on such Distribution Date.

                              In the absence of payments under the Certificate Insurance Policy, Certificateholders will di-rectly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES--Certificate In-surance Policy" herein.

                              In the event the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies (as defined herein), the Trans-feror may, but is not obligated to, either (i) replace the Certificate Insurance Policy with a financial guaranty insurance policy issued by an-other certificate insurer, provided that the rat-ings on the claims paying ability of such re-placement certificate insurer are higher than those of the certificate insurer sought to be re-placed (after giving effect to such reduction) or
                              (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause
                              (ii), the Rating Agencies consent thereto and confirm that the ratings of the Certificates will be increased from their current levels (after giving effect to such reduction) as a result of such action.
Overcollateralization
Amount......................  The distribution of Accelerated Principal Distri-
                              bution Amounts, if any, to Certificateholders is expected to result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating the Overcollateralization Amount. To the extent that Certificateholders' Excess Interest for any Distribution Date is in-sufficient to pay Certificateholders the product of the Certificateholders' Floating Allocation Percentage and the Liquidation Loss Amount, the Overcollateralization Amount, if any, shall be reduced, which will have the result of reducing the Invested Amount. Any Liquidation Loss Amounts allocable to the Certificateholders and not cov-ered by such overcollateralization will be cov-ered by draws on the Certificate Insurance Policy to the extent provided therein. Payments of Ac-celerated Principal Distribution Amounts and Ba-sis Risk Payments (including interest accrued thereon) are not covered by the Certificate In-surance Policy.

                              The Overcollateralization Amount will also be re-duced by the amount of Principal Collections dis-tributed to Certificateholders in payment of any Basis Risk Payment (including interest accrued thereon) and by the amount of Principal Collec-tions distributed to the Transferor in reduction of the Overcollateralization Amount.

Final Payment of Principal;
Optional Termination........  The Trust will terminate on the Distribution Date following the later of (a) the earlier of (i) payment in full of all amounts owing to the Cer-tificate Insurer and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (b) the earliest of (i) the Distri-bution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Stated Maturity Date. The Mortgage Loans will be subject to op-tional purchase by the Transferor on any Distri-bution Date after the Pool Balance is reduced to
                              an amount less than or equal to $          (5% of
                              the initial Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, to-gether with interest thereon, as provided under the Insurance Agreement, have been paid. The pur-chase price will be equal to the sum of the out-standing Pool Balance and accrued and unpaid in-terest thereon through the day preceding the fi-nal Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination; Retirement of the Certificates" herein.

                              In addition, the Trust may be liquidated as a re-sult of certain events of insolvency, receiver-ship or conservatorship relating to the Transfer-or. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortization Period; Rapid Amortization Events" herein.

Servicing Fee...............  The Servicer will receive a fee (the "Servicing
                              Fee") computed monthly at a specified annual rate (the "Servicing Fee Rate") on the Invested Amount less __% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the opening of business on the first day of the related Collection Period or, with respect to the first Distribution Date, as of the Closing Date. The Servicing Fee Rate will be ____% if Chevy Chase is the Servicer and up to a maximum of ____% if another person is appointed as successor Servicer pursuant to the Pooling and Servicing Agreement. See "DE-SCRIPTION OF THE CERTIFICATES--Servicing and Other Compensation and Payment of Expenses" here-in.

Record Date.................  Distributions will be made on each Distribution
                              Date to the holders of record as reflected in the certificate register maintained by the Trustee on the day prior to such Distribution Date if the Certificates are book-entry certificates and the last day of the month preceding the month of the related Distribution Date if the Certificates are issued in definitive form, except that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency ap-pointed by the Trustee for that purpose.

The Mortgage Loans..........  [The Mortgage Loans are revolving credit line home equity loans originated or acquired by the Transferor [in its home equity credit line loan program] and are secured by first, second or third deeds of trust or mortgages. The combined loan-to-value ratio of a Mortgage Loan (computed at its Maximum Credit Limit as of the Cut-off
                              Date) and any related senior loan (the "Combined Loan-to-Value Ratio") did not exceed ___% based [upon an appraisal of the related Mortgaged Prop-erty performed or obtained by the Transferor at the time of execution of the related Loan Agree-ment.]

                              Interest on the Mortgage Loans is computed daily and payable monthly on the daily outstanding principal balance at a floating rate per annum equal at any time to the sum of a specified mar-gin and index. See "THE MORTGAGE LOAN POOL" here-in. Principal amounts may be drawn down (up to the maximum permitted principal amount as set forth in the terms of the related Loan Agreement, the "Maximum Credit Limit") or repaid under each Mortgage Loan from time to time. Billing state-ments are produced as of the date the related billing cycle ends (the "Cycle Date") and reflect all payment activity and any additional borrowings by the borrower since the last Cycle Date. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--Servicing" herein.

                              [Minimum monthly payments are required to be made on each Mortgage Loan for any period in which in-terest accrues. The minimum monthly payment for a Mortgage Loan is an amount equal to the amount of interest accrued during the related billing cycle plus any late charges, administrative charges and credit insurance charges and the amount, if any, by which the outstanding balance of such Mortgage Loan exceeds its Maximum Credit Limit.]

                              The approximate Trust Balances of the Initial Mortgage Loans at the Initial Cut-off Date ranged
                              from $  to $        and averaged $       . At the
                              Initial Cut-off Date, Maximum Credit Limits of
                              the Initial Mortgage Loans ranged from $      to
                              $        and averaged approximately $ , and the
                              weighted average remaining term to stated matu-rity of the Initial Mortgage Loans was months. The latest scheduled maturity of any Ini-
                              tial Mortgage Loan is        . See "THE CHEVY
                              CHASE HOME EQUITY LENDING PROGRAM" herein.

                              All of the properties securing the Mortgage Loans are required to be covered by standard hazard in-surance policies insuring against losses due to fire and various other causes. See "DESCRIPTION OF THE CERTIFICATES--Hazard Insurance" herein and "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" in the Prospectus.]

Mandatory Retransfer or
Substitution of Mortgage
Loans.......................  The Transferor or the Servicer (in certain cir-
                              cumstances), as the case may be, has the option either to accept a retransfer of the Trust Bal-ance of a Mortgage Loan, in the case of the Transferor, or transfer, in the case of the Servicer on account of (A) a material breach of a representation or warranty made by the Transferor in the Pooling and Servicing Agreement, (B) a ma-terial defect in the related loan documentation or (C) a change in certain terms of the related Loan Agreement unless permitted as described in "DESCRIPTION OF THE CERTIFICATES--Amendments to Loan Agreements" and "--Collection and other Ser-vicing Procedures" herein (each Mortgage Loan de-scribed in (A) through (C) above, a "Defective Mortgage Loan") or substitute balances of new Mortgage Loans for such Trust Balances. Any Mort-gage Loan so substituted (an "Eligible Substitute Mortgage Loan") must, among other things, have a Trust Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust) not less than 95% of the Trust Balance of the Mortgage Loan for which it is being substi-tuted, and a Loan Rate of not less than the cur-rent Loan Rate of the Defective Mortgage Loan it replaces and not more than 100 basis points in excess thereof. See "DESCRIPTION OF THE CERTIFI-CATES--Assignment of Mortgage Loan Trust Bal-ances" herein.

Rating......................  It is a condition to the issuance of the Certifi-
                              cates that the Certificates be rated in the high-est rating category by at least one nationally recognized statistical rating organization, which has been requested by the Transferor to rate the Certificates (the "Rating Agency" or "Rating Agencies"). The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Mortgage Loans and the claims paying ability of the Certificate Insurer and in part on the level of protection provided by the Overcollateralization Amount and Certificateholders' Excess Interest. There can be no assurance that the rating assigned to the Cer-tificates on the date the Certificates are ini-tially issued will not be reduced, suspended or withdrawn by a Rating Agency in the future. The ratings of the Certificates do not address the payment of the Basis Risk Payment or interest ac-crued thereon.
Certain Federal Income Tax
Consequences................  In the opinion of federal tax counsel to the
                              Transferor, under existing law the Certifi-cates are properly characterized as debt for federal income tax purposes as of the Clos-ing Date. Under the Pooling and Servicing Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

ERISA Considerations........  The Certificates may not be acquired or held by or on behalf of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan de-scribed in Section 4975(e)(1) of the Code, (iii) a governmental plan described in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (iv) any entity whose under-lying assets include plan assets by reason of a plan's investment in such entity. The foregoing restrictions do not apply to the acquisition or holding of Certificates with assets of the gen-eral account of an insurance company to the ex-tent the acquisition or holding, respectively, of such Certificates is permissible under Section 401(c) of ERISA and final regulations thereunder and does not result in the contemplated opera-tions of the Trust being treated as violations of the prohibited transaction rules. By its accept-ance of a Certificate, each Certificate Owner (as defined herein) will be deemed to have repre-sented and warranted that it is not subject to the foregoing restrictions.

                              Persons contemplating acquiring the Certificates should consult their counsel to determine whether they are purchasing on behalf of or with the "plan assets" of any plan. See "ERISA CONSIDERA-TIONS" herein for special considerations for pur-chasers using assets of an insurance company gen-eral account. See also "ERISA CONSIDERATIONS" herein and in the Prospectus.
Legal Investment
Considerations..............  Although, as a condition to their issuance, the
                              Certificates will be rated in the highest rating category by a Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market En-hancement Act of 1984 ("SMMEA"), because not all of the deeds of trust securing the Mortgage Loans are first deeds of trust. Accordingly, many in-stitutions with legal authority to invest in com-parably rated securities based on first mortgage loans (i.e., "mortgage related securities" under SMMEA) may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT CONSIDER-ATIONS" herein and "LEGAL INVESTMENT" in the Pro-spectus.
Registration of
Certificates................  The Certificates initially will be registered in the name of CEDE & Co., as the nominee of DTC. The interests of owners of the Certificates (the "Certificate Owners") will be represented by book entries on the records of DTC and participating members thereof. Certificates representing the Certificates will be available in definitive form only under the limited circumstances described herein. See "RISK FACTORS--Book-Entry Registra-tion" and "DESCRIPTION OF THE CERTIFICATES--Reg-istration of Certificates" herein.

                                 RISK FACTORS

  Prospective investors should consider, in addition to the factors described under "RISK FACTORS" in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Certificates.

  Limited Liquidity. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market, since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES-- Registration of Certificates" herein.

  Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as the nominee of DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Replacement Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

  Since transactions in the Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants or certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

  Nature of Security. [Approximately   % of the Initial Mortgage Loans require
minimum monthly payments which consist of interest only and will not amortize the outstanding principal of the Mortgage Loan. As a result, a borrower generally will be required to pay the entire principal amount of the Mortgage Loan at its maturity. The ability of a borrower to make such a payment may depend on the borrower's ability to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly payment. In addition, such an increase in interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of the Mortgage Loan at its maturity.

  Because the Mortgage Loans are secured primarily by junior liens subordinate to the rights of the beneficiary under the related senior lien, the proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such senior beneficiary (including any related foreclosure costs) have been satisfied in full. In addition, a beneficiary under a junior lien may not foreclose upon the property securing such lien unless it forecloses subject to the related senior lien, in which case it must either pay the entire amount of the senior lien to the applicable beneficiary at or prior to the foreclosure sale or undertake the obligation to make payments on the senior lien in the event of default thereunder. In servicing home equity mortgage loans in its portfolio, it is the Servicer's practice to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the loan or otherwise. The Trust will have no source of funds to satisfy each such senior lien or make payments due to each senior beneficiary. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

  [Because all of the Mortgaged Properties are located in ________, _________ and the ____________________, and principally located in the _________________
________________, an overall decline in the ________________ residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances, together with the outstanding balances of any senior loans, may equal or exceed the value of such Mortgaged Properties.] There can be no assurance that residential property values will not decline in future periods. See the tables under "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM" herein for delinquency and loss experience data with respect to the Transferor's home equity loan portfolio.

Because most of the Mortgage Loans are secured by junior liens subordinate to the rights of the beneficiaries under the related senior liens, such a decline could extinguish the interest of the beneficiary of a junior lien on the Mortgaged Property before having any effect on the interest of the beneficiary of a related senior lien. The general condition of the Mortgaged Property and other factors may have the effect of reducing the value of the Mortgaged Property from the [appraised value] at the time the Mortgage Loan was originated. Because certain of the Mortgage Loans do not require payments in reduction of the outstanding principal balance of the Mortgage Loan prior to maturity, if there is a subsequent reduction in value of the Mortgaged Property, the ratio of the amount of such Mortgage Loan to the value of the Mortgaged Property may increase from the ratio existing at the time such Mortgage Loan was originated. Such an increase may reduce the likelihood that liquidation or other proceeds will be sufficient to satisfy such Mortgage Loan after satisfaction of any senior liens.

  Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delay could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by Certificateholders. Further, the Servicer will be entitled to make a Servicer Advance for all liquidation expenses with respect to a Liquidated Mortgage Loan, which will be reimbursed to the Servicer out of Liquidation Proceeds prior to any such amounts being available to make payments on the Certificates with respect to such Liquidated Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Rights of Redemption" in the Prospectus.

  Under federal and state environmental legislation and applicable case law, it is unclear whether liability for the costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust) acquiring title to such real property. Such costs could be substantial. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Environmental Legislation" and "RISK FACTORS--Potential Liability For Environmental Conditions" in the Prospectus.]

  Cash Flow Considerations. Under the Pooling and Servicing Agreement, the Certificate Rate is subject to a rate cap equal to the Weighted Average Loan Rate of the Mortgage Loans. In the event that the Certificate Rate would have exceeded the Weighted Average Loan Rate if such cap were not in effect, Certificateholders will be entitled to receive the Basis Risk Payment to the extent available from certain sources as described under "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates" herein. [The Loan Rates for the Mortgage Loans are based on a specified index and margin. An extreme change in one month LIBOR at a time when the Weighted Average Loan Rate does not experience a corresponding change could result in the Certificate Rate being limited as described above. In addition, because certain of the Loan Rates are adjusted quarterly and the Certificate Rate is adjusted monthly, if interest rates generally should rise significantly during any three-month period, there is a greater likelihood that the Certificate Rate will be limited than would be the case if all of the Loan Rates were adjusted each month. As of the Initial Cut-off Date, certain of the Initial Mortgage Loans in the Pool bear interest at reduced promotional or introductory rates. Such rates are generally in effect for a period of approximately six months. To the extent the Mortgage Loans have promotional or introductory rates in effect, the Weighted Average Loan Rate will be affected, thereby limiting the Certificate Rate as described above.

  Collections on the Mortgage Loans may vary because, among other things, with respect to certain of the Mortgage Loans, borrowers may make payments during any month (other than the month in which the Mortgage Loan matures, unless the credit limit is exceeded) as low as the interest payment for such month or as high as the entire outstanding balance (plus accrued interest and other charges). Collections on Mortgage Loans also may vary due to seasonal purchasing and payment habits of borrowers.

  General credit risk may be greater to Certificateholders than to holders of instruments representing interests in level-payment first deed of trust loans since certain of the Mortgage Loans require no payment of principal until final maturity unless the credit limit is exceeded. Unless the credit limit is exceeded on such Mortgage Loans, minimum monthly payments will not exceed accrued interest except in the month of the Mortgage Loan's maturity date, in which the Mortgage Loan is scheduled to amortize fully. Borrowers under such Mortgage Loans are under no obligation to pay down all or part of their outstanding principal balances prior to maturity unless the credit limit is exceeded, and, in the event such balances have not been substantially paid down prior to maturity, some borrowers may find themselves unable to make the required final payment.]

  Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. [On the other hand, because certain of the Mortgage Loans are not fully amortizing, in the absence of voluntary borrower prepayments they could experience slower rates of principal payment than traditional, fully amortizing mortgages.] The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

  The rate and timing of amortization of the Certificate Principal Balance will be affected by the inclusion of Trust Balances of Common Mortgage Loans in the Trust Fund. Common Mortgage Loans, which as of the Initial Cut-off Date
account for approximately   % by principal amount of the balances to be
transferred to the Trust, are those Mortgage Loans which generated balances that were transferred to Trust 199_, Trust 199_, Trust 199_ or Trust 199_. See table captioned "Data on Common Mortgage Loans" under "THE MORTGAGE LOAN POOL" herein. Payments of principal (including prepayments) by a borrower on a Common Mortgage Loan will be applied first to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), second to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), third to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ and fourth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan (other than __-_ Mortgage Loans and __-_ Mortgage Loans). Partial prepayments of Common Mortgage Loans therefore would affect the rate and timing of distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  In the event that __-_ Mortgage Loans and __-_ Mortgage Loans are conveyed to the Trust during the Pre-Funding Period, principal collections on such Mortgage Loans will be applied in the priority described above as if such balances were still held by Trust 199_ and Trust 199_, respectively, and no additional balances will be generated with respect thereto, thereby affecting the average life of the Certificates.

  [Substantially all of the Mortgage Loans contain due-on-sale provisions. The Servicer is obligated under the Pooling and Servicing Agreement to enforce such provisions unless such enforcement is not permitted by applicable law.] The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. For a description of certain provisions of the Pooling and Servicing Agreement that may affect the prepayment experience on the Mortgage Loans, see "DESCRIPTION OF THE CERTIFICATES--Collection and Other Servicing Procedures" herein.

  Under the Pooling and Servicing Agreement, the Transferor or the Servicer, as applicable, will be obligated to purchase Defective Mortgage Loans or (in specified circumstances) permitted to substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans. The Certificateholders' portion of the Retransfer Deposit Amount paid in connection with such a purchase or, in the case of a substitution, the related Certificateholders' portion of the Substitution Adjustment Amount will be deposited into the Certificate Account. Amounts so deposited will be distributed to Certificateholders as a prepayment of the Trust Balance of the applicable Defective Mortgage Loan, accelerating distributions on the Certificates. See "DESCRIPTION OF THE CERTIFICATES-- Assignment of Mortgage Loan Trust Balances" herein.

  Removal of Mortgage Loans. Subject to the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Transferor may from time to time, by exercising its rights under the provisions of the Pooling and Servicing Agreement for removing such Mortgage Loans as described herein, remove certain Mortgage Loans, and the Trust Balances thereof, from the Trust. Because such removal will result in the Pool Balance being decreased, the weighted average life of the Certificates may change. See "MATURITY AND PREPAYMENT CONSIDERATIONS" herein. For a description of the removal provisions contained in the Pooling and Servicing Agreement, see "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor" herein.

  Certificate Rating. The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Mortgage Loans and the claims paying ability of the Certificate Insurer and in part on the level of protection provided by the Overcollateralization Amount and Certificateholders' Excess Interest. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in effect for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the payment of the Basis Risk Payment or interest accrued thereon.

  Legal Considerations. [The Mortgage Loans are secured by first, second or third deeds of trust or mortgages. With respect to any Mortgage Loan secured by a first deed of trust, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over the related Mortgage Loan. With respect to each Mortgage Loan secured by a second or third deed of trust or mortgage, the Trust will be entitled, to the extent described herein, to proceeds that remain from the sale of the related Mortgaged Property after any related senior loan and any other prior liens have been satisfied. In the event that such proceeds are insufficient to satisfy all loans and such other liens in the aggregate, the Trust and, accordingly, the Certificateholders, as the holders of the junior loan, bear the risk of delay in distributions while a deficiency judgment against the borrower is pursued and the risk of delay until the Stated Maturity Date if the deficiency judgment is not obtained and realized upon.] See "CERTAIN LEGAL ASPECTS OF THE LOANS--Junior Mortgages; Rights of Senior Mortgages" and "--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

  Insolvency-Related Matters. The Transferor intends that the transfer of all of the Transferor's right, title and interest in the Mortgage Loans to the Trust be treated as a sale by the Transferor to the Trust and, accordingly, that such Trust Balances will not be part of the assets of the Transferor in the event of the appointment of a receiver or conservator for the Transferor and will not be available to the creditors of the Transferor. In the event of an insolvency of the Transferor, however, it is possible that a receiver or a conservator for, or a creditor of, the Transferor may argue that the transaction between the Transferor and the Trust was a pledge of each such Mortgage Loan, in connection with a borrowing by the Transferor, rather than a sale. If the transfer by the Transferor to the Trust is deemed to be a grant to the Trust of a security interest in the Mortgage Loans, the Trust should have an enforceable first priority perfected security interest in the Mortgage Loans. If a receiver or conservator were appointed for the Transferor, certain administrative expenses of the receiver or conservator may have priority over the Trust's right, title and interest in the Mortgage Loans. For so long as the Transferor is the Servicer, cash collections on the Trust Balances may be held by the Transferor and commingled with its funds for brief periods, and in an insolvency proceeding or receivership or conservatorship of the Transferor, the Trust may not have a perfected interest in such commingled collections.

  In the event that the Transferor's transfer of the Mortgage Loans to the Trust is deemed to constitute the creation of a security interest in the Mortgage Loans in favor of the Trust, to the extent such security interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest will not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for the Transferor. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Transferor, would interfere with the timely transfer to the Trust of payments collected on the related Mortgage Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor, as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. A receiver or conservator also may disaffirm or repudiate the Transferor's obligations under the Pooling and Servicing Agreement to accept reassignment of Defective Mortgage Loans or other provisions of the Pooling and Servicing Agreement. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Transferor and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collections on the Mortgage Loans to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In addition, in the case of an Event of Default (as defined herein) relating to the conservatorship or receivership of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.

  If a conservator or receiver were appointed for the Transferor, then a Rapid Amortization Event (as defined herein) would occur with respect to the Certificates then outstanding and, pursuant to the Pooling and Servicing Agreement, Additional Balances (and Subsequent Mortgage Loans, if such events occurred during the Pre-Funding Period) would not be transferred to the Trust and the Trustee would sell the Trust Balances of the Mortgage Loans (unless otherwise instructed by holders of more than 50% of the Certificate Principal Balance and any person designated by the Transferor to the Trustee prior to the time such conservator or receiver was appointed), thereby causing early termination of the Trust. Unless a Certificate Insurer Default (as defined herein) has occurred and is continuing, the Certificate Insurer will have the power to make such instruction to the Trustee on behalf of the Certificateholders and such person designated by the Transferor to the Trustee. Certificateholders will suffer a loss if a Certificate Insurer Default has previously occurred and is continuing and the Certificateholders' portion of the net proceeds of such sale are insufficient to pay the Certificateholders in full. If a Rapid Amortization Event occurs involving either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Trust Balances of the Mortgage Loans and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Trust Balances of the Mortgage Loans and the early retirement of the Certificates or to prohibit the continued transfer of Additional Balances and Subsequent Mortgage Loans to the Trust.

  On or prior to the date of closing, the Transferor will have received an opinion of Shaw Pittman Potts & Trowbridge, counsel to the Transferor, to the effect that, based on certain assumptions, to the extent that the transfer of the Mortgage Loans is considered to be a transfer for security, the Trustee for the benefit of the Trust will have a first priority perfected security interest in the Mortgage Loans and that, on such basis, such conservator or receiver should not interfere with payments to be made to Certificateholders. It should be recognized, however, that a court is not bound by such a legal opinion.

                                THE TRANSFEROR

                                [TO BE UPDATED]

  The Transferor is a federally chartered stock savings bank. The Transferor's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive officers are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Transferor's telephone number is (301) 986-7000. The Transferor is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at _______ __, 199_, the Transferor had consolidated assets of approximately $___ billion, deposits of approximately $___ billion and stockholders' equity of approximately $_____ million. As a savings bank chartered under the laws of the United States, the Transferor is subject to certain minimum regulatory capital requirements imposed under FIRREA. At _______ __, 199_, the Transferor's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were ____%, ____%, ____% and _____%, respectively. As of such date, the Transferor's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.


  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts like the Transferor to convert their charters to national or state bank charters, and the House Banking Committee approved a version of such legislation on June 20, 1997 which is currently under consideration by the House Commerce Commitee which is currently under consideration by the House Commerce Committee. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Transferor and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the bill approved by the House Banking Committee contains grandfather provisions that address many of these issues, the Transferor cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Transferor or the Real Estate Investment Trust.
                            FORMATION OF THE TRUST

  The Trust will be formed, in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, and will be the issuer of the Certificates. Prior to its formation, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Balances of the Mortgage Loans, issuing the Certificates and the Transferor Interest and making payments thereon. The Trust does not expect to have any additional capital resources.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be used to fund the Pre-Funding Account and the Capitalized Interest Account and the remainder will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                  THE CHEVY CHASE HOME EQUITY LENDING PROGRAM

  Chevy Chase has originated variable-rate home equity revolving lines of
credit since 1983. At       199_, Chevy Chase had approximately $
million aggregate principal amount of outstanding revolving credit line home
equity loans, including $      of outstanding loan balances transferred to
Trust 199_,

$      of outstanding loan balances transferred to Trust 199_, $      of
outstanding loan balances transferred to Trust 199_ and $      of outstanding
loan balances transferred to Trust 199_. All of such transferred loan balances are serviced by Chevy Chase.

UNDERWRITING PROCEDURES

  Prior to approving a revolving credit line home equity loan, the Home Equity Department of Chevy Chase undertakes a direct credit investigation of the applicant designed to assess the applicant's ability and willingness to repay the loan. This investigation includes the following procedures: (i) reviewing an independent credit bureau report; (ii) verifying the applicant's employment and income through a review of the applicant's most recent W-2 form or pay stub (or, in the case of self-employed individuals, a minimum of two years of tax returns) or telephone verification (coupled with a request for written confirmation) by the applicant's current employer; [(iii) obtaining written verification of the balance of the first mortgage loan, if any; (iv) obtaining and reviewing a written title report to ensure that all liens (including property taxes), except for the first mortgage lien, if any, are paid off prior to or at the time of settlement of the loan; and (v) obtaining a current written appraisal of the property, including appropriate comparable property appraisal information.] If an applicant has been employed by a current employer for less than two years, Chevy Chase also obtains verification of employment and income information from the applicant's other employers within the preceding two years.

  Beginning in January 1996, applicants meeting either of the following criteria may be approved based on the stated income of the applicant, a no-inspection property analysis and a minimum credit score: (i) a requested line of credit of less than $20,000 or (ii) a combined loan-to-value ratio of 60% or less and a requested line of credit of $100,000 or less. The no-inspection property analysis is an appraisal product provided by the Chevy Chase Appraisal Department. This method of valuation renders a value based solely on information gathered through county records, the Multiple Listing Service
(MLS) or internal Chevy Chase appraisal data, without a physical inspection of the property. The information obtained is provided in a report and includes the address of the property, a tax identification number, the assessed value of the property (per tax records), the date of the valuation and the estimated value.

  If, after completion of the credit investigation, Chevy Chase accepts the application, it assigns a maximum credit limit for a loan (the "Maximum Credit Limit") based on the prospective borrower's ability to pay and overall creditworthiness, the value of the mortgaged property and an acceptable combined loan-to-value ratio.

  Prior to January 1991, prospective borrowers generally were required to have an effective gross monthly income in excess of $1,000, with effective gross monthly income calculated by subtracting total monthly obligations from total verified gross income. Total monthly obligations generally included first mortgage debt (including escrow payments), other real estate obligations, automobile loans, alimony and child support obligations, and tuition and personal loans (excluding balances to be retired within four months), as well as other obligations that appeared on an independent credit bureau report. If the first mortgage loan contained an adjustable-rate feature, the projected monthly principal and interest payments on such loans were calculated at an annual percentage rate ("APR") of 15%. In addition, applicants were required to have a debt-service ratio not greater than 30%, with the debt-service ratio calculated by dividing the proposed monthly credit line payment by effective gross monthly income.

  In January 1991, Chevy Chase replaced the gross monthly income and debt-service ratio criteria with a debt-to-income ratio test. The debt-to-income ratio is derived by dividing the applicant's monthly payments on all existing obligations, including the proposed home equity loan payment, by the applicant's gross monthly income. If the applicant's debt-to-income ratio exceeds 40% but is less than 55%, the applicant must demonstrate a positive cash flow. Cash flow is determined by using a computer model that estimates future living expenses based on current personal and demographic information. Expenses used in the computation include federal, state and social security taxes as well as estimated living expenses and debt payments. Applicants with a debt-to-income ratio of 46% to 55% may be approved for a loan at a maximum combined loan-to-value ratio of 75%.

  Prospective borrowers also must have a consistent record of timely debt payment (defined generally as payment of debt obligations which have been received within 30 days of their due dates). Applicants with a past history of untimely credit payments may be eligible for a credit line provided they have no current past-due credit and have not had any delinquent payments within the two years preceding the application. In most cases, an application will be rejected if it shows more than one payment delinquent in excess of 30 days on the applicant's first mortgage account.

  In April 1995, Chevy Chase expanded its lending program to incorporate a credit matrix to evaluate the credit background of applicants. Under this program (the "Sub-Prime Lending Program"), borrowers with credit histories that do not meet standard underwriting criteria may be eligible for a variable-rate line with a combined maximum loan-to-value ratio of 65% to 75% which is determined based upon a detailed analysis of their credit history. Borrowers under such program may draw on their line of credit for the first five years during which no payment of principal is required. Thereafter, no draws are permitted and the loan will begin to amortize.

  The determination of an acceptable appraised value is a function of the residential property's quality, condition and appreciation history and prospective market conditions. Except as described in the following paragraphs, the combined loan-to-value ratio for loans secured by owner-occupied, single-family properties generally may not exceed 80%, although a maximum combined loan-to-value of 85% was used for loans originated from June 1988 through May 1990. In December 1990, Chevy Chase adopted a tiered combined loan-to-value system for properties with appraised values of greater than $400,000. Under the system, Chevy Chase assigns the following maximum combined loan-to-value ratios to the corresponding increments of a property's appraised value: up to $400,000 (80%), $401,000 to $800,000 (60%), $801,000 to
$1,200,000 (40%), $1,200,000 to $2,000,000 (20%) and over $2,000,000
(ineligible). If the first mortgage loan provides for negative amortization, the maximum combined loan-to-value ratio may not exceed 75%. Certain of the Mortgage Loans will be junior to mortgage loans that provide for negative amortization. The combined loan-to-value ratio for loans secured by condominiums may not exceed 70% (100% for the CreditLine 100 Program (as defined below)). Prior to April 1990, Chevy Chase extended loans secured by single-family rental properties at a maximum combined loan-to-value ratio of 70%. This program was reinstated in January 1994, with a maximum combined loan-to-value ratio of 80%. No Mortgage Loans are secured by investor properties (other than such single-family rental properties) or by commercial or vacation properties.

  In February 1994, Chevy Chase began offering loans secured by owner-occupied, single-family properties with a maximum combined loan-to-value ratio of 90%. Loans approved by Chevy Chase under this program must be approved and insured by United Guaranty Residential Insurance Company of North Carolina ("United Guaranty"). United Guaranty provides 100% coverage against losses resulting from borrower default on each insured loan subject to a maximum limit of liability of 10% of the total loans approved in each policy year. (United Guaranty does not cover default which results from the failure of a borrower to pay any balloon payment.)

  United Guaranty insures lines of credit up to $100,000. To meet United Guaranty's underwriting guidelines, an applicant must have a debt-to-income ratio of less than 38% and must have owned the property for at least 90 days. Condominiums or rental properties are not eligible properties under this program. United Guaranty requires that insured loans contain an interest rate cap of 18% and also requires that any existing first mortgage have a balance less than $300,000 and not allow for negative amortization.

  In April 1995, Chevy Chase began offering loans secured by single-family, owner-occupied and rental properties with a maximum combined loan-to value ratio of 100% (the "CreditLine 100 Program") with credit limits ranging from $7,500 to $25,000. Under this program, Chevy Chase utilizes a credit scoring model. Loans under the program may be insured by United Guaranty. Chevy Chase offers the CreditLine 100 Program without mortgage insurance for purchase money second trusts, for lines secured by condominiums, lines where applicants have a first mortgage with an outstanding balance greater than $250,000 and lines where the applicant's debt-to-income ratio is greater than 35% and less than 40%.

  The minimum home equity revolving credit limit that Chevy Chase will establish is $7,500. Revolving home equity lines of $50,000 or less must be approved by Chevy Chase's home equity underwriting staff. Lines of more than $50,000, up to $200,000, must be approved by the Division Vice President or the Vice President of

Production of the Home Equity Department. Lines in excess of $200,000 must be approved by an officer at the level of Senior Vice President or above.


  Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report is insured under the title agent's errors and omissions coverage for up to $50,000 for a period of one year from the date of settlement. Chevy Chase also generally obtains title insurance on the mortgaged property, if (i) the home equity revolving credit line will be secured by a first lien on the customer's real estate (unless Chevy Chase is paying off a first lien held by an institutional lender), (ii) the credit line will be subordinate to a first deed of trust held other than by an institutional lender, (iii) the credit line exceeds $200,000, (iv) the title is held in trust, or (v) the mortgaged property is a rental property.

LOAN TERMS

  [A borrower may access a home equity revolving line of credit by (i) writing a check, (ii) telephoning the Home Equity Department and requesting funds to be wire-transferred to a pre-authorized account, (iii) requesting a cashier's check at a Chevy Chase branch office or (iv) telephoning the Home Equity Department and requesting a cashier's check.

  Home equity loans bear interest at a variable rate and generally are subject to a maximum per annum interest rate of between 18% and 24%. The interest rate on all home equity loans originated before April 1995 adjusts quarterly and, beginning in April 1995, the interest rate on all new home equity loans adjusts monthly. The daily periodic rate is 1/365th (generally 1/366th in the case of leap years) of the APR, which is the sum of the Base Rate plus a margin (the "Margin") of from 1.0% to 5.0%. Interest is calculated at a rate applied to the daily balance of the account for each day of the billing cycle (the "Loan Rate"). A borrower is generally required to make a minimum payment for a Mortgage Loan each month in an amount equal to the amount of interest accrued during the related billing cycle plus any administrative charges and credit insurance charges and the amount, if any, by which the outstanding balance of such Mortgage Loan exceeds its Maximum Credit Limit. Except for principal amortization that may result from such monthly payments, there are generally no required payments of principal, except that the entire outstanding principal amount of most Mortgage Loans is due ten years or ten years and three months after the date of origination or 20 years after the later of the date of origination of the Mortgage Loan or the date of increase of the Maximum Credit Limit of such Mortgage Loan. Since 1991, the term to stated maturity of Mortgage Loans originated by Chevy Chase has been twenty years from the date of origination and Chevy Chase does not extend the maturity upon an increase of the Maximum Credit Limit. All payments are due 15 days after the 15th day of the month. The billing cycle runs from the 16th day of the month preceding the month in which the billing statement is mailed until the 15th day of the month in which the statement is mailed.

  The Base Rate for loans which have their interest rate adjusted quarterly is the rate of interest publicly announced from time to time as the "prime" or "base" rate of interest charged by the index bank specified in the related loan agreement as in effect on the last day of the last full calendar month of the immediately preceding quarter; the Base Rate for loans which have their interest rate adjusted monthly is the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the first Business Day of the calendar month. Some loan agreements provide that, if the index bank ceases to announce the Base Rate, Chevy Chase will designate a replacement method for calculating the interest rate on the loan that is comparable to the above-described method, upon notification to the borrower in accordance with such loan agreement. When a change in the Base Rate is published, a change in the Loan Rate will take effect on a specified date in the first month of the quarter following the date of the published change for loans which have their interest rates adjusted quarterly, or in the month of the published change, for loans which have their interest rates adjusted monthly, and the new Loan Rate will apply to new loans and charges as well as to the existing Loan Balance.

  In order to promote its home equity lending program, Chevy Chase has offered promotional or introductory offers to prospective borrowers. Since April 1995, customers have been offered settlement without closing costs and a 4.9% introductory rate for the first six months after settlement; however, customers opening a loan with a combined loan-to-value ratio greater than 80% but less than 90% are offered settlement without closing costs and a 5.9% introductory rate for the first six months after settlement. Customers approved under the Sub-Prime Lending Program are offered an introductory rate for the first six months after settlement equal to the prime rate published in the "Money Rates" section of The Wall Street Journal. Since November 1995, Chevy Chase has offered the option of an introductory rate or a transfer bonus. Customers selecting the transfer bonus offer will receive $100 for every $5,000 transferred to a new Chevy Chase Home Equity Line from another institution.

  The borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) or repay such amounts from time to time. Except for any amortization of principal that may occur during the amortization period of loans in the Sub-Prime Lending Program and as a result of the required monthly minimum payments, there are no required payments of principal until maturity.

  For revolving credit line home equity loans originated prior to November 7, 1989, Chevy Chase has the right, under each such loan, on prior notice of the amendment in accordance with federal and applicable state law, to change its terms. This includes the right to increase the monthly periodic rate or to change the Base Rate at any time. If Chevy Chase increases the minimum payment or the maximum rate of finance charge applied to any such loan, such changes may apply to both new and outstanding balances if the borrower consents to such changes in writing or uses the loan after the effective amendment date.

  Chevy Chase has the right to require the borrower to pay the entire balance due, plus all other accrued but unpaid charges, immediately, and to cancel the credit privileges under the related loan agreement under certain circumstances, which generally include the following: if the borrower commits fraud or makes a material misrepresentation in connection with the credit line; if the borrower fails to meet the repayment terms set forth in the loan agreement; if the borrower acts or fails to act in any way that adversely affects the mortgaged property or the security interest or any other interest that Chevy Chase has in the mortgaged property; if the borrower fails to maintain insurance on the mortgaged property as required by the deed of trust; if the borrower fails to maintain the mortgaged property and such failure adversely affects the value of the property; if a judgment is filed against the borrower which adversely affects the security interest of Chevy Chase in the mortgaged property; if the borrower does not have good and marketable title to the mortgaged property; or if the warranties and representations made by the borrower in connection with the credit line constitute fraud or misrepresentation under applicable state law. Chevy Chase also has the right to refuse to advance additional credit or to reduce a borrower's credit limit under certain circumstances, generally including the following: if the value of the mortgaged property declines significantly below its appraised value at the time the credit line was established; if there is a material change in the borrower's financial circumstances; if the borrower is in default of any material obligation under the loan agreement related to the credit line or the related deed of trust; if Chevy Chase is precluded by governmental action from imposing the APR provided for in the loan agreement; if the security interest of Chevy Chase in the mortgaged property is adversely affected by certain circumstances; if Chevy Chase is notified by a government agency that further advances to the borrower would constitute an unsafe and unsound practice; or if the interest rate charged on the credit line reaches the maximum interest rate permitted by law. All home equity accounts are subject to a monthly automated account review through Equifax Credit Information Systems. This review assists Chevy Chase in determining if there has been a material change in the borrower's financial circumstances. The Trust will not have the ability to amend the provisions of, or terminate, the Mortgage Loans.

  In the event of a default on a first mortgage that is senior to any Mortgage Loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may either take the action described above or may refrain from taking any action based upon reasonable commercial practice in the industry generally and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding Loan Balance for such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "-- Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.]

SERVICING

  In its capacity as Servicer, Chevy Chase will be responsible for servicing the Mortgage Loans.

  Chevy Chase generates statements on revolving credit line home equity loans on the 15th day of each month (the "Cycle Date"). Payments are due 15 days after the Cycle Date. On the 16th day after the Cycle Date, Chevy Chase deems the borrower to be one day late. If payment has not been received within five days after the due date, a system-generated reminder notice is sent to the customer. If complete payment has not been received within 15 days after the due date, Chevy Chase charges a late fee equal to 10% of the total amount due (5% in the case of loans originated prior to July 1, 1986) or $25, whichever is greater, and sends a system-generated late fee notice to the customer. A second system-generated late notice, or a preprinted contact letter, is sent to the customer if payment has not been received within 30 days after the payment due date. If payment of the account becomes 45 days past due, and the borrower has not made arrangements to bring the loan current, Chevy Chase obtains an updated appraisal of the security property, verifies the status of any first trust loan and sends a breach letter to the customer requiring that the home equity loan and any such first trust loan be brought current to prevent acceleration of the loan balance.

  Chevy Chase follows practices customary in the savings industry in attempting to cure delinquencies and in pursuing remedies upon default. Generally, if the borrower does not cure the delinquency within 90 days, Chevy Chase initiates foreclosure action. If the loan is not reinstated or paid in full, an auction will be held to dispose of the property. If Chevy Chase believes the offer is inadequate in view of the security property's appraised value, Chevy Chase may decide to participate in the auction. If Chevy Chase is the successful bidder, Chevy Chase will take steps to liquidate the property.

  Servicing and collection policies may change over time in accordance with Chevy Chase's business judgment, applicable laws and regulations, industry practices and other items.

  The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of revolving credit line home equity loans. (Loan balances transferred to Trust 199_, Trust 199_, Trust 199_ or Trust 199_ are considered part of the Chevy Chase loan portfolio for purposes of the following discussion.) Chevy Chase believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The Mortgage Loans have been selected from these home equity loans based upon the eligibility criteria shown below in "THE MORTGAGE LOAN POOL." The data presented in the following tables are for illustrative purposes only and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                    MORTGAGE LOAN DELINQUENCY EXPERIENCE(1)
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                             AS OF DECEMBER 31,        AS OF
                                            ---------------------- _________ __,
                                             199_     199_    199_     199_
                                            -------  -------  ---- -------------
Number of Mortgage Loans Serviced.........
Aggregate Loan Balances of Mortgage Loans
 Serviced.................................
Loan Balance of Mortgage Loans 30-59 Days
 Past Due(2)..............................
Loan Balance of Mortgage Loans 60-89 Days
 Past Due(2)..............................
Loan Balance of Mortgage Loans 90 or More
 Days Past Due(2).........................
Total Delinquencies as a Percentage of
 Aggregate Loan Balances of Mortgage Loans
 Serviced.................................        %        %               %

--------
(1) All amounts are as of period end. Delinquency figures do not include past due amounts of $50.00 or less.
(2) Contractually past due.

                         MORTGAGE LOAN LOSS EXPERIENCE
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                          TWELVE MONTHS ENDED     NINE MONTHS
                                             DECEMBER 31,            ENDED
                                         ----------------------- _________ __,
                                           199_     199_    199_     199_
                                         --------  -------  ---- -------------
Average Principal Balance of Mortgage
 Loans Serviced......................... $
Gross Charge Offs(1)....................
Recoveries on Loans Previously Charged
 Off(1).................................
Net Charge Offs(1)......................
Gross Charge Offs(1) as a Percentage of
 Average Principal Balance..............         %        %              %(2)
Net Charge Offs(1) as a Percentage of
 Average Principal Balance..............         %        %              %(2)

--------
(1) The term "charge off" refers to an actual liquidated loss incurred on a mortgaged property. A charge off is recognized when a property is sold and the loss actually is incurred.
(2) Annualized.

                            THE MORTGAGE LOAN POOL

  The Initial Mortgage Loans are evidenced by loan agreements (each, a "Loan Agreement") secured by deeds of trust or mortgages (of which approximately
   % by principal balance are first deeds of trust or mortgages, approximately % by principal balance are second deeds of trust or mortgages and the remainder are third deeds of trust or mortgages) on Mortgaged Properties located in [________, ________ and __________]. All of the Initial Mortgage Loans are adjustable-rate mortgages.

  Each Initial Mortgage Loan was selected by the Transferor for inclusion in the Pool from those that met the following criteria, among others, as of the Initial Cut-off Date: each Initial Mortgage Loan (i) had a current Trust Balance of not more than $500,000; (ii) had a stated maturity date not later than 360 months after the Initial Cut-off Date; (iii) was not 30 or more days contractually delinquent; (iv) had a Combined Loan-to-Value Ratio at the Initial Cut-off Date not in excess of 115%; (v) represented a first, second or third lien position; and (vi) was secured by a Mortgaged Property located in [________, ________ or __________].

  As of the Initial Cut-off Date, approximately    % of the Trust Balances of
the Initial Mortgage Loans accrued interest at an introductory rate of 4.9%
for an initial period of approximately six months; approximately   % of the
Trust Balances of the Initial Mortgage Loans accrued interest at an introductory rate of 5.9% for an initial period of approximately six months
and approximately   % of the Trust Balances of the Initial Mortgage Loans
accrued interest at an introductory rate of 8.25% for an initial period of approximately six months. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--
Loan Terms" herein. All of the     Mortgage Loans with Trust Balances accruing
interest as of the Initial Cut-off Date at such introductory rates will be
fully indexed by           and the Margin for such Initial Mortgage Loans will
be not less than 1.0%

  As of the Initial Cut-off Date, approximately   % of the Initial Mortgage
Loans were originated by Chevy Chase under the Sub-Prime Lending Program.

  Each Initial Mortgage Loan was originated between August 1983 and the Initial Cut-off Date in the ordinary course of Chevy Chase's revolving credit line home equity loan program [or acquired by Chevy Chase in the ordinary course of business]. The Initial Mortgage Loans had individual Combined Loan-
to-Value Ratios at the Initial Cut-off Date ranging from approximately   % to
not more than 115%. As of the Initial Cut-off Date, the average Trust Balance
of the Initial Mortgage Loans was $    and the weighted average Combined Loan-
to-Value Ratio of the Initial Mortgage Loans was    %. As of the Initial Cut-
off Date, the weighted average loan utilization rate (computed by dividing the Loan Balance for each Initial Mortgage Loan by the related Maximum Credit
Limit) was    % and [the weighted average second mortgage ratio (computed by dividing the Maximum Credit Limit for each Initial Mortgage Loan by the sum of such Maximum Credit Limit and the outstanding balances of all other mortgage
loans affecting the related Mortgaged Property) was    %]. The latest
scheduled maturity of any Initial Mortgage Loan in the Pool is          .

  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans as of the Initial Cut-off Date:

         INITIAL CUT-OFF DATE TRUST BALANCES OF INITIAL MORTGAGE LOANS

                                                NUMBER
                                                  OF                   % OF POOL
                                               MORTGAGE                BY TRUST
     RANGE OF CUT-OFF DATE TRUST BALANCES       LOANS   TRUST BALANCES  BALANCE
     ------------------------------------      -------- -------------- ---------
$      0.00 to $  5,000.00....................             $                  %
$  5,000.01 to $ 10,000.00....................
$ 10,000.01 to $ 15,000.00....................
$ 15,000.01 to $ 20,000.00....................
$ 20,000.01 to $ 25,000.00....................
$ 25,000.01 to $ 30,000.00....................
$ 30,000.01 to $ 35,000.00....................
$ 35,000.01 to $ 40,000.00....................
$ 40,000.01 to $ 45,000.00....................
$ 45,000.01 to $ 50,000.00....................
$ 50,000.01 to $ 55,000.00....................
$ 55,000.01 to $ 60,000.00....................
$ 60,000.01 to $ 65,000.00....................
$ 65,000.01 to $ 70,000.00....................
$ 70,000.01 to $ 75,000.00....................
$ 75,000.01 to $ 80,000.00....................
$ 80,000.01 to $ 85,000.00....................
$ 85,000.01 to $ 90,000.00....................
$ 90,000.01 to $ 95,000.00....................
$ 95,000.01 to $100,000.00....................
$100,000.01 to $105,000.00....................
$105,000.01 to $110,000.00....................
$115,000.01 to $120,000.00....................
$120,000.01 to $125,000.00....................
$125,000.01 to $150,000.00....................
$150,000.01 to $175,000.00....................
$175,000.01 to $200,000.00....................
$200,000.01 to $225,000.00....................
$225,000.01 to $250,000.00....................
$250,000.01 to $275,000.00....................
$275,000.01 to $300,000.00....................
$350,000.01 to $375,000.00....................
                                                 ---       -------      ------
  TOTAL.......................................             $            100.00%
                                                 ===       =======      ======

           INITIAL CUT-OFF DATE LOAN RATES OF INITIAL MORTGAGE LOANS

                                                                          WEIGHTED
                                              NUMBER OF         % OF POOL AVERAGE
                                              MORTGAGE   TRUST  BY TRUST    LOAN
 RAGE OF LOAN RATESN                            LOANS   BALANCE  BALANCE    RATE
-------------------                           --------- ------- --------- --------
    4.90% to  5.49%..........................           $              %       %
    5.50% to  5.99%..........................
    8.00% to  8.49%..........................
    9.00% to  9.49%..........................
    9.50% to  9.99%..........................
   10.00% to 10.49%..........................
   10.50% to 10.99%..........................
   11.00% to 11.49%..........................
   11.50% to 11.99%..........................
   12.00% to 12.49%..........................
   12.50% to 12.99%..........................
   13.00% to 13.49%..........................
                                               ------   ------   ------     ---
     TOTAL...................................           $        100.00%       %
                                               ======   ======   ======     ===

           COMBINED LOAN-TO-VALUE RATIOS OF INITIAL MORTGAGE LOANS(1)

                                                     NUMBER OF         % OF POOL
 RANGE OF COMBINED                                   MORTGAGE   TRUST  BY TRUST
LOAN-TO-VALUE RATIOS                                   LOANS   BALANCE  BALANCE
--------------------                                 --------- ------- ---------
Up to 50.00%........................................           $              %
50.01% to 55.00%....................................
55.01% to 60.00%....................................
60.01% to 65.00%....................................
65.01% to 70.00%....................................
70.01% to 75.00%....................................
75.01% to 80.00%....................................
80.01% to 85.00%....................................
85.01% to 90.00%....................................
90.01% to 95.00%....................................
95.01% AND ABOVE....................................
                                                      ------   ------   ------
  TOTAL.............................................           $        100.00%
                                                      ======   ======   ======

--------

(1) Combined loan-to-value ratios of the Initial Mortgage Loans (computed at their respective Maximum Credit Limits at the Initial Cut-off Date) and any related senior lien, [based upon appraisals of the related Mortgaged Properties performed or obtained by the Transferor at the time of execution of the related Loan Agreements.]

           USE OF MORTGAGED PROPERTIES OF INITIAL MORTGAGE LOANS(1)

                                               NUMBER OF               % OF POOL
                                               MORTGAGE                BY TRUST
PROPERTY USE                                     LOANS   TRUST BALANCE  BALANCE
------------                                   --------- ------------- ---------
Rental property...............................              $                 %
Owner-occupied................................
                                                ------      ------      ------
  TOTAL.......................................              $           100.00%
                                                ======      ======      ======

--------
(1)Based on information supplied by the borrower in loan application.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES OF INITIAL MORTGAGE LOANS

                                               NUMBER OF               % OF POOL
                                               MORTGAGE                BY TRUST
                 JURISDICTION                    LOANS   TRUST BALANCE  BALANCE
                 ------------                  --------- ------------- ---------
Maryland......................................              $                 %
Virginia......................................
District of Columbia..........................
                                                ------      ------      ------
  TOTAL.......................................              $           100.00%
                                                ======      ======      ======

        INITIAL CUT-OFF DATE MARGIN RANGES OF INITIAL MORTGAGE LOANS(1)

                                               NUMBER OF               % OF POOL
                                               MORTGAGE                BY TRUST
         INITIAL CUT-OFF DATE MARGIN             LOANS   TRUST BALANCE  BALANCE
         ---------------------------           --------- ------------- ---------
1.0%..........................................              $                 %
1.5%..........................................
2.0%..........................................
2.5%..........................................
3.0%..........................................
3.5%..........................................
4.0%..........................................
4.5% .........................................
5.0%..........................................
                                                ------      ------      ------
  TOTAL.......................................              $           100.00%
                                                ======      ======      ======

--------
(1) After expiration of any applicable introductory interest rate period. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--LOAN TERMS."

             MONTHS REMAINING TO MATURITY OF INITIAL MORTGAGE LOANS

                                                   NUMBER                 % OF
                                                     OF                  POOL BY
                                                  MORTGAGE                TRUST
  NUMBER OF MONTHS REMAINING TO STATED MATURITY    LOANS   TRUST BALANCE BALANCE
  ---------------------------------------------   -------- ------------- -------
  1 -   6 Months.................................             $                %
  7 -  12 Months.................................
 13 -  18 Months.................................
 19 -  24 Months.................................
 25 -  30 Months.................................
 31 -  36 Months.................................
115 - 126 Months.................................
127 - 138 Months.................................
139 - 150 Months ................................
151 - 162 Months.................................
163 - 174 Months.................................
175 - 186 Months.................................
187 - 198 Months.................................
199 - 201 Months.................................
202 - 204 Months.................................
205 - 207 Months.................................
208 - 210 Months.................................
211 - 213 Months.................................
214 - 216 Months.................................
217 - 219 Months.................................
220 - 222 Months.................................
223 - 225 Months.................................
226 - 228 Months.................................
229 - 231 Months.................................
232 - 234 Months.................................
235 - 237 Months.................................
238 - 240 Months.................................
                                                   ------     ------     ------
  TOTAL..........................................             $          100.00%
                                                   ======     ======     ======

        MAXIMUM CREDIT LIMIT UTILIZATION RATES OF INITIAL MORTGAGE LOANS

              RANGE OF MAXIMUM                NUMBER OF         % OF POOL
                CREDIT LIMIT                  MORTGAGE   TRUST  BY TRUST  CREDIT
              UTILIZATION RATES                 LOANS   BALANCE  BALANCE  LIMIT
              -----------------               --------- ------- --------- ------
 0.00% to   4.99%............................            $            %   $
 5.00% to   9.99%............................
10.00% to  14.99%............................
15.00% to  19.99%............................
20.00% to  24.99%............................
25.00% to  29.99%............................
30.00% to  34.99%............................
35.00% to  39.99%............................
40.00% to  44.99%............................
45.00% to  49.99%............................
50.00% to  54.99%............................
55.00% to  59.99%............................
60.00% to  64.99%............................
65.00% to  69.99%............................
70.00% to  74.99%............................
75.00% to  79.99%............................
80.00% to  84.99%............................
85.00% to  89.99%............................
90.00% to  94.99%............................
95.00% to 100.00%............................
                                               ------    -----     ---    ------
  TOTAL......................................            $            %   $
                                               ======    =====     ===    ======

      DATA ON COMMON MORTGAGE LOANS INCLUDED AS INITIAL MORTGAGE LOANS(1)

                           NUMBER                % OF POOL
                             OF                  BY 199_-_  199_    199_    199_    199_
      OWNERSHIP OF        MORTGAGE    199_-_       TRUST    TRUST   TRUST   TRUST   TRUST
 MORTGAGE LOAN BALANCE     LOANS   TRUST BALANCE  BALANCE  BALANCE BALANCE BALANCE BALANCE
 ---------------------    -------- ------------- --------- ------- ------- ------- -------
Trust 199_-_ only.......                               %
Trust 199_-_ and 199_...
Trust 199_-_ and 199_...
Trust 199_-_ and 199_...
Trust 199_-_ and 199_...
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_ and
199_....................
Trust 199_-_, 199_, 199_
and 199_................
Trust 199_-_, 199_, 199_
and 199_................
Trust 199_-_, 199_, 199_
and 199_................
Trust 199_-_, 199_, 199_
and 199_................
Trust 199_-_, 199_,
199_, 199_ and 199_.....
                           -----      ------       ----    ------  ------  ------  ------
  TOTAL.................              $                %   $       $       $       $
                           =====      ======       ====    ======  ======  ======  ======

----

(1) Common Mortgage Loans are those Initial Mortgage Loans which generated balances that were transferred to Trust 199_, Trust 199_, Trust 199_ or Trust 199_. Principal collections on a Common Mortgage Loan will be applied first to reduce the balance thereof transferred to Trust 199_, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, second to reduce the balance thereof transferred to Trust 199_, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, third to reduce the balance thereof transferred to Trust 199_, if any to zero and fourth to reduce the balance thereof transferred to Trust 199_, if any, to zero before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan (other than __-_ Mortgage Loans and __-_ Mortgage Loans). See "RISK FACTORS--Prepayment Considerations."

  The Transferor has notified borrowers under certain of the Mortgage Loans of an amendment to their Loan Agreements to the effect that all principal payments by such borrowers will be applied to the outstanding principal balances of the Mortgage Loans in the order in which such balances were created. The Loan Agreements for the remaining Mortgage Loans contain a comparable provision with respect to the application of principal payments.

  No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. See "RISK FACTORS--Nature of Security" herein.

  The Transferor has transferred and assigned to the Trustee for the benefit of the holders of the Certificates all right, title and interest in the Trust Balances of the Initial Mortgage Loans as of the Initial Cut-off Date. In addition, Subsequent Mortgage Loans and Additional Balances will be transferred by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement. See "ALLOCATIONS OF PAYMENTS ON THE COMMON MORTGAGE LOANS BETWEEN THE TRUST AND TRUST 199_, TRUST 199_, TRUST 199_ AND TRUST 199_" herein.

  Chevy Chase, as Servicer, will continue to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement, and will receive a monthly servicing fee for such services. See "DESCRIPTION OF THE CERTIFICATES-- Assignment of Mortgage Loan Trust Balances" and "--Servicing and Other Compensation and Payment of Expenses" herein.

DESCRIPTION OF CERTIFICATE INSURER (TO BE PROVIDED BY CERTIFICATE INSURER)

                ALLOCATIONS OF PAYMENTS ON THE COMMON MORTGAGE

           LOANS BETWEEN THE TRUST AND TRUST 199_, TRUST 199_,
                           TRUST 199_ AND TRUST 199_

  Balances outstanding on ________ __, 199_, ________ __, 199_, _________ __,
199_ and _________ __, 199_ with respect to certain of the Mortgage Loans (the "Common Mortgage Loans") were transferred by the Transferor to Trust 199_, Trust 199_, Trust 199_ and Trust 199_, respectively. The Cut-off Date Trust Balances of the Initial Mortgage Loans and all Additional Balances with respect thereto have been transferred and assigned to the Trust. Future payments on the Common Mortgage Loans will be allocated between the Trust and the owners of the Sold Balances, in the following manner:

    (a) Each borrower's payment will be applied first to interest on the Mortgage Loan at the then current Loan Rate. The Trust's share of an interest payment on any Mortgage Loan (the "Trust Interest") shall equal the product of (a) such interest payment and (b) (x) the amount of interest accrued on the Trust Balance at the Loan Rate during the related Interest Period divided by (y) the amount of interest accrued on the Loan Balance at the Loan Rate during such Interest Period.

    (b) Any remaining portion of a borrower's payment will be applied to principal on the Mortgage Loan. Such collections of principal on the Mortgage Loans during any Collection Period will be applied first to reduce the balance thereof transferred to Trust 199_, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, then to reduce the balance thereof transferred to Trust 199_, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, then to reduce the balance thereof transferred to Trust 199_, if any, to zero, then to reduce the balance thereof transferred to Trust 199_, if any, to zero before such payment is applied as a principal payment in reduction of the Trust Balance of such Common Mortgage Loan (other than __-_ Mortgage Loans and __-_ Mortgage Loans).

    (c) The Trust's share of Net Liquidation Proceeds ("Net Trust Liquidation Proceeds"), with respect to any Liquidated Mortgage Loan will be equal to the sum of (i) the Trust's pro rata share of Net Liquidation Proceeds not to exceed Trust Interest with respect to the period from the last day on which interest was paid in full on such Liquidated Mortgage Loan to the day on which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan and (ii) the Trust's pro rata share of the amount remaining after payment of such Trust Interest and the interest payable to the owners of the Sold Balances.

    (d) Insurance Proceeds (other than those included in Liquidation Proceeds) received with respect to a Mortgage Loan will be allocated first to unpaid interest in the manner described above. Any remaining proceeds will be allocated on a pro rata basis between the Trust Balance and the Sold Balances of such Mortgage Loan.

  The "Trust Percentage" shall equal, with respect to any Mortgage Loan (other than any Liquidated Mortgage Loan) for any day, the percentage (carried to four decimal places) obtained by dividing the Trust Balance of such Mortgage Loan for such day by the Loan Balance of such Mortgage Loan for such day. With respect to any Liquidated Mortgage Loan on any day, the Trust Percentage will equal the Trust Percentage on the day such Mortgage Loan became a Liquidated Mortgage Loan.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The Pooling and Servicing Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections either generally based upon their Certificateholders' Fixed Allocation Percentage of such collections received or a formula described below, whichever is less. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections generally based upon their Certificateholders' Fixed Allocation Percentage. Because prior principal distributions to Certificateholders serve to reduce the Certificateholders' Floating Allocation Percentage but generally do not change their Certificateholders' Fixed Allocation Percentage, allocations of Principal Collections based on the Certificateholders' Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Pool than would be the case if the Certificateholders' Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Maximum Principal Payment and not a lesser formula amount is used to determine the amount distributed to Certificateholders. In addition, Certificate Interest Collections may be distributed as principal to Certificateholders as part of the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Certificateholders' Excess Interest or, in some instances, from draws under the Certificate Insurance Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

  To the extent borrowers make more draws than principal payments on the Mortgage Loans, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders' share of Principal Collections is based upon their Certificateholders' Fixed Allocation Percentage, an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Pooling and Servicing Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Pooling and Servicing Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest (after giving effect to such removal) is not less than the Overall Minimum Amount. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor" herein.

  The rate and timing of amortization of the Certificate Principal Balance will be affected by the inclusion of Trust Balances of Common Mortgage Loans
in the Trust Fund. Common Mortgage Loans, which account for approximately   %
by principal amount of the balances of Initial Mortgage Loans to be transferred to the Trust, are those Mortgage Loans which generated balances that were transferred to Trust 199_, Trust 199_, Trust

199_ or Trust 199_. See table captioned "Data on Common Mortgage Loans" under "THE MORTGAGE LOAN POOL" herein. Payments of principal (including prepayments) by a borrower on a Common Mortgage Loan will be applied first to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), second to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), third to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_, and fourth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 199_ before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan (other than the _-_ Mortgage Loans and _-_ Mortgage Loans). Partial prepayments of Common Mortgage Loans therefore would affect the rate and timing of distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  The actual maturity of the Certificates will depend in part on the availability of Subsequent Mortgage Loans. All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the life of the Certificates.

  In the event that _-_ Mortgage Loans and _-_ Mortgage Loans are conveyed to the Trust during the Pre-Funding Period, principal collections on such Mortgage Loans will be applied in the priority described above as if such balances were still held by Trust 199_ and Trust 199_, respectively. Accordingly, the Trust Balances of such Mortgage Loans will decline at a rate faster than other Mortgage Loans held by the Trust. In addition, no additional balances will be generated with respect to the _-_ Mortgage Loans and _-_ Mortgage Loans, thereby affecting the average life of the Certificates.

  The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity revolving credit lines such as the Mortgage Loans have been originated in significant volume only during the past eleven years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than those of traditional fully-amortizing first mortgages. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in ________, ________, and ____________________, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the Loan Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is obligated to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

  The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

  [Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon.] It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers. See "RISK FACTORS--Prepayment Considerations" herein.

  No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary describes certain provisions of the Pooling and Servicing Agreement, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement.

GENERAL

  The Certificates represent beneficial interests in the Trust only and do not evidence a savings account or deposit or other obligation of, or interest in, and are not guaranteed by, Chevy Chase or the Trustee or any of their affiliates, or by the SAIF, the FDIC or any other government agency or instrumentality.

  The Certificates will be issued in denominations of $1,000 and integral multiples thereof (except that one Certificate may be issued in a denomination that is not an integral multiple of $1,000) and will evidence specified undivided interests in the Trust. The Trust Fund, which represents the assets of the Trust, will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) each of the Mortgage Loans, including any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans acquired by the Trust, and Additional Balances that from time to time are subject to the Pooling and Servicing Agreement, and principal and interest payments allocable thereto; (ii) collections on the Mortgage Loans received after the Cut-off Date that are allocable to the Trust Balances; (iii) the interest of the Trust in Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Certificate Account; (v) the Pre-Funding Account; (vi) the Capitalized Interest Account; (vii) the Certificate Insurance Policy; (viii) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties; and (ix) the proceeds of the foregoing. The Trust Fund will not include any interest in any Sold Balances.

  Replacement Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. No service charge will be made for any registration, exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date (as defined herein) will equal $_____ of principal (the "Original Certificate Principal Balance" and the "Original Invested Amount"), which represents approximately __% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount. Following the Closing Date, the "Invested Amount" with respect to any day will be an amount equal to the Original Invested Amount minus the sum of
(i) the amount of Principal Collections previously distributed to Certificateholders (including Principal Collections distributed in payment of any Basis Risk Payment (including interest accrued thereon)), (ii) any amounts distributed as principal to Certificateholders at the end of the Pre-Funding Period from funds on deposit in the Pre-Funding Account, (iii) an amount equal to the product of the Certificateholders' Floating Allocation Percentage and the Liquidation Loss Amounts and (iv) the amount of any Principal Collections previously distributed to the Transferor in reduction of the Overcollateralization Amount. The principal balance of the outstanding Certificates (the "Certificate Principal Balance") on any day is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

  The Transferor will own the remaining undivided interest in the Trust Fund (the "Transferor Interest") which is equal to the Pool Balance less the Invested Amount. In general, the Pool Balance will vary each day as principal is paid on the Trust Balances of the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers under the Loan Agreements and Mortgage Loans are retransferred to the Transferor or the Servicer, as applicable.

  The Transferor has the right to sell and pledge the Transferor Interest at any time, provided (i) the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates and have confirmed that such action will not result in the reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy, and (ii) certain other conditions in the Pooling and Servicing Agreement are satisfied.

ASSIGNMENT OF MORTGAGE LOAN TRUST BALANCES

  At the time of issuance of the Certificates, the Transferor will assign to ______________________________, as custodial agent (the "Custodial Agent") for the benefit of the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all payments of interest and principal, from whatever source derived, which are received on or after the Initial Cut-off Date and are allocable to the Trust Balances, together with the other assets included in the Trust Fund. In addition, on or prior to the date the Certificates are initially issued by the Trust, the Transferor will cause the Certificate Insurance Policy to be delivered to the Trustee. Concurrently with such assignment, the Trustee will deliver the Certificates and the Transferor Interest to the Transferor. Subject to the following conditions, among others, Subsequent Mortgage Loans, to the extent of the availability thereof and the availability of sufficient funds on deposit in the Pre-Funding Account, will be sold to the Trust on or before the last Distribution Date of the Pre-Funding Period: (i) each Subsequent Mortgage Loan must meet the general criteria for eligibility set forth in the Pooling and Servicing Agreement and
(ii) the selection of such Subsequent Mortgage Loans by the Transferor must be done in a manner it believes will not materially adversely affect the Certificateholders or the Certificate Insurer. In addition, any Additional Balances in respect of such Mortgage Loans (other than the __-_ Mortgage Loans and __-_ Mortgage Loans) arising in the future will be transferred to the Trust. Each Mortgage Loan will be identified in a schedule delivered to the Trustee.

  Under the Pooling and Servicing Agreement, the documentation relating to each Mortgage Loan (the "Mortgage Files") will be delivered to and maintained by the Custodial Agent. The Transferor will be required to either (i) record assignments of the Mortgage Loans and related Trust property in favor of the Custodial Agent or (ii) deliver to the Custodial Agent assignments of each Mortgage in recordable form, together with an opinion of counsel to the effect that recording is not required to perfect a first priority security interest in favor of the Custodial Agent. The Custodial Agent will review such Mortgage Files, other than the Mortgage Files of Common Mortgage Loans previously reviewed by the trustee of Trust 199_, the trustee of Trust 199_, the trustee of Trust 199_ or the trustee of Trust 199_, within the period specified in the Pooling and Servicing Agreement. If any document required to be included in any Mortgage File does not bear manual signatures, has not been received or is unrelated to the applicable Mortgage Loan, and such defect is not cured as provided in the Pooling and Servicing Agreement following receipt of notification thereof to the Transferor from the Trustee or its agent, the Transferor will be required either to accept the retransfer of or to replace the affected Trust Balance in the manner set forth below. In the Pooling and Servicing Agreement, ______________________________, as Trustee will acknowledge the assignment of the Common Mortgage Loans to the Trust and will agree that the Custodial Agent shall hold the Mortgage Files of the Common Mortgage Loans for and on behalf of the Trust and each applicable Prior Trust for so long as such Common Mortgage Loans are owned by the Trust or by the applicable Prior Trust.

  The Transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Initial Mortgage Loan, including Combined Loan-to-Value Ratio as of the Initial Cut-off Date, Cut-off Date Trust Balance and minimum Loan Rate. In addition, the Transferor will represent and warrant that, as of the Initial Cut-off Date, no Mortgage Loan was 30 or more days contractually delinquent. Such representations and warranties will be repeated for the Subsequent Mortgage Loans as of the date they are transferred to the Trust. In the event there is a breach of any representation or warranty made by the Transferor in the Pooling and Servicing Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders in such Mortgage Loan, the Transferor will, after the expiration of the applicable cure period, be required either to (i) accept the retransfer of the related Trust Balance from the Trust or (ii) substitute therefor an Eligible Substitute Mortgage Loan, in each case in the manner described below.

  Any Mortgage Loan required to be accepted for retransfer from the Trust by the Transferor as a result of a defect, omission or breach of representation or warranty will be retransferred at a deposit amount equal to such Mortgage Loan's Trust Balance as of the end of the Collection Period immediately preceding the date of retransfer, plus accrued and unpaid interest on the Trust Balance at the Loan Rate less the Servicing Fee Rate (the "Net Loan Rate") through the Cycle Date occurring in such Collection Period (the "Retransfer Deposit Amount"). The Certificateholders' portion of the Retransfer Deposit Amount will be deposited into the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the Collection Period in which the related cure period expired.

  As to any Eligible Substitute Mortgage Loan, the Transferor will deposit into the Certificate Account the Certificateholders' portion of the amount, if any, by which the conveyed balance of such Eligible Substitute Mortgage Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the Trust Balance of the related Mortgage Loan being removed from the Trust at the end of such Collection Period (the "Substitution Adjustment Amount"). The Transferor will substitute any Eligible Substitute Mortgage Loan, and deposit to the Certificate Account the Certificateholders' portion of such Substitution Adjustment Amount into the Certificate Account, on the Business Day immediately preceding the Distribution Date in the month following such Collection Period. Upon substitution, an Eligible Substitute Mortgage Loan will be subject to the terms of the Pooling and Servicing Agreement and the Transferor will be deemed to have made, with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made by the Transferor with respect to all other Mortgage Loans in the Trust. Upon receipt by the Trustee of written notification of any such acceptance of retransfer or substitution, subject to certain conditions set forth in the Pooling and Servicing Agreement, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the Transferor legal and beneficial ownership of the Trust Balance of the retransferred Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Transferor to accept a retransfer or replace any such Trust Balance will be the sole remedy against the Transferor available to Certificateholders or the Trustee.

  An Eligible Substitute Mortgage Loan is a Mortgage Loan that, as of the substitution date, (i) has an outstanding Loan Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust), not less than 95% of the Trust Balance of the Defective Mortgage Loan it replaces as of the substitution date; (ii) has a Loan Rate not less than the current Loan Rate of such Defective Mortgage Loan and not more than 100 basis points in excess thereof; (iii) has a Margin not less than the Margin of such Defective Mortgage Loan and not more than 100 basis points in excess of the Margin of such Defective Mortgage Loan; (iv) has a remaining term to maturity not greater than nor more than six months less than the remaining term to maturity of such Defective Mortgage Loan; (v) has a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value Ratio of such Defective Mortgage Loan as of the related Cut-off Date or, in the case of an Eligible Substitute Mortgage Loan that replaces a Mortgage Loan that has had an increase in its Maximum Credit Limit, where such increase results in a Combined Loan-to-Value Ratio (computed at the new Maximum Credit Limit and any related first mortgage loan) in excess of 80%, has a Combined Loan-to-Value Ratio (computed at its Maximum Credit Limit and any related first mortgage loan) not greater than 80%; (vi) has a maximum Loan Rate not lower than the maximum Loan Rate of such Defective Mortgage Loan; [(vii) has a Loan Rate that is based on the same index as that of such Defective Mortgage Loan;] (viii) is secured by a Mortgaged Property that is subject to the same use and has the same structural characteristic (attached or detached) as the Mortgaged Property securing such Defective Mortgage Loan; and (ix) has a Mortgage in a lien position not junior to the lien position of the Mortgage of such Defective Mortgage Loan. The Maximum Credit Limit of an Eligible Substitute Mortgage Loan as of the substitution date will be used in computing the Combined Loan-to-Value Ratio of such Eligible Substitute Mortgage Loan on such date.

  Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans, as more fully set forth below under "-- Collection and Other Servicing Procedures."

  None of the Mortgage Loans are insured by the Federal Housing Administration or guaranteed by the Veterans Administration or any other governmental agency or instrumentality.

AMENDMENTS TO LOAN AGREEMENTS

  Subject to applicable law, the Servicer may change the terms of the Loan Agreements at any time, provided that such changes (i) do not materially adversely affect the interests of Certificateholders and (ii) are consistent with prudent business practice.

  The Servicer has agreed under the Pooling and Servicing Agreement that, except as otherwise required by any requirement of law applicable to the Servicer, it shall not reduce the Margin of any Mortgage Loan by more than 0.25% per annum unless the Servicer has received (a) an opinion of counsel that such reduction in the Margin will not materially adversely affect the characterization of the Certificates as debt for Federal income tax purposes,
(b) the consent of the Certificate Insurer and (c) confirmation from each Rating Agency then rating the Certificates that such reduction will not cause a reduction or withdrawal of the rating of the Certificates without regard to the Certificate Insurance Policy.

  The Servicer may extend the maturity date on (i) any Mortgage Loan which is then currently in default under the terms of the related Loan Agreement, (ii) any Mortgage Loan; provided that the Servicer may only grant the extensions described in this clause (ii) on Mortgage Loans with aggregate Trust Balances in any one calendar year of up to 2% of the Pool Balance (net of amounts on deposit in the Pre-Funding Account) as of the beginning of such calendar year and (iii) any Mortgage Loan in respect of which the Servicer has delivered a certificate to the Trustee certifying that such extension will not materially adversely affect the interests of the Certificateholders but, in no case, beyond the last day of the Collection Period immediately preceding the Stated Maturity Date.

CONSENT TO SENIOR LIENS

  The Servicer may consent to the placement of a lien on any Mortgaged Property senior to that of the related Mortgage Loan, provided that (i) such action is consistent with reasonable commercial practice and (ii) such consent is given in either of the following situations:

    (a) immediately following the placement of such senior lien, such Mortgage Loan is in a second lien position and either (A) the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan (if any) secured by the Mortgaged Property as of the date the related Mortgage Loan was conveyed to the Trust or (B) an updated Combined Loan-to-Value Ratio of such Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust; or

    (b) such senior lien secures a mortgage loan that refinances an existing first mortgage loan and either (A) the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of such refinancing or (B) an updated Combined Loan-to-Value Ratio of the applicable Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust.

OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

  Subject to the conditions specified in the Pooling and Servicing Agreement, if on the ____ day of any Collection Period or if that day is not a Business Day the next preceding Business Day (the "Retransfer Notification Date") the Removal Condition is satisfied, the Transferor may, but shall not be obligated to, remove on the last Business Day of the Collection Period (the "Retransfer Date") from the Trust, the entire Trust Balance of certain Mortgage Loans without notice to the Certificateholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement, including: (i) the Removal Condition is satisfied; (ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) each Rating Agency shall have been notified of the proposed retransfer and prior to the Retransfer Date shall not have notified the Transferor that such retransfer would result in a reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy, provided, however that with respect to the first proposed retransfer, each Rating Agency shall have been notified of the proposed retransfer and prior to the Retransfer Date shall have notified the Transferor that such retransfer would not result in a reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iv) above.

  The "Removal Condition" is satisfied if, on the Retransfer Date, after giving effect to such removal the sum of the Transferor Interest and the Overcollateralization Amount is not less than the greater of (a) 5% of the Pool Balance on such date and (b) 2% of the Pool Balance on the Initial Cut-off Date (the "Overall Minimum Amount"); provided, however, that (i) no removal may occur if such removal would reduce the Overcollateralization Amount below the Required Overcollateralization Amount and (ii) in addition to the foregoing, during the Rapid Amortization Period, no removal shall occur unless, (A) no Rapid Amortization Event has occurred, (B) immediately prior to such removal, the Pool Balance is at least equal to the sum of (x) the outstanding Certificate Principal Balance and (y) the Overall Minimum Amount and (C) no other removal has occurred during the calendar year.

PAYMENTS ON THE MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

  The Servicer has established and will maintain a single separate trust account (the "Certificate Account") for the benefit of the Certificateholders and the owner of the Transferor Interest, as their interests may appear. The Certificate Account will be an Eligible Account (as defined herein). The Servicer shall deposit into the Certificate Account amounts in respect of the Trust Balances of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items) on a daily basis within two Business Days following receipt thereof in an amount equal to the sum of (i) Daily Certificate Interest Collections and (ii) Daily Certificate Principal Collections; provided, however, that during the Managed Amortization Period, the Servicer shall only be required to deposit (a) Principal Collections for any day less (b) Draws for such day on any day in which the aggregate amount of Daily Certificate Principal Collections on deposit in the Certificate Account is equal to or exceeds 1% of the Certificate Principal Balance as of the immediately prior Distribution Date. To the extent that the aggregate amount of Daily Certificate Principal Collections on deposit in the Certificate Account at the end of the Collection Period is in excess of the Scheduled Principal Collections Distribution Amount for the related Distribution Date plus any Basis Risk Payment (including interest accrued thereon) due on such Distribution Date and payable from Principal Collections, on the second Business Day after the end of the Collection Period, the Trustee shall withdraw the amount of such excess from the Certificate Account and distribute such amount to the Transferor.

  With respect to any Distribution Date, the aggregate amount of Trust Interest collected in the related Collection Period allocable to the Certificates ("Certificate Interest Collections") will equal the aggregate amount of Daily Certificate Interest Collections for the related Collection Period. With respect to any day, "Daily Certificate Interest Collections" shall equal the product of (i) the aggregate amount of Trust Interest as of such day and (ii) the Certificateholders' Floating Allocation Percentage for such day. With respect to any day, the "Certificateholders' Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance as of such day. The remaining amount of Trust Interest will be allocated to the Transferor Interest.

  With respect to any Distribution Date, "Principal Collections" shall equal
(i) the Trust's share of principal collections received from the borrowers under the Mortgage Loans in the related Collection Period after the application of such principal collections to the Sold Balances, (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Retransfer Deposit Amount and the Substitution Adjustment Amount of a retransferred Mortgage Loan. "Daily Certificate Principal Collections" shall mean for any day the product of the Certificateholders' Fixed Allocation Percentage on such day and the aggregate amount of Principal Collections received on such day.

  Amounts deposited in the Certificate Account will be invested in Permitted Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the Distribution Date or on such other date as may be approved by the Rating Agencies and the Certificate Insurer. Not later than the fifth Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

  An "Eligible Account" is an account that is (i) maintained with a depository institution which has a short-term certificate of deposit rating at the time of any deposit therein in the highest short-term debt rating category by the Rating Agencies, (ii) one or more accounts with a depository institution whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with the Trustee in its corporate trust department or
(iv) otherwise acceptable to each Rating Agency as evidenced by a letter from such Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates, and acceptable to the Certificate Insurer.

  "Permitted Investments" are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

  The Trustee will deposit any amounts drawn under the Certificate Insurance Policy into the Certificate Account.

PRE-FUNDING ACCOUNT

  On the Closing Date, an aggregate cash amount of approximately $____ (the "Pre-Funded Amount") will be deposited into an account established with the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such amount will be funded from the sale of the Certificates. The Pre-Funded Amount will be used to acquire Subsequent Mortgage Loans during the period from the Closing Date to the earliest to occur of (i) the Distribution Date on which the aggregate amount in the Pre-Funding Account is equal to or less than
(a) $100,000, (ii) the commencement of the Rapid Amortization Period or (iii) the _________, 199_ Distribution Date (the "Pre-Funding Period"). As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the Cut-off Date Trust Balances of the Subsequent Mortgage Loans acquired by the Trust, and the amount on deposit in the Pre-Funding Account will decrease by such amount. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

  [It is intended that the Subsequent Mortgage Loans will consist primarily of balances of revolving credit line home equity loans originated by Chevy Chase and transferred to Trust 199_ (the "__-_ Mortgage Loans") and Trust 199_ (the "__-_ Mortgage Loans"), provided such loans are purchased by Chevy Chase from Trust 199_ and Trust 199_. The __-_ Mortgage Loans and __-_ Mortgage Loans have terms that are, and were originated in a manner that is, substantially similar to the Initial Mortgage Loans.] Only those __-_ Mortgage Loans and
__-_ Mortgage Loans that meet the eligibility criteria requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate
Insurer will be transferred to the Trust. [Because some of the mortgage loans owned by Trust 199_ and Trust 199_ share balances with Trust 199_, Trust 199_, Capitol Revolving Home Equity Loan Trust 199_-_ ("Trust 199_") and Capital Revolving Home Equity Loan Trust 199_-_ ("Trust 199_"), such __-_ Mortgage
Loans and __-_ Mortgage Loans, if transferred to the Trust, will constitute Common Mortgage Loans and Trust 199_, Trust 199_, Trust 199_ and Trust 199_ will constitute Prior Trusts.] As a result, the balances of such Common
Mortgage Loans transferred to the Prior Trusts shall be excluded from the Cut-off Date Trust Balance. In the event that __-_ Mortgage Loans and __-_
Mortgage Loans are not available for purchase during the Pre-Funding Period, the Transferor will use its best efforts to transfer to the Trust revolving credit line home equity loans that meet the eligibility requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer during the Pre-Funding Period.

CAPITALIZED INTEREST ACCOUNT

  On the Closing Date, there will be deposited $      in an account (the
"Capitalized Interest Account") in the name of the Trustee on behalf of the Trust which will be used by the Trustee during the Pre-Funding Period to cover certain shortfalls in interest as described herein. Amounts in excess of the amount necessary to cover such shortfalls (the "Overfunded Interest Amount") are required to be paid directly to the Transferor on each Distribution Date during the Pre-Funding Period.

  The "Capitalized Interest Requirement" is an amount that may be withdrawn by the Trustee from the Capitalized Interest Account on any Distribution Date during the Pre-Funding Period to be deposited into the Certificate Account. This amount shall be the excess, if any, of (a) the sum of (i) the amount of interest accruing at the Certificate Rate during the related Accrual Period on __% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) and (ii) the product of (x) the Premium Rate divided by twelve and (y) __% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the close of business on the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) over (b) the amount of any net investment income earned on such amounts on deposit in the Pre-Funding Account. The Trustee will deposit the Capitalized Interest Requirement into the Certificate Account to be distributed as Certificate Interest Collections.

DISTRIBUTIONS ON THE CERTIFICATES

  Beginning with the first Distribution Date (which will occur on ___________, 199_), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer book-entry certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the ____ day of each month or, if such date is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $5,000,000, by wire transfer or as otherwise agreed by the Trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Pooling and Servicing Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or Maryland (or such other state in which the corporate trust office of the Trustee or the main business office of the Paying Agent under the Pooling and Servicing Agreement is located) are required or authorized by law to be closed.

  Application of Certificate Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Certificate Interest Collections, together with withdrawals, if any, from the Capitalized Interest Account, and any earnings received on the amounts on deposit in the Pre-Funding Account in the following manner and order of priority:

    (i) as payment of the Servicing Fee;

    (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Certificates (other than any Basis Risk Payment or interest accrued thereon);

    (iii) as payment for the premium for the Certificate Insurance Policy;

    (iv) to pay Certificateholders the product of the Certificateholders' Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date;

    (v) as payment for any Liquidation Loss Amount allocable to the Certificateholders for a previous Distribution Date that was not previously
  (a) funded by Certificate Interest Collections allocable to the Certificateholders, (b) reflected in a reduction of the Overcollateralization Amount or (c) funded by draws on the Certificate Insurance Policy;

    (vi) to reimburse prior draws made from the Certificate Insurance Policy (with interest thereon at a rate specified in the Insurance Agreement);

    (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required
  Overcollateralization Amount (the aggregate amount so paid, the "Accelerated Principal Distribution Amount");

    (viii) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

    (ix) as payment to Certificateholders of any Basis Risk Payment (and any accrued interest thereon) from any prior Distribution Date that has not previously been paid; and

    (x) to the Transferor.

  Certificate Interest Collections remaining after payment of the amounts described in clauses (i), (ii) and (iii) above, shall be referred to herein as the "Certificateholders' Excess Interest."

  Any interest accruing on the Basis Risk Payment shall accrue at the related Certificate Rate for such period.

  Payments to Certificateholders pursuant to clauses (ii) and (ix) above will be interest payments on the Certificates. Although payments of the Accelerated Principal Distribution Amount to Certificateholders pursuant to clause (vii) will reduce the Certificate Principal Balance, such payments will not reduce the Invested Amount. Payments to Certificateholders pursuant to clauses (vii) and (ix) above are not guaranteed by the Certificate Insurance Policy.

  The Certificateholders' Excess Interest may be insufficient to cover the Certificateholders' Floating Allocation Percentage of Liquidation Loss Amounts. If as a result of such insufficiency the Certificate Principal Balance exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date), a draw in an amount equal to such difference will be made on the Certificate Insurance Policy in accordance with the terms of the Certificate Insurance Policy and the amount of such draw will be deposited in the Certificate Account for distribution to Certificateholders. Payment of such amounts will reduce the Certificate Principal Balance but not the Invested Amount. Any such insufficiency resulting from the sale of the Trust Balances of the Mortgage Loans as the result of an Insolvency Event shall result in a draw on the Certificate Insurance Policy.

  With respect to any date, the "Pool Balance" will be equal to the aggregate of all Trust Balances on such date plus amounts on deposit in the Pre-Funding Account on such date (excluding any net investment earnings thereon). The Trust Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Trust Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Common Mortgage Loan, any such principal collections applied to reduce the Sold Balances) in accordance with the related Loan Agreement prior to such day, provided, however, that if such Mortgage Loan is a Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan shall exclude any Sold Balances. The Trust Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

  The "Required Overcollateralization Amount" is equal to an amount which is
the greater of (a) $     provided, however that on any date on which
Certificateholders' Excess Interest equals or exceeds ___% of the Certificate Principal Balance (based on a six month rolling average) and equals or exceeds ___% of the Certificate Principal Balance (based on a three month rolling
average), the amount in this clause (a) shall be the lesser of (x) $      and
(y) ___% of the Certificate Principal Balance and (b) the Basic Overcollateralization Amount.

  "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of the Net Trust Liquidation Proceeds in connection therewith.

  A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Pooling and Servicing Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. "Liquidation Proceeds" are the proceeds (including Insurance Proceeds but excluding any amounts drawn on the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise. The Certificateholders' Floating Allocation Percentage of the Liquidation Loss Amount will be allocated to the Certificateholders. Although payment of Liquidation Loss Amounts will be paid from Certificateholders' Excess Interest, such payments are payments of principal for purposes of calculating the Invested Amount and the Certificate Principal Balance.

  As to any Distribution Date, the "Collection Period" is the calendar month preceding such Distribution Date.

  Interest will be distributed on each Distribution Date at the Certificate Rate for the related Accrual Period (as defined below). The "Certificate Rate" for an Accrual Period will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the
Closing Date, in the case of the first Distribution Date) plus (b)   % per
annum. Notwithstanding the foregoing, in no event will the Certificate Rate exceed a rate equal to the average of the Loan Rates (net of the Servicing Fee Rate and the Premium Rate) weighted on the basis of the average daily balance of each Mortgage Loan during the preceding Collection Period (the "Weighted Average Loan Rate"). If the Certificate Rate would have exceeded the rate cap described above, then the Certificateholders will be entitled to receive such difference (the "Basis Risk Payment") from the following sources and in the following order of priority: (i) from Certificateholders' Excess Interest to the extent available as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates" and (ii) from Principal Collections only to the extent that the Overcollateralization Amount exceeds the Basic Overcollateralization Amount. The Basis Risk Payment will bear interest if it is not paid on the Distribution Date on which it is due, but neither the Basis Risk Payment nor interest accrued thereon will be covered by the Certificate Insurance Policy. The "Basic Overcollateralization Amount"
shall mean on any date of determination the lesser of (i) $      and (ii) the
sum of (A) the lesser of (x) ___% of the Original Certificate Principal Balance and (y) ___% of the Certificate Principal Balance as of such date of determination, (B) 25% of the Certificateholders' Floating Allocation Percentage of the Trust Balances which are 60-89 days delinquent and (C) 75% of the Certificateholders' Floating Allocation Percentage of the Trust Balances which are 90 days or more delinquent; provided however that if Chevy Chase has been replaced as Servicer and the Servicing Fee Rate increases up to a maximum rate of ____%, then the amount in subclause (A)(x) and subclause
(A)(y) shall increase by an equal amount of up to a maximum of ____%.

  Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Accrual Period") on the basis of the actual number of days in the Accrual Period and a 360-day year. Interest payments on the Certificates will be funded from Certificate Interest Collections, the Capitalized Interest Requirement, earnings received on amounts on deposit in the Pre-Funding Account, from draws on the Certificate Insurance Policy and from Principal Collections to the extent of any Basis Risk Payment as described herein.

  Calculation of the LIBOR Rate. LIBOR with respect to any Accrual Period will be established by the Trustee and will equal the rate for one month U.S. dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Accrual Period. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately proceeding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any date other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

  Transferor Collections. Principal Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such distribution will not reduce the Transferor Interest below zero.

  Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Liquidation Loss Amount that is allocated to Certificateholders and is not covered by the Certificateholders' Excess Interest.

  Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the ___ Distribution Date in ________ 200_ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor from Principal Collections (after payment of any Basis Risk Payment on such Distribution Date to the extent that the Overcollateralization Amount exceeds the Basic Overcollateralization Amount), the Scheduled Principal Collections Distribution Amount for such Distribution Date. See "--Managed Amortization Period" below. Upon the earlier to occur of a Rapid Amortization Event or the Distribution Date in ________ 200_, the Rapid Amortization Period will commence and the Maximum Principal Payment will be distributed to the extent funds are available therefore. See "--Rapid Amortization Period; Rapid Amortization Events" below. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

  The Paying Agent. The Paying Agent shall initially be the Trustee together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Certificate Account for the purpose of making distributions to the Certificateholders.

MANAGED AMORTIZATION PERIOD

  For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ________ 200_ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor from Principal Collections (after payment of any Basis Risk Payment from Principal Collections on such Distribution Date to the extent that the Overcollateralization Amount exceeds the Basic Overcollateralization Amount), the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date with respect to the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any

Distribution Date, the "Alternative Principal Payment" is equal to the greater of (x) 1% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of the aggregate amount of Principal Collections for the related Collection Period (after giving effect to any Basis Risk Payment on such Distribution Date) less the aggregate of principal amounts drawn down each day ("Draws") under the Loan Agreements during the related Collection Period for the Mortgage Loans (other than Draws relating to the __-_ Mortgage Loans and __-_ Mortgage Loans if such loans are transferred to the Trust). On any Distribution Date on which the Overcollateralization Amount exceeds the Required Overcollateralization Amount (after giving effect to all distributions to Certificateholders on such date), Principal Collections remaining after distribution to Certificateholders of any Basis Risk Payment and the Scheduled Principal Collections Distribution Amount shall be paid to the Transferor in reduction of the Overcollateralization Amount up to the extent of such excess. With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Certificateholders' Fixed Allocation Percentage and the aggregate amount of Principal Collections (after giving effect to any Basis Risk Payment on such Distribution Date) for such Distribution Date.

  Beginning with the first Distribution Date relating to the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

  Distributions of Principal Collections based upon the Certificateholders' Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Certificateholders' Floating Allocation Percentage were used to determine the percentage of Principal Collections distributable to Certificateholders. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

RAPID AMORTIZATION PERIOD; RAPID AMORTIZATION EVENTS

  The Managed Amortization Period will continue through the Distribution Date in ________ 200_, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. Upon the occurrence of the earlier of a Rapid Amortization Event or the Distribution Date in ________ 200_, (the "Rapid Amortization Period") the Maximum Principal Payment will be distributed to Certificateholders to the extent funds are available therefor. "Rapid Amortization Event" refers to any of the following events:

    (a) failure on the part of the Transferor (i) to make a payment or deposit required under the Pooling and Servicing Agreement within five Business Days after the date such payment or deposit is required to be made, (ii) to record assignments when required or (iii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, which failure materially adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied and continues to materially adversely affect the interests of the Certificateholders or the Certificate Insurer for a period of 60 days after written notice;

    (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has accepted the retransfer of the related Mortgage Loans or all Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Pooling and Servicing Agreement;

    (c) the occurrence of certain events of insolvency, receivership or conservatorship relating to the Transferor;

    (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (e) a Trigger Event occurs under the Pooling and Servicing Agreement (other than the event described in clause (iv) of the definition thereof);

    (f) if the aggregate principal draws under the Certificate Insurance Policy exceed 1% of the Pool Balance as of the Initial Cut-off Date; or

    (g) if at any time, Liquidation Loss Amounts incurred by the Trust exceed $_________ and any of (i) Certificateholders' Excess Interest is less than _% of the Certificate Principal Balance (based on a six month rolling average), (ii) Certificateholders' Excess Interest is less than ___% of the Certificate Principal Balance (based on a three month rolling average) or (iii) there exists any unreimbursed draw under the Certificate Insurance Policy.

  In the case of any event described in clause (a), (b) or (e), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period described in such clauses, either the Certificate Insurer, the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Certificate Principal Balance, by written notice to the Servicer (and to the Trustee, if given by the Certificate Insurer or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c),
(d), (f) or (g), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

  In addition to the consequences of a Rapid Amortization Event discussed above, if an Insolvency Event occurs with respect to the Transferor, on the day of any such filing or appointment the Transferor will immediately cease to transfer Additional Balances and Subsequent Mortgage Loans to the Trust and the Transferor will promptly give notice to the Trustee of any such Insolvency Event. Unless otherwise instructed within a specified period by the holders of more than 50% of the Certificate Principal Balance and any person designated by the Transferor to the Trustee prior to the time such conservator or receiver was appointed, the Trustee will sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer will have the power to make such instruction to the Trustee on behalf of the Certificateholders and such person designated by the Transferor to the Trustee. The proceeds from the sale, disposition or liquidation of the Trust Balances of the Mortgage Loans will be treated as, and be allocated in the same manner as collections, and the portion thereof allocated to Certificateholders will be distributed to the Certificateholders on the Distribution Date following the date such proceeds are received (the "Dissolution Distribution Date"). If the Certificate Insurer elects to cause a termination of the Trust under such circumstances, the Certificate Insurance Policy will be available to cover the payment of the then-accrued and unpaid interest on the outstanding Certificate Principal Balance at the Certificate Rate, as well as the outstanding Certificate Principal Balance, in each case on the Dissolution Distribution Date after giving effect to the allocation of all other amounts distributed on or prior to such Dissolution Distribution Date.

  A "Certificate Insurer Default" occurs if (i) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms, or (ii) an Insolvency Event shall occur with respect to the Certificate Insurer.

  Notwithstanding the foregoing, if a conservator or receiver is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period or the sale of the Trust Balances of the Mortgage Loans described above.

  An "Insolvency Event" shall occur, if the Transferor or the Certificate Insurer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such person or relating to all or substantially all of its property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such person, a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of its affairs; or such person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted by a court having jurisdiction in the premises seeking a decree or order for relief in respect of such person in an involuntary case under any debtor relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such person for any substantial part of its property, or for the liquidation and winding-up of its affairs and, if instituted against such person, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

CERTIFICATE INSURANCE POLICY

  On or before the Closing Date, the Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement"), among the Transferor, the Servicer, the Certificate Insurer and the Trustee. The Certificate Insurance Policy will unconditionally and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date, a draw will be made on the Certificate Insurance Policy equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor on such Distribution Date, plus (ii) the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date). If the Certificate Insurer elects to cause a termination of the Trust upon the occurrence of an Insolvency Event with respect to the Transferor, the Certificate Insurance Policy will be available to cover the payment of the then-accrued and unpaid interest on the outstanding Certificate Principal Balance at the Certificate Rate, as well as the outstanding Certificate Principal Balance, in each case on the Dissolution Distribution Date after giving effect to the allocation of all other amounts distributed on or prior to such Dissolution Distribution Date. In addition, the Certificate Insurer will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date). The Certificate Insurance Policy will not cover payments of Accelerated Principal Distribution Amounts or Basis Risk Payments (including interest accrued thereon).

  In the event that the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies, the Transferor may, but is not obligated to, either (i) replace the Certificate Insurance Policy with a financial guaranty insurance policy issued by another certificate insurer, provided that the ratings on the claims paying ability of such replacement certificate insurer are higher than those of the certificate insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and the Rating Agencies confirm that the ratings of the Certificates will be increased from their current levels (after giving effect to such reduction) as a result of such action.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholders and the Certificate Insurer a statement setting forth:

    (i) the Certificateholders' Floating Allocation Percentage for the last day of the Collection Period;

    (ii) the amount being distributed to Certificateholders;

    (iii) the amount of interest included in such distribution, the related Certificate Rate and the portion thereof attributable to collections in respect of the Mortgage Loans;

    (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

    (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

    (vi) the amount, if any, of principal included in such distribution and the portion thereof attributable to collections in respect of the Mortgage Loans;

    (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

    (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

    (ix) the Servicing Fee for such Distribution Date;

    (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

    (xi) the Required Overcollateralization Amount, the Basic
  Overcollateralization Amount and the Overcollateralization Amount, if any, after giving effect to such distribution;

    (xii) the Pool Balance as of the end of the preceding Collection Period;

    (xiii) the Accelerated Principal Distribution Amount, if any;

    (xiv) the number and aggregate Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

    (xv) the aggregate Liquidation Loss Amount for all Mortgage Loans that became Liquidated Mortgage Loans in the preceding Collection Period;

    (xvi) the Trust Balance of any Mortgage Loan, the related Mortgaged Property of which is acquired by the Trust through foreclosure;

    (xvii) the amount of any draws on the Certificate Insurance Policy;

    (xviii) the amount on deposit in the Pre-Funding Account;

    (xix) the amount of Subsequent Mortgage Loans purchased during such period using the Pre-Funding Account;

    (xx) the Capitalized Interest Account balance; and

    (xxi) the amount of any Basis Risk Payment (including interest accrued thereon).

  In the case of information furnished pursuant to clauses (ii), (iii), (iv) and (vi) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

  Within 90 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

  Unless and until Replacement Certificates are issued, it is anticipated that the only "holder" of Certificates entitled to receive the foregoing monthly and annual reports will be CEDE & Co., as nominee of DTC. Certificate Owners may request copies of such reports from DTC's direct or indirect participating organizations in accordance with the rules, regulations and procedures creating and affecting DTC. See "--Registration of Certificates" below.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the Pooling and Servicing Agreement, will follow such collection procedures as are customary to the servicing of mortgage loans that are comparable to the Mortgage Loans. Consistent with this requirement, the Servicer, in its discretion, may waive any late payment charge in respect of a late Mortgage Loan payment.

  The Servicer has discretion to extend relief to borrowers whose payments become delinquent. The Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period not to exceed 90 days, provided that any such arrangement is consistent with the Servicer's customary servicing procedures.

  The Servicer may increase the Maximum Credit Limit of up to 10% of the number of Mortgage Loans in the Pool. In the case of a credit line increase affecting any Mortgage Loan, the Servicer will be required to purchase such Mortgage Loan or substitute therefor an Eligible Substitute Mortgage Loan unless, after giving effect to such increase, the ratio of the new Maximum Credit Limit plus the principal amount of any related senior mortgage loan to the appraised value of the related Mortgaged Property does not exceed 80%. The Certificateholders' portion of the Retransfer Deposit Amount or the Substitution Adjustment Amount, as applicable, paid in connection with such purchase or substitution will be deposited into the Certificate Account. Amounts so deposited will be distributed to Certificateholders as a prepayment of the Trust Balance of the applicable Mortgage Loan. Such prepayment would accelerate distributions on the Certificates.

  In any case in which a Mortgaged Property is being conveyed by the borrower, the Servicer will be obligated to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto unless such exercise is not permitted by applicable law. If the Servicer is prevented from enforcing such due-on-sale clause under applicable law, the Servicer will enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan Agreement. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Mortgage Loan. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In connection with any such assumption, the Loan Rate borne by the related Loan Agreement may not be altered, except to the extent described herein. See "--Amendments to Loan Agreements" above.

  The Pooling and Servicing Agreement generally requires the Servicer to apply the same servicing standards to the Trust that it applies to Trust 199_, Trust 199_, Trust 199_ and Trust 199_.

HAZARD INSURANCE

  The Pooling and Servicing Agreement requires the Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy naming the Servicer as loss payee thereunder and providing for extended coverage in an amount equal to the lesser of the combined Loan Balance of such Mortgage Loan and any mortgage loan senior to such Mortgage Loan or the maximum insurable value of the improvements securing such Mortgage Loan from time to time. The Servicer will also maintain on property acquired in foreclosure proceedings hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property or (ii) the sum of the Loan Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of foreclosure, plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. As set forth above, the Certificateholders' portion of all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Trust Liquidation Proceeds or Trust Insurance Proceeds, ultimately will be deposited into the Certificate Account. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Certificate Account the Certificateholders' portion of the Trust Percentage of the amount not otherwise payable under the blanket policy because of such deductible clause. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" in the Prospectus.

  Since residential properties historically have appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON LIQUIDATED MORTGAGE LOANS

  In the event that title to any Mortgaged Property securing a Mortgage Loan is acquired by foreclosure or by deed in lieu of foreclosure, Net Trust Liquidation Proceeds with respect to such Mortgage Loan will be held by the Trustee for the benefit of the Certificateholders to the extent of their interest therein. Such Mortgaged Property will be disposed of by or on behalf of the Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust to the extent of the Trust Balance until such time as the Mortgaged Property is sold and such Mortgage Loan is liquidated or the Mortgage Loan otherwise becomes a Liquidated Mortgage Loan. Mortgaged Properties which are related to Common Mortgage Loans must generally be disposed of within two years of the date of acquisition of the Mortgaged Property.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a fee (the "Servicing Fee") computed monthly at a specified annual rate (the "Servicing Fee Rate") on the Invested Amount less __% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the opening of business on the first day of the related Collection Period or, with respect to the first Distribution Date, as of the Closing Date. The "Servicing Fee Rate" will be ____%, if Chevy Chase is the Servicer, and up to a maximum of ____%, if any other person is appointed as successor Servicer pursuant to the Pooling and Servicing Agreement. On each Distribution Date, the Servicing Fee will be distributed to the Servicer from amounts on deposit in the Certificate Account prior to amounts distributed to Certificateholders.

  The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar (who initially will be the Trustee) and any Paying Agent. In addition, the Servicer will be entitled to immediate reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties as a Servicer Advance. See "--Servicer Advances" below. Such right of reimbursement will be prior to the rights of the Certificateholders to receive any Principal Collections.

SERVICER ADVANCES

  The Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any Liquidated Mortgage Loan or related Mortgaged Property (the "Servicer Advance"). The Servicer shall be entitled to reimbursement for such expenses out of Liquidation Proceeds prior to such amounts being available to make payments to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement will provide that on or before December 31 of each year, beginning in 199_, a firm of independent public accountants will furnish a statement to the Trustee and the Certificate Insurer to the effect that such firm has examined, for the preceding 12 months ended September 30, certain documents and records related to the servicing of the Mortgage Loans under the Pooling and Servicing Agreement and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the Pooling and Servicing Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

  The Pooling and Servicing Agreement also will provide for delivery on or before December 31 of each year, beginning in 199_, to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the, Servicer to the effect that the Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding 12 months.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

  The Pooling and Servicing Agreement will provide that, except in connection with a permitted transfer of servicing, the Servicer may not resign from its obligations and duties thereunder unless (i) for so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, it has resigned from its obligations and duties as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be, or (ii) its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliates. For so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, the determination set forth in clause (ii) will provide the basis for the Servicer's resignation only if the Servicer simultaneously resigns from its obligations and duties as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be. Further, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, the Servicer shall be required to resign from its obligations and duties under the Pooling and Servicing Agreement if it resigns from its obligations and duties as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement will provide that the Servicer will not be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Under the Pooling and Servicing Agreement, the Transferor will indemnify all third party creditors for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust and will be held harmless to the extent provided in the Pooling and Servicing Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  The Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders and Certificate Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Pooling and Servicing Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Certificateholders or the Trust will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

  Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, or any corporation that executes an agreement of assumption to perform every obligation of the Servicer hereunder, will be the successor of the Servicer under the Pooling and Servicing Agreement and will be required to execute and deliver to the Trustee and the Certificate Insurer an agreement in form reasonably satisfactory to the Trustee and the Certificate Insurer which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT AND TRIGGER EVENTS

  "Events of Default" under the Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deposit into the Certificate Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for five (5) Business Days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or by notice to the Servicer, the Trustee and the Certificate Insurer by the Certificateholders evidencing not less than 51% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Insurance Agreement or the Pooling and Servicing Agreement which failure materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by holders of the Certificates evidencing not less than 51% of the Certificate Principal Balance of the Certificates, respectively; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

  A "Trigger Event" is the occurrence of any of the following events: (i) failure by the Servicer to pay the Certificate Insurer amounts payable under the Insurance Agreement, which failure continues unremedied for five (5) Business Days after receipt by the Servicer of notice thereof (ii) the Servicer's failure to pay amounts payable under the Pooling and Servicing Agreement, which failure continues unremedied for five (5) Business Days after receipt by the Servicer of notice thereof and results in a draw on the Certificate Insurance Policy; (iii) the occurrence of an Event of Default; or
(iv) a determination that the performance of the Servicer under the Pooling and Servicing Agreement is not satisfactory in the reasonable opinion of the Certificate Insurer.

RIGHTS UPON EVENTS OF DEFAULT AND TRIGGER EVENTS

  So long as an Event of Default remains unremedied, either the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) or the Trustee or holders of Certificates evidencing not less than 51% of the Certificate Principal Balance with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement; provided, however, that for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, the Servicer may not be terminated in such circumstances if, and for so long as, the Servicer continues to act as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be. Upon such termination, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, and if and for so long as the Trustee also acts as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unable so to act, it may appoint with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), or petition a court of competent jurisdiction to appoint, a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement, provided that, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, such institution is then acting, or has been designated to act, as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee, the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than 0.75%.

  No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding in its name with respect to the Pooling and Servicing Agreement unless such holder previously has given to the Trustee and the Certificate Insurer written notice of default and unless holders of Certificates evidencing not less than 25% of the Certificate Principal Balance with the consent of the Certificate Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates or the Certificate Insurer covered by the Pooling and Servicing Agreement, unless such Certificateholders or the Certificate Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

  Following the occurrence of any Trigger Event, the Certificate Insurer will have (unless a Certificate Insurer Default has occurred and is continuing), among other things, the right to require the Trustee to terminate the Servicer and appoint a successor Servicer pursuant to the Pooling and Servicing Agreement. Notwithstanding the foregoing, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, the Certificate Insurer may not require the Trustee to terminate the Servicer in such circumstances if, and for so long as, the Servicer continues to act as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be.

  If the Servicer is terminated as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 199_, Trust 199_, Trust 199_ or Trust 199_, and whether or not there is an Event of Default under the Pooling and Servicing Agreement, the Trustee will promptly deliver a notice of termination to the Servicer under the Pooling and Servicing Agreement and, unless the Trustee assumes the responsibilities, duties and liabilities of the Servicer as described above, it will appoint as the successor Servicer such other person as is appointed to act as servicer of Trust 199_, Trust 199_, Trust 199_ or Trust 199_, as the case may be.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

  The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, to cure any ambiguity; to correct any defective provisions or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein; to add or delete any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, including provisions relating to the Trust's ownership of Trust Balances of

Common Mortgage Loans, that are not inconsistent with the provisions of the Pooling and Servicing Agreement; to add or amend any provision as required by the Rating Agencies in order to maintain or improve the rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor nor the Servicer is obligated to obtain, maintain or improve any such rating); or to add any other provisions with respect to matters or questions arising thereunder; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer (and provided that any such amendment will be deemed not to materially and adversely affect the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in a downgrading or withdrawal of the rating of the Certificates and provided further that any such amendment will be deemed not to materially and adversely affect the Certificate Insurer if each Rating Agency has confirmed that such amendment would not result in a reduction below investment grade of the Certificates without regard to the Certificate Insurance Policy).

  The Pooling and Servicing Agreement also may be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Certificate Insurer (in certain circumstances) and the holders of Certificates evidencing not less than 51% of the Certificate Principal Balance, and the Servicer, the Trustee and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Certificate Insurance Policy or of modifying in any manner the rights of holders of the Certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, collection of payments of Mortgage Loans or distributions or payments under the Certificate Insurance Policy or distributions that are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates affected thereby or (iii) adversely affect in any material respect the interests of the Certificate Insurer without the consent of the Certificate Insurer. In connection with any amendment of the Pooling and Servicing Agreement, an opinion of counsel must be obtained that such amendment will not adversely affect the federal income tax characterization of the Certificates.

OPTIONAL TERMINATION; RETIREMENT OF THE CERTIFICATES

  The Trust will terminate on the Distribution Date following the later of (A) the earlier of (i) payment in full of all amounts owing to the Certificate Insurer and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Stated Maturity Date, on which date, the Certificate Insurance Policy will be available to pay any outstanding Certificate Principal Balance. The Mortgage Loans will be subject to optional repurchase by the Transferor on any Distribution Date after the Pool Balance is reduced to an amount less than or equal to $_____ (5% of the initial Pool Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon through the day preceding the final Distribution Date. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue in perpetuity. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

  In addition, the Trust may be liquidated as a result of certain events of insolvency, receivership or conservatorship relating to the Transferor. See "--Rapid Amortization Period; Rapid Amortization Events" above.

THE TRUSTEE

  ______________________________ will serve as Custodial Agent and Trustee under the Pooling and Servicing Agreement. The Trustee may have normal banking relationships with the Transferor and the Servicer or their affiliates, or both. [The Chase Manhattan Bank, formerly known as Chemical Bank, serves as registrar and transfer agent for a preferred stock issue of Chevy Chase, as trustee under a pooling and servicing agreement with respect to a credit card receivables trust originated by Chevy Chase, and as trustee under the pooling and servicing agreements for Trust 199_, Trust 199_, Trust 199_, Trust 199_ and Trust 199_.]

  The Trustee may resign at any time. The Transferor also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF CERTIFICATES

  Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDE & Co., as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Replacement Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to CEDE & Co., as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants (each as defined herein), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

  Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

  To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, CEDE & Co. The deposit of Certificates with DTC and their registration in the name of CEDE & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor CEDE & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns CEDE & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Replacement Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Replacement Certificates will be delivered to Certificateholders.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Replacement Certificates"), only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners having Certificates evidencing not less than 51% of the Certificate Principal Balance together advise the Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

LIMITATIONS ON LENDERS

  Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon its security. For example, in a proceeding under Chapter 11 of the federal Bankruptcy Code, if a court determines that the value of real property is less than the principal balance of the loan, the court may prevent a lender from foreclosing upon the real property, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the value of the real property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness (unless the lender elected to be treated as fully secured). Moreover, a bankruptcy court may grant the debtor a reasonable time within which to cure accrued arrearages existing under the loan as of the date of bankruptcy, and also may reduce the periodic payments due under the loan, change the rate of interest and alter the loan repayment schedule.

  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the Home Equity Loan Consumer Protection Act of 1988, Truth in Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Real Estate Settlement Procedures Act, the Americans with Disabilities Act and related statutes and regulations. These federal laws impose specific statutory and regulatory obligations upon lenders. In some cases, liability for failure to comply with the statutes may affect assignees of such loans. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

DUE-ON-SALE CLAUSES

  All of the deeds of trust securing the Mortgage Loans contain due-on-sale clauses. By virtue of the Garn-St Germain Act, a lender generally may be permitted to accelerate any conventional loan that contains a "due-on-sale" clause upon transfer of an interest in the security property. With respect to any loan secured by a residence occupied or to be occupied by the grantor, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest that has a term of three years or less and that does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a grantor, or a transfer where the spouse or any child becomes an owner of the property (in each case where the transferee will occupy the property), (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument that does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and
(vi) other transfers as set forth in the Garn-St Germain Act and the regulations thereunder.See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

                             ERISA CONSIDERATIONS

  The Certificates may not be acquired or held by or on behalf of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code,
(iii) a governmental plan described in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (iv) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity. By its acceptance of a Certificate, except as provided below for insurance company general accounts, each Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing restriction.

  The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 which are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account which support insurance policies (other than "guaranteed benefit policies" within the meaning of Section 401(b)(2) of ERISA) (i) issued to employee benefit or other plans subject to ERISA or Section 4975 of the Code after December 31, 1998 or (ii) issued to such plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations may be treated as plan assets. However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties which also constitute breaches of state or federal criminal law, until a date which is 18 months after the date the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts are unaffected by new Section 401(c) of ERISA and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

  If the assets of a general account invested in Certificates are treated as plan assets of any such plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as plan assets of investing plans after December 31, 1998, and accordingly, the general account's ability to continue to hold the

Certificates after the date which is 18 months after the date the General Account Regulations become final.The deemed representation and warranty regarding the acquisition and holding of Certificates by any benefit plan, a plan covered by Section 4975 of the Code or any entity whose underlying assets constitute "plan assets" will not apply to the acquisition or holding of Certificates with the assets of a general account of an insurance company to the extent such acquisition or holding, respectively, is permitted by Section 401(c) of ERISA and final regulations thereunder or other exemption under ERISA and does not result in the contemplated operations of the Trust being treated as violations of the prohibited transaction rules.

  See "ERISA CONSIDERATIONS" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  Set forth below is a discussion of the material federal income tax consequences of an investment in the Certificates prepared by Shaw Pittman Potts & Trowbridge, federal tax counsel to the Transferor ("Tax Counsel"). This discussion does not address every aspect of the federal income tax laws that may be relevant to holders of Certificates in light of their personal investment circumstances or to certain types of Certificateholders subject to special treatment under the federal income tax laws (for example, banks and life insurance companies) and is generally limited to investors who will hold Certificates as capital assets. Accordingly, investors should consult their own tax advisors regarding federal, state, local and foreign and any other tax consequences to them of an investment in the Certificates in their own particular circumstances. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

  Tax Counsel will upon issuance of the Certificates render an opinion, subject to the assumptions set forth therein, to the effect that, although no specific authority exists as to the characterization for federal income tax purposes of securities having the same terms as the Certificates, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness.

  The Transferor and the Certificateholders will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness secured by the Trust Balances of the Mortgage Loans. The Transferor, by entering into the Pooling and Servicing Agreement, each Certificateholder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness secured by the Trust Balances of the Mortgage Loans for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor will treat the Pooling and Servicing Agreement for certain regulatory and financial accounting purposes as a transfer of an ownership interest in the Trust Balances of the Mortgage Loans and not as creating a debt obligation.

  The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. As discussed in its opinion, Tax Counsel believes that the rationale of those cases will not apply to this transaction.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Mortgage Loans, whether the transferee, at the time of transfer, has fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors and as set forth in its opinion, Tax Counsel is of the view that the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness secured by the Trust Balances of the Mortgage Loans. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterizations of the Arrangement as a Partnership or an Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations for federal income tax purposes.

INTEREST INCOME TO CERTIFICATEHOLDERS

  It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value) and, although the matter is not free from doubt, it appears that stated interest on the Certificates generally will be taxable as ordinary income for Federal income tax purposes when received or accrued by Certificateholders in accordance with their respective method of tax accounting, and except as indicated, no original issue discount ("OID") will arise with respect to the Certificates. It is possible, however, that under regulations of the U.S. Treasury Department, interest payable on the Certificates (or a portion of such interest), as well as any discount from par value, will constitute OID. Such regulations treat interest as OID unless such interest is "unconditionally payable." Because the Certificateholders do not have available default remedies ordinarily available to holders of debt instruments, the IRS could take the position that the interest payable on the Certificates is not "unconditionally payable" within the meaning of such regulations. In such case, all or a portion of the taxable income to be recognized with respect to the Certificates would not, however, be includible again when the interest is actually received. If the yield on the Certificates is not materially different from the coupon, this treatment would have no significant effect on Certificateholders using the accrual method of accounting. However, cash method Certificateholders may be required to report income with respect to the Certificates in advance of the receipt of cash attributable to such income. The Certificateholders may be required to accrue any Basis Risk Payment in income in advance of the receipt of cash with respect to such Basis Risk Payment regardless of whether such Certificateholders are on the cash or accrual method of accounting.

  If the Certificates were treated as being issued with OID, the following rules would apply. The excess of the payments with respect to the Certificates over their issue price (in this case, the first price at which a substantial amount of the Certificates is sold, excluding sales to brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) would constitute OID. A Certificateholder must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic inclusion of OID is determined under a special provision by taking into account prepayment assumptions used in pricing the debt instrument and actual prepayment experience. If this provision applies to the Certificate, the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. In the event of a Basis Risk Payment, an accrual basis taxpayer will likely be required to accrue the amount of each Basis Risk Payment even though such Basis Risk Payment may not be paid until a later time. The amount and rate of accrual of OID with respect to securities similar to the Certificates are calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption") and adjustments are made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. It is anticipated that future Treasury regulations will provide that the assumed prepayment rate for securities such as the Certificates will be the rate used in pricing the initial offering of the securities. The Prepayment Assumption for the

Certificates will be a [40%] conditional prepayment rate ("CPR"), and a [25%] draw rate, but no representation is made that, in fact, the Mortgage Loans will be prepaid at a rate based on the Prepayment Assumption or at any other rate or that new draws will be made at the draw rate or any other rate. CPR is the amount of principal of the pool of Mortgage Loans prepaid each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of each month and for this purpose all payments of principal are considered to be prepayments.

  A Certificateholder who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

  If a Certificate is purchased by a Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or was previously in effect.

DISPOSITION OF CERTIFICATES

  If a Certificate is sold, exchanged or otherwise disposed of, a Certificateholder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificateholder's adjusted basis in the Certificate. The adjusted basis of a Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any OID or market discount previously includible in the Certificateholder's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificateholder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will be capital gain or loss if the Certificate was held by the Certificateholder as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificateholder for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

  Although, as described above, Tax Counsel will render its opinion that the Certificates are properly characterized as debt for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Transferor and the Certificateholders might be classified for federal income tax purposes as either a partnership or an association taxable as a corporation that owns the Trust Balances of the Mortgage Loans.

  If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest income" that is "not derived in the conduct of a financial or insurance business." If a deemed partnership between the Transferor and the Certificateholders were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Trust Balances of the Mortgage Loans by the partnership would be passed through to the Transferor and the Certificateholders as partners in such a partnership according to their respective interests therein.

  The income reportable by the Certificateholders as partners could differ from the income reportable by the Certificateholders as holders of debt obligations of the Transferor. For example, a cash basis Certificateholder might be required to report income when it accrued to the partnership rather than when it is received by the

Certificateholder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

  If, alternatively, the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to federal income taxes at corporate tax rates on its taxable income from the Trust Balances of the Mortgage Loans. Such a tax might result in reduced distributions to Certificateholders and Certificateholders might be liable for a share of such a tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificateholders would generally be treated as dividend income to the Certificateholders.

  Since the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Transferor will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

  In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payment on such debt obligations bear a relationship to the debt instruments held by the entity.

  Tax Counsel will render its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Trust Balances is being issued.

  The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to federal corporate income tax on its net taxable income generated with respect to ownership of the Trust Balances of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificateholders. The amount of such tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

  Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations for federal income tax purposes, interest (including OID) paid to a nonresident alien individual, foreign corporation or foreign estate or trust will be exempt from U.S. withholding tax, provided that the Certificateholder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor and is not a controlled foreign corporation related to the Transferor or its affiliates).

  If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends as the rate of 30% (or lower rate as provided by an applicable treaty). In either case, and assuming the Certificates are recharacterized as partnership interests or equity interests in a corporation, a Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC's direct or indirect participating organizations rather than from the Servicer. (The Servicer, however, will respond to requests for necessary information to enable DTC's direct or indirect participating organizations and certain other persons to complete their reports). Each nonexempt Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the DTC's direct or indirect participating organizations (or the Servicer or Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                           STATE AND LOCAL TAXATION

  The discussion above does not address the tax treatment of the Trust, the Certificates or the Certificateholders under state or local tax laws. Certificateholders are urged to consult their own tax advisors with respect to state and local tax consequences of the purchase, ownership or disposition of an interest in the Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

  Although, as a condition to their issuance, the Certificates will be rated in the highest rating category by at least one Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of SMMEA because most of the deeds of trust and mortgages securing the Mortgage Loans are not first deeds of trust or mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which, because they evidence interests in a pool that includes second and third mortgage loans, are not "mortgage related securities" under SMMEA.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated ______, 199_ (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed to purchase from the Transferor the following respective principal amounts of the
Certificates:

                                                                      PRINCIPAL
           UNDERWRITERS                                                 AMOUNT
           ------------                                               ----------
   ________________.................................................. $
                                                                      ----------
       Total......................................................... $
                                                                      ==========

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.

  The Transferor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of ___% of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of ___% of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Transferor that they intend to act as market maker for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

  The Transferor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                    EXPERTS

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Shaw Pittman Potts & Trowbridge, New York, New York and for the Underwriters by ________. George M. Rogers, Jr., whose professional corporation is a member of Shaw Pittman Potts & Trowbridge, is a director of the Transferor and a trustee of the parent of the Transferor.

                            INDEX OF PRINCIPAL TERMS

DEFINITION                                                                  PAGE
----------                                                                  ----
Accelerated Principal Distribution Amount..................................  S-7
Accrual Period............................................................. S-11
Additional Balances........................................................  S-4
Alternative Principal Payment.............................................. S-11
AMBAC...................................................................... S-36
APR........................................................................ S-24
Basic Overcollateralization Amount......................................... S-48
Basis Risk Payment......................................................... S-10
BIF........................................................................ S-23
Capitalized Interest Account...............................................  S-9
Capitalized Interest Requirement........................................... S-10
Cedel......................................................................  A-1
Cedel Participants......................................................... S-62
Certificate Account........................................................  S-9
Certificateholders.........................................................  S-1
Certificateholders' Excess Interest........................................  S-8
Certificateholders' Fixed Allocation Percentage............................  S-7
Certificateholders' Floating Allocation Percentage.........................  S-7
Certificate Insurance Policy...............................................  S-1
Certificate Insurer........................................................  S-1
Certificate Insurer Default................................................ S-51
Certificate Interest Collections...........................................  S-7
Certificate Owners......................................................... S-17
Certificate Principal Balance..............................................  S-3
Certificate Rate........................................................... S-48
Certificates...............................................................  S-1
Chevy Chase................................................................  S-1
Closing Date............................................................... S-11
Code....................................................................... S-65
Collection Period.......................................................... S-11
Combined Loan-to-Value Ratio............................................... S-15
Commission.................................................................  S-2
Common Mortgage Loans...................................................... S-37
Cooperative................................................................ S-62
CPR........................................................................ S-67
CreditLine 100 Program..................................................... S-25
Custodial Agent............................................................  S-3
Cut-off Date...............................................................  S-4
Cut-off Date Trust Balances................................................  S-4
Cycle Date................................................................. S-15
Daily Certificate Interest Collections.....................................  S-7
Daily Certificate Principal Collections.................................... S-44
Defective Mortgage Loan.................................................... S-16
Determination Date......................................................... S-45
Dissolution Distribution Date.............................................. S-51
Distribution Date..........................................................  S-1
Draws...................................................................... S-11
DTC........................................................................  A-1
DTC Participants........................................................... S-60
Eligible Account........................................................... S-45

DEFINITION                                                                  PAGE
----------                                                                  ----
Eligible Substitute Mortgage Loan.......................................... S-16
Euroclear..................................................................  A-1
Euroclear Operator......................................................... S-62
Euroclear Participants..................................................... S-62
Events of Default.......................................................... S-57
FDIA....................................................................... S-22
FDIC....................................................................... S-22
FIRREA..................................................................... S-22
Global Securities..........................................................  A-1
Indirect Participants...................................................... S-60
Initial Cut-off Date.......................................................  S-1
Initial Mortgage Loans.....................................................  S-1
Insolvency Event........................................................... S-51
Insurance Agreement........................................................ S-12
Insurance Proceeds.........................................................  S-6
Interest Period............................................................  S-5
Invested Amount............................................................  S-3
IRS........................................................................ S-65
LIBOR...................................................................... S-10
LIBOR Business Day......................................................... S-49
Liquidated Mortgage Loan................................................... S-48
Liquidation Loss Amount....................................................  S-8
Liquidation Proceeds.......................................................  S-6
Loan Agreements............................................................  S-4
Loan Balance...............................................................  S-5
Loan Rate.................................................................. S-26
Managed Amortization Period................................................  S-9
Margin..................................................................... S-26
Maximum Credit Limit....................................................... S-15
Maximum Principal Payment.................................................. S-12
Mortgaged Properties.......................................................  S-4
Mortgage Files............................................................. S-41
Mortgage Loan Schedule..................................................... S-43
Mortgage Loans.............................................................  S-1
Net Liquidation Proceeds...................................................  S-6
Net Loan Rate.............................................................. S-42
Net Trust Liquidation Proceeds.............................................  S-6
__-_ Mortgage Loans........................................................  S-9
__-_ Mortgage Loans........................................................
OID........................................................................ S-66
Original Certificate Principal Balance..................................... S-40
Original Invested Amount...................................................  S-3
Overall Minimum Amount..................................................... S-44
Overcollateralization Amount...............................................  S-8
Overfunded Interest Amount................................................. S-46
OTS........................................................................ S-23
Paying Agent............................................................... S-49
Permitted Investments...................................................... S-45
Pool.......................................................................  S-3
Pool Balance...............................................................  S-5
Pooling and Servicing Agreement............................................  S-3
Pre-Funded Amount..........................................................  S-1
Pre-Funding Account........................................................  S-9
Pre-Funding Period.........................................................  S-9

DEFINITION                                                                  PAGE
----------                                                                  ----
Premium Rate............................................................... S-10
Prepayment Assumption...................................................... S-66
Principal Collections......................................................  S-6
Prior Trusts...............................................................  S-4
Prospectus.................................................................  S-2
Rapid Amortization Event................................................... S-50
Rapid Amortization Period.................................................. S-50
Rating Agencies............................................................ S-16
Record Date................................................................ S-46
Reference Bank Rate........................................................ S-49
Removal Condition.......................................................... S-44
Replacement Certificate.................................................... S-63
Required Overcollateralization Amount......................................  S-8
Retransfer Date............................................................ S-43
Retransfer Deposit Amount.................................................. S-42
Retransfer Notification Date............................................... S-43
SAIF....................................................................... S-23
Scheduled Principal Collections Distribution Amount........................ S-11
Servicer...................................................................  S-3
Servicer Advance........................................................... S-55
Servicing Fee.............................................................. S-14
Servicing Fee Rate......................................................... S-14
SMMEA...................................................................... S-17
Stated Maturity Date....................................................... S-12
Statement 115.............................................................. S-37
Sub-Prime Lending Program.................................................. S-25
Subsequent Mortgage Loans..................................................  S-1
Substitution Adjustment Amount............................................. S-42
Tax Counsel................................................................ S-65
Telerate Page 3750......................................................... S-48
Terms and Conditions....................................................... S-62
Transferor.................................................................  S-1
Transferor Interest........................................................  S-1
Trigger Event.............................................................. S-57
Trust......................................................................  S-3
Trust 1990.................................................................  S-4
Trust 1992.................................................................  S-4
Trust 1993.................................................................  S-4
Trust 1994.................................................................  S-4
Trust 1995................................................................. S-45
Trust 1996.................................................................
Trust Balance..............................................................  S-4
Trust Fund.................................................................  S-1
Trust Interest.............................................................  S-5
Trustee....................................................................  S-3
Trust Insurance Proceeds...................................................  S-6
Trust Percentage........................................................... S-38
Underwriters............................................................... S-71
Underwriting Agreement..................................................... S-71
United Guaranty............................................................ S-25
U.S. Person................................................................  A-3
Weighted Average Loan Rate................................................. S-48

                                                                     APPENDIX A

         GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 199_ - _ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and the Euroclear System ("Euroclear") will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

 Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

 Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to issues in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel to Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fall on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON. THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH
SECURITIES IN ANY STATE OR JURISDICTION IN WHICH,
OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT THE INFORMATION CONTAINED HEREIN OR
THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

               TABLE OF CONTENTS
                  [Version 4]

                                             Page
                                             ----
             Prospectus Supplement
Summary of Terms                              S-3
Risk Factors                                 S-18
The Transferor                               S-23
Formation of the Trust                       S-23
Use of Proceeds                              S-23
The Chevy Chase Home Equity Lending Program  S-23
The Mortgage Loan Pool                       S-29
Description of Certificate Insurer           S-36
Allocations of Payments on the Common
 Mortgage Loans                              S-37
Maturity and Prepayment Considerations       S-38
Description of the Certificates              S-40
Certain Legal Aspects of the Mortgage Loans  S-63
ERISA Considerations                         S-64
Certain Federal Income Tax Considerations    S-65
State and Local Taxation                     S-69
Legal Investment Considerations              S-69
Underwriting                                 S-70
Experts                                      S-70
Legal Matters                                S-70

                   Prospectus
Prospectus Supplement                           3
Reports to Holders                              3
Available Information                           3
Incorporation of Certain Documents
  by Reference                                  4
Summary of Terms                                5
Risk Factors                                   16
Description of the Securities                  20
The Trust Funds                                24
Enhancement                                    31
Servicing of Loans                             31
The Agreements                                 38
Certain Legal Aspects of the Loans             47
The Transferor                                 57
Use of Proceeds                                57
Federal Income Tax Considerations              57
State Tax Considerations                       79
ERISA Considerations                           79
Legal Investment                               80
Plan of Distribution                           80
Legal Matters                                  81
Glossary of Terms                              82

--------------------------------------------------

--------------------------------------------------

              $

              CHEVY CHASE BANK, F.S.B
              Transferor and Servicer

              CAPITOL REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, Series 199_-__

              PROSPECTUS SUPPLEMENT

              _____ __, 199_

--------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION, DATED OCTOBER 24, 1997

PROSPECTUS

                 HOME EQUITY AND HOME IMPROVEMENT LOAN TRUSTS

                           ASSET-BACKED CERTIFICATES
                              ASSET-BACKED NOTES
                             (ISSUABLE IN SERIES)

                               ----------------

                           CHEVY CHASE BANK, F.S.B.
                           (TRANSFEROR AND SERVICER)

                               ----------------

  The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by Chevy Chase Bank, F.S.B. (the "Transferor") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an

                                                 (cover continued on next page)

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE TRANSFEROR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE TRANSFEROR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is ___________, 1997

(continued from previous page)

Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving credit line home equity loans or certain balances thereof (collectively, the "Mortgage Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities ("Private Securities") backed or secured by Mortgage Loans and/or Home Improvement Contracts (the "Underlying Loans"), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Chevy Chase Bank, F.S.B., as servicer (the "Servicer") of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed 50% of the aggregate principal amount of such Series of Securities.

  Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

  If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

  The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

  If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS."

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Loans, the length of the Pre-Funding Period (as defined herein) or the Revolving Period (as defined herein) and the criteria for determining which additional Loans (or balances thereof) may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                              REPORTS TO HOLDERS

  Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders."

                             AVAILABLE INFORMATION

  The Transferor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transferor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Transferor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Transferor at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS."

SECURITIES OFFERED..........  Asset-Backed Certificates (the "Certificates")
                               and Asset-Backed Notes (the "Notes"). Certifi-cates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are is-suable from time to time in a Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Secu-rities, Planned Amortization Class ("PAC") Secu-rities, Variable Interest Securities, Zero Cou-pon Securities, Principal Only Securities, In-terest Only Securities, Participating Securi-ties, Senior Securities or Subordinate Securi-ties. Each Class may differ in, among other things, the amounts allocated to and the prior-ity of principal and interest payments, Final Scheduled Distribution Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospec-tus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

TRANSFEROR AND SERVICER.....  Chevy Chase Bank, F.S.B. ("Chevy Chase"), a fed-
                               erally chartered stock savings bank, with its principal executive offices located at 8401 Con-necticut Avenue, Chevy Chase, Maryland 20815, and a telephone number of (301) 986-7000. See "THE TRANSFEROR."

INTEREST PAYMENTS...........  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate speci-fied in (or determined in the manner set forth in), the related Prospectus Supplement. The in-terest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as ap-plicable and/or as prepayments occur with re-spect to such Loans or Underlying Loans, as ap-plicable. Interest Only Securities may be as-signed a "Notional Amount" set forth in the re-lated Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distribu-tions allocable to principal. Principal Only Se-curities may not be entitled to receive any in-terest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Pro-spectus Supplement. See "DESCRIPTION OF THE SE-CURITIES--Payments of Interest."

PRINCIPAL PAYMENTS..........  All payments of principal of a Series of Securi-
                               ties will be made in an aggregate amount deter-mined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Se-ries in the order and amounts, and will be ap-plied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

REVOLVING PERIOD AND
 AMORTIZATION PERIOD;
 RETAINED INTEREST..........
                              If the related Prospectus Supplement so provides,
                               there may be a period commencing on the date of issuance of a Class or Classes of Notes or Cer-tificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Classes of Notes or Certificates may be
                               (i) utilized by the Trust Fund during such pe-riod to acquire additional Loans (or additional balances of existing Loans) which satisfy the criteria described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Class or Classes of Notes or Certificates, if any, of the same or different Series as specified in the related Prospectus Supplement as then are in am-ortization, or (iv) otherwise applied as speci-fied in the related Prospectus Supplement.

                              An "Amortization Period" is the period, if any,
                               specified as such in the related Prospectus Sup-plement during which an amount of principal is payable to holders of one or more Classes of a Series of Securities. If so specified in the re-lated Prospectus Supplement, during an Amortiza-tion Period all or a portion of principal col-lections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates of the same or different Series as specified in the re-lated Prospectus Supplement as then being enti-tled to payments of principal. In addition, if so specified in the related Prospectus Supple-ment, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certif-icates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                              Each Trust Fund which has a Revolving Period may
                               also issue to the Transferor a certificate evi-dencing an undivided beneficial interest (the "Transferor Interest") in the Trust Fund not represented by the other Securities issued by such Trust Fund. As further described in the re-lated Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust Fund fluctuates and the amount of Notes and Certificates of the re-lated Series of Securities outstanding is re-duced.

FINAL SCHEDULED
 DISTRIBUTION DATE OF THE
 SECURITIES.................
                              The Final Scheduled Distribution Date with re-
                               spect to each Class of Notes is the date no later than the date on which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to re-main outstanding, in each case calculated on the basis of the assumptions applicable to such Se-ries described in the related Prospectus Supple-ment. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                              The actual final Distribution Date of the Securi-
                               ties of a Series will depend primarily upon the rate of payment (including prepayments, liquida-tions due to default, the receipt of proceeds from casualty insurance policies and repur-chases) of the Loans or Underlying Loans relat-ing to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise speci-fied in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur sub-stantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as ap-plicable, in the Trust Fund for a Series will depend on a variety of factors, including cer-tain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, le-gal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS-- Yield May Vary" and "DESCRIPTION OF THE SECURI-TIES--Weighted Average Life of the Securities."

OPTIONAL TERMINATION........  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Transferor's or the Servicer's op-tion, at such time and under the circumstances spec-ified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Transferor, the Servicer, or such other entity that is specified in the re-lated Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a speci-fied date, or on or after such time as the ag-gregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Pro-spectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Optional Redemption, Purchase or Termination."

                              In addition, the Prospectus Supplement may pro-
                               vide other circumstances under which Holders of Securities of a Series could be fully paid sig-nificantly earlier than would otherwise be the case if payments or distributions were solely based on the payments of the related Primary As-sets.

THE TRUST FUND..............  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

 A. PRIMARY ASSETS.........   The Primary Assets for a Series may consist of
                               any combination of the following assets, to the extent and as specified in the related Prospec-tus Supplement.

   (1) LOANS..............    Primary Assets for a Series will consist, in
                               whole or in part, of Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. The Loans will be originated or acquired by the Transferor in the ordinary course of its business. The Loans will be conventional loans or contracts or loans or contracts insured by the Federal Housing Admin-istration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). See "THE TRUST FUNDS--The Loans" for a discussion of such guar-antees. To the extent provided in the related Prospectus Supplement, additional Loans or addi-tional balances may be periodically added to the Trust Fund, or may be removed from time to time if certain asset tests are met, all as described in the related Prospectus Supplement.

                              The "Loans" for a Series will consist of (i)
                               closed-end and/or revolving credit line home eq-uity loans or certain balances thereof (collec-tively, the "Mortgage Loans") and (ii) home im-provement installment sales contracts and in-stallment loan agreements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Im-provement Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related Prospectus Supplement, have vari-ous payment characteristics, including balloon or other irregular payment features, and may ac-crue interest at a fixed rate or an adjustable rate.

                              As specified in the related Prospectus Supple-
                               ment, the Mortgage Loans will and the Home Im-provement Contracts may be secured by mortgages and deeds of trust or other similar security in-struments creating a lien on a Mortgaged Proper-ty, which may be subordinated to one or more se-nior liens on such Mortgaged Property, as de-scribed in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                              The related Prospectus Supplement will describe
                               certain characteristics of the Loans for a Se-ries, including, without limitation, and to the extent relevant: (a) the aggregate unpaid prin-cipal balance of the Loans (or the aggregate un-paid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, com-puted in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relat-ing to the Loans; (h) the percentage (by princi-pal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geo-graphic distribution of any Mortgaged Properties securing the Loans; (j) the use and type of each Mortgaged Property securing a Loan; (k) the lien priority of the Loans; (l) the credit limit uti-lization rates of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans.

   (2) PRIVATE                Primary Assets for a Series may consist, in whole
       SECURITIES.........     or in part, of Private Securities which include
                               (a) pass-through certificates representing bene-ficial interests in loans of the type that would otherwise be eligible to be Loans (the "Under-lying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registra-tion statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of two years has elapsed since the later of the date the securities were acquired from the is-suer or an affiliate thereof. Although individ-ual Underlying Loans may be insured or guaran-teed by the United States or an agency or in-strumentality thereof, they need not be, and the Private Securities themselves will not be so in-sured or guaranteed. See "THE TRUST FUNDS--Pri-vate Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securi-ties will be distributed directly to the Trustee as registered owner of such Private Securities.

                              The related Prospectus Supplement for a Series
                               will specify (such disclosure may be on an ap-proximate basis, as described above and will be as of the date specified in the related Prospec-tus Supplement) to the extent relevant and to the extent such information is reasonably avail-able to the Transferor and the Transferor rea-sonably believes such information to be reli-able: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series;
                               (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a gov-ernmental entity, (C) the servicing fee or range of servicing fees with respect to such Under-lying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origina-tion, (E) the lien priority and the credit uti-lization rates, if any, of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted aver-age term-to-stated maturity of the Private Secu-rities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;
                               (vi) the sponsor or depositor of the Private Se-curities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of En-hancement, if any, such as reserve funds, insur-ance policies, letters of credit or guarantees, relating to the Underlying Loans, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may, or are re-quired to, be repurchased prior to stated matu-rity; and (ix) the terms on which substitute Un-derlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "THE TRUST FUNDS--Private Securities--Additional Information."

 B. COLLECTION,
    CERTIFICATE AND
    DISTRIBUTION
    ACCOUNTS...............   Unless otherwise provided in the related Prospec-
                               tus Supplement, all payments on or with respect to the Primary Assets for a Series will be re-mitted by the Servicer within the period speci-fied in the related Prospectus Supplement di-rectly to an account (the "Col-lection Account" or the "Certificate Account") to be established for such Series. Unless other-wise provided in the related Prospectus Supple-ment, the Trustee shall be required to apply a portion of the amount in the Collection Account or the Certificate Account to the payment of certain amounts payable to the Servicer under the related Agreement and any other person spec-ified in the Prospectus Supplement, and to de-posit a portion of the amount in the Collection Account into one or more separate accounts (each, a "Distribution Account") to be estab-lished for such Series, each in the manner and at the times established in the related Prospec-tus Supplement. All amounts deposited in such Distribution Account (or, if there is no Distri-bution Account, amounts remaining in the Certif-icate Account) will be available, unless other-wise specified in the related Prospectus Supple-ment, for (i) application to the payment of principal of and interest on such Series of Se-curities (or such Class or Classes specified in the related Prospectus Supplement) on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose speci-fied in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate Account as described above, any funds remaining in such Accounts may be paid over to the Servicer, the Transferor, any pro-vider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times estab-lished in the related Prospectus Supplement.

 C. PRE-FUNDING AND
    CAPITALIZED INTEREST
    ACCOUNTS...............
                              If specified in the related Prospectus Supple-
                               ment, a Trust Fund will include one or more seg-regated trust accounts (each, a "Pre-Funding Ac-count") for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time speci-fied in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Pro-spectus Supplement. If any Pre-Funded Amount re-mains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Notes and/or the Certificates of the applicable Series specified in the related Pro-spectus Supplement. The amount initially depos-ited in a Pre-Funding Account for a Series of Securities will not exceed 50% of the aggregate principal amount of such Series of Securities.

                              If a Pre-Funding Account is established, one or
                               more segregated trust accounts (each, a "Capi-talized Interest Account") may be established for the related Series. On the clos-ing date for such Series, a portion of the pro-ceeds of the sale of the Securities of such Se-ries may be deposited in the Capitalized Inter-est Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest ac-crued on the Classes of Securities of such Se-ries specified in the related Prospectus Supple-ment and (ii) if specified in the related Pro-spectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. If so speci-fied in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Transferor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distrib-uted to the person specified in the related Pro-spectus Supplement.

ENHANCEMENT.................  If and to the extent specified in the related
                               Prospectus Supplement, enhancement with respect to a Series or any Class of Securities may in-clude any one or more of the following: a finan-cial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinate Securities, deriva-tive products or other forms of credit enhance-ment, or any combination thereof (collectively, "Enhancement"). The Enhancement with respect to any Series or any Class of Securities may be structured to provide protection against delin-quencies and/or losses on the Primary Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Pro-spectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further in-formation regarding any Enhancer, including fi-nancial information when material, will be in-cluded in the related Prospectus Supplement. See "ENHANCEMENT."

                              With respect to any Series of Securities includ-
                               ing one or more Classes of Notes, distributions in respect of the Certificates may be subordi-nated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

SERVICING...................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so spec-ified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal and/or interest on a Loan ("Delinquency Advances") will be made by the Servicer if and only to the ex-tent described in the related Prospectus Supple-ment. Such advances will be intended to provide liquidity only and will be reimbursable to the Servicer, to the extent specified in the related Prospectus Supplement, from scheduled payments of principal and/or interest, late collections, or from the proceeds of liquidation of the re-lated Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support) or, to the extent specified in the related Prospectus Sup-plement, from payments or proceeds from other Loans. If and to the extent specified in the re-lated Prospectus Supplement, the Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposi-tion of any liquidated Mortgage Loan or related Property (the "Servicer Advances"). See "SERVIC-ING OF LOANS--Advances and Limitations Thereon." The Servicer shall be entitled to be reimbursed for any such Servicer Advances as specified in the related Prospectus Supplement. In performing these functions, the Servicer will exercise the same degree of skill and care that it customar-ily exercises with respect to similar Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be re-moved, in which event either the Trustee or a third-party servicer will be appointed as suc-cessor servicer. The Servicer will receive a pe-riodic fee as servicing compensation (the "Ser-vicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive cer-tain additional compensation. See "SERVICING OF LOANS--Servicing Compensation and Payment of Ex-penses."

FEDERAL INCOME TAX
 CONSIDERATIONS

 A. DEBT SECURITIES AND
    REMIC RESIDUAL
    SECURITIES.............
                              If (i) an election is made to treat all or a por-
                               tion of a Trust Fund for a Series as a "real es-tate mortgage investment conduit" (a "REMIC") or
                               (ii) so provided in the related Prospectus Sup-plement, a Series of Securities will include one or more Classes of taxable debt obligations un-der the Internal Revenue Code of 1986, as amended (the "Code"), stated interest with re-spect to such Classes of Securities will be re-ported by a Holder in accordance with the Hold-er's method of accounting except that, in the case of Securities constituting "regular inter-ests" in a REMIC ("Regular Interests"), such in-terest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Com-pound Interest Securities, Zero Coupon Securi-ties or Interest Only Securities will, and cer-tain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be re-quired to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such in-come. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                              In the case of a REMIC election, a Class of Secu-
                               rities may be treated as REMIC "residual inter-ests" ("Residual Interest"). A Holder of a Re-sidual Interest will be required to include in its income its pro rata share of the taxable in-come of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) ex-cept in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                               (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the de-ductibility of expenses of the REMIC. See "FED-ERAL INCOME TAX CONSIDERATIONS."

 B. NON-REMIC PASS-THROUGH
    SECURITIES.............
                              If so specified in the related Prospectus Supple-
                               ment, the Trust Fund for a Series will be treated as a grantor trust and will not be clas-sified as an association taxable as a corpora-tion for federal income tax purposes and Holders of Securities of such Series ("Pass-Through Se-curities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series. All in-come with respect to a Stripped Security (as de-fined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash asso-ciated with such income.

 C. OWNER TRUST               If so specified in the Prospectus Supplement, the
    SECURITIES.............    Trust Fund will be treated as a partnership for
                               purposes of federal and state income tax. Each
                               Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purpos-es. Alternative characterizations of such Trust
                               Fund and such Certificates are possible, but would not result in materially adverse tax con-sequences to Certificateholders. See "FEDERAL
                               INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS........  The eligibility of Notes and Certificates to be acquired by employee benefit plans or with the plan assets of employee benefit plans is subject to the considerations discussed under "ERISA CONSIDERATIONS" herein and in the related Pro-spectus Supplement. The related Prospectus Sup-plement will provide further information with respect to the eligibility of a Class of Notes or Certificates for purchase by employee benefit plans.

                              A fiduciary of any employee benefit plan subject
                               to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advi-sors whether the purchase or holding of Securi-ties could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT............  Unless otherwise specified in the related Pro-
                               spectus Supplement, Securities of each Series offered by this Prospectus and the related Pro-spectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). In-vestors whose investment authority is subject to legal restrictions should consult their own le-gal advisors to determine whether and to what extent the Securities constitute legal invest-ments for them. See "LEGAL INVESTMENT."

RATINGS.....................  It will be a requirement for issuance of any Se-
                               ries that each Class of Securities offered by this Prospectus and the related Prospectus Sup-plement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. There is no assurance that the rating initially assigned to such Securities will not be subse-quently lowered or withdrawn by the Rating Agen-cy. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obli-gated to provide any credit enhancement in addi-tion to the Enhancement, if any, specified in the related Prospectus Supplement.

                              A securities rating should be evaluated indepen-
                               dently of similar ratings on different types of securities. A securities rating is not a recom-mendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relat-ing to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS-- Ratings Are Not Recommendations."

                                 RISK FACTORS

  Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

  No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. See "PLAN OF DISTRIBUTION."

  Primary Assets Are Only Source of Repayment. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Transferor or any other person for any default on the Notes or any failure to receive distributions on the Certificates except to the extent of the obligations, if any, of the Transferor with respect to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets." Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Transferor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

  Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Loans. For instance, if a Property secures a senior mortgage or deed of trust for an adjustable-rate loan, and interest rates have increased since the origination of the related Loan, the borrower's ability to pay the required monthly payment on such Loan may be adversely affected by the increase in monthly payments on the Loan and on such senior loan. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Securityholders in the Loans if such laws result in certain Loans being uncollectible.

  Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Transferor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series. See "THE TRUST FUNDS."

  Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

  Yield May Vary. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities." Prepayments may also result from repurchases of Loans or Underlying Loans relating to the Private Securities, as applicable, due to material breaches of the Transferor's representations and warranties.

  Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

  Status of Junior Liens; Property Values May Be Insufficient. If the Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.

  There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan (or the balances thereof sold to a Trust Fund), together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Junior Mortgages; Rights of Senior Mortgages."

  Pre-Funding and Additional Loans May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, an Amortization Period may result from the failure of the Transferor to sell additional Primary Assets (or balances thereof) to the Trust Fund during the Revolving Period, thereby resulting in a prepayment of the related Securities. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

  Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Transferor will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Transferor or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities. See "THE TRUST FUNDS--Accounts."

  The ability of a Trust Fund to invest in additional Loans during the related Pre-Funding Period and/or any Revolving Period will be dependant on the ability of the Transferor to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Transferor to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

  Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. See "SERVICING OF LOANS--Realization Upon Defaulted Loans."

  Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

  The Loans are also subject to federal laws, including:

    (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

    (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

    (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

    (v) for Revolving Credit Line Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

  The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

  Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Servicer's ability to collect the principal of or interest on the Loans and also would affect the interests of the Securityholders in such Loans if such laws result in the Loans being uncollectible. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

  Contracts Will Not Be Stamped. Unless otherwise specified in the related Prospectus Supplement, in order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts that constitute chattel paper, the Transferor will cause a UCC-1 financing statement to be executed by the Transferor identifying the Trustee as the secured party and identifying such Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, such Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of such Home Improvement Contracts without notice of such assignment, the interest of Securityholders in such Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

  Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Transferor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

  The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

  Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

  Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

  Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE TRUST FUNDS--Accounts."

VALUATION OF THE PRIMARY ASSETS

  If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and
(b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

  The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

  The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

  Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

  On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

REVOLVING PERIOD AND AMORTIZATION PERIOD; TRANSFEROR INTEREST

  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Class or Classes of Notes or Certificates may be (i) utilized by the Trust Fund during such period to acquire additional Loans (or additional balances of existing Loans) which satisfy the criteria described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Class or Classes of Notes or Certificates, if any, of the same or different Series as specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

  An "Amortization Period" is the period, if any, specified as such in the related Prospectus Supplement during which an amount of principal is payable to holders of one or more Classes of a Series of Securities. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

  Each Trust Fund which has a Revolving Period may also issue to the Transferor a certificate evidencing a Transferor Interest in the Trust Fund not represented by the other Securities issued by such Trust Fund. As further described in the related Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust Fund fluctuates and the amount of the Notes and Certificates of the related Series of Securities outstanding is reduced.

FINAL SCHEDULED DISTRIBUTION DATE

  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since, except as described above under "-- Revolving Period and Amortization Period; Transferor Interest," payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

  If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

  The Transferor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Securities, the Transferor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement upon certain events of insolvency or receivership of the Transferor or another affiliated entity specified in the related Prospectus Supplement the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Securities of the related Series will experience a prepayment. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

  In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Loans (or related balances thereof) or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

  Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

  There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

  The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments.

                                THE TRUST FUNDS

GENERAL

  The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

  The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Transferor or the related Trust Fund not pledged to secure such Notes.

  The Primary Assets for a Series will be transferred by the Transferor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Transferor, the Trust Fund and the Servicer, with respect to a Series that includes Notes.

  As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

  If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Transferor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

  With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

  Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

  Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving credit line home equity loans or certain balances thereof (the "Closed-End Loans" and "Revolving Credit Line Loans," respectively, and collectively, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

  As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Loan Agreement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, a borrower under a Revolving Credit Line Loan is obligated to pay either (i) only accrued interest and fees during the billing cycle and principal at maturity, or (ii) accrued interest and fees and a Portion of the outstanding principal during the billing cycle and the remaining outstanding principal at maturity.

  Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months.

  The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

  Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

  The aggregate principal balance of Revolving Credit Line Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be the making of a representation by either the Mortgagor at origination of the Loan or, in the case of loans that are not originated by the Transferor, by the seller of such loans to the Transferor, that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

  Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Revolving Credit Line Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

  Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract, if determined, will be computed in the manner described in the related Prospectus Supplement.

  Additional Information. The selection criteria which will apply with respect to the Loans will be specified in the related Prospectus Supplement. Such criteria may include one or more of the following: the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, the geographical distribution of Loans and the Loan Rates for such Loans.

  The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

  Unless otherwise specified in the related Prospectus Supplement, the Loans will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such Loan.

  The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

  With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

  The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Revolving Credit Line Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Revolving Credit Line Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

  If information of the nature described above respecting the Loans is not known to the Transferor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

  General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying

Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

  Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

  The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Transferor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

  Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

  The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

  Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

  Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Transferor and the Transferor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority and the credit utilization rates, if any, of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

  If information of the nature described above representing the Private Securities is not known to the Transferor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

ACCOUNTS

  A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Transferor and/or the Servicer, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more Distribution Accounts. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection, Certificate and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

  Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The Transferor will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Transferor or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

  If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Transferor prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinated Securities, derivative products, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, "Enhancement"). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                              SERVICING OF LOANS

GENERAL

  Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

  The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

  If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account" or the "Certificate Account") in the name of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by at least one Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency rating the Securities or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

 Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or Certificate Account.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Transferor or the Trustee will deposit into the Collection Account or the Certificate Account for each Series on the Business Day following the Closing Date any amounts representing payments received on or after the related Cut-off Date and received by the Servicer on or before the Closing Date, and thereafter, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Loans, received, on or before such Cut-off Date):

    (i) all payments on account of principal, including prepayments, on such Primary Assets;

    (ii) all payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

    (iii) all amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset and, to the extent specified in the related Prospectus Supplement, net of reimbursements for Servicer Advances;

    (iv) all proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

    (v) all amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

    (vi) all Delinquency Advances made by the Servicer required pursuant to the related Agreement; and

    (vii) all repurchase prices of any such Primary Assets repurchased by the Servicer or the Transferor pursuant to the related Agreement.

  If specified in the related Prospectus Supplement, each balance of a Revolving Credit Line Loan may be conveyed to a separate Trust Fund and payments and proceeds of such Revolving Credit Line Loan will be allocated among such Trust Funds as specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

    (i) to reimburse itself for Servicer Advances and Delinquency Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Delinquency Advance was made;

    (ii) to the extent provided in the related Agreement, to reimburse itself for any Delinquency Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Delinquency Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

    (iii) to reimburse itself for Servicer Advances to the extent provided in the related Prospectus Supplement;

    (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account or the Certificate Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

    (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

    (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Transferor or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

    (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

    (viii) to clear and terminate the Collection Account or the Certificate Account pursuant to the related Agreement.

  In addition, if the Servicer deposits in the Collection Account or the Certificate Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account or the Certificate Account.

ADVANCES AND LIMITATIONS THEREON

  The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments of principal and/or interest on Loans ("Delinquency Advances"). If specified in the related Prospectus Supplement, the Servicer will be obligated to make Delinquency Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Delinquency Advance was made or, to the extent provided in the Prospectus Supplement, from payments or proceeds from other Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Loan or related Property (the "Servicer Advances"). The Servicer shall be entitled to be reimbursed for any such Servicer Advances to the extent provided in the Prospectus Supplement. If a Servicer Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

  Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Real Estate Loan to maintain a hazard insurance policy naming the Servicer as loss payee thereunder. Hazard insurance policies for Real Estate Loans must include extended coverage in an amount equal to the lesser of (a) the maximum insurable value of the improvements securing such Real Estate Loan and (b) either (i) the principal balance of the Real Estate Loan if it is a Home Improvement Contract or a closed-end Mortgage Loan or (ii) the combined principal balance of the Real Estate Loan and any mortgage loan senior to the Real Estate Loan if such Real Estate Loan is a Revolving Credit Line Loan. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. Except as described below, all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Property or released to the borrower in accordance with the Servicer's normal servicing procedures), will be deposited in the Collection Account or the Certificate Account. If so specified in the related Prospectus Supplement, the portion of such proceeds allocable to Securityholders of a Series may be limited to the extent specified in the related Prospectus Supplement in the event that more than one Trust Fund has an interest in the balances of a Revolving Credit Line Loan. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Real Estate Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. If so specified in the related Prospectus Supplement, the amount so required to be deposited by the Servicer with respect to a particular Series may be limited to the extent specified in the related Prospectus Supplement in the event that more than one Trust Fund has an interest in the balances of a Mortgage Loan.

  In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a federally designated special flood hazard area at the time of origination of the related Real Estate Loan, the Agreement requires the Servicer to cause to be maintained, for each such Real Estate Loan, flood insurance (to the extent available) in an amount equal in general to the lesser of (a) the maximum insurance available under the federal flood insurance program and (b) either
(i) the principal balance of the Real Estate Loan if it is a Home Improvement Contract or a closed-end Mortgage Loan or (ii) the combined principal balance of the Real Estate Loan and any mortgage loan senior to the Real Estate Loan if such Real Estate Loan is a Revolving Credit Line Loan.

  The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Real Estate Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Real Estate Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

  If the amount of hazard insurance maintained on the Mortgaged Properties were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

  Under the terms of the Real Estate Loans, the borrowers generally are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Servicer to present such claims depends upon the extent to which information in this regard is furnished to the Servicer by the borrowers.

REALIZATION UPON DEFAULTED LOANS

  Unless otherwise specified in the related Prospectus Supplement the Servicer has the discretion to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments in the same manner it forecloses upon, repossesses or otherwise converts the ownership of properties securing loans in the applicable portfolio of Loans; provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, then the Servicer will not cause a Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding if such acquisition in the reasonable opinion of the Servicer is not commercially reasonable. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Transferor will be required to do so.

  The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

  Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is being conveyed by the obligor, the Servicer will have the option to exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless such exercise is not permitted under applicable law. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Properties in connection with defaulted Loans.

  Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

  When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Securityholders an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for Servicer Advances. The related Holders will suffer no loss by reason of such Servicer Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer Advances, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. The Servicer is generally also entitled to reimbursement from the Collection Account or the Certificate Account for Servicer Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under "--Advances and Limitations Thereon."

  Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

  If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

  If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

  If an Event of Default occurs under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Event of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement."

  Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee, and the Enhancer, if any, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

  The Servicer will not be under any liability to the Trust Fund or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (or balances thereof) (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  Each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Securityholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Securityholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

                                THE AGREEMENTS

  The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

  General. At the time of issuance of the Securities of a Series, the Transferor will transfer, convey and assign to the Trust Fund all right, title and interest of the Transferor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets on or after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

  Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Transferor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

  Unless otherwise specified in the related Prospectus Supplement, the Transferor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Transferor will cause a UCC-1 financing statement to be executed by the Transferor identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

  With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Transferor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Transferor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Transferor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

  Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

  Assignment of Private Securities. The Transferor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities." Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Transferor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Transferor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

  Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Transferor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Transferor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Transferor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Transferor of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, the sum of (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement; provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

  If provided in the related Prospectus Supplement, the Transferor, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

  Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution,
(i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

  Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

  The Transferor will make representations and warranties with respect to Primary Assets for a Series. If the Transferor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Transferor is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

  Unless otherwise provided in the related Prospectus Supplement, no Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

  The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series and set forth in the related Prospectus Supplement, among other things:

    (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

    (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

    (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

    (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

    (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

    (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

    (vii) the book value of any REO Property acquired by the related Trust
  Fund;

    (viii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Primary Assets since the preceding Distribution Date;

    (ix) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

    (x) such other information as specified in the related Agreement.

  In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to
(i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance."

  If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and/or Certificate Account and/or Distribution Account required to be made thereunder, which failure continues unremedied for the number of days specified in the related Prospectus

Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

  So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

  During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

  Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Transferor or the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Transferor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Transferor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

  If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

  If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/8% of the then aggregate outstanding amount of the Notes of such Series.

  In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

  Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

  The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Transferor. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificateholders and for the Notes.

DUTIES OF THE TRUSTEE

  The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

  The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

  The Trustee may, upon written notice to the Transferor, and if specified in the related Prospectus Supplement, the Enhancer, if any, resign at any time, in which event the Transferor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Transferor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

  Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Transferor, the Servicer and the Trustee with respect to such Series, without notice to or consent of the Holders, (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Transferor, the Trust Fund or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Transferor, the Servicer or the Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Transferor with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses (a) or (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

  The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

  Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

  No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

  If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

  For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Transferor or an affiliate of the Transferor.

TERMINATION

  Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Servicer Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Transferor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

  Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

  In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state (other than, in some cases, the states of Maryland, Virginia and the District of Columbia (the "Mortgage Loan Jurisdictions") where it is anticipated most of the Properties will be located), nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

  The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note and, with respect to Home Improvement Contracts, the related contract. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

  Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or deed of trust.

  Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. The trustee's title under a deed of trust is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law. For example, in some jurisdictions, if advances are made under the deed of trust after another lien (such as a judgment or mechanics lien) is filed, the advances made after the filing of the intervening lien may be subordinate to the intervening lien. In addition, in Virginia, the priority of a mechanics lien may relate back to a date that substantially precedes the date on which the mechanics lien is actually filed. Therefore, since a title report or title policy only is accurate as of the date it is issued, it provides no assurance that a deed of trust will retain perpetually the lien priority it had when it was filed. The mortgages and deeds of trust securing the Real Estate Loans include a requirement that each borrower maintain the lien priority of each deed of trust.

  There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, usually called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES AND DEEDS OF TRUST

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed without a judicial proceeding, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by using an advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

  If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law.

  In Maryland, a summary court proceeding must be commenced (and a bond must be filed) to effect a trustee's sale, even under a deed of trust that includes a power of sale. In Virginia and the District of Columbia, a trustee's sale generally is non-judicial, although foreclosure may be accomplished by judicial action in all of the Mortgage Loan Jurisdictions. The term "foreclosure" often is used as a shorthand way of referring to a trustee's sale as well as to judicial foreclosure.

  In Maryland and the District of Columbia, prior to a trustee's sale, the trustee must record a notice of sale in the public records. In all of the Mortgage Loan Jurisdictions, the trustee must give notice of the sale to the grantor and/or to any successor in interest to the grantor. The trustee also generally will give notice of the sale to the beneficiary of any junior deed of trust or other lien and to certain other interested persons. This notice to junior lien holders is required in Maryland and Virginia. In the Mortgage Loan Jurisdictions, in addition to the notice to the grantor and others described above, notice of sale must be published periodically in a local newspaper for a prescribed period prior to the trustee's sale.

  The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale. Other than in Maryland, judicial confirmation typically is not required after a sale conducted in accordance with a power of sale in the Mortgage Loan Jurisdictions.

  A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust such as the deeds of trust securing most of the Mortgage Loans, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on any senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

  Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior mortgage or deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment. Property securing a Mortgage Loan held by a Trust Fund for which a REMIC election has been made that is acquired through a trustee's sale or judicial foreclosure must be sold by the Trustee within two years after the date on which it is acquired, unless the IRS has granted permission to sell such Property at a later date, in order to satisfy certain Federal income tax requirements.

  The proceeds received by the lender or trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the borrower or grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the lender or beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

  Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under mortgages or deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

  An action to foreclose a mortgage or deed of trust is an action to recover the secured debt by enforcing the mortgagee's or trustee's rights under the mortgage or deed of trust. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor or grantor is bound by the terms of the related mortgage note and the mortgage or deed of trust as made and cannot be relieved from his default if the mortgagee or trustee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a borrower of a default and deny the foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the lender's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the lender. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Although historically, a borrower could challenge a non-collusive, regularly conducted foreclosure sale as a fraudulent conveyance on the theory that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy, a recent U.S. Supreme Court decision, BFP v. Resolution Trust Corporation, 511 U.S. 531 (1994), establishes that a non-collusive regularly conducted foreclosure sale is prima facie valid and is therefore not subject to fraudulent conveyance attack. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally (although not with respect to the Mortgage Loan Jurisdictions), is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

  In the District of Columbia, the debtor under a residential deed of trust (or anyone on the debtor's behalf) may cure a default during a reinstatement period by paying the entire amount of the debt then due, exclusive of amounts due solely to acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' and trustee's fees. In all of the Mortgage Loan Jurisdictions, the grantor (or the grantor's successor), any beneficiary under a junior deed of trust or any other persons having a subordinate lien or encumbrance may discharge the deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees.

  When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the beneficiary for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

  State laws may control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In the Mortgage Loan Jurisdictions, there generally is no right to redeem the security property after the completion of a proper trustee's or foreclosure sale.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

  The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), under a junior mortgage or deed of trust, are subordinate to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or trustee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee or trustee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. A junior lender may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Transferor generally does not cure defaults under a senior deed of trust or other lien, it is the Transferor's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Transferor's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the Transferor, confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in such order as the lender may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior loans will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

  The form of deed of trust or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. In Maryland, a future advance may be entitled to receive the same priority as amounts initially advanced under the deed of trust, notwithstanding that there may be intervening junior deeds of trust and other liens between the date of recording of the deed of trust and the date of the future advance, and notwithstanding that the beneficiary had actual knowledge of such intervening deeds of trust and other liens at the time of the advance so long as the additional amounts are within the maximum principal amount stated in the deed of trust. In Virginia and the District of Columbia, an intervening lien may gain priority, even if the lender had no knowledge of the intervening lien at the time of an additional advance. The priority of future advances over intervening liens may be affected in some states by whether the beneficiary is obligated to advance the additional amount or has notice or actual knowledge of the intervening junior deeds of trust and other liens. In Maryland, priority of advances under the clause rests on a statute giving priority to all advances or readvances made under the loan agreement to a "credit limit" amount stated in the recorded deed of trust.

  Other provisions typically found in the form of the mortgage or deed of trust used by institutional lenders obligate the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee, trustee or beneficiary is given the right under certain mortgages and deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse any sums so expended. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee, beneficiary or trustee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

  In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

  The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

  Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

  Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

  In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure adequately to maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

  Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

  Each Mortgage Loan Jurisdiction has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Any contract which is secured by a first lien on certain kinds of consumer goods would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

 General

  The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts"), generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Transferor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Transferor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Transferor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

 Security Interests in Home Improvements

  The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.

Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

 Enforcement of Security Interest in Home Improvements

  So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

INSTALLMENT SALES CONTRACTS

  The Loans may also consist of installment sales contracts. Under an installment sales contract ("Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

ENVIRONMENTAL LEGISLATION

  A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a clean-up action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Loan and cleanup costs were incurred in respect of the property, payment to the holders of the Securities might be adversely affected if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Transferor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement,

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

any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                THE TRANSFEROR

  The Transferor is a federally chartered stock savings bank. The Transferors home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102. The Transferor's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Transferor's telephone number is (301) 986-7000. The Transferor is subject to comprehensive regulation, examination and supervision by the OTS within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. For further information regarding the Transferor, see "THE TRANSFEROR" in the related Prospectus Supplement.

                                USE OF PROCEEDS

  The Transferor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates for one or more of the following purposes: (i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement and (iii) for its general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following summary is based on the opinion of Shaw, Pittman, Potts & Trowbridge, special federal tax counsel to the Transferor ("Federal Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

  The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income

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

tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

  Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by a Holder thereof in accordance with its usual method of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

  Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

  In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

  The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

  Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is expected to be penalized or reasonable remedies exist to compel payment. The meaning of "penalized" under the OID Regulations is unclear particularly in the case of obligations based on other debt obligations. Interest payments on Debt Securities which do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Securities may have original issue discount.

  Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

  Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount".

  The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

  The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

  The Transferor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

  Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

  A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

  Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

  Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having OID.

  Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt
Security by more than a specified de minimis amount and (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; (iii) its issue price does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (x) .015 multiplied by the product of the total noncontingent principal payments and the weighted average maturity and (y) 15 percent of the total noncontingent principal payment; and (iv) its qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than
 .65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

  An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.

The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate, and variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

  For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security.

  In general, any Variable Rate Debt Security other than a Single Variable
Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above. Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

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



  The OID Regulations do not clearly address the treatment of a Variable Rate Debt Security that is based on a weighted average of the interest rates on underlying Loans. Under the OID Regulations, interest payments on such a Variable Rate Debt Security may be characterized as qualified stated interest which is includible in income in a manner similar to that described in the previous paragraph. However, it is also possible that interest payments on such a Variable Rate Debt Security would be treated as contingent interest (possibly includible in income when the payments become fixed) or in some other manner.

  If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

  Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

  Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

  Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative

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

history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

  Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for the Debt Securities. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

  Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

  Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6%. With respect to dispositions after May 6, 1997, the maximum long-term capital gains tax rates for individual taxpayers are as follows: (a) 28% for gain on the disposition of assets held 18 months or less but more than one year; (b) 20% for gain on the disposition of assets held more than 18 months by taxpayers in the 28% ordinary income tax bracket; and (c) 10% for gain on the disposition of assets held more than 18 months by taxpayers in the 15% ordinary income tax bracket. With respect to taxable years beginning after December 31, 2000, the maximum long-term capital gains tax rates for individual taxpayers are as follows: (a) 28% for gain on the disposition of assets held 18 months or less but more than one year; (b) 20% for gain on the disposition of assets held more than 18 months by taxpayers in the 28% tax bracket; (c) 18% for gain on the disposition of assets held more than 5 years after December 31, 2000 by taxpayers in the 28% ordinary income tax bracket; (d) 10% for gain on the disposition of assets held more than 18 months by taxpayers in the 15% ordinary income tax bracket; and (e) 8% for gain on the disposition of assets held more than 5 years by taxpayers in the 15% ordinary income tax bracket.

TAXATION OF THE REMIC AND ITS HOLDERS

  General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

  Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95% of the REMIC's

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

assets are qualifying assets, then 100% of the REMIC Securities will be treated as qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code, and Loans that are not secured by improved real property or real property which is to be improved using Loan proceeds will not constitute qualifying assets under Section 593(d) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

  As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount as adjusted annually by the Internal Revenue Service (for 1997, such amount is $121,200 for all taxpayers except married taxpayers filing separately, for whom such amount is $60,600) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the effective after-tax yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

  General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

  Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, counsel to the Transferor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

  Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount as adjusted annually by the Internal Revenue Service (for 1997, such amount is $121,200 for all taxpayers except for married taxpayers filing separately, for whom such amount is $60,600) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

  For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

  The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

  To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

  Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

  The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

  The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions with respect to the Residual Interest Security will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal. In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

  Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account on a current basis is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the sum of
(i) the amount of distributions made to the Holder and (ii) the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisors.

  Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

  Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

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

  Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

  The Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

  Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

  The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter.

  Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

  Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

  If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

  The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35%, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors."

  Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that on December 24, 1996, the Internal Revenue Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Interest Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Interest Security should consult their tax advisors regarding the possible application of the mark-to-market requirements to Residual Interest Securities.

ADMINISTRATIVE MATTERS

  The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

  General. As specified in the related Prospectus Supplement, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). Accordingly, each Holder of a Pass-Through Security is treated for federal income tax purposes as the owner of an undivided interest in the Loans included in the Trust Fund. As further described below, each Holder of a Pass-Through Security therefore must report on its federal income tax return the gross income from the portion of the Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Loans and received or accrued directly its share of the payments on the Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

  A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount as adjusted annually by the Internal Revenue Service (for 1997, such amount is $121,200 for all taxpayers except for married taxpayers filing separately, for whom such amount is $60,600) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received.

  Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Holders of Pass-Through Securities. Further, the Pass-Through Securities may not be "qualifying real property loans" to the extent Loans held by the Trust Fund are not secured by improved real property or real property which is to be improved using the Loan proceeds, may not be "real estate assets" to the extent Loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent Loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets.

  Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue

Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

  If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will be subject to the OID rules and/or the market discount rules. A Holder of a Pass-Through Security generally will account for any discount on the Pass-Through Security that is attributable to a Loan that is secured by real property as market discount rather than OID if either (i) the amount of OID attributable to such Loan was treated as zero under the OID de minimis rule when such Loan was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off from such Loan. If neither of the above exceptions applies, the OID rules will apply to such discount. Discount attributable to an unsecured Loan will not be eligible for treatment as market discount, and it is unclear whether discount attributable to a stripped Loan the principal amount of which exceeds the value of real property securing the Loan will be eligible for treatment as market discount.


  If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Loan underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Loans, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) will apply to the Pass-Through Securities for taxable years beginning after August 5, 1997. As to taxable years beginning before such date, it is unclear whether such regulations would apply this rule to the Pass-Through Securities, whether Section 1272(a)(6) might apply to the Pass-Through Securities in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles, and Federal Tax
Counsel is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Securities to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Loans will prepay at that rate or at any other rate.

  Assuming that Holders are not taxed as directly owning the Loans, in the case of a Pass-Through Security acquired at a price equal to the principal amount of the Loans allocable to the Pass-Through Security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

  If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

  Pass-Through Securities of certain series ("Variable Rate Pass-Through Securities") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

  Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Loans in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Loans. However, OID could arise with respect to a Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

  If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Loan, to the amount of principal on such Loan received by the Trust Fund in that month. Because the Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Loans remaining at the time of purchase of the Pass-Through Security.

  If a Holder purchases a Pass-Through Security at a premium, such Holder generally may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such Holder.

  It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

  If a Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

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

MISCELLANEOUS TAX ASPECTS

  Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Holders (as defined below) who provide appropriate ownership statements. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

  The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

  Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security is considered to be "effectively connected" with a United States trade or business conducted by a nonresident alien individual, foreign partnership or foreign corporation ("Foreign Holders"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Foreign Holder who owns directly or by attribution, 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership-Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness-Foreign Investors". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Holders. Foreign Holders of Pass-Through Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

  If the interest (including OID) received by a Foreign Holder is effectively connected with such Holder's United States trade or business, then such interest will not be subject to withholding only if the Foreign Holder provides the Trustee with IRS Form 4224 (or, with respect to payments of interest (including
OID) occurring on or after January 1, 1999, IRS Form W-8) in a timely manner. Income that is effectively connected with the conduct of a United States trade or business is generally subject to the regular United States income tax.

  With respect to payments to Holders of Residual Interest Securities who are Foreign Investors, it is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a

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


Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.
If a Foreign Investor transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

  Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a nonresident alien individual such person is not present in the United States for 183 days or more in the taxable year, or if present for 183 days or more, certain other conditions are not met.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

  Federal Tax Counsel will deliver its opinion that a Trust Fund which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

  If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Holders of Certificates could be liable for any such tax that is unpaid by the Trust Fund. In addition, all distributions to the Holders of Certificates would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

  Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Transferor that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

  Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Transferor will agree, and the Holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Holders of Certificates and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

  Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Holder of a Certificate will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Holders of Certificates will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Holders of Certificates for such month; and (iv) any other amounts of income payable to the Holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Transferor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Holders of Certificates. Moreover, even under the foregoing method of allocation, Holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Holders of Certificates but such Holders may be purchasing Certificates at different times and at different prices, such Holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

  If Notes are also issued, all of the taxable income allocated to a Holder of a Certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

  An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

  The Trust Fund intends to make all tax calculations relating to income and allocations to Holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust
Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Holders of Certificates.

  Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

  If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Holders of Certificates.

  Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, Holders of Certificates will be treated as if they contributed their partnership interests to a new partnership, and the original partnership liquidated, and distributed all of its assets to the new partnership in liquidation. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Holder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

  If a Holder of Certificates is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction .

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Holder of Certificates sells its Certificates at a profit (loss), the purchasing Holder will have a higher (lower) basis in the Certificates than the selling Holder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, Holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return with the IRS for each taxable year of the Trust Fund and will report the allocable share of items of Trust Fund income and expense for each Holder of Certificates to the Holder and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

  The Transferor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Holders of Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Holders of Certificates, and, under certain circumstances, a Holder of Certificates may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Holder's returns and adjustments of items not related to the income and losses of the Trust Fund.

  Tax Consequences to Foreign Holders of Certificates. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to Foreign Holders of Certificates pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Holders that are taxable as corporations and 39.6% for all other Foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

  Each Foreign Holder so deemed to be engaged in a United States trade or business might be required to file a U.S. income tax return and pay U.S. income tax (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Such Foreign Holder would be required to obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Holder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Foreign Holders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Foreign Holder of a Certificate fails to comply with certain identification procedures, unless the Foreign Holder is an exempt recipient under applicable provisions of the Code.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

  Upon the issuance of Certificates which are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below, the Certificates will be characterized as indebtedness for federal income tax purposes of the Transferor that is secured by the Loans. Opinions of counsel are not binding on the Internal Revenue Service, however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

  The Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates be indebtedness secured by the Loans for federal, state and local income or franchise tax purposes. The Transferor, by entering into the Pooling and Servicing Agreement, has agreed and each Holder of a Certifcate, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreements, the Transferor expects to treat such transactions, for regulatory and financial accounting purposes, as a transfer of an ownership interest in the Loans and not as a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Federal Tax Counsel believes that the rationale of those cases will not apply to the issuance of the Certificates.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel will conclude that the Holders of Certificates do not own or have an equity interest in the Loans for federal income tax purposes. As a result, Federal Tax Counsel will opine that the Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation." In this regard, it should be noted that the IRS has recently issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate.

 Because Holders of Certificates own debt instruments for federal tax purposes, such Holders will be taxed in the manner described above in "--Taxation of Debt Securities (Including Regular Interest Securities)" for Debt Securities which are not Regular Interest Securities.

 Possible Characterization of the Transaction as a Partnership or as Association Taxable as a Corporation. As stated above, the opinion of Federal Tax Counsel with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Loans (or an interest therein) to the Holders of Certificates and that the proper classification of the legal relationship between the Transferor and the Holders of Certificates resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Since Federal Tax Counsel will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Transferor generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership or a corporation.

  If a partnership were deemed to be created between the Transferor and the Holders of Certificates, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Holders of Certificates, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a Holder of Certificates could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument.

  If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Loans, which would reduce the amounts available for distribution to the Holders of Certificates. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to the Holders of Certificates. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the Holders of Certificates generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.

  Foreign Investors. If the IRS were to contend successfully that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be obligated to apply a withholding tax to distributions to (or, at its election, income allocable to) a Foreign Holder; and such Holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate Foreign Holder.

  Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Holder, the Foreign Holder would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the Holder's distributive share of the partnership's interest income.

  If the Trust Fund were taxable as a corporation, distributions to Foreign Holders, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable income tax treaty.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest," and "disqualified persons."

  Unless a statutory, regulatory or administrative exemption is available, a violation of these prohibited transaction rules could occur if any Notes or Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Transferor, the Trustee, any underwriter of such Series or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Transferor, the Trustee and any underwriters of a Series are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

  Certain transactions involving the related Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust Fund were deemed to be plan assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust Fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. If Notes or Certificates are available for purchase by Benefit Plans or the "plan assets" of Benefit Plans, the likely treatment under the Plan Assets Regulation of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  Additional information with respect to the eligibility of Notes or Certificates for purchase by a Benefit Plan or "plan assets" of a Benefit Plan is provided in the related Prospectus Supplement. A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust Fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                               LEGAL INVESTMENT

  Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that Chevy Chase will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

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

                                 LEGAL MATTERS

  Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Transferor by Shaw Pittman Potts & Trowbridge, counsel to the Transferor, and for any underwriters, agents or dealers, by Shaw Pittman Potts & Trowbridge. Unless otherwise specified in the related Prospectus Supplement, certain federal income tax matters will be passed upon for the Transferor by Shaw Pittman Potts & Trowbridge. George M. Rogers, Jr., whose professional corporation is a member of Shaw Pittman Potts & Trowbridge, is a director of the Transferor and a trustee of the parent of the Transferor.

                               GLOSSARY OF TERMS

  The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

  "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

  "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

  "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

  "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

  "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

  "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

  "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

  "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

  "Certificate" means the Asset-Backed Certificates.

  "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

  "Class" means a class of Securities of a Series.

  "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

  "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

  "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

  "Commission" means the Securities and Exchange Commission.

  "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

  "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

  "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

  "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

  "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

  "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

  "Condominium Unit" means an individual housing unit in a Condominium
Building.

  "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

  "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

  "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

  "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

  "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

  "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

  "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Loan to the extent specified in the related Prospectus Supplement.

  "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

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

  "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

  "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

  "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

  "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

  "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

  "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

  "FNMA" means the Federal National Mortgage Association.

  "Holder" or "Securityholder" means the person or entity in whose name a Security is registered.

  "Home Improvements" means the home improvements financed by a Home Improvement Contract.

  "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by a purchase money security interest in the Home Improvement financed thereby.

  "HUD" means the United States Department of Housing and Urban Development.

  "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

  "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

  "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

  "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

  "IRS" means the Internal Revenue Service.

  "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

  "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

  "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

  "Loans" mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

  "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

  "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

  "Modification" means a change in any term of a Loan.

  "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

  "Mortgage Loan" means a closed-end and/or revolving credit line home equity loan or balance thereof secured by a Mortgaged Property.

  "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

  "Mortgaged Property" means any real estate securing a Mortgage Loan and/or a Home Improvement Contract.

  "Mortgagor" means the obligor on a Mortgage Note.

  "1986 Act" means the Tax Reform Act of 1986.

  "Notes" means the Asset-Backed Notes.

  "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

  "OTS" means the Office of Thrift Supervision.

  "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

  "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

  "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

  "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

  "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Transferor, the Servicer (if such Series relates to Loans) and the Trustee.

  "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

  "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

  "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

  "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

  "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

  "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

  "PS Servicer" means the servicer of the Underlying Loans.

  "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

  "PS Trustee" means the trustee designated under a PS Agreement.

  "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

  "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Transferor to rate the Securities upon the original issuance thereof.

  "Real Estate Loans" means Mortgage Loans and Home Improvement Contracts secured by Mortgaged Property.

  "Regular Interest" means a regular interest in a REMIC.

  "REMIC" means a real estate mortgage investment conduit.

  "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

  "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

  "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

  "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

  "Residual Interest" means a residual interest in a REMIC.

  "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

  "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

  "Securities" means the Notes or the Certificates.

  "Senior Securityholder" means a holder of a Senior Security.

  "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

  "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

  "Servicer" means Chevy Chase Bank, F.S.B., or the successors or assigns of such Person.

  "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

  "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

  "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

  "Transferor" means Chevy Chase Bank, F.S.B.

  "Trustee" means the trustee under the applicable Agreement and its successors.

  "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account, Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees) and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

  "UCC" means the Uniform Commercial Code.

  "Underlying Loans" means loans of the type eligible to be Loans underlying or securing Private Securities.

  "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

  "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     SEC Registration Fee..................................  $212,121.21**
     Printing and Engraving................................  $   325,000
     Trustee's Fees........................................  $    25,000
     Legal Fees and Expenses...............................  $   450,000
     Blue Sky Fees and Expenses............................  $    25,000
     Accountant's Fees and Expenses........................  $   200,000
     Rating Agency Fees....................................  $   420,000
     Miscellaneous Fees and Expenses.......................  $ 42,878.79
                                                             -----------
       Total Expenses......................................  $ 1,700,000
                                                             ===========

____________

* All amounts other than the Registration Fee are estimates of expenses incurred or to be incurred.


** $303.03 previously paid on August 15, 1997.


Item 16.  Exhibits

     (a)     Financial Statements:

             None.

     (b)     Exhibits:

             1.1 --Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of Registration Statement No. 333-1682).
          *  3.1 --Charter of the Bank, as amended.
          *  3.2 --By-Laws of the Bank, as amended.
             4.1 --Form of Indenture (incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-1682).
             4.2 --Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.2 of Registration Statement No.
                   333-1682).

             4.3 --Form of Trust Agreement (incorporated by reference to
                   Exhibit 4.3 of Registration Statement No. 333-1682).
             5.1 --Opinion of Shaw Pittman Potts & Trowbridge with respect to the securities being registered.
             8.1 --Opinion of Shaw Pittman Potts & Trowbridge with respect to tax matters
            10.1 --Form of Sale and Servicing Agreement (incorporated by reference to Exhibit 10.1 of Registration Statement No.
                   333-1682).
            23.1 --Consents of Shaw Pittman Potts & Trowbridge (included as part of Exhibit 5.1 and Exhibit 8.1).
           *24.1 --Powers of Attorney of Directors and Officers of the Bank
          **25.1 --Statement of Eligibility and Qualification of Trustee (Form
                   T-1).

____________

*  Previously filed.
** To be filed in accordance with the rules and regulations of the Commisssion under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chevy Chase, State of Maryland, on October 24, 1997.

                                  CHEVY CHASE BANK, F.S.B.
                                  as Originator of the Trust and Registrant


                                  By: /s/ Stephen R. Halpin, Jr.
                                      -----------------------------
                                      Stephen R. Halpin, Jr.
                                      Executive Vice President




     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed on October 24, 1997 by the following persons in the capacities indicated.

     Signature                      Title
     ---------                      -----
/s/        *                        Director
--------------------------
  Alexander R. M. Boyle

/s/        *                        Director
--------------------------
  Vincent C. Burke, Jr.

                                    Director
--------------------------
    Donald G. Conrad

  /s/      *                        Director
--------------------------
    Gavin Malloy Farr

  /s/      *                        Senior Vice President and Controller
--------------------------          (Principal Accounting Officer)
    Joel A. Friedman

  /s/      *                        Director
--------------------------
    Jack S. Griswold

 /s/       *                        Director
--------------------------
   Gilbert M. Grosvenor

/s/ Stephen R. Halpin, Jr.          Executive Vice President
--------------------------          (Principal Financial Officer)
  Stephen R. Halpin, Jr.

  /s/      *                        Director
--------------------------
     Penne Percy Korth


By: /s/                       *     Director
   ----------------------------
    LaSalle D. Leffall

By: /s/                       *     Director
   ----------------------------
    William F. McSweeny

By: /s/                       *     Director
   ----------------------------
    Garland P. Morre, Jr.

By: /s/                       *     Director
   ----------------------------
    George M. Rogers, Jr.

By: /s/                       *     Chairman of the Board
   ----------------------------     (Principal Executive Officer)
    B. Francis Saul II

By: /s/                       *     Director
   ----------------------------
    Leonard L. Silverstein


* By: /s/Stephen R. Halpin, Jr.
     ---------------------------
      Stephen R. Halpin, Jr.
      Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number    Exhibit
-------   -------
1.1       Form of Underwriting Agreement (incorporated by reference to Exhibit
          1.1 of Registration Statement No. 333-1682).
3.1       Charter of the Bank, as amended.*
3.2       By-Laws of the Bank, as amended.*
4.1       Form of Indenture (incorporated by reference to Exhibit 4.1 of
          Registration Statement No. 333-1682).
4.2       Form of Pooling and Servicing Agreement (incorporated by reference to
          Exhibit 4.2 of Registration Statement No. 333-1682).
4.3       Form of Trust Agreement (incorporated by reference to Exhibit 4.3 of
          Registration Statement No. 333-1682).
5.1       Opinion of Shaw Pittman Potts & Trowbridge with respect to the securities being registered.
8.1       Opinion of Shaw Pittman Potts & Trowbridge with respect to tax matters.
10.1      Form of Sale and Servicing Agreement (incorporated by reference to
          Exhibit 10.1 of Registration Statement No. 333-1682).
23.1      Consent of Shaw Pittman Potts & Trowbridge (included as part of
          Exhibit 5.1 and Exhibit 8.1).
24.1      Powers of Attorney of Directors and Officers of the Bank*
25.1      Statement of Eligibility and Qualification of Trustee (Form T-1).**

____________

*  Previously filed.

** To be filed in accordance with the rules and reguslations of the Commission under Section 305 (b)(2) of the Trust Indenture Act of 1939.